     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1999


                                                 REGISTRATION FILE NO. 333-70143
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                              AGRILINK FOODS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                 NEW YORK                                      2030                                     16-0845824
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------
                               AND ITS GUARANTORS

                                             NEW YORK
   PRO-FAC COOPERATIVE, INC.                WASHINGTON                         2030                         16-6036816
KENNEDY ENDEAVORS, INCORPORATED              DELAWARE                          2096                         91-1350382
    LINDEN OAKS CORPORATION        (STATE OR OTHER JURISDICTION                9999                         52-2043917
  (EXACT NAME OF REGISTRANT AS                  OF                 (PRIMARY STANDARD INDUSTRIAL           (IRS EMPLOYER
   SPECIFIED IN ITS CHARTER)      INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                            ------------------------
                                 90 LINDEN OAKS
                                 P.O. BOX 20670
                           ROCHESTER, NEW YORK 14602
                                 (716) 383-1850
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                 EARL L. POWERS
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                              AGRILINK FOODS, INC.
                         90 LINDEN OAKS, P.O. BOX 20670
                           ROCHESTER, NEW YORK 14602
                                 (716) 383-1850
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:
                              J. D. WEINBERG, ESQ.
                           HOWARD, SMITH & LEVIN LLP
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS                           SUBJECT TO COMPLETION, DATED MARCH 10, 1999


                              AGRILINK FOODS, INC.

                               Exchange offer of
         $200,000,000 of our 11 7/8% Senior Subordinated Notes due 2008 for all of our outstanding 11 7/8% Senior Subordinated Notes due 2008

       THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
        NEW YORK CITY TIME, ON                   , 1999, UNLESS EXTENDED.

                               THE EXCHANGE NOTES

   The terms of the new 11 7/8% Senior Subordinated Notes due 2008 that we are offering are substantially identical to the terms of our already outstanding 11 7/8% Senior Subordinated Notes due 2008. We call the new notes that we are offering our exchange notes and our already outstanding notes our initial notes. The difference between them is that the exchange notes will be freely transferable and will not have any covenants regarding exchange and registration rights.



                      MATERIAL TERMS OF THE EXCHANGE OFFER


   This exchange offer expires 5 p.m., New York City time, on              ,
   1999, unless extended.

   This exchange offer is subject to certain customary conditions, including the condition that this exchange offer not violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

   Tenders of initial notes may be withdrawn any time prior to the expiration of this exchange offer.

   All initial notes that are validly tendered and not withdrawn will be exchanged for exchange notes.

   We will not receive any proceeds from this exchange offer.

   All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act.

   We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

  INVESTING IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. SEE 'RISK FACTORS' BEGINNING ON PAGE 10.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is              , 1999

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              -----
Prospectus Summary.........................................................................................       3
Risk Factors...............................................................................................      10
Where You Can Find More Information........................................................................      16
Forward-Looking Information................................................................................      17
Agrilink and Pro-Fac.......................................................................................      18
The Transactions...........................................................................................      18
Use of Proceeds............................................................................................      20
Capitalization.............................................................................................      20
The Exchange Offer.........................................................................................      21
Unaudited Pro Forma Financial Data of Agrilink.............................................................      30
Selected Historical and Unaudited Pro Forma Consolidated Financial Data of Agrilink and DFVC...............      35
Management's Discussion and Analysis of Financial Condition and Results of Operations......................      39
Business...................................................................................................      56
Description of Certain Indebtedness........................................................................      58
Description of Notes.......................................................................................      61
Certain U.S. Federal Income Tax Considerations.............................................................      95
Plan of Distribution.......................................................................................      96
Legal Matters..............................................................................................      97
Experts....................................................................................................      97
Index to Consolidated Financial Statements and Other Information...........................................     F-1

                            ------------------------

     Our principal executive offices are located at 90 Linden Oaks, P.O. Box. 20670, Rochester, New York 14602. Our telephone number is 716-383-1850.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to exchange notes or soliciting offers to exchange notes in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                               PROSPECTUS SUMMARY


     The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere or incorporated by reference in this prospectus. For purposes of the financial and other information, references to 'fiscal years' and 'fiscal quarters' mean a last Saturday of June fiscal year end and last Saturday of the relevant month fiscal quarter end for Agrilink and Pro-Fac, and a last Sunday of May fiscal year end and last Sunday of August fiscal quarter end for Dean Foods Vegetable Company and its subsidiaries (collectively, 'DFVC'). Other references to years mean calendar years.




                                    SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

Notes Offered................................  $200,000,000 aggregate principal amount of 11 7/8% Senior
                                               Subordinated Notes due 2008 issued by Agrilink Foods, Inc. The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the initial notes and both the initial notes and the exchange notes are governed by the same indenture.
Maturity.....................................  November 1, 2008.
Interest Payment Dates.......................  May 1 and November 1 of each year, commencing May 1, 1999.
Interest on the Exchange Notes...............  The exchange notes will accrue interest at 11 7/8% per year, from either the last date we paid interest on the initial notes that you exchanged, or, if no interest has been paid on the initial notes, from November 18, 1998.
Sinking Fund.................................  None.
Optional Redemption..........................  We have the right to redeem the exchange notes, in whole or in part at any time and from time to time, on or after November 1,
                                               2003, at the redemption prices described in this prospectus under the heading 'Description of Notes -- Optional Redemption of the
                                               Notes,' plus accrued and unpaid interest, if any, to the date of redemption. We also have the right to redeem up to 35% of the aggregate principal amount of the notes originally issued, at any time prior to November 1, 2001, at a redemption price equal to
                                               111.875% of the principal amount of the notes originally issued, plus any accrued and unpaid interest to the redemption date, using the net proceeds of one or more Equity Offerings to fund the redemption. However, after any redemption of the notes originally issued, there must be at least $130.0 million in aggregate principal amount of the notes still outstanding.
Change of Control............................  Upon the occurrence of a Change of Control, we will be required to offer to purchase all or any part of each holder's notes at a price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. The events that will result in a

                                               Change of Control are described under the heading 'Description of
                                               Notes -- Change of Control.' We may not have the financial resources necessary, or we may not be permitted by the new credit facility or our other contractual commitments to purchase the notes upon a Change of Control.
Subordination................................  The exchange notes will be unsecured and will be subordinated in right of payment to all existing and future senior indebtedness of
                                               Agrilink, including the borrowings under the new credit facility.
                                               At December 26, 1998, we had approximately $693.5 million of indebtedness outstanding excluding seasonal working capital borrowings under the revolving credit facility. Approximately
                                               $463.1 million of that indebtedness constituted senior
                                               indebtedness. In addition, we maintain significant borrowings for seasonal working capital needs, which also constitute senior indebtedness to which the exchange notes are subordinated. At
                                               December 26, 1998, seasonal working capital borrowings outstanding under the revolving credit facility were $85.0 million.
Guarantees...................................  The exchange notes will be unconditionally guaranteed, jointly and severally, by each of Pro-Fac and certain of Agrilink's
                                               subsidiaries. Each note guarantee will be unsecured and
                                               subordinated to the guarantor's guarantee of Agrilink's
                                               obligations under the new credit facility and to all other senior indebtedness of the guarantor.
Restrictive Covenants........................  The indenture under which the exchange notes will be issued will contain covenants for your benefit which, among other things and subject to certain exceptions, restrict our ability to:
                                                   incur additional indebtedness;
                                                   issue capital stock of certain subsidiaries;
                                                   pay dividends, make distributions or make other restricted payments;
                                                   create liens;
                                                   enter into certain transactions with affiliates; and
                                                   consolidate, merge, or sell substantially all of our assets.
Absence of a Public Market for the Notes.....  The exchange notes are new securities and there is currently no established market for them.

                         SUMMARY OF THE EXCHANGE OFFER

Registration Rights Agreement................  We issued the initial notes on November 18, 1998 to the initial purchasers, Warburg Dillon Read LLC and Nesbitt Burns Securities
                                               Inc. The initial purchasers placed the initial notes with
                                               institutional investors in transactions exempt from the
                                               registration requirements of the Securities Act under Rule 144A or
                                               Regulation S under the Securities Act and applicable state securities laws. In

                                               connection with this private placement, Agrilink, Pro-Fac and the initial purchasers entered into the Registration Rights Agreement, which provides, among other things, for the exchange offer.
The Exchange Offer...........................  We are offering exchange notes in exchange for an equal principal amount of initial notes. As of this date, there is $200,000,000 aggregate principal amount of initial notes outstanding. Initial notes may be tendered only in integral multiples of $1,000.
Resale of Exchange Notes.....................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as:
                                                   you are acquiring the exchange notes in the ordinary course of your business;
                                                   you are not participating, do not intend to participate, and have no arrangement or understanding with any person to
                                                   participate, in a distribution of the exchange notes; and
                                                   you are not an 'affiliate' of ours.
                                               If any of the foregoing are not true and you transfer any exchange note without registering the exchange note and delivering a prospectus meeting the requirements of the Securities Act, or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities
                                               Act. We do not assume or indemnify you against any liability that you may incur.
                                               Each broker-dealer that is issued exchange notes for its own account in exchange for initial notes that were acquired by that broker-dealer as a result of market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus to make an offer to resell, resale or other retransfer of the exchange notes. Subject to certain limitations, we will take steps to ensure that the issuance of the exchange notes will comply with state securities or 'blue sky' laws.
Consequences of Failure to exchange Initial
  Notes......................................  If you do not exchange your initial notes for exchange notes, you will no longer be able to compel us to register the initial notes under the Securities Act. In addition, you will not be able to offer or sell the initial notes unless they are registered under the Securities Act or unless you offer and sell them in a
                                               transaction that is not required to be registered under the
                                               Securities Act. We will have no obligation to register your initial notes

                                               under the Securities Act after the completion of the exchange offer, except in some limited circumstances.
Expiration of the Exchange Offer.............  The expiration date of the exchange offer will be 5:00 p.m., New
                                               York City Time, on                          , 1999, unless we
                                               decide to extend the expiration date.
Conditions to the Exchange Offer.............  The exchange offer is not subject to any condition other than certain customary conditions, including that:
                                                   the exchange offer does not violate any applicable law or
                                                   applicable interpretation of law of the staff of the
                                                   Securities and Exchange Commission;
                                                   no litigation materially impairs our ability to proceed with the exchange offer; and
                                                   we obtain all the governmental approvals we deem necessary for the exchange offer.
Procedures for Tendering Initial Notes.......  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with the initial notes to be exchanged and all other documents required by the letter of transmittal to IBJ Whitehall Bank & Trust Company, as exchange agent at the address shown on the cover page of the letter of transmittal. In the alternative, you can tender your initial notes by following the procedures for book-entry transfer, as described in this document.
Guaranteed Delivery Procedures...............  If you wish to tender your initial notes and you cannot get your required documents to the exchange agent by the expiration date, you may tender your initial notes according to the guaranteed delivery procedure described under the heading 'The Exchange
                                               Offer -- Guaranteed Delivery Procedures.'
Special Procedure for Beneficial
  Holders....................................  If you are a beneficial holder whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender your initial notes on your behalf. If you are a beneficial holder and you wish to tender your initial notes on your own behalf, you must, prior to
                                               delivering the letter of transmittal and your initial notes to the exchange agent, either make appropriate arrangements to register ownership of your initial notes in your own name or obtain a properly completed bond power from the registered holder.
Withdrawal Rights............................  You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written or facsimile transmission of your notice of withdrawal to the exchange agent at its address given under 'The Exchange Offer -- Exchange Agent.'

Acceptance of Initial Notes and Delivery of
  Exchange Notes.............................  Subject to certain conditions, we will accept any and all initial notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the
                                               expiration date. We will deliver the exchange notes promptly after the expiration date.
Tax Considerations...........................  We believe that the exchange of initial notes for exchange notes will not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange. See 'Certain U.S. Federal Income Tax
                                               Considerations.'
Exchange Agent...............................  IBJ Whitehall Bank & Trust Company is serving as exchange agent in connection with the exchange offer.
Fees and Expenses............................  We will bear all expenses related to consummating the exchange offer and complying with the Registration Rights Agreement.
Use of Proceeds..............................  We will not receive any cash proceeds from the issuance of the exchange notes. We used the proceeds from the sale of the initial notes, together with borrowings under the revolving credit facility, to repay our outstanding obligations under the bridge facility.


                                    AGRILINK



     We are a producer and marketer of diversified processed food products, including frozen and canned vegetables and fruits, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles and snack foods. Our brand name products include Birds Eye, Freshlike and Veg-All frozen and canned vegetables, Comstock, Wilderness and Thank You fruit fillings and toppings, Nalley chilies and stews and Bernstein's salad dressings. We also sell our products to supermarkets, warehouse clubs and mass merchandisers under private labels and to food service institutions such as restaurants, caterers, bakeries and schools. We operate 29 strategically located processing facilities throughout the United States and in Mexico, which provide us access to diverse sources of raw agricultural products. We distribute our finished products to over 13,000 customer distribution points through a nationwide network of distribution centers and food brokers and a regional direct sales force.



     We are a wholly owned subsidiary of Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation formed in 1960 to process and market crops grown by its members. In 1994 we entered into the Pro-Fac Marketing and Facilitation Agreement with Pro-Fac. The Marketing Agreement provides for Pro-Fac to supply crops and additional financing to us, for us to provide marketing and management services to Pro-Fac and for Pro-Fac to share in our profits or losses. See 'Agrilink and Pro-Fac.'


THE TRANSACTIONS

The Acquisition of DFVC


     On September 24, 1998, we acquired DFVC, the frozen and canned vegetable business of Dean Foods Company, by acquiring from Dean Foods all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV. In connection with the acquisition of DFVC, we sold to Dean Foods our aseptic business, which produces and packages primarily dairy products, such as puddings and cheese sauces, in a sterile environment. We paid $360.0 million in cash, net of the sale of the aseptic business, and issued to Dean Foods a $30.0 million unsecured subordinated promissory note due November 22, 2008, as consideration for the acquisition of DFVC. We have the right, until July 15, 1999, to require Dean Foods, jointly with us, to treat the acquisition of DFVC as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. Upon exercising that election, which we intend to do, we will pay an additional $13.2 million to Dean Foods.



     After the acquisition of DFVC, Dean Foods Vegetable Company was merged into us, and Dean Foods Vegetable Company became a division of ours known as 'Agrilink Foods Vegetable Company' or 'AFVC.' DFVC, a vegetables processor, sells its products under brand names such as Birds Eye, Freshlike and Veg-All, and private labels. We believe that the acquisition of DFVC strengthens our competitive position by enhancing our brand recognition and market position, providing opportunities for cost savings and operating efficiencies, and increasing our product and geographic diversification.


The Refinancing


     Concurrently with the acquisition of DFVC, we refinanced our then-existing indebtedness, which included our 12.25% Senior Subordinated Notes due 2005, which we call our old notes, and our then-existing bank debt. We conducted a tender offer for all the old notes and a consent solicitation to certain amendments of the indenture governing the old notes. Substantially all of the $160.0 million aggregate principal amount of the old notes were tendered and were purchased by us for an aggregate amount of approximately $184.0 million, including accrued interest of $2.9 million. The amendments to the indenture governing the old notes were adopted. In this prospectus, when we discuss the 'notes,' we mean the initial notes and the exchange notes, but not the old notes. We also terminated our old credit facility and repaid the $176.5 million of indebtedness that had been outstanding under the old credit facility. We refer to the acquisition of DFVC, the merger of Dean Foods Vegetable Company into us, the sale of the aseptic business and the refinancing of our then-existing indebtedness collectively as the 'Transactions.'


     In order to consummate the Transactions and pay the related fees and expenses, we:


      entered into and drew upon the new credit facility, which provides for a $455.0 million term loan facility and up to $200.0 million of revolving credit borrowings under a revolving credit facility;


      entered into and drew upon a $200.0 million bridge loan facility; and

      issued the $30.0 million subordinated promissory note to Dean Foods.

We repaid the bridge facility on November 18, 1998, principally with the proceeds of the offering of the initial notes.


RECENT DEVELOPMENTS



     In February 1999, we and Pro-Fac announced that a newly-formed subsidiary of Pro-Fac had acquired the frozen vegetable processing business of Agripac, Inc. Agripac is a farmer cooperative based in Salem, Oregon. Its frozen vegetable business represents approximately $130.0 million in annual sales. The business operates five frozen vegetable processing facilities in the states of Oregon and Washington, which employ approximately 600 people. It currently sources crops from 190 growers in the Northwest. Agrilink will provide the new subsidiary with certain management consulting and administrative services.



     The new subsidiary borrowed approximately $90.0 million of debt to pay the purchase price for the acquisition of Agripac. We and Pro-Fac have not guaranteed any of that debt and have not pledged any of our assets to secure it.



     Also in February, we announced that we would restructure our nationwide operations into a one-company organization effective July 1, 1999. This entails the consolidation of our primary business units -- Curtice Burns Foods, AFVC and Nalley Fine Foods -- into one unit, which will be known as Agrilink Foods. In conjunction with the consolidation, we will no longer report our financial results by business unit. We will instead report by product line.



     In March 1999, we announced that we had signed a letter of intent with Hoopeston Foods, Inc. for Hoopeston to acquire the assets of our private label canned vegetable business, which had approximately $78.1 million in net sales in fiscal 1998, as adjusted to conform to our presentation. Hoopeston would acquire three of our processing facilities located in Minnesota and Wisconsin, as well as the machinery and equipment that is used in a fourth, leased facility in Wisconsin. The private label canned business currently employs approximately 135 people full-time, and also hires seasonal employees.



     The transaction is subject to certain conditions, including negotiation and finalization of agreements, further due diligence, and board and regulatory approval.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited consolidated ratios of earnings to fixed charges on a historical basis and on a pro-forma basis. The pro-forma calculations give effect to the Transactions and the initial notes offering as if they had occurred at the dates referenced under 'Unaudited Pro Forma Financial Data of Agrilink.' For the fiscal year ended June 24, 1995, the ratio was derived from the sum of the results of operations for both the predecessor and successor entities relating to the change of control of Agrilink that occurred in November 1994.


                                                       FISCAL YEAR ENDED                                 SIX MONTHS ENDED
                                    --------------------------------------------------------------   -------------------------
                                                                              JUNE 27, 1998                  DECEMBER 26, 1998
                                    JUNE 25,  JUNE 24,  JUNE 29,  JUNE 28,  ------------------ DECEMBER 27,  -----------------
                                      1994      1995      1996      1997    ACTUAL  PRO FORMA      1997      ACTUAL  PRO FORMA
                                    --------  --------  --------  --------  ------  ---------  ------------  -----   ---------
                                                                    (DOLLARS IN MILLIONS)
Ratio of earnings to fixed charges
  (coverage deficiency)...........   1.95x      1.30x    $(18.7)    1.20x    1.39x    1.05x        1.59x      1.13x    1.06x

     For purposes of calculating these ratios, we determined our earnings by adding fixed charges to income or loss before taxes and before cumulative effect of an accounting change and extraordinary item. Fixed charges consist of interest expense and the interest component of rental expense. For fiscal 1996 earnings before fixed charges were insufficient to cover fixed charges and the dollar amount of the coverage deficiency, instead of the ratio, is provided. We excluded the $64.2 million gain on the sale of the aseptic business and the $5.5 million expense for the amortization of debt issue costs associated with the bridge facility in calculating the ratio of earnings to fixed charges at December 26, 1998.

                                  RISK FACTORS


     You should carefully consider the following factors together with the other matters described or incorporated by reference in this prospectus before deciding whether to exchange your initial notes for exchange notes in the exchange offer.



FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL LIMIT OPPORTUNITIES TO SELL YOUR NOTES IN THE FUTURE



     If you do not exchange your initial notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your initial notes, as specified in the legend on your initial notes. The restrictions on transfer of your initial notes arise because we issued the initial notes in transactions not requiring registration under the Securities Act and applicable state securities laws. In general, the initial notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or under an exemption from those requirements. We do not intend to register the initial notes under the Securities Act.



     After completion of the exchange offer, holders of initial notes who do not tender their initial notes in the exchange offer will no longer be entitled to any exchange or registration rights under the Registration Rights Agreement, except under limited circumstances. If initial notes are tendered and accepted in the exchange offer, there will be fewer initial notes outstanding. The trading market, if any, for the initial notes may be adversely affected because the number of initial notes outstanding will have been reduced.



OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS COULD ADVERSELY AFFECT OUR OPERATING FLEXIBILITY AND PLACE US AT A COMPETITIVE DISADVANTAGE


     We are highly leveraged and have significant debt service requirements. At December 26, 1998, we had $693.5 million of indebtedness outstanding, not including borrowings under our $200.0 million revolving credit facility. At December 26, 1998, we had $85.0 million of indebtedness outstanding under the revolving credit facility, representing seasonal working capital borrowings, and we had issued $14.2 million of letters of credit under the revolving credit facility.

     Our substantial level of debt has important consequences, including the following:

     1. Our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or other purposes may be impaired. For example, the indenture and the new credit facility contain covenants imposing a number of significant operating and financial restrictions on our business and on Pro-Fac which:

          (a) limit our ability to:

               incur additional indebtedness,

               incur or maintain liens,

               enter into transactions with affiliates,

               sell or dispose of assets, and

               merge, consolidate or sell substantially all of our or Pro-Fac's assets, and

          (b) require us and Pro-Fac to maintain specified levels with regard to EBITDA, interest coverage, fixed charges coverage, leverage and net worth.

     2. A substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available to us for our operations, capital expenditures or other purposes. For example:

           We must make interest payments on the notes in the amount of approximately $23.8 million each year;

           We are required to make interest payments under the new credit facility of approximately $42.6 million each year under the term loan facility and approximately $83,000 each year per each $1 million borrowed under the revolving credit facility, assuming our interest rates do not change; and

           We are required to make quarterly principal repayments under the term loan facility beginning in the third quarter of fiscal 1999 in the amounts of: $0.4 million in fiscal 1999, $8.3 million in fiscal 2000, $10.8 million in each of fiscal 2001, 2002 and 2003, $13.3 million in fiscal 2004, $198.2 million in fiscal 2005 and $202.4 million in fiscal 2006. We would not be presently be able to make the payments due in fiscal 2005 or 2006 out of our current cash flow and may be unable to pay these principal amounts when they become due unless we are able to refinance our indebtedness.



     3. We are more highly leveraged than several of our competitors. As a result, we must devote a greater percentage of our cash flow to payment of debt, rather than reinvestment into our business, than our competitors. This may place us at a competitive disadvantage.



     4. Certain of our loans under the new credit facility have variable or floating interest rates. Of the $455.0 million principal amount of loans outstanding under our term loan facility and the up to $200.0 million principal amount of working capital loans that may be outstanding from time to time under our revolving credit facility, we have effectively fixed the applicable interest rates for $250.0 million of such loans for three years through interest rate hedges. Accordingly, we remain vulnerable to increases in interest rates, and correspondingly, increases in our interest costs, for the unfixed portion of the interest due for this floating rate debt.


For these reasons, our substantial degree of leverage may limit our flexibility in planning for or reacting to changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions or in our business.


THE NOTES AND THE NOTE GUARANTEES ARE SUBORDINATED TO OTHER INDEBTEDNESS, WHICH COULD LIMIT COLLECTIBILITY OF THE NOTES IN THE EVENT OF A BANKRUPTCY


     The payment of principal of, and interest or other amounts on, the notes is subordinated to the prior payment in full of all of our existing and future senior indebtedness, including all amounts owing under the new credit facility. The note guarantees are similarly subordinated to all existing and future senior indebtedness of the guarantors, including their guarantees of the new credit facility. Consequently, in the event we or a guarantor undergo a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our or their assets will be available to pay obligations on the notes or the note guarantees only after all of our or their senior indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on the notes after such senior indebtedness has been paid. In addition, in the event certain defaults occur in respect of specified senior indebtedness, we and the guarantors will be prohibited from paying principal, premium, interest or other amounts on account of the notes or any note guarantee.

     The notes and the note guarantees are not secured. Accordingly, the notes are effectively subordinated to all of our and the guarantors' senior or secured indebtedness, including the new credit facility. At December 26, 1998, we had approximately $463.1 million of senior indebtedness outstanding, excluding the seasonal working capital borrowings under the revolving credit facility, which also constitute senior indebtedness. At December 26, 1998, $85.0 million of seasonal working capital borrowings were outstanding under the $200.0 million revolving credit facility and $14.2 million of letters of credit were issued thereunder. Substantially all of such senior indebtedness is secured.


THE GUARANTORS HAVE LIMITED OPERATIONS INDEPENDENT OF AGRILINK, WHICH MAY LIMIT THEIR ABILITY TO PERFORM UNDER THEIR NOTE GUARANTEES



     Pro-Fac does not have any independent operations or any significant assets other than the capital stock of Agrilink. It is dependent upon the receipt of payments under the Marketing Agreement described below under ' -- Our Relationship With Pro-Fac Exposes Us to Risks Including Potential Conflicts of Interest,' and dividends or other distributions from Agrilink to fund its obligations, including its obligations under its note guarantee. In addition, although one of the subsidiary guarantors holds substantial intellectual property assets, the operations, including income and sales, of the subsidiary guarantors are not a substantial portion of our operations as a whole. If Agrilink is not able to make interest or principal payments on the notes, Pro-Fac and the subsidiary guarantors may not be able to meet their obligations under their note guarantees.


RESTRICTIONS IMPOSED BY TERMS OF OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR OPERATING FLEXIBILITY AND DEFAULT COULD IMPAIR OUR OPERATIONS

     The indenture and the new credit facility contain covenants imposing a number of significant operating and financial restrictions on our business and on Pro-Fac. These covenants, among other things, limit our ability to:

      incur additional indebtedness,

      incur or maintain liens,

      pay dividends or other distributions,

      redeem capital stock of Pro-Fac and Agrilink,

      make other restricted payments,

      enter into transactions with affiliates,

      sell or dispose of assets, and

      merge, consolidate or sell all or substantially all of our or Pro-Fac's assets.

     In addition, we and Pro-Fac are required under the new credit facility to maintain specified levels with regard to EBITDA, interest coverage, fixed charges coverage, leverage and net worth. While these provisions are designed to protect the holders of notes and other indebtedness, they may also negatively affect our ability to react to changes in market conditions or to take advantage of business opportunities we believe to be desirable.


     Our or Pro-Fac's failure to comply with these provisions in the indenture or the new credit facility would result in a default thereunder. A default under the new credit facility would allow the lenders to terminate their loan commitments under the revolving credit facility. Because we are highly dependent on the revolving credit facility for liquidity, the termination of the revolving credit facility could significantly impair our operations. In addition, our creditors under the indenture and the new credit facility could require acceleration of the payment of principal and interest on those notes or loans upon the occurrence of a default, causing all amounts owed under the indenture and the new credit facility to be immediately due and payable. If we are unable to repay our indebtedness under the new credit facility, the lenders could foreclose upon their collateral. Our assets may not be sufficient to repay our obligations under the new credit facility, other senior indebtedness or the notes.



DIFFICULTY IN INTEGRATING DFVC MAY REDUCE POTENTIAL COST SAVINGS FROM THE ACQUISITION OR DIVERT RESOURCES FROM OTHER ASPECTS OF OUR BUSINESS



     Although we have acquired six businesses or product lines since June 1995, our acquisition of DFVC represents by far our largest acquisition, virtually doubling our size. The integration and consolidation of DFVC into our business will require substantial management, financial and other resources to be diverted from other aspects of our business, including our day-to-day operations, for at least several months following the acquisition of DFVC. We may not realize some or all of the cost savings that we anticipate as a result of the acquisition of DFVC if we do not succeed at integrating DFVC into our business fully. For example, we may not realize the cost savings we anticipate from the insourcing from DFVC of product we currently purchase from outside vendors because we may not be able to achieve necessary production levels at the time that product is needed. Although we have established a reserve of $11.0 million for restructuring initiatives relating to the elimination of duplicative administrative costs in conjunction with the acquisition of DFVC, the reserve may not be adequate to cover such costs or other costs related to the Transactions. Our inability to integrate and manage DFVC successfully, or to achieve a substantial portion of the anticipated cost savings within the time frame we anticipate due to administrative burdens, economic conditions, changes in personnel or other causes, could have a material adverse effect on our business, financial condition or results of operations.

OUR RELATIONSHIP WITH PRO-FAC EXPOSES US TO RISKS INCLUDING POTENTIAL CONFLICTS OF INTEREST


     Pro-Fac is an agricultural cooperative of over 600 members formed for the purpose of developing and maintaining markets for its members' crops. The principal reason Pro-Fac purchased us was to provide a long-term reliable market for its members' crops. We paid Pro-Fac $44.7 million in fiscal 1996, $51.4 million in fiscal 1997 and $58.5 million in fiscal 1998 for crops purchased from Pro-Fac's members pursuant to the Marketing Agreement. We expect that our payments to Pro-Fac members will increase as a result of our increased needs due to the acquisition of DFVC. Pro-Fac's members' interest in marketing their crops will at times conflict with our interest in maximizing our profits. In addition, as our owner and through its representatives on Agrilink's board of directors, Pro-Fac has significant influence over our operations, including the acquisition and disposition of crops and other assets and the making of capital expenditures.



     Pro-Fac is considering merging us into Pro-Fac with Pro-Fac as the survivor. The indenture permits a merger of us into Pro-Fac, provided that Pro-Fac assumes our obligations under the notes and the indenture and satisfies certain other conditions. If the merger occurs, the Marketing Agreement will no longer be in effect. The indenture includes provisions intended to protect holders of the notes after we merge into Pro-Fac, including provisions that require a majority of 'disinterested directors,' who are directors who are neither members of, nor affiliated with, Pro-Fac, to approve the final determination of the prices that Pro-Fac will pay to its members for their crops after the merger.



PRO-FAC'S LOSS OF ITS COOPERATIVE STATUS WOULD CONSTITUTE A DEFAULT UNDER THE NEW CREDIT FACILITY AND WOULD HAVE ADVERSE TAX CONSEQUENCES



     The crops purchased from Pro-Fac represented approximately 72% of all raw agricultural crops purchased by Agrilink in fiscal 1996, 71% in 1997 and 76% in 1998. Although the percentage of our crop needs that we purchase from Pro-Fac is initially expected to decrease while we integrate DFVC into our operations, we anticipate that we will return to purchasing a similar percentage of our raw agricultural products from Pro-Fac. Pro-Fac anticipates adding new members over the next two years in order to meet the increased demand due to the acquisition of DFVC. However, Pro-Fac may not be able to add new members in that time frame. If Pro-Fac cannot add new members, our need for additional raw materials will likely not be able to be fulfilled by current Pro-Fac members. The inability of Pro-Fac to supply our raw agricultural product requirements could cause Pro-Fac to lose its cooperative status and suffer adverse tax consequences. Pro-Fac's loss of cooperative status would constitute a default under the new credit facility and could have other material adverse effects on our business, financial condition or results of operations.



RISKS OF THE FOOD INDUSTRY INCLUDING CHANGES IN CONSUMER PREFERENCES AND DISTRIBUTION CHANNELS COULD ADVERSELY AFFECT OUR BUSINESS


     Food processors are subject to the risks of:

      adverse changes in general economic conditions;

      evolving consumer preferences and nutritional and health-related concerns;

      changes in food distribution channels and increasing buying power of large supermarket chains, warehouse clubs, mass merchandisers, supercenters and other retail outlets that tend to resist price increases and have stringent inventory and management requirements;

      federal, state and local food processing controls;

      consumer product liability claims; and

      risks of product tampering.

The occurrence of any of these events could have a material adverse effect on our business, financial condition or results of operations.


PRODUCT LIABILITY CLAIMS OR PRODUCT RECALLS COULD ADVERSELY AFFECT OUR BUSINESS


     The packaging, marketing and distribution of food products entails an inherent risk of product liability and product recall and resultant adverse publicity. We may be subject to significant liability if the consumption of any of our products causes injury, illness or death. We could be required to recall certain of our products in the event of contamination or damage to the products. In February 1997, we issued a nationwide recall of one of our products because it had the potential to be contaminated with Listeria monocytogenes, a highly infectious organism. We may be obligated to perform further recalls in the future. In addition, we cannot guarantee that product liability claims will not be asserted against us in the future, or that any claims that are made will not create adverse publicity that will have a material adverse effect on our ability to successfully market our products and on our business, financial condition and results of operations.



SHORTAGES OR OVERSUPPLIES OF RAW MATERIALS DUE TO SEASONALITY AND OTHER FACTORS COULD RESULT IN REDUCED PROFITABILITY



     Many of the raw materials we process are agricultural crops, and the production of our products using these crops is predominantly seasonal. As a result, we need access to working capital financing to meet our production requirements during these periods. Also, the canned and frozen vegetable portion of our business can be positively or negatively affected by weather conditions nationally because of the weather's effect on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation in a given year. Oversupply typically will result in depressed selling prices and reduced profitability on our products produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. Shortages typically result in higher selling prices and increased profitability for our products; however, shortages could result in supply being insufficient to meet our requirements. While the overall national supply situation controls pricing, the supply can differ regionally because of variations in weather.


COMPLIANCE WITH ENVIRONMENTAL LAWS IMPOSES COSTS AND POTENTIAL LIABILITIES ON US


     We are subject to various federal, state and local laws and regulations relating to the protection of the environment. These environmental laws and regulations govern the disposal of solid and liquid waste material, which results from the preparation and processing of foods, and emissions into the atmosphere, including odors inherent in the heating of foods during preparation. These environmental laws and regulations have had an important effect on the food processing industry as a whole, requiring substantially all firms in the industry to incur material expenditures for modification of existing processing facilities and for construction of new, as well as operation and closure of existing, waste treatment and related facilities. We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or whether new environmental conditions may be found to exist. Enactment of more stringent laws or regulations, more strict interpretation of existing laws and regulations or identification of new conditions may require additional expenditures by us which may be material.


WE MAY BE UNABLE TO REPURCHASE NOTES UPON A CHANGE OF CONTROL

     Upon a Change of Control, we will be required to offer to purchase all of the outstanding notes at 101% of their principal amount, plus any accrued and unpaid interest on them to the purchase date. A Change of Control under the indenture will result in a default under the new credit facility. We may not have, or may not have access to, sufficient funds, or we may not be contractually permitted under the terms of our outstanding indebtedness, including the new credit facility, to pay the required purchase price for all notes tendered by holders.

YEAR 2000 TECHNOLOGY PROBLEMS COULD CAUSE BUSINESS INTERRUPTIONS


     Certain portions of our software identify years with two digits instead of four. If not corrected, this would cause problems because the software may recognize the year 2000 as the year 1900. We engage in a significant amount of business and reporting activities that depend on accurate date information, such as inventory control including monitoring dated food products. As a result, any 'Year 2000' problems could result in system failures or inaccurate reporting that disrupts our operations. Prior to the acquisition of DFVC, we and DFVC separately undertook full analyses of our respective business applications and related software. We each identified certain portions of our software that we will be required to modify or replace so that our computer systems will be cleared of potential Year 2000 problems. The modifications and replacements of those systems are being and will continue to be made in conjunction with our overall information systems initiatives.


     We are contacting non-information technology vendors to ensure that any of their products that are currently in use by us can adequately deal with the Year 2000 issue. Areas we are addressing include full reviews of manufacturing equipment, telephone and voice mail systems, security systems and other office/site support systems. We also may be vulnerable to business interruptions caused by uncorrected Year 2000 problems of our customers and significant suppliers of raw materials, products or services. We have initiated formal communications with our significant suppliers and customers to determine the extent to which we may be vulnerable to their failure to remedy their own Year 2000 issues.


     We do not believe that we have any material exposure to significant business interruption as a result of the Year 2000 issue. We expect that the costs of addressing our potential Year 2000 problems will not have a material adverse impact on our financial position, results of operations or cash flows in future periods. However, we cannot guarantee that all of our Year 2000 issues will be remedied and will not cause significant business interruptions or costs, that the systems of customers or suppliers on which our business or systems rely will be converted by year end or that a failure to convert by customers or suppliers, or a conversion that is incompatible with our systems, would not have material adverse effect on our business and the results of our operations.



ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES COULD LIMIT OPPORTUNITIES TO SELL YOUR EXCHANGE NOTES IN THE FUTURE



     The exchange notes are new securities for which there currently is no trading market. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through an automated quotation system. It is not certain that any market for the exchange notes will develop or that any such market would be liquid. The market for 'high yield' securities, such as the exchange notes, is volatile and unpredictable. This volatility and unpredictability may have an adverse effect on the liquidity of, and prices for, such securities. The exchange notes could trade at prices that may be lower than their initial offering price as a result of many factors, including prevailing interest rates and our operating results.



FRAUDULENT TRANSFER LAWS MAY LIMIT THE COLLECTIBILITY OF NOTES IN THE EVENT OF BANKRUPTCY



     Under fraudulent transfer laws, a court could take certain actions detrimental to you if it found that, at the time the initial notes or note guarantees of Pro-Fac or of our subsidiaries were issued:



      we or a guarantor issued the initial notes or a note guarantee with the intent of hindering, delaying or defrauding current or future creditors; or



      we or a guarantor received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the initial notes or a note guarantee,


and, at the same time, the court found that:


      we or a guarantor were insolvent or rendered insolvent by issuing the initial notes or the note guarantee;


      we or a guarantor were engaged or about to engage in a business or transaction for which our assets were unreasonably small; or we or a guarantor intended to incur indebtedness beyond our ability to pay, or believed or should have believed that we would incur indebtedness beyond our ability to pay.

If a court made these findings, it could:


      void all or part of our obligations, or a guarantor's obligations, to the holders of notes; or



      subordinate our obligations, or a guarantor's obligations, to the holders of notes to other indebtedness of ours or of the guarantor.



     The effect of the court's action would be to entitle the other creditors to be paid in full before any payment could be made on the exchange notes. The court could take other action detrimental to the holders of exchange notes, including in certain circumstances invalidating the exchange notes or a note guarantee by one of our subsidiaries. In that event, there would be no assurance that any repayment on the exchange notes would ever be recovered by the holders of exchange notes.


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a registration statement on Form S-4 under the Securities Act, registering the exchange offer. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Also, any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.



     We and Pro-Fac are required to file periodic reports and other information with the SEC under the Securities Exchange Act. Accordingly, we and Pro-Fac file reports and other information with the SEC. In addition, we have agreed to file with the SEC financial and other information for public availability and to deliver to the trustee, IBJ Whitehall Bank & Trust Company, for forwarding to you, copies of all reports that we file with the SEC without any cost to you.


     You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that we file, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the SEC's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our and Pro-Fac's SEC filings are also available to the public on the SEC's internet site (http://www.sec.gov).

     The SEC allows us to 'incorporate by reference' the information we file with them, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the expiration date of the exchange offer:

      Our Annual Report on Form 10-K/A-1 for the year ended June 27, 1998;

      Pro-Fac's Annual Report on Form 10-K/A-1 for the year ended June 27, 1998;

      Our and Pro-Fac's Current Reports on Form 8-K dated October 5, 1998;

      Our Quarterly Report on Form 10-Q for the quarter ended September 26,
      1998;

      Pro-Fac's Quarterly Report on Form 10-Q for the quarter ended September 26, 1998;

      Our and Pro-Fac's Current Reports on Form 8-K dated December 3, 1998;


      Our Quarterly Report on Form 10-Q for the six months ended December 26, 1998;



      Pro-Fac's Quarterly Report on Form 10-Q for the six months ended December 26, 1998; and

      Our and Pro-Fac's Current Reports on Form 8-K dated March 4, 1999.


     These filings are available at the SEC's offices and internet site described above. They are also available to holders of initial notes, without charge, directly from us. You may request a copy of these filings by writing or telephoning us at the following address: Agrilink Foods, Inc., 90 Linden Oaks, P.O. Box 20670, Rochester, New York 14602, Attention: Vice
President -- Communications; telephone: (716) 383-1850.

     IN ORDER TO ENSURE TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED FROM
US, PLEASE WRITE OR TELEPHONE US NO LATER THAN             , 1999 (FIVE BUSINESS
DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER).

                          FORWARD-LOOKING INFORMATION


     This prospectus contains forward-looking statements, which are statements other than statements of historical facts. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. These forward-looking statements are principally contained in the sections 'Prospectus Summary,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Unaudited Pro Forma Financial Data of Agrilink' and 'Business,' and in the unaudited pro forma financial data and management's discussion and analysis of financial condition and results of operations for Pro-Fac or in statements using the phrases 'expects' or 'anticipates' located elsewhere herein. The forward-looking statements include, among other things, our expectations and estimates about Agrilink's and Pro-Fac's business operations, strategy, future costs savings and integration of the acquired businesses following the acquisition of DFVC and the initial notes offering, and our expectations and estimates about Agrilink's and Pro-Fac's future financial performance, including their financial position, cash flows from operations, capital expenditures and the ability to refinance indebtedness.



     The forward-looking statements are subject to risks, uncertainties and assumptions about us and about the future, and could prove not to be correct. Important factors that could cause actual results to differ materially from our expectations are discussed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under 'Risk Factors.' Among the factors that could affect our ability to achieve our goals are:



      the effect of strong competition in the food industry;



      the effect of weather on the volume and quality of raw products;


      the inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance;


      the extent to which anticipated cost savings in connection with our acquisition of DFVC will be realized and the timing of any such realization;



      our ability to integrate DFVC into our business;


      our success in integrating other acquired operations and the availability to us of acquisition and alliance, as well as disposition, opportunities; and

      our ability to achieve gains in productivity and improvements in capacity utilization.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                              AGRILINK AND PRO-FAC



     On November 3, 1994, Pro-Fac, a New York agricultural cooperative corporation formed in 1960 to process and market crops grown by its members, acquired Agrilink, which was known as Curtice-Burns Foods, Inc. until September 1997. Upon consummation of that acquisition, we entered into the Marketing Agreement with Pro-Fac. The Marketing Agreement provides for Pro-Fac to supply crops and additional financing to us, for us to provide marketing and management services to Pro-Fac and for Pro-Fac to share in our profits or losses. Under the Marketing Agreement, we pay Pro-Fac the Commercial Market Value for all crops supplied by Pro-Fac. Commercial Market Value is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area.



     The Marketing Agreement governs various other aspects of our relationship with Pro-Fac:



      Under the Marketing Agreement, Agrilink is required to have disinterested directors on its board of directors.



      The volume and type of crops purchased by us under the Marketing Agreement are determined by our annual profit plan, which must be approved by a majority of the disinterested directors.



      In any year in which we have earnings on products which were processed from crops supplied by Pro-Fac, we pay to Pro-Fac, as additional patronage income, 90% of those earnings, but only up to 50% of our total pre-tax earnings.



      In years in which we have losses on products which were processed from crops supplied by Pro-Fac, the Commercial Market Value we would otherwise have paid to Pro-Fac is reduced by 90% of the losses, except that our reduction is limited to no more than 50% of all our pre-tax losses.



We pay additional patronage income to Pro-Fac for services it provides, including a long term, stable crop supply, favorable payment terms for crops and the sharing of risks of losses of certain operations of the business. Pro-Fac is required to reinvest at least 70% of the additional patronage income received back into us.



     Pro-Fac's capital consists of common stock, preferred stock and retained earnings allocated to members. Common stock is purchased by each member in relation to the crops it delivers. The majority of the preferred stock originated from the conversion, at par value, of retained earnings allocated to members into preferred stock. Pro-Fac Class A Cumulative Preferred Stock is listed under the symbol 'PFACP' on the Nasdaq National Market System. Retained earnings allocated to members are allocated within 8.5 months of the end of each fiscal year. See Pro-Fac's consolidated financial statements, management's discussion and analysis of financial condition and results of operations and summary selected historical and unaudited condensed consolidated pro forma financial data included in the back of this prospectus.



     Pro-Fac is considering merging us into Pro-Fac. Pro-Fac would survive the merger and we would cease to exist. The indenture permits a merger of us into Pro-Fac, provided that Pro-Fac assumes our obligations under the notes and the indenture and satisfies certain other conditions. If the merger occurs, the Marketing Agreement will no longer be in effect. The indenture includes provisions intended to protect holders of the notes after we merge into Pro-Fac, including provisions that require a majority of the disinterested directors to approve the final determination of Commercial Market Value. See 'Description of Notes' including ' -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac.'


                                THE TRANSACTIONS

THE ACQUISITION


     On September 24, 1998, we acquired DFVC, the frozen and canned vegetable business of Dean Foods, by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye Mexico. In connection with the acquisition of DFVC, we sold our aseptic business to

Dean Foods. We paid $360.0 million in cash, net of the sale of the aseptic business, and issued to Dean Foods the $30.0 million subordinated promissory note, as consideration for the acquisition of DFVC. We have the right, exercisable until July 15, 1999, to require Dean Foods, jointly with us, to treat the acquisition of DFVC as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. We intend to exercise that election, because we anticipate that it would allow us to reduce our future tax liability through increased depreciation and amortization deductions resulting from the stepped up basis for the assets acquired from Dean Foods and the deductibility of goodwill. Upon exercising that election, we will pay an additional $13.2 million to Dean Foods.



     After the acquisition of DFVC, Dean Foods Vegetable Company was merged into us, and became our AFVC division. DFVC has been one of the leading processors of vegetables in the United States, selling its products under brand names such as Birds Eye, Freshlike and Veg-All, and private labels. We believe that the acquisition of DFVC strengthens our competitive position by:


      enhancing our brand recognition and market position,

      providing opportunities for cost savings and operating efficiencies, and increasing our product and geographic diversification.

For its fiscal year ending May 31, 1998, DFVC had net sales (adjusted to conform to our presentation) of $620.2 million and EBITDA of $58.9 million.

THE REFINANCING


     Concurrently with the acquisition of DFVC, we refinanced our then-existing indebtedness, including consummating the tender offer and solicitation relating to our old notes and entering into the new credit facility and the bridge facility. Substantially all of the $160.0 million aggregate principal amount of the old notes were tendered and purchased by Agrilink for aggregate consideration of approximately $184.0 million, including accrued interest of $2.9 million. We terminated the old credit facility and repaid the $176.5 million of indebtedness outstanding under the old credit facility.


     In order to consummate the Transactions and pay the related fees and expenses, we:

      entered into and drew upon the new credit facility providing for the $455.0 million term loan facility and the $200.0 million revolving credit facility,

      entered into and drew upon the $200.0 million bridge facility, and issued our $30.0 million subordinated promissory note to Dean Foods.


The bridge facility was repaid principally with the proceeds of the initial notes offering. The bridge facility was provided by affiliates of the initial purchasers: UBS AG, Stamford Branch, which is an affiliate of Warburg Dillon Read LLC, and Bank of Montreal, Chicago Branch and Harris Trust and Savings Bank, each of which is an affiliate of Nesbitt Burns Securities Inc. In addition, Warburg Dillon Read LLC acted as our financial advisor in connection with the acquisition of DFVC, as agent in connection with the bridge facility and as dealer manager in connection with the tender offer and solicitation.



     The following table sets forth the approximate cash sources and uses of funds in connection with the Transactions and the initial notes offering on a pro forma basis as if they had occurred on June 27, 1998. The cash payment for the acquisition of DFVC of $360.0 million is net of the proceeds of the sale of the aseptic business. In addition, the non-cash payment for the acquisition of DFVC included the $30.0 million subordinated promissory note.



           PRO FORMA CASH SOURCES OF FUNDS                           PRO FORMA CASH USES OF FUNDS
------------------------------------------------------    ---------------------------------------------------
                                            (DOLLARS IN MILLIONS)
New credit facility..........................   $444.0    Cash consideration for the acquisition....   $360.0
Initial notes offering.......................    200.0    Repayment of old credit facility..........     72.3
                                                          Purchase of the old notes.................    160.0
                                                          Tender offer and solicitation premium.....     21.1
                                                          Transactions and initial notes offering
                                                            discount, fees and expenses.............     30.6
                                                ------                                                 ------
     Total cash sources of funds.............   $644.0    Total cash uses of funds..................   $644.0
                                                ------                                                 ------
                                                ------                                                 ------



     On December 26, 1998, $455.0 million of the term loan facility was outstanding, reflecting $444.0 million in borrowings made in order to consummate the Transactions and $11.0 million in borrowings made to refinance seasonal working capital borrowings under the old credit facility. Also on that date, $85.0 million was outstanding under the revolving credit facility to fund seasonal working capital needs and $14.2 million face amount of letters of credit were issued under the revolving credit facility.


                                USE OF PROCEEDS


     We will not receive any proceeds from the exchange offer. The full amount of the net proceeds to us from the sale of the initial notes of $194.5 million before deducting expenses payable by us, estimated to be $1.0 million, together with borrowings under the revolving credit facility, was used to repay all $200.0 million aggregate principal amount of indebtedness, plus accrued interest, outstanding under the bridge facility. The indebtedness under the bridge facility was drawn at the closing of the acquisition of DFVC and the refinancing of our then existing indebtedness and used for those purposes. The outstanding indebtedness under the bridge facility accrued interest at an approximate rate per annum of 10.5%.


                                 CAPITALIZATION


     The following table sets forth our consolidated capitalization as of December 26, 1998, excluding $14.2 million face amount of letters of credit that were issued under the revolving credit facility as of that date. This table should be read in conjunction with our consolidated financial statements and the related notes, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Unaudited Pro Forma Financial Data of Agrilink' included elsewhere in this prospectus.


                                                                                                  DECEMBER 26, 1998
                                                                                                ---------------------
                                                                                                (DOLLARS IN MILLIONS)
Long-term debt, including current maturities:
     New credit facility:
          Revolving credit facility(1).......................................................          $  85.0
          Term loan A........................................................................             50.0
          Term loan B........................................................................            200.0
          Term loan C........................................................................            205.0
     Notes...................................................................................            200.0
     Subordinated Promissory Note............................................................             30.4
     Other long-term debt....................................................................              8.1
                                                                                                       -------
          Total long-term debt...............................................................          $ 778.5
Shareholder's equity.........................................................................            178.2
                                                                                                       -------
          Total capitalization...............................................................          $ 956.7
                                                                                                       -------
                                                                                                       -------

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER


     We sold the initial notes in a private offering on November 18, 1998, to the initial purchasers under a purchase agreement dated as of November 13, 1998 by and among Agrilink, Pro-Fac and the initial purchasers. The initial purchasers subsequently resold the initial notes to qualified institutional buyers in reliance, and subject to the restrictions imposed under, Rule 144A under the Securities Act.



     Under the Registration Rights Agreement which we and the initial purchasers entered into in connection with the initial notes offering, we and the guarantors are required to file, no more than 60 days after the initial notes were originally issued, the registration statement of which this prospectus is a part providing for a registered exchange offer of exchange notes identical in all material respects to the initial notes, except that the exchange notes will be freely transferable and will not have any covenants regarding exchange and registration rights. Under the Registration Rights Agreement, we and Pro-Fac are required to, and are required to cause the subsidiary guarantors to:



      use reasonable best efforts to cause the registration statement to be declared effective no later than 120 days after the original issue date of the initial notes,


      keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the initial notes, and use reasonable best efforts to consummate the exchange offer as promptly as practicable, but no later than 45 days after the registration statement is declared effective.


     The Registration Rights Agreement also provides that, under certain circumstances, we and Pro-Fac will, and will cause the subsidiary guarantors to, file with the Commission a shelf registration statement relating to the offer and sale of initial notes by holders of initial notes who satisfy certain conditions regarding the provision to us of information in connection with the shelf registration statement.



     The exchange offer being made by this prospectus is intended to satisfy your exchange and registration rights under the Registration Rights Agreement. If we fail to fulfill such registration and exchange obligations, you, as a holder of outstanding initial notes, are entitled to receive 'Additional Interest' until we have fulfilled these obligations, in the amount of $.05 per week per $1,000 principal amount of notes constituting Transfer Restricted Securities for the first 90 days, and an additional $.05 per week per $1,000 principal amount of notes constituting Transfer Restricted Securities for each subsequent 90-day period until we have fulfilled these obligations, up to a maximum amount of Additional Interest of $.30 per week per $1,000 principal amount of notes constituting Transfer Restricted Securities. All amounts of accrued Additional Interest will be payable in cash on the same interest payment dates as regular interest payments on the notes. 'Transfer Restricted Securities' means each initial note or exchange note until:


      the date on which such initial note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

      if such exchange note is received by a broker-dealer in exchange for an initial note in the exchange offer, then the date on which such exchange note is sold to a purchaser who receives from such broker-dealer a copy of this prospectus;

      the date on which such initial note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or


      the date on which such initial note could be resold under Rule 144 under the Securities Act.


     For a more complete understanding of your exchange and registration rights, you should refer to the Registration Rights Agreement, which is included as an exhibit to the registration statement of which this prospectus is a part, and a copy of which is available as described under the heading 'Where You Can Find More Information.'


EFFECT OF THE EXCHANGE OFFER


     Based on interpretations by the staff of the Commission as stated in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes issued to you in the exchange offer in exchange for your initial notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:


      you are not an 'affiliate' as defined in Rule 405 of the Securities Act of Agrilink or any guarantor;

      you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

      you are acquiring the exchange notes in the ordinary course of your business; and


      you are not an initial purchaser who acquired initial notes directly from us in the initial notes offering.



     If you are not able to make these representations, you are a 'Restricted Holder.' As Restricted Holder, you will not be able to participate in the exchange offer and may only sell your initial notes under a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or under an exemption from the registration requirement of the Securities Act.



     In addition, each broker-dealer, that is not also a Restricted Holder and that receives exchange notes for its own account in exchange for initial notes, where the initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities (a 'Participating Broker-Dealer'), must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. Based upon interpretations by the staff of the Commission, we believe that exchange notes issued in the exchange offer to Participating Broker-Dealers may be offered for resale, resold and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received by it in exchange for initial notes. We have agreed that, for a period of 180 days after the date the registration statement is declared effective by the Commission, we will make this prospectus available to any broker-dealer for use in connection with any such resale. By acceptance of this exchange offer, each broker-dealer that receives exchange notes in the exchange offer agrees to notify us before it uses this prospectus in connection with the sale or transfer of exchange notes. See 'Plan of Distribution.'


     To the extent initial notes are tendered and accepted in the exchange offer, the principal amount of outstanding initial notes will decrease with a resulting decrease in the liquidity in the market for the initial notes. Initial notes that are still outstanding following the consummation of the exchange offer will continue to be subject to certain transfer restrictions.

TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. As of the date of this prospectus, an aggregate of $200.0 million principal amount of the initial notes is outstanding. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding initial notes accepted in the exchange offer. You may tender some or all of your initial notes in the exchange offer. However, initial notes may be tendered only in integral multiples of $1,000.


     By tendering initial notes in exchange for exchange notes and by executing the letter of transmittal, you will be required to represent, among other things, that:

      you are not an 'affiliate' as defined in Rule 405 of the Securities Act of Agrilink or any guarantor;

      you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

      you are acquiring the exchange notes in the ordinary course of your business.

     Each Participating Broker-Dealer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. See 'Plan of Distribution.'

     The form and terms of the exchange notes will be identical in all material respects to the form and terms of the initial notes, except that:

      the offering of the exchange notes has been registered under the Securities Act;


      the exchange notes will not be subject to transfer restrictions;



      the exchange notes will be issued free of any covenants regarding exchange and registration rights; and



      the exchange notes will not provide for Additional Interest.


     The exchange notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture under which the initial notes were, and the exchange notes will be, issued.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of initial notes on or about
            , 1999. The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered. However, the exchange offer is subject to certain customary conditions, which we may waive, and to the terms and provisions of the Registration Rights Agreement. See
' -- Certain Conditions to the Exchange Offer.'


     You do not have any appraisal or dissenters' rights under law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act and the rules and regulations of the Commission under the Securities Exchange Act.



     If we do not accept for exchange any tendered initial notes because of an invalid tender or for any other reason, certificates for the unaccepted initial notes will be returned, without expense to you, as promptly as practicable after the expiration date.



     If you tender initial notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of initial notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See ' -- Fees and Expenses.'


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term 'expiration date' means 5:00 p.m., New York City time, on
               , 1999, unless we, in our sole discretion, extend the exchange offer. If we extend the exchange offer, the term 'expiration date' shall mean the latest date and time to which the exchange offer is extended.



     We have the right to delay accepting any initial notes, to extend the exchange offer or, if any of the conditions described below under 'Certain Conditions to the Exchange Offer' shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent. We also have the right to amend the terms of the exchange offer in any manner. If we delay acceptance of any initial notes, or terminate or amend the exchange offer, we will make a public announcement of that event as promptly as practicable. If we believe that we have made a material amendment of the terms of the exchange offer, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of notes about the amendment and we will extend the exchange offer if required by law. We will notify the exchange agent of any extension of the exchange offer in writing, or orally which we will promptly confirm in writing. Unless otherwise required by applicable law or regulation, we will make a public announcement of any extension of the expiration date before 9:00 a.m., New York City time, on the first business day after the previously-scheduled expiration date.



     Without limiting the manner in which we may choose to make public announcements of any delay, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advise or otherwise communicate any such public announcement, other than by making a timely press release of any of those events.


INTEREST ON THE EXCHANGE NOTES


     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the initial notes surrendered in exchange for these exchange notes or, if no interest has been paid on the initial notes, from November 18, 1998. The exchange notes will bear interest at a rate of 11.875% per year. Interest on the exchange notes will be payable semiannually on May 1 and November 1 of each year, beginning May 1, 1999.


PROCEDURES FOR TENDERING


     Unless tender is being made in accordance with the procedure for book-entry transfer described below, each holder of initial notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of it, have the signatures on it guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, together with the initial notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.



     Any financial institution that is a participant in the book-entry transfer facility system of The Depository Trust Company (the 'Depositary' or 'DTC') may make book-entry delivery of the initial notes by causing DTC to transfer such initial notes into the exchange agent's account and to deliver an agent's message, as described below, on or prior to the expiration date in accordance with DTC's procedures for book-entry transfer and delivery. If delivery of initial notes is effected through book-entry transfer into the exchange agent's account at DTC and an agent's message is not delivered, the letter of transmittal, or the facsimile of the letter of transmittal, together with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the exchange agent at its addresses described under ' -- Exchange Agent' prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



     The term 'agent's message' means a message, transmitted by DTC to and received by the exchange agent and forming a part of a confirmation of the book-entry tender of initial notes into the exchange agent's account at DTC, which states that DTC has received an express acknowledgment from the tendering participant which states that the participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against the participant.



     The tender by a holder of initial notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.



     Delivery of all documents must be made to the exchange agent at its address given below. The method of delivery of initial notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. NO LETTER OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO US.


     Only a holder of initial notes may tender their initial notes in the exchange offer. The term 'holder' with respect to the exchange offer means any person in whose name initial notes are registered on the register maintained by the trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose initial notes are held of record by DTC who desires to deliver such initial notes by book-entry transfer at DTC.



     Any beneficial holder whose initial notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If a beneficial holder wishes to tender on his own behalf, the beneficial holder must, prior to completing and executing the letter of transmittal and delivering his initial notes, either make appropriate arrangements to register ownership of the initial notes in the holder's own name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.


     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

      a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

      a commercial bank or trust company having an office or correspondent in the United States; or


      an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Securities Exchange Act;


unless the initial notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the letter of transmittal; or


      for the account of an eligible guarantor institution.



     If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed in that letter of transmittal, those initial notes must be endorsed or accompanied by appropriate bond powers which authorize that person to tender the initial notes on behalf of the registered holder. In either case, the letter of transmittal must be signed as the name of the registered holder or holders appears on the initial notes.


     If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.


     All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered initial notes will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of initial notes nor shall we, the exchange agent or any other person incur any liability for failure to give such notification. Tenders of initial notes will not be considered to have been made until any irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned without cost by the exchange agent to the tendering holder of such initial notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to:


      purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, or, as described under ' -- Certain Conditions to the Exchange Offer,' to terminate the exchange offer, and to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

     By tendering, each holder of initial notes will represent to us that, among other things:


      the exchange notes acquired in the exchange offer in exchange for that holder's initial notes are being obtained in the ordinary course of business of the person receiving those exchange notes, whether or not that person is the holder;



      that neither the holder nor any other person receiving those exchange notes has an arrangement or understanding with any person to participate in the distribution of the exchange notes; and



      that neither the holder nor any other person receiving those exchange notes is an 'affiliate' of ours, within the meaning of Rule 405 under the Securities Act or, if the holder or other person is an affiliate, then such holder or other person will comply with the applicable registration and prospectus delivery requirements of the Securities Act.


ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES


     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all initial notes properly tendered and will issue the exchange notes promptly after acceptance of the initial notes. See ' -- Certain Conditions to the Exchange Offer.' For each initial note accepted for exchange, the holder of those initial notes will receive an exchange note having a principal amount equal to that of the surrendered initial note.



     For purposes of the exchange offer, we shall be deemed to have accepted properly tendered initial notes for exchange when, as and if we have given oral or written notice of our acceptance to the exchange agent. Written confirmation of any oral notice will be given promptly.



     Issuance of exchange notes for initial notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for the initial notes and a properly completed and duly executed letter of transmittal and all other required documents, or a timely book-entry confirmation of the initial notes into the exchange agent's account at DTC. If any tendered initial notes are not accepted for any reason specified in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desired to exchange, then, as promptly as practicable after the expiration date:



      unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder of those initial notes, or in the case of initial notes tendered by book-entry transfer into the exchange agent's account at DTC in accordance with the book-entry procedures described below, the non-exchanged initial notes will be credited to an account maintained with the book-entry transfer facility.


BOOK-ENTRY TRANSFER


     The exchange agent will make a request to establish an account with respect to the initial notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any participant in DTC's systems may make book-entry delivery of initial notes by causing DTC to transfer the initial notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of initial notes may be effected through book-entry transfer at DTC, the letter of transmittal or a facsimile of it, or an agent's message in place of the letter of transmittal, together with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at one of the addresses given below under ' -- Exchange Agent' on or prior to the expiration date. Alternatively, the guaranteed delivery procedures described below must be complied with.


GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their initial notes and who cannot deliver their initial notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:


      The tender is made through an eligible guarantor institution;



      Prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile, mail or hand delivery:



          (a) setting forth the name and address of the holder of the initial notes, the certificate number or numbers of such initial notes and the principal amount of initial notes tendered,



          (b) stating that the tender is being made thereby, and



          (c) guaranteeing that, within three business days after the expiration date, the letter of transmittal or a facsimile of it, together with the certificate(s) representing the initial notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and



      The properly completed and executed letter of transmittal or a facsimile of it, together with the certificate(s) representing all tendered initial notes in proper form for transfer or confirmation of a book-entry transfer into the exchange agent's account at DTC of initial notes delivered electronically, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.



     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their initial notes according to the guaranteed delivery procedures described above.


WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.


     To withdraw a tender of initial notes in the exchange offer, a facsimile transmission or letter notice of withdrawal must be received by the exchange agent at its address given below prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:


      specify the name of the person having deposited the initial notes to be withdrawn (the 'Depositor');

      include a statement that the Depositor is withdrawing its election to have initial notes exchanged and identify the initial notes to be withdrawn, including the certificate number or numbers and principal amount of such initial notes;

      be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the initial notes to register the transfer of such initial notes into the name of the Depositor withdrawing the tender; and specify the name in which any such initial notes are to be registered, if different from that of the Depositor.


     If initial notes have been tendered in accordance with the procedures for book-entry transfer described in ' -- Procedures for Tendering' and ' -- Book-Entry Transfer,' the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of initial notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission.



     All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the initial notes so withdrawn are validly re-tendered. Properly withdrawn initial notes may be re-tendered by following one of the procedures described above under ' -- Procedures for Tendering' at any time prior to the expiration date.


CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer is not subject to any conditions, other than that:

      the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Commission; and

      there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer.


There can be no assurance that any of these conditions will not occur. Holders of initial notes will have certain rights against us under the Registration Rights Agreement should we fail to consummate the exchange offer. If we determine that we may terminate the exchange offer, we may:


      refuse to accept any initial notes and return any initial notes that have been tendered to the holders thereof;

      extend the exchange offer and retain all initial notes tendered prior to the expiration date, subject to the rights of such holders of tendered initial notes to withdraw their tendered initial notes; or

      waive such termination event with respect to the exchange offer and accept all properly tendered initial notes that have not been withdrawn.


If any waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this Prospectus that will be distributed to each registered holder of initial notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the initial notes, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

     IBJ Whitehall Bank & Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and inquiries for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                    By Mail:                               By Hand or Overnight Delivery:
       IBJ Whitehall Bank & Trust Company                IBJ Whitehall Bank & Trust Company
                  P.O. Box 84                                     One State Street
             Bowling Green Station                            New York, New York 10004
         New York, New York 10274-0084                Attention: Securities Processing Window,
      Attention: Reorganization Operations                      Subcellar One (SC-1)
   (REGISTERED OR CERTIFIED MAIL RECOMMENDED)

                                  Facsimile Transmission Number:
                                          (212) 858-2611
                                          (FOR ELIGIBLE
                                        INSTITUTIONS ONLY)
                                      Confirm by Telephone:
                                          (212) 858-2103

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THOSE ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE NUMBER ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer.


     We will pay the cash expenses to be incurred in connection with soliciting tenders pursuant to the exchange offer. Those expenses include fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.


TRANSFER TAXES


     Holders who tender their initial notes for exchange will not be obligated to pay any transfer taxes in connection with that exchange, except that holders who instruct us to register exchange notes in the name of, or request that initial notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax.


ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the initial notes on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the initial notes will be amortized over the term of the exchange notes.

                 UNAUDITED PRO FORMA FINANCIAL DATA OF AGRILINK



     The following unaudited pro forma condensed consolidated financial data is derived from the historical consolidated financial statements of Agrilink and DFVC, adjusted to give effect to the Transactions and the initial notes offering and the application of the net proceeds from the Transactions and the initial notes offering as if they had occurred as of June 29, 1997. The pro forma financial data reflect the assumption that we will elect to treat the acquisition of DFVC as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. No adjustment was made to the pro forma financial data to conform DFVC's last Sunday of May fiscal year end to our last Saturday of June fiscal year end. The pro forma financial data do not claim to represent what our results of operations would actually have been had the Transactions and the initial notes offering in fact occurred on June 29, 1997, or what our results of operations will be for any future period. The pro forma financial data do not give effect to any transactions other than the Transactions and the initial notes offering and the application of the net proceeds from the Transactions and the initial notes offering as discussed in the notes to the pro forma financial data.



     The acquisition of DFVC will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their fair values. Information regarding the fair values of assets being acquired is not currently available. Accordingly, no allocation of the excess of purchase cost over net assets acquired has been made for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for that allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying pro forma financial data. Therefore, the purchase accounting adjustments made in connection with the pro forma financial data are preliminary and have been made solely for purposes of developing the pro forma financial data. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. We expect that significant goodwill will be recorded as a result of the acquisition of DFVC.



     Likewise, the preliminary value recorded for the aseptic business disposal, and the resulting gain and other effects on the pro forma financial data, are based on an appraised value range given to us by an independent appraiser. If the value ascribed to the aseptic business is determined to be different than that recorded in the pro forma financial data for any reason, the change in this value would have a corresponding effect on the pro forma financial data.



     The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable under the circumstances. The aseptic business disposal adjustments reflect the sale of the aseptic business to Dean Foods. In conjunction with that transaction, we recognized a gain. That gain has not been reflected in our Unaudited Pro Forma Condensed Consolidated Statement of Operations, as the gain is considered non-recurring. The pro forma financial data and accompanying notes should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the historical consolidated financial statements of Agrilink and DFVC, and the related notes, and other financial information pertaining to us that is incorporated by reference into this prospectus.


     For unaudited pro forma condensed consolidated financial data of Pro-Fac, see 'Unaudited Pro Forma Financial Data of Pro-Fac and Consolidated Subsidiary' at the back of this prospectus.

                              AGRILINK FOODS, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 27, 1998


                                                                                                 PRO FORMA
                                                                                 -----------------------------------------
                                                                                   ASEPTIC       TRANSACTIONS
                                                                                  BUSINESS       AND INITIAL
                                                   AGRILINK          DFVC         DISPOSAL      NOTES OFFERING
                                                 (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS     ADJUSTMENTS       TOTAL
                                                 ------------    ------------    -----------    --------------    --------
                                                                           (DOLLARS IN MILLIONS)
Net sales.....................................     $  719.7        $  541.2        $ (97.9)         $ 79.0 (a)    $1,242.0
Cost of sales.................................       (524.1)         (397.6)          81.3           (25.0)(b)      (865.4)
                                                 ------------    ------------    -----------       -------        --------
     Gross profit.............................        195.6           143.6          (16.6)           54.0           376.6
Selling, administrative and general...........       (141.9)         (104.9)           0.1           (41.7)(c)      (288.4)
Income from Great Lakes Kraut Company.........          1.9              --             --              --             1.9
Amortization of unallocated excess of purchase
  cost over net assets acquired...............           --              --             --           (10.4)(d)       (10.4)
                                                 ------------    ------------    -----------       -------        --------
     Operating income before extraordinary
       items and before dividing with
       Pro-Fac................................         55.6            38.7          (16.5)            1.9            79.7
Total interest expense........................        (30.6)           (9.2)           1.4           (34.5)(e)       (72.9)
                                                 ------------    ------------    -----------       -------        --------
     Pre-tax income before extraordinary items
       and before dividing with Pro-Fac.......         25.0            29.5          (15.1)          (32.6)            6.8
Pro-Fac share of income.......................        (12.5)             --            7.6             1.5 (f)        (3.4)
                                                 ------------    ------------    -----------       -------        --------
     Income before taxes......................         12.5            29.5           (7.5)          (31.1)            3.4
(Provision) benefit for taxes.................         (5.7)          (11.8)           3.4            12.1 (g)        (2.0)
                                                 ------------    ------------    -----------       -------        --------
     Income (loss) before extraordinary
       items..................................     $    6.8        $   17.7        $  (4.1)         $(19.0)       $    1.4
                                                 ------------    ------------    -----------       -------        --------
                                                 ------------    ------------    -----------       -------        --------

------------

 (a) Represents a reclassification of promotional expenses of DFVC to conform to our presentation. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (c) below.



 (b) To reflect the net of (dollars in millions):



    Cost savings anticipated under existing contracts with the suppliers of product packaging.......   $  2.5
    Reclassification of warehousing expenses of DFVC to conform to our presentation. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment
     (c) below......................................................................................    (27.5)
                                                                                                       ------
                                                                                                       $(25.0)
                                                                                                       ------
                                                                                                       ------



 (c) To reflect the net of (dollars in millions):



    Reclassification of promotional expenses of DFVC to conform to our presentation. Such amount is
    equal to the adjustment to the net sales in pro forma adjustment (a) above.....................   $(79.0)
    Reclassification of warehousing expenses to conform to our presentation. Such amount is equal to
    the adjustment to the net sales in pro forma adjustment (b) above..............................     27.5
    To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both our and DFVC personnel contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan
    outlined is to be executed within one year from the consummation date of the acquisition.......      9.8
                                                                                                      ------
                                                                                                      $(41.7)
                                                                                                      ------
                                                                                                      ------



 (d) To reflect $10.4 million of additional goodwill amortization relating to the acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded subsequent to the acquisition will


                                              (footnotes continued on next page)

(footnotes continued from previous page)

     be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.


 (e) To reflect the net adjustment to interest expense as follows (dollars in millions):


    Notes at an interest rate of 11.875%............................................................   $ 23.8
    Borrowings under the new credit facility (at the rates applicable upon the syndication
      thereof)......................................................................................     40.1
    Subordinated Promissory Note at an interest rate of 5.0% (non-cash).............................      1.5
    Amortization of debt issuance costs.............................................................      3.2
    Less historical interest expense net adjustment.................................................    (33.3)
    Less amortization of debt issuance costs related to debt repaid.................................     (0.8)
                                                                                                       ------
                                                                                                       $ 34.5
                                                                                                       ------
                                                                                                       ------

     The elimination of debt issuance costs and premiums to be paid to extinguish existing debt was recognized as an extraordinary item ($18.0 million, net of a $10.5 million tax benefit and before allocation to Pro-Fac) in our statement of operations for the first fiscal quarter of 1999. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

     Fees associated with obtaining commitments for the bridge facility have not been reflected in the unaudited Pro Forma Consolidated Statement of Operations as they are considered nonrecurring. Such fees, which will be reflected in our 1999 second fiscal quarter, are estimated to be approximately $5.6 million (before allocation to Pro-Fac and before taxes).


 (f) To reflect the anticipated effect of the earnings split with Pro-Fac for pro forma adjustments assuming that the sharing of earnings provision under the Marketing Agreement will continue.



 (g) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

                              AGRILINK FOODS, INC.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 26, 1998


                                                                                         PRO FORMA
                                                                         ------------------------------------------
                                                                                           TRANSACTIONS
                                                                                              AND
                                                                            ASEPTIC         INITIAL
                                                                            BUSINESS         NOTES
                                           AGRILINK          DFVC           DISPOSAL       OFFERING
                                         (HISTORICAL)    (HISTORICAL)     ADJUSTMENTS      ADJUSTMENTS       TOTAL
                                         ------------    ------------    --------------    ---------        -------
                                                                   (DOLLARS IN MILLIONS)
Net sales.............................      $559.3          $106.4           $(24.9)       $ 15.5   (a)     $ 656.3
Cost of sales.........................      (390.4)          (81.2)            20.8          (4.9   )(b)     (455.7)
                                         ------------    ------------       -------        ---------        -------
     Gross profit.....................       168.9            25.2             (4.1)         10.6             200.6
Selling, administrative and general...      (127.0)          (25.9)            --            (4.4)(c)        (157.3)
Income from Great Lakes Kraut
  Company.............................         1.7            --               --              --               1.7
Gain on the sale of the Aseptic
  Business............................        64.2            --               --           (64.2)(d)         --
Amortization of unallocated excess of
  purchase cost over net assets
  acquired............................      --                --               --            (2.4)(e)          (2.4)
                                         ------------    ------------       -------        ---------        -------
     Operating income before
       extraordinary items and before
       dividing with Pro-Fac..........       107.8            (0.7)            (4.1)        (60.4)             42.6
Total interest expense................       (26.9)           (2.0)             0.4          (9.3)(f)         (37.8)
     Amortization of debt issue costs
       associated with the Bridge
       Facility.......................        (5.5)           --               --             5.5 (g)          --
                                         ------------    ------------       -------        ---------        -------
     Pre-tax income (loss) before
       extraordinary items and before
       dividing with Pro-Fac..........        75.4            (2.7)            (3.7)        (64.2)              4.8
Pro-Fac share of (income) loss........        (9.7)           --                1.9           5.4 (h)          (2.4)
                                         ------------    ------------       -------        ---------        -------
     Income before taxes..............        65.7            (2.7)            (1.8)        (58.8)              2.4
(Provision) benefit for taxes.........       (25.7)            1.1              0.8          22.9 (d)(i)       (0.9)
                                         ------------    ------------       -------        ---------        -------
     Income (loss) before
       extraordinary items............      $ 40.0          $ (1.6)          $ (1.0)       $(35.9)          $   1.5
                                         ------------    ------------       -------        ---------        -------
                                         ------------    ------------       -------        ---------        -------

------------

      Represents a reclassification of promotional expenses of DFVC to conform to our presentation. Such amount is
(a)   equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (c) below.
(b)   To reflect the net of (dollars in millions):
          Cost savings anticipated under existing contracts with the suppliers of product packaging........   $  1.2
          Reclassification of warehousing expenses of DFVC to conform to our presentation. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment
          (c) below........................................................................................     (6.1)
                                                                                                              ------
                                                                                                              $ (4.9)
                                                                                                              ------
                                                                                                              ------


                                              (footnotes continued on next page)

(footnotes continued from previous page)


(c)   To reflect the net of (dollars in millions):
          Reclassification of promotional expenses of DFVC to conform to our presentation. Such amount is
          equal to the adjustment to the net sales in pro forma adjustment (a) above.......................   $(15.5)
          Reclassification of warehousing expenses to conform to our presentation. Such amount is equal to
          the adjustment to the net sales in pro forma adjustment (b) above................................      6.1
          To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both our and DFVC personnel contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan
          outlined is to be executed within one year from the consummation date of the acquisition.........      5.0
                                                                                                              ------
                                                                                                              $ (4.4)
                                                                                                              ------
                                                                                                              ------
(d)   To eliminate the gain recognized on the sale of the aseptic business to Dean Foods (net of income taxes of
      $25.0 million). Such income has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations, as the gain is considered nonrecurring.
(e)   To reflect $2.4 million of additional goodwill amortization relating to the acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by us subsequent to the acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.
(f)   To reflect the net adjustment to interest expense as follows (dollars in millions):
          Notes at an interest rate of 11.875%.............................................................   $  5.9
          Borrowings under the new credit facility (at the rates applicable upon the syndication thereof)..     10.3
          Subordinated Promissory Note at an interest rate of 5.0% (non-cash)..............................      0.4
          Amortization of debt issuance costs..............................................................      0.8
          Less historical interest expense net adjustment..................................................     (7.9)
          Less amortization of debt issuance costs related to debt repaid..................................     (0.2)
                                                                                                              ------
                                                                                                              $  9.3
                                                                                                              ------
                                                                                                              ------

      The elimination of debt issuance costs and premiums to be paid to extinguish existing debt have been recognized as an extraordinary item in our Statement of Operations for the first fiscal quarter of 1999. See 'Unaudited Consolidated Statement of Operations' of Agrilink included elsewhere herein. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.
(g) To eliminate fees associated with obtaining the bridge facility. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations as the expense is considered nonrecurring.
(h) To reflect the anticipated effect of the earnings split with Pro-Fac for pro forma adjustments assuming that the sharing of earnings provision under the Marketing Agreement will continue.
(i) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

            SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL DATA OF AGRILINK AND DFVC

AGRILINK


     The following financial data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the historical consolidated financial statements of Agrilink and DFVC and the related notes and the 'Unaudited Pro Forma Financial Data of Agrilink' and the related notes.



     We derived the financial data for each full fiscal year from our audited consolidated financial statements. They reflect our operations and financial position at the dates and for the periods shown in the table. We derived the financial data for the six month periods from our unaudited financial statements. In the opinion of management, our unaudited financial statements include all adjustments necessary for a fair presentation of our results of operations and financial position at the dates and for the periods shown in the table. We derived the selected unaudited pro forma financial data from our audited consolidated financial statements for the year ended and as of June 27, 1998, our unaudited consolidated financial statements for the six months ended and as of December 26, 1998, DFVC's audited consolidated financial statements for the year ended and as of May 31, 1998 and DFVC's unaudited consolidated financial statements for the quarter ended and as of August 30, 1998. No adjustment was made to conform DFVC's last Sunday of May fiscal year end to our last Saturday of June fiscal year end, or our and DFVC's differing fiscal quarter ends.



     The selected unaudited pro forma financial data give effect to the Transactions and the initial notes offering and the application of the net proceeds from the Transactions and the initial notes offering as if they had occurred as of June 29, 1997. The pro forma financial data reflect the assumption that we will elect to treat the acquisition of DFVC as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. The selected unaudited pro forma financial data do not claim to represent what our results of operations or financial position actually would have been if those transactions actually had been consummated on June 29, 1997, or what our results will be for any future date or period.



     We define EBITDA as the sum of pre-tax income or loss before it is divided with Pro-Fac and before the cumulative effect of an accounting change and extraordinary item, plus interest expense, amortization of debt issue costs associated with the bridge facility, and depreciation and amortization of goodwill and other intangibles. EBITDA margin is defined as EBITDA divided by net sales. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. We have included EBITDA because we believe it is a financial indicator of a company's ability to service its debt. EBITDA as calculated by us may not be comparable to calculations by other companies.

                                                              FISCAL YEAR ENDED
                                       ----------------------------------------------------------------
                                                                                       JUNE 27, 1998
                                       JUNE 25,    JUNE 24,   JUNE 29,   JUNE 28,   -------------------
                                         1994      1995(1)      1996       1997     ACTUAL    PRO FORMA
                                       ---------   --------   --------   --------   -------   ---------
                                                            (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales............................   $ 829.1    $ 748.5    $ 739.1    $ 730.8    $ 719.7   $1,242.0
Cost of sales........................    (592.6)    (530.1)    (562.9)    (539.1)    (524.1)    (865.4)
                                       ---------   --------   --------   --------   -------   ---------
    Gross profit.....................     236.5      218.4      176.2      191.7      195.6      376.6
Selling, administrative and
  general............................    (187.0)    (159.9)    (156.1)    (145.4)    (141.9)    (288.4)
Income from Great Lakes Kraut
  Company............................     --         --         --         --           1.9        1.9
Gain on sale of Finger Lakes
  Packaging..........................     --         --         --           3.6      --         --
Restructuring (including net (losses)
  gains from disposal)(2)............       7.8       (8.4)      (5.9)     --         --         --
Change in control expenses(3)........      (3.5)      (2.2)     --         --         --         --
Gain on assets net of additional
  costs incurred as a result of a
  fire...............................     --           4.1      --         --         --         --
Amortization of unallocated excess of
  purchase cost over net assets
  acquired...........................     --         --         --         --         --         (10.4)
Gain on the sale of the Aseptic
  Business...........................     --         --         --         --         --         --
                                       ---------   --------   --------   --------   -------   ---------
    Operating income.................      53.8       52.0       14.2       49.9       55.6       79.7
Total interest expense...............     (18.2)     (32.4)     (42.0)     (35.0)     (30.6)     (72.9)
Amortization of debt issue costs
  associated with the Bridge
  Facility...........................     --         --         --         --         --         --
                                       ---------   --------   --------   --------   -------   ---------
Pre-tax income (loss) before dividing
  with Pro-Fac.......................      35.6       19.6      (27.8)      14.9       25.0        6.8
Pro-Fac share of (income) loss.......     (16.8)      (9.6)       9.0       (7.4)     (12.5)      (3.4)
                                       ---------   --------   --------   --------   -------   ---------
Income (loss) before taxes and
  cumulative effect of an accounting
  change and extraordinary item......      18.8       10.0      (18.8)       7.5       12.5        3.4
Tax (provision) benefit..............      (8.7)      (6.0)       6.9       (3.7)      (5.7)      (2.0)
                                       ---------   --------   --------   --------   -------   ---------
Income (loss) before cumulative
  effect of an accounting change and
  extraordinary item.................      10.1        4.0      (11.9)       3.8        6.8        1.4
Cumulative effect of an accounting
  change, net(4).....................     --         --         --           1.7      --         --
Extraordinary item relating to the
  early extinguishment of debt (net
  of income taxes and after dividing
  with Pro-Fac)......................     --         --         --         --         --         --
                                       ---------   --------   --------   --------   -------   ---------
Net income (loss)....................   $  10.1    $   4.0    $ (11.9)   $   5.5    $   6.8   $    1.4
                                       ---------   --------   --------   --------   -------   ---------
                                       ---------   --------   --------   --------   -------   ---------
SELECTED FINANCIAL DATA:
EBITDA(5)............................   $  79.6    $  75.6    $  43.7    $  76.7    $  77.3   $  131.0
EBITDA margin........................       9.6%      10.1%       5.9%      10.5%      10.7%      10.5%
Depreciation and amortization(6).....      25.8       23.6       29.5       26.8       21.7       51.3
Capital expenditures(7)..............      19.5       32.6       18.0       16.9       14.1       25.3
Ratio of earnings to fixed charges
  (coverage deficiency)(8)...........      1.95x      1.30x     (18.7)      1.20x      1.39x      1.05x
BALANCE SHEET DATA:
Working capital......................   $ 104.0    $ 144.2    $ 107.9    $  84.1    $ 108.1
Total assets.........................     446.9      672.3      634.3      542.6      566.4
Total debt...........................     271.6      357.6      319.4      232.3      238.8
Shareholder's equity.................      80.9      141.1      139.2      146.4      154.6

                                               SIX MONTHS ENDED
                                        ------------------------------
                                        DECEMBER    DECEMBER 26, 1998
                                           27,     -------------------
                                          1997     ACTUAL    PRO FORMA
                                        ---------  -------   ---------
                                            (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales............................   $ 379.1    $ 559.3    $ 656.3
Cost of sales........................    (270.8)    (390.4)    (455.7)
                                        ---------  -------   ---------
    Gross profit.....................     108.3      168.9      200.6
Selling, administrative and
  general............................     (74.3)    (127.0)    (157.3)
Income from Great Lakes Kraut
  Company............................       1.0        1.7        1.7
Gain on sale of Finger Lakes
  Packaging..........................     --         --         --
Restructuring (including net (losses)
  gains from disposal)(2)............     --         --         --
Change in control expenses(3)........     --         --         --
Gain on assets net of additional
  costs incurred as a result of a
  fire...............................     --         --         --
Amortization of unallocated excess of
  purchase cost over net assets
  acquired...........................     --         --          (2.4)
Gain on the sale of the Aseptic
  Business...........................     --          64.2      --
                                        ---------  -------   ---------
    Operating income.................      35.0      107.8       42.6
Total interest expense...............     (15.6)     (26.9)     (37.8)
Amortization of debt issue costs
  associated with the Bridge
  Facility...........................     --          (5.5)     --
                                        ---------  -------   ---------
Pre-tax income (loss) before dividing
  with Pro-Fac.......................      19.4       75.4        4.8
Pro-Fac share of (income) loss.......      (9.7)      (9.7)      (2.4)
                                        ---------  -------   ---------
Income (loss) before taxes and
  cumulative effect of an accounting
  change and extraordinary item......       9.7       65.7        2.4
Tax (provision) benefit..............      (4.4)     (25.7)      (0.9)
                                        ---------  -------   ---------
Income (loss) before cumulative
  effect of an accounting change and
  extraordinary item.................       5.3       40.0        1.5
Cumulative effect of an accounting
  change, net(4).....................     --         --         --
Extraordinary item relating to the
  early extinguishment of debt (net
  of income taxes and after dividing
  with Pro-Fac)......................     --         (16.4)     --
                                        ---------  -------   ---------
Net income (loss)....................   $   5.3    $  23.6    $   1.5
                                        ---------  -------   ---------
                                        ---------  -------   ---------
SELECTED FINANCIAL DATA:
EBITDA(5)............................   $  46.0    $  62.2    $  68.5
EBITDA margin........................      12.1%      11.1%      10.4%
Depreciation and amortization(6).....      11.0       18.6       25.9
Capital expenditures(7)..............       6.8        8.6       11.8
Ratio of earnings to fixed charges
  (coverage deficiency)(8)...........      1.59x      1.13x      1.06x
BALANCE SHEET DATA:
Working capital......................   $  90.4    $ 210.9
Total assets.........................     610.3    1,272.1
Total debt...........................     294.3      778.5
Shareholder's equity.................     151.7      178.2

------------

(1) Represents the sum of the results of operations for both the predecessor and successor entities relating to our change of control in November 1994.


(2) During fiscal 1994, we sold the oats operations of National Oats realizing a gain of $10.9 million before dividing such gain with Pro-Fac and before taxes, which was offset by a $3.1 million charge before dividing such charge with Pro-Fac and before taxes, to adjust previous estimates recorded regarding restructuring activities. During fiscal 1995, we sold certain assets of the Nalley's United States Chips and Snacks business. The restructuring expenses of $8.4 million before dividing such charge with Pro-Fac and before taxes reflect the impact of this sale and other expenses. During fiscal 1996, we initiated a company-wide restructuring program. The restructuring charge amounted to $5.9 million before dividing such charge with Pro-Fac and before taxes. This amount consisted of employee termination benefits of $4.0 million and $1.9 million for strategic consulting expenses.

(3) We expensed $3.5 million and $2.2 million before dividing such charge with Pro-Fac and before taxes in fiscal 1994 and 1995, respectively, for legal, accounting, investment banking and other expenses in connection with the change of control issue surrounding the sale of the Company to Pro-Fac.

(4) Represents cumulative effect of an accounting change, to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense, net of split with Pro-Fac.

                                              (footnotes continued on next page)

(footnotes continued from previous page)


(5) Actual and pro forma EBITDA at December 26, 1998 excludes the $64.2 million gain on the sale of the aseptic business. Had the gain on the sale of the aseptic business been included, actual EBITDA at December 26, 1998 would have been $126.4 million.



(6) Amortization of intangibles for fiscal 1994 is defined as the sum of amortization of goodwill and intangibles, including the amount of the finance receivable relating to goodwill recognized by Pro-Fac. Through the provisions of the earnings split, amortization of intangibles has been recognized equally between Agrilink and Pro-Fac in the amount of $1.7 million for fiscal 1994.



(7) For fiscal 1994, includes our capital expenditures of $9.5 million and Pro-Fac's capital expenditures of $10.0 million.



(8) For purposes of calculating ratio of earnings to fixed charges, earnings are determined by adding fixed charges to income or loss before taxes and before cumulative effect of an accounting change. Fixed charges consist of interest expense and the interest component of rental expense. For fiscal 1996, earnings before fixed charges were insufficient to cover fixed charges and the dollar amount of coverage deficiency, instead of the ratio, is disclosed.
    The $64.2 million gain on the sale of the aseptic business and the $5.5 million expense for the amortization of debt issue costs associated with the bridge facility have been excluded in calculating the ratio of earnings to fixed charges at December 26, 1998.

                            ------------------------
PRO-FAC

     See 'Pro-Fac Cooperative, Inc. and Consolidated Subsidiary -- Selected Historical and Unaudited Pro Forma Financial Data' at the back of this prospectus.

DFVC


     The following table sets forth selected historical consolidated financial data of DFVC for the periods indicated. The financial data for each full fiscal year were derived from DFVC's audited consolidated financial statements. They reflect the operations and financial positions of DFVC at the dates and for the periods shown in the table. The financial data for the three month periods were derived from DFVC's unaudited financial statements. In the opinion of management, the unaudited financial statements include all adjustments necessary for a fair presentation of the results of operations and financial position of DFVC at the dates and for the periods shown in the table. The information below should be read in conjunction with DFVC's consolidated financial statements and related notes at the back of this prospectus and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'


     On September 24, 1998, DFVC was merged into Agrilink, and DFVC ceased preparing separate financial statements. DFVC's results after that date are included in our financial statements.


     EBITDA for DFVC is defined as the sum of pre-tax income or loss plus interest expense, depreciation and amortization of goodwill and other intangibles, and, for each of fiscal 1996 and 1997, the special charge recorded that year. EBITDA margin is defined as EBITDA divided by net sales. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included because we believe that EBITDA is a financial indicator of a company's ability to service its debt. EBITDA, as we have calculated it for DFVC, may not be comparable to calculations as presented by other companies.

                                                                  FISCAL YEAR ENDED            FISCAL QUARTER ENDED
                                                            -----------------------------    ------------------------
                                                            MAY 26,    MAY 25,    MAY 31,    AUGUST 24,    AUGUST 30,
                                                             1996       1997       1998         1997          1998
                                                            -------    -------    -------    ----------    ----------
                                                                              (DOLLARS IN MILLIONS)
Statement of Operations Data:
     Net sales(1)........................................   $ 646.6    $ 622.0    $ 620.2     $  123.3      $  121.9
     Cost of sales(2)....................................    (491.7)    (438.4)    (424.0)       (95.3)        (87.3)
                                                            -------    -------    -------    ----------    ----------
          Gross profit...................................     154.9      183.6      196.2         28.0          34.6
     Selling, administrative and general(3)..............    (150.3)    (149.8)    (158.7)       (31.1)        (35.5)
     Special charge(4)...................................     (37.3)      (9.6)        --           --            --
     Other income........................................       0.6        0.6        1.2          0.2           0.2
                                                            -------    -------    -------    ----------    ----------
          Operating income...............................     (32.1)      24.8       38.7         (2.9)         (0.7)
     Total interest expense..............................     (12.0)     (10.3)      (9.2)        (2.1)         (2.0)
                                                            -------    -------    -------    ----------    ----------
          Pre-tax income (loss)..........................     (44.1)      14.5       29.5         (5.0)         (2.7)
     Tax (provision)/benefit.............................      17.2       (5.8)     (11.8)         2.0           1.1
                                                            -------    -------    -------    ----------    ----------
          Net income (loss)..............................   $ (26.9)   $   8.7    $  17.7     $   (3.0)     $   (1.6)
                                                            -------    -------    -------    ----------    ----------
                                                            -------    -------    -------    ----------    ----------
Selected Financial Data:
     EBITDA..............................................   $  29.8    $  56.2    $  58.9     $    2.4      $    4.6
     EBITDA margin.......................................       4.6%       9.0%       9.5%         1.9%          3.8%
     Depreciation and amortization.......................      24.6       21.8       20.2          5.3           5.3
     Capital expenditures................................      15.6       15.4       11.3          4.4           3.2
Balance Sheet Data:
     Working capital.....................................   $ 162.1    $ 141.9    $ 125.1     $  134.2      $  133.2
     Total assets........................................     425.3      396.2      359.8        394.3         394.1
     Total debt..........................................       4.4        3.7        3.0          3.5           2.8
     Shareholder's equity(5).............................     339.3      310.2      279.7        295.0         285.7

------------

(1) Represents net sales after reclassification of promotional expenses of $76.7 million, $72.7 million, $79.0 million, $13.8 million and $15.5 million in fiscal 1996, 1997, 1998, the first quarter of fiscal 1998 and the first quarter of fiscal 1999, respectively, to conform to our presentation.



(2) Represents cost of sales after reclassification of warehousing expenses of $42.2 million, $32.8 million, $27.5 million, $6.1 million and $6.1 million in fiscal 1996, 1997, 1998, the first quarter of fiscal 1998 and the first quarter of fiscal 1999, respectively, to conform to our presentation.



(3) Represents selling, administrative and general expenses after reclassification of the promotional expenses listed in Note 1 above, warehousing expenses listed in Note 2 above, and amortization of $1.1 million, $1.1 million and $1.2 million in fiscal 1996, 1997 and 1998, respectively, to conform to our presentation.


(4) In May 1996, DFVC adopted a plan to reduce costs, rationalize production capacity and provide for projected severance costs which resulted in a restructuring charge before taxes of $37.3 million in fiscal 1996. This amount provided for employee termination benefits of $2.2 million, $5.7 million in plant closings and $29.4 million relating to the disposition of assets. In fiscal 1997, DFVC recorded additional restructuring charges of $9.6 million before taxes. This amount provided for $0.7 million of employee termination benefits and $8.9 million relating to plant closings.


(5) Represents shareholder's equity after reclassification of intercompany amounts of $36.7 million, $24.8 million, $33.5 million, $24.6 million and $35.5 million in fiscal 1996, 1997, 1998, the first quarter of fiscal 1998 and the first quarter of fiscal 1999.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS -- AGRILINK


     Prior to the acquisition of DFVC, we had three primary business units:
Curtice Burns Foods ('CBF'), Nalley Fine Foods and our Snack Food Group. Each business unit offers different products. The majority of each business units' net sales are within the United States. In addition, all of the operating facilities of those business units are within the United States. A fourth business unit, AFVC, which has a processing facility located in Mexico, was added in connection with the acquisition of DFVC. Effective July 1, 1999, we plan to consolidate all of our business units into one unit, Agrilink Foods, and in conjunction with the consolidation we will report our financial results by product line, rather than business unit.



     The CBF business unit produces products in several food categories, including fruit fillings and toppings; aseptically-produced products prior to the sale of the aseptic business; canned and frozen fruits and vegetables and popcorn. The Nalley business unit produces canned meat products such as chilies and stews, pickles, salad dressings, salsa and syrup. Agrilink's snack foods business unit consists of the Snyder of Berlin, Husman Snack Foods and Tim's Cascade Potato Chip businesses. This business unit produces and markets potato chips and other salty-snack items. As part of the acquisition of DFVC, Agrilink sold the aseptic business to Dean Foods. In January 1999, we announced that we had sold our peanut butter business, which had been part of the Nalley business unit. The sale of the peanut butter business did not constitute a significant transaction.



     The following tables illustrate Agrilink's results of operations by business unit for the fiscal years ended June 29, 1996, June 28, 1997 and June 27, 1998, and the three- and six-month periods ended December 27, 1997 and December 26, 1998, and Agrilink's total assets by business at June 28, 1997, June 27, 1998, December 27, 1997 and December 26, 1998. In fiscal 1996, we sold our Nalley Canada Ltd. subsidiary and Nalley's United States Chips and Snacks business. In fiscal 1997, we sold our Finger Lakes Packaging Company, Inc. subsidiary and a portion of our canned vegetable business.


NET SALES


     The amounts shown in 'businesses sold' include the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold in fiscal 1997, Nalley Canada Ltd. and Nalley's United States Chips and Snacks business. For the three- and six-month periods ended December 27, 1997 and December 26, 1998, businesses sold also includes the net sales of the aseptic and peanut butter businesses.


                                          FISCAL YEAR ENDED                              THREE MONTHS ENDED
                         ----------------------------------------------------     ---------------------------------
                            JUNE 29,           JUNE 28,           JUNE 27,         DECEMBER 27,       DECEMBER 26,
                              1996               1997               1998               1997               1998
                         --------------     --------------     --------------     --------------     --------------
                                  % OF               % OF               % OF               % OF               % OF
                           $      TOTAL       $      TOTAL       $      TOTAL       $      TOTAL       $      TOTAL
                         ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
                                                           (DOLLARS IN MILLIONS)
CBF....................  $431.2   58.4 %    $440.2   60.2%     $469.0   65.2%     $114.6   56.5%     $115.4   30.6%
AFVC...................    --      --         --      --         --      --         --      --        198.3   52.7
Nalley Fine Foods......   189.2   25.6       182.4   25.0       182.1   25.3        41.9   20.7        40.8   10.8
Snack Foods Group......    63.7    8.6        67.3    9.2        68.6    9.5        17.2    8.4        18.6    4.9
                         ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
  Subtotal ongoing
    operations.........   684.1   92.6       689.9   94.4       719.7   100.0      173.7   85.6       373.1   99.0
Businesses sold........    55.0    7.4        40.9    5.6        --      --         29.0   14.4         3.6    1.0
                         ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
  Total................  $739.1   100.0%    $730.8   100.0%    $719.7   100.0%    $202.7   100.0%    $376.7   100.0%
                         ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
                         ------   -----     ------   -----     ------   -----     ------   -----     ------   -----

                                   SIX MONTHS ENDED
                          -----------------------------------
                            DECEMBER 27,        DECEMBER 26,
                                1997                1998
                          ----------------     --------------
                                     % OF               % OF
                              $      TOTAL       $      TOTAL
                          ---------  -----     ------   -----
CBF....................   $   202.3  53.4%     $212.1   37.9%
AFVC...................      --       --        198.3   35.4
Nalley Fine Foods......        84.8  22.4        79.8   14.3
Snack Foods Group......        34.5   9.1        36.7    6.6
                          ---------  -----     ------   -----
  Subtotal ongoing
    operations.........       321.6  84.9       526.9   94.2
Businesses sold........        57.5  15.1        32.4    5.8
                          ---------  -----     ------   -----
  Total................   $   379.1  100.0%    $559.3   100.0%
                          ---------  -----     ------   -----
                          ---------  -----     ------   -----

OPERATING INCOME



     This table excludes the cumulative effect of an accounting change that occurred in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Agrilink at the back of this prospectus. For the three- and six-month periods ended December 26, 1998, this table also excludes the gain on the sale of the aseptic business.



     In fiscal 1996, amounts shown in 'businesses sold and other nonrecurring' include restructuring initiatives and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, the amounts shown include the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink included at the back of this prospectus. For the three- and six-month periods ended December 27, 1997 and December 26, 1998, the amounts shown represent the operating earnings of the aseptic and peanut butter businesses.



                                                FISCAL YEAR ENDED              THREE MONTHS ENDED             SIX MONTHS ENDED
                                          ------------------------------   ---------------------------   ---------------------------
                                          JUNE 29,   JUNE 28,   JUNE 27,   DECEMBER 27,   DECEMBER 26,   DECEMBER 27,   DECEMBER 26,
                                            1996       1997       1998         1997           1998           1997           1998
                                          --------   --------   --------   ------------   ------------   ------------   ------------
                                                                            (DOLLARS IN MILLIONS)
CBF.....................................   $ 26.5     $ 40.5     $ 47.1       $ 16.1         $ 11.5         $ 22.2         $ 17.6

AFVC....................................    --         --         --          --               15.5         --               15.5

Nalley Fine Foods.......................     (2.9)      10.8       10.4          3.6            3.2            6.9            4.9

Snack Foods Group.......................      4.1        5.9        6.9          1.9            2.0            4.0            4.3

Corporate...............................     (6.8)     (10.5)      (8.8)        (3.7)          (1.2)          (5.7)          (2.5)
                                          --------   --------   --------       -----          -----          -----          -----

  Subtotal ongoing operations...........     20.9       46.7       55.6         17.9           31.0           27.4           39.8

Businesses sold and other
  nonrecurring..........................     (6.7)       3.2      --             4.2            0.1            7.5            3.8
                                          --------   --------   --------       -----          -----          -----          -----

  Total(1)..............................   $ 14.2     $ 49.9     $ 55.6       $ 22.1         $ 31.1         $ 34.9         $ 43.6
                                          --------   --------   --------       -----          -----          -----          -----
                                          --------   --------   --------       -----          -----          -----          -----

------------




(1) Operating income less interest expense and amortization of debt issue costs associated with the bridge facility results in pretax income before dividing with Pro-Fac and before extraordinary item. These amounts were $24.1 million for the three months ended December 26, 1998, $8.0 million for the three months ended December 27, 1997, $32.4 million for the six months ended December 26, 1998 and $15.6 million for the six months ended December 27, 1997. Interest expense allocated to business units is not considered a critical component by management when evaluating success.


EBITDA


     This table excludes the cumulative effect of an accounting change that occurred in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Agrilink at the back of this prospectus. For the three- and six-month periods ended December 26, 1998, this table also excludes the gain on the sale of the aseptic business. In fiscal 1996, amounts shown in 'businesses sold and other nonrecurring' include restructuring and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, these amounts include the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold in fiscal 1997, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink at the back of this prospectus. For the three- and six-month periods ended December 27, 1997 and December 26, 1998, these amounts represent the operating earnings of the aseptic and peanut butter businesses.

                                                FISCAL YEAR ENDED              THREE MONTHS ENDED             SIX MONTHS ENDED
                                          ------------------------------   ---------------------------   ---------------------------
                                          JUNE 29,   JUNE 28,   JUNE 27,   DECEMBER 27,   DECEMBER 26,   DECEMBER 27,   DECEMBER 26,
                                            1996       1997       1998         1997           1998           1997           1998
                                          --------   --------   --------   ------------   ------------   ------------   ------------
                                                                            (DOLLARS IN MILLIONS)
CBF.....................................   $ 44.4     $ 57.1     $ 61.0       $ 19.4         $ 14.7         $ 28.9         $ 23.4
AFVC....................................    --         --         --          --               23.7         --               23.7
Nalley Fine Foods.......................      2.3       16.2       16.0          4.9            4.3            9.5            7.4
Snack Foods Group.......................      6.0        7.6        8.8          2.3            2.5            4.9            5.3
Corporate...............................     (6.9)     (10.1)      (8.5)        (3.7)          (1.1)          (5.6)          (2.3)
                                          --------   --------   --------       -----          -----          -----          -----
  Subtotal ongoing operations...........     45.8       70.8       77.3         22.9           44.1           37.7           57.5
Businesses sold and other
  nonrecurring..........................     (2.1)       5.9      --             4.6            0.3            8.3            4.7
                                          --------   --------   --------       -----          -----          -----          -----
  Total.................................   $ 43.7     $ 76.7     $ 77.3       $ 27.5         $ 44.4         $ 46.0         $ 62.2
                                          --------   --------   --------       -----          -----          -----          -----
                                          --------   --------   --------       -----          -----          -----          -----



TOTAL ASSETS



     The amounts shown in 'businesses sold' include the assets of the aseptic and peanut butter businesses.



                                                 FISCAL YEAR ENDED                                 SIX MONTHS ENDED
                                    --------------------------------------------    ----------------------------------------------
                                       JUNE 28, 1997           JUNE 27, 1998         DECEMBER 27, 1997        DECEMBER 26, 1998
                                    --------------------    --------------------    --------------------    ----------------------
                                      $       % OF TOTAL      $       % OF TOTAL      $       % OF TOTAL       $        % OF TOTAL
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
                                                                        (DOLLARS IN MILLIONS)

CBF..............................   $329.0        60.6%     $362.2        63.9%     $356.6        58.4%     $  390.6        30.7%
AFVC.............................     --         --           --         --           --         --            621.7        48.9
Nalley Fine Foods................    144.4        26.6       137.4        24.3       141.0        23.1         137.2        10.8
Snack Foods Group................     26.7         4.9        28.0         4.9        26.9         4.4          32.2         2.5
Corporate........................     42.5         7.9        38.8         6.9        46.7         7.7          78.0         6.1
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
  Subtotal ongoing operations....    542.6       100.0       566.4       100.0       571.2        93.6       1,259.7        99.0
Businesses sold..................     --         --           --         --           39.1         6.4          12.4         1.0
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
  Total..........................   $542.6       100.0%     $566.4       100.0%     $610.3       100.0%     $1,272.1       100.0%
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------





CHANGES FROM SECOND QUARTER FISCAL 1998 TO SECOND QUARTER FISCAL 1999


     Net income for the second quarter of fiscal 1999 of $1.6 million represented a $2.3 million decrease as compared to the second quarter of fiscal 1998 net income of $3.9 million. Net income for the second quarter of fiscal 1999 was significantly affected by the increase in interest expense associated with the acquisition of DFVC and the amortization of debt issue costs associated with the bridge facility. Accordingly, management believes an evaluation of EBITDA is appropriate as it allows the operations of the business to be reviewed in a more consistent manner. Excluding the operating results from businesses sold, EBITDA for the continuing business increased $21.2 million, or 92.6%, to $44.1 million in the second quarter of the current fiscal year from $22.9 million in the second quarter of the prior fiscal year. This increase primarily results from the inclusion of the AFVC business unit in the fiscal 1999 year-to-date results. The acquisition of DFVC was completed on September 24, 1998. EBITDA of AFVC of approximately $23.7 million was offset by a minor decrease of approximately $2.5 million at our preexisting operations. The decline at CBF of $4.7 million was primarily attributable to a decrease in volume within the fruit category of approximately $3.9 million, and a $0.4 million decrease within the vegetable category attributable to product mix. The decline of EBITDA at Nalley of $0.6 million was primarily attributable to product mix. The EBITDA within the Snack Foods Group increased $0.2 million due to increases in net sales. The decline in corporate overhead results primarily from a reduction in incentive costs.



     Net sales. Total net sales for the quarter increased $174.0 million, or 85.8%, to $376.7 million in the second quarter of fiscal 1999 from $202.7 million in the second quarter of fiscal 1998.

Excluding businesses sold, net sales increased by $199.4 million to $373.1 million in the second quarter of fiscal 1999 from $173.7 million in the second quarter of fiscal 1998. The increase in net sales from ongoing operations came primarily from the addition of the AFVC business unit which reported net sales of $198.3 million. Net sales for the remaining business units were relatively consistent with that of the prior fiscal year. We did, however, experience reductions within the fruit category at CBF which were offset by increases within the vegetable category.


     Gross profit. Gross profit of $122.1 million in the quarter ended December 26, 1998 increased approximately $59.5 million, or 95.0%, from $62.6 million in the quarter ended December 27, 1997. Excluding the effect of businesses sold, gross profit increased $65.1 million or 115.6%. Gross profit at AFVC was approximately $67.6 million for the second quarter of fiscal 1999. Gross profit for the remaining businesses declined $2.5 million primarily attributable to changes in product mix and product costs.



     Selling, administrative and general expenses. Selling, administrative and general expenses have increased $50.6 million as compared with the second quarter of the prior fiscal year. The inclusion of AFVC accounted for $52.2 million of that increase. This amount was offset by a reduction in incentive costs recorded within the quarter.



     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 5, 'Other
Matters -- Formation of New Sauerkraut Company' to the 'Notes to Unaudited Consolidated Financial Statements' of Agrilink at the back of this prospectus.



     Interest expense. Interest expense increased $10.6 million to $18.6 million in the second quarter of fiscal 1999 from $8.0 million in the second quarter of fiscal 1998. This increase is associated with debt from the acquisition of DFVC and higher levels of seasonal borrowings at the existing operations due to an earlier intake of crops and, therefore, a resultant increase in inventory.



     Amortization of debt issue costs associated with the bridge facility. In order to consummate the acquisition of DFVC, we entered into the $200 million bridge facility. The bridge facility was repaid with the proceeds from the initial notes offering. See Note 4, 'Debt -- 11 7/8 Percent Senior Subordinated Notes (due 2008)' to the 'Notes to Unaudited Consolidated Financial Statements' of Agrilink at the back of this prospectus. Debt issuance costs associated with the bridge facility were $5.5 million and were fully amortized during the quarter.



     Provision for taxes. The provision for taxes decreased $1.8 million to $1.4 million in the second quarter of fiscal 1999 from $3.2 million in the second quarter of fiscal 1998. Of this decrease, $2.1 million is attributable to the benefit recorded in conjunction with the amortization of debt issue costs associated with the bridge facility. The remaining variance results from the change in earnings before tax. Agrilink's effective tax rate is negatively affected by the non-deductibility of certain amounts of goodwill.


CHANGES FROM FIRST SIX MONTHS FISCAL 1998 TO FIRST SIX MONTHS FISCAL 1999


     Net income for the first six months of fiscal 1999 of $23.6 million represented an $18.3 million increase over the first six months of fiscal 1998 net income of $5.3 million. Net income for the first half of fiscal 1999 was affected by the gain on the sale of the aseptic business, the increase in interest expense associated with the acquisition of DFVC, the amortization of debt issue costs associated with the bridge facility, and the extraordinary item relating to the early extinguishment of debt. Accordingly, management believes an evaluation of EBITDA is appropriate as it allows the operations of the business to be reviewed in a more consistent manner. Total EBITDA for the first six months of fiscal 1999, excluding the extraordinary charge relating to the early extinguishment of debt, was $62.2 million as compared to $46.0 million in the first six months of fiscal 1998. Excluding the operating results from businesses sold and the gain from businesses sold, EBITDA for the continuing business increased $19.8 million, or 52.5%, to $57.5 million in the first six months of the current fiscal year from $37.7 million in the first six months of the prior fiscal year. This increase primarily results from the inclusion of the AFVC business unit in fiscal 1999.

EBITDA of AFVC of approximately $23.7 million was offset by a decrease within our preexisting operations of approximately $3.9 million. A decline at CBF of $5.5 million was primarily due to reductions within the fruit category of approximately $5.7 million as a result of changes in product mix. The decline at Nalley of $2.1 million was due primarily to the recognition of a favorably settled outstanding tax claim with the state of Washington for $1.4 million in the first six months of the prior fiscal year and a reduction in the dressing and canned product lines due to competitive pressures. The EBITDA within the Snack Foods Group increased $0.4 million due to increases in net sales. The decline in corporate overhead results primarily from a reduction in incentive costs.


     Net sales. Total net sales for the first six months increased $180.2 million, or 47.5%, to $559.3 million in the fiscal first six months of fiscal 1999 from $379.1 million in the first six months of fiscal 1998. Excluding businesses sold, net sales increased by $205.3 million, or 63.8%, to $526.9 million in the first six months of fiscal 1999 from $321.6 million in the first six months of fiscal 1998.

     The increase in net sales came primarily from the addition of the AFVC business unit which reported net sales of $198.3 million.


     Our preexisting operations accounted for an increase of $7.0 million. Net sales for CBF increased $9.8 million. This increase was attributable to improvements in volume primarily within vegetables of approximately $17.4 million, offset by a decrease within the fruit category due to changes in product mix of approximately $6.1 million. Net sales for the remaining categories at CBF were relatively consistent with that of the first six months of the prior fiscal year.


     Net sales for Nalley decreased $5.0 million as compared with the first six months of the prior fiscal year as gains in the pickle category were offset by reductions in the dressing and canned product lines. Within the pickle category, net sales for the first six months of fiscal 1999 increased $1.4 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $4.4 million decrease in net sales for dressings and a $2.0 million decrease in the canned category.

     Net sales for the Snack Foods Group increased by $2.2 million, or 6.4%, to $36.7 million in the first six months of fiscal 1999 as a result of new business.


     Gross profit. Gross profit of $168.8 million in the first six months ended December 26, 1998 increased approximately $60.6 million, or 56.0%, from $108.2 million in the first six months ended December 27, 1997. Excluding the effect of businesses sold, gross profit increased $65.7 million or 68.2%.


     Gross profit at AFVC was approximately $67.6 million for the six months ended December 27, 1998.

     The decrease in gross profit at the CBF business unit, excluding the aseptic business, was $1.4 million primarily attributable to changes in product mix and product costs. Overall, gross profit at Nalley, excluding the peanut butter business, decreased $1.9 million due primarily to the reductions in net sales outlined above. Increases in net sales within the Snack Foods Group resulted in margin improvements of $1.4 million.


     Selling, administrative and general expenses. Selling, administrative and general expenses have increased $52.7 million as compared with the first six months of the prior fiscal year. The inclusion of AFVC accounted for $52.2 million of that increase.



     Gain on sale of aseptic business. In conjunction with the acquisition of DFVC, we sold our aseptic business to Dean Foods. A gain of approximately $64.2 million was recognized on this disposal reflecting a preliminary value for this business of approximately $83.0 million based upon an appraised value range given to us by an independent appraiser. This amount was used to offset borrowings necessary to complete the acquisition of DFVC.



     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 5, 'Other Matters -- Formation of New Sauerkraut Company' to the

'Notes to Unaudited Consolidated Financial Statements' of Agrilink at the back of this prospectus.



     Interest expense. Interest expense increased $11.3 million to $26.9 million in the first six months of fiscal 1999 from $15.6 million in the first six months of fiscal 1998. This increase is associated with debt from the acquisition of DFVC and higher levels of seasonal borrowings at the existing operations due to an earlier intake of crops and, therefore, the resultant increase in inventory.



     Amortization of debt issue costs associated with the bridge facility. In order to consummate the acquisition of DFVC, we entered into the $200 million bridge facility. The bridge facility was repaid with the proceeds from the initial notes offering. See Note 4, 'Debt -- 11 7/8 Percent Senior Subordinated Notes due 2008' to the 'Notes to Unaudited Consolidated Financial Statements' of Agrilink at the back of this prospectus. Debt issuance costs associated with the bridge facility were $5.5 million and were fully amortized during the second quarter.


     Provision for taxes. The provision for taxes increased $21.3 million to $25.7 million in the first six months of fiscal 1999 from $4.4 million in the first six months of fiscal 1998. Of this net increase, $25.0 million is attributable to the provision associated with the gain on the sale of the aseptic business. The amount was offset by a $2.1 million benefit associated with the amortization of debt issue costs associated with the bridge facility. The remaining variance results from the change in earnings before tax. Agrilink's effective tax rate is negatively impacted by the non-deductibility of certain amounts of goodwill.


     Extraordinary item relating to the early extinguishment of debt. Concurrently with the acquisition of DFVC, we refinanced our existing indebtedness, including our old notes and our then-existing bank debt. Premiums and breakage fees associated with early redemptions and other fees incurred amounted to $16.4 million, net of income taxes of $10.4 million and after allocation to Pro-Fac of $1.7 million.


CHANGES FROM FISCAL 1997 TO FISCAL 1998


     Net income for fiscal 1998 of $6.8 million represented a $1.3 million or 23.6% increase over the prior year's net income of $5.5 million. Total EBITDA before cumulative effect of an accounting change was $77.3 million as compared to $76.7 million in the prior year. Excluding the effect of businesses sold and other non-recurring activities, EBITDA increased $6.5 million or 9.2% to $77.3 million, while operating income increased $8.9 million or 19.1% to $55.6 million from the prior year's $46.7 million. These improvements reflected the benefits from numerous initiatives including:



           increase in volume and new customers in many of our product lines;



           the continuing benefits from structural changes made within the organization including the consolidation of operations and facilities, and a decrease in interest expense due to initiatives undertaken in the prior year to reduce debt and focus on strategic product lines.


     Net sales. Total net sales for the year decreased $11.1 million or 1.5% to $719.7 in fiscal year 1998 from $730.8 million in the prior year. Excluding the net sales of businesses sold by us, net sales increased by $29.8 million or 4.3% to $719.7 million in fiscal year 1998 from $689.9 million in the prior year.


     The increase in net sales for ongoing operations came primarily from the CBF business unit, which accounted for an increase of $28.8 million. Prior year net sales include $13.8 million in sauerkraut sales, which are now accounted for by the joint venture between Agrilink and Flanagan Brothers, Inc., that was created in fiscal 1998. See Note 3, 'Acquisitions, Disposals and
Restructuring -- Formation of New Sauerkraut Company' to the financial statements of Agrilink at the back of this prospectus. Excluding the effect of sauerkraut sales from the prior year, net sales from the CBF business unit increased $42.6 million, or 10.0%, from the prior year. These increases resulted from changes in volume, product mix, new customers and improvements in prices. The increase was attributable to increases in net sales from the vegetable category of $20.2 million, the fruit category of $3.0 million and the aseptic business of $24.4 million. In connection with the acquisition of DFVC, we sold our aseptic business to Dean Foods.



     Net sales for Nalley remained relatively flat with the prior year as gains in the pickle and canned categories were offset by reductions in dressings and peanut butter. In January 1999, Agrilink announced it had sold its peanut butter business. Within the pickle category, net sales for fiscal 1998 increased $3.0 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $3.0 million decrease in net sales for dressing. In addition, peanut butter experienced a $0.6 million decrease in net sales.


     Net sales for the Snack Foods Group increased by $1.3 million or 1.9% to $68.6 million in fiscal 1998 as a result of new business in the Northwest and product line extensions, including kettle chips within Snyder of Berlin.


     Gross profit. Gross profit of $195.6 million in fiscal 1998 increased $3.9 million or 2.0% from $191.7 million in fiscal 1997. Excluding the effect of businesses sold in fiscal 1997, gross profit increased $8.1 million. As a percentage of net sales, gross profit increased from 26.2% to 27.2%. This increase is attributable to improved margins in many of our product lines.



     The increase in gross profit at the CBF business unit was $5.0 million. The fruit category showed improvements of $5.5 million resulting from changes in pricing and product mix. The vegetable category showed a decline of $0.9 million. However, excluding the effect of the canned vegetable business sold in 1997, the gross profit within the vegetable category improved $1.5 million. This increase is lower than the increase in net sales described above primarily due to weakened pricing within the industry. As highlighted under ' -- Liquidity and Capital Resources -- Short- and Long-Term Trends,' the vegetable portion of our business can be affected by the national market. During the third and fourth quarters of fiscal 1998, pricing was negatively affected by an oversupply situation.



     Overall, gross profit at Nalley decreased $0.5 million. While production and purchasing efficiencies yielded benefits, these benefits were offset by volume declines within the dressing category due to competitive pressures.


     Increases in net sales within the Snack Foods Group resulted in profit improvements of $0.7 million.

     Selling, administrative and general expenses. Selling, administrative and general expenses have decreased $3.6 million as compared with the prior year. As a percentage of net sales, selling, administrative and general expenses declined from 19.9% to 19.7%. This decrease is primarily due to:


           reductions in selling expenses of $1.4 million;



           reductions in incentive costs of $1.2 million; and



           the effect of a favorably settled outstanding tax claim with the state of Washington for $1.4 million.



     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between us and Flanagan Brothers, Inc. See Note 3 'Other
Matters -- Formation of New Sauerkraut Company' to the consolidated financial statements of Agrilink at the back of this prospectus.


     Interest expense. Interest expense decreased $4.4 million or 12.6% to $30.6 million in fiscal 1998 from $35.0 million in fiscal 1997. This improvement is primarily the result of management's focus on debt reduction during fiscal year 1997. Specific actions taken by management included the sale of Finger Lakes Packaging, the sale of the canned vegetable business and the sale of the Georgia distribution center. The reduction in debt accounted for $3.5 million of the reduction in interest expense while changes in rate accounted for the remaining $0.9 million reduction.


     Provision for taxes. The provision for taxes increased $2.0 million or 54.1% to $5.7 million in fiscal 1998 from $3.7 million in fiscal 1997. This increase was a result of a $5.1 million increase in earnings before tax. Our effective tax rate in fiscal 1998 was 45.5% which is negatively affected by the non-deductibility of goodwill. A further discussion of tax matters is included at Note 6 to the 'Notes to Consolidated Financial Statements' of Agrilink at the back of this prospectus.

CHANGES FROM FISCAL 1996 TO FISCAL 1997

     Net income for fiscal 1997 of $5.5 million represented a $17.4 million increase over the prior year's loss of $11.9 million. Total EBITDA before cumulative effect of an accounting change was $76.7 million for the year ended June 28, 1997 as compared to $43.7 million in the prior year. EBITDA for ongoing businesses reached $70.8 million as compared to the prior year's $45.8 million. This significant improvement reflected the benefits from numerous initiatives including:


           A reduction in debt by $86.8 million which included the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold, the Georgia Distribution facility and idle manufacturing facilities, and efforts to improve cash flow through better management of working capital requirements. See Notes 3 and 5 to the 'Notes to Consolidated Financial Statements' of Agrilink at the back of this prospectus.



           The implementation of structural changes within the organization, including the consolidation of the operations of Brooks Foods and Southern Frozen Foods into CBF.



           The consolidation of support services such as human resources and agricultural services.


The reduction in interest expense as a result of the debt reduction initiatives improved net income by $5.5 million and consolidation efforts accounted for approximately $2.0 million of the $6.5 million reduction in selling, administrative and general expenses.

     Structural changes within our business units included a review of the Nalley operations and the consolidation of several other operations. EBITDA for the Nalley business unit was $16.2 million for the year ended June 28, 1997 as compared to $2.3 million in the prior year. These results were driven by organizational changes and the absence of the significant start-up costs for the new salad dressing line which were incurred throughout fiscal 1996.

     Net Sales. Total net sales decreased by $8.3 million or 1.1% to $730.8 million in fiscal 1997 from $739.1 million in fiscal 1996. Excluding business sold, net sales increased $5.8 million or 0.8% to $689.9 million in fiscal 1997 from $684.1 million in fiscal 1996.

     Net sales from ongoing operations at CBF increased $9.0 million or 2.1% to $440.2 million in fiscal 1997 from $431.2 million in fiscal 1996. This increase was due to improvements in pricing and increased sales from new customers.


     Net sales from ongoing operations at Nalley decreased by $6.8 million or 3.6% to $182.4 million in fiscal 1997 from $189.2 million in fiscal 1996. While the canned category showed increases of $1.5 million, these gains were offset by reductions in all other categories of $8.3 million. Such reductions resulted from competitive pressures on volume and price.


     Net sales at the Snack Foods Group increased $3.6 million, or 5.7%, to $67.3 million in fiscal 1997 from $63.7 million in fiscal 1996. Of this increase, $0.9 million was attributable to the acquisition of Matthews Candy Company during the fourth quarter of fiscal 1996. The $2.7 million increase from the existing remaining business was due to the addition of new customers and product line extensions. Management believes the acquisition of Matthews broadened its line of products and, therefore, enhanced its earnings capability. However, due to the competitive nature of the snack food industry, management is unable to assess whether such increases within the Snack Foods Group will continue to be realized.

     Gross profit. Gross profit of $191.7 million in fiscal 1997 increased $15.5 million or 8.8% from $176.2 million in fiscal 1996. As a percentage of net sales, gross profit increased from 23.8% to 26.2%. This increase was attributable to improved margins in all of our business units.


     The increase in gross profit was benefited by improved/increased pricing at the CBF business unit. As highlighted under ' -- Liquidity and Capital
Resources -- Short- and Long-Term Trends,' the vegetable and fruit portions of our business can be positively or negatively affected by the national crop yields. The status of the national supply situation controls pricing. During fiscal 1997, crop yields of commodities in markets in which we operate were below that of the prior year and, therefore, pricing levels within the commodities markets in which we compete were increased. The increase in pricing favorably affected gross profit by $9.5 million.


     Gross profit increased at Nalley by $4.0 million in 1997. This improvement was primarily attributable to operating improvements, primarily the elimination of start-up costs on the salad dressing line introduced in 1996, reductions in manufacturing variances and reductions in promotional expenses.

     Increased sales from the Snack Foods Group also improved profitability. The increase in sales within the Snack Foods Group contributed an increase to gross profit of $1.5 million.


     Selling, administrative and general expenses. Selling, administrative and general expenses decreased $10.7 million in 1997 as compared with the prior year. As a percentage of net sales, selling, administrative and general expenses decreased from 21.1% to 19.9%. This decrease is net of the inclusion of expenses of approximately $5.6 million relating to our incentive program. Payments under the incentive programs in fiscal 1997 were attributable to the significantly improved earnings. The net decrease is attributed to a $5.8 million decrease in selling of $1.7 million, advertising of $1.0 million and trade promotions expenses of $3.1 million, resulting from decreased spending at Nalley. Reductions in other administrative expenses accounted for $10.5 million and were primarily attributable to benefits from the restructuring initiative that began late in fiscal 1996. These initiatives included the consolidation of the administrative functions at CBF and the sale of Finger Lakes Packaging.


     Gain on sale of Finger Lakes Packaging. On October 9, 1996, we completed the sale of Finger Lakes Packaging to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this disposal. We received proceeds of approximately $30.0 million which were applied to reduce bank debt. The transaction also included a long-term supply agreement.

     Interest expense. Interest expense decreased $7.0 million or 16.6% to $35.0 million in fiscal 1997 from $42.0 million in fiscal 1996. This improvement resulted from both the inventory reduction and cash-flow-management programs initiated in fiscal 1996. In addition, debt was reduced by the proceeds from the sale of Finger Lakes Packaging, the canned vegetable business and idle facilities.


     Provision for taxes. The provision for taxes increased $10.6 million to $3.7 million in fiscal 1997 from a $6.9 million benefit in fiscal 1996. Our effective tax rate in fiscal 1997 was 49.3% which was negatively affected by the non-deductibility of goodwill. A further discussion of tax matters is included at Note 6 to the 'Notes to the Consolidated Financial Statements' of Agrilink at the back of this prospectus.


     Cumulative effect of a change in accounting. Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change, net of Pro-Fac's share of $2.9 million and income taxes of $1.1 million, was $1.7 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on our historic financial statements.

RESULTS OF OPERATIONS -- PRO-FAC

     See 'Pro-Fac Cooperative, Inc. and Consolidated Subsidiary -- Management's Discussion and Analysis of Financial Condition and Results of Operations' at the back of this prospectus.

RESULTS OF OPERATIONS -- DFVC


     The purpose of this discussion is to outline the significant reasons for changes in the Consolidated Statements of Operations of DFVC from fiscal 1996 through fiscal 1998 and for the first quarter of each of fiscal 1998 and 1999. The financial data included in this discussion correspond to the financial data of DFVC included herein under 'Selected Historical Consolidated and Unaudited Pro Forma Financial Data of Agrilink and DFVC -- DFVC,' which have been adjusted to conform to our presentation. See 'Selected Historical Consolidated and Unaudited Pro Forma Financial Data of Agrilink and DFVC -- DFVC.' DFVC's results of operations will no longer be separately reported as they now form a part of our consolidated financial statements.

CHANGES FROM FIRST QUARTER FISCAL 1998 TO FIRST QUARTER FISCAL 1999

     Net loss for the three months ended August 30, 1998 was $1.6 million, a reduction of $1.4 million, or 46.7%, from a net loss of $3.0 million for the three months ended August 24, 1997. Total EBITDA was $4.6 million for the first fiscal quarter of 1999 as compared to $2.4 million in the first quarter of the prior fiscal year. Improvements resulted from the net increase in gross profit due to the introduction of new products with higher profit margins offset by the increase in promotional and marketing expenses to support such product launches.

     Net sales. Total net sales decreased $1.4 million, or 1.1%, to $121.9 million in the quarter ended August 30, 1998 from $123.3 million in the first quarter of the prior fiscal year. The variance is primarily attributable to a decline in private label food service and industrial unit sales volume of approximately $8.7 million due to competitive market conditions. Offsetting this decrease was an increase of approximately $7.3 million in branded sales resulting from new product introductions including Chicken Voila! and Birds Eye Baby Vegetables.

     Gross profit. Gross profit was $34.6 million in the quarter ended August 30, 1998, an increase of $6.6 million, or 23.6%, from $28.0 million in the first quarter of the prior fiscal year. As a percentage of net sales, gross profit increased from 22.7% in the quarter ended August 24, 1997 to 28.4% in the quarter ended August 30, 1998. The increase is primarily attributable to favorable pricing for branded retail. The introduction of new products with higher profit margins, such as Chicken Voila! and Birds Eye Baby Vegetables also strengthened profit margins.

     Selling, administrative and general Expenses. Selling, administrative and general expenses increased $4.4 million, or 14.1%, to $35.5 million in the quarter ended August 30, 1998 from $31.1 million in the first quarter of the prior fiscal year. As a percentage of net sales, selling, administrative and general expenses increased from 25.2% in the quarter ended August 24, 1997 to 29.1% in the quarter ended August 30, 1998. This increase is primarily due to increases within promotional and marketing expenses to support the new product introductions discussed above.

     Interest expense. Interest expense decreased $0.1 million, or 4.8%, to $2.0 million in the quarter ended August 30, 1998 from $2.1 million in the quarter ended August 24, 1997. Interest expense was allocated to DFVC by Dean Foods based on a formula which takes into consideration the percentage of certain assets and liabilities in relation to the total for Dean Foods.

     Provision for taxes. The benefit for taxes decreased $0.9 million, or 45.0%, to $1.1 million in the quarter ended August 30, 1998 from $2.0 million in the quarter ended August 24, 1997. This decrease was a result of the improvement in earnings described above. DFVC's effective tax rate in the current and prior year was approximately 40.0%.

CHANGES FROM FISCAL 1997 TO FISCAL 1998

     Net income for fiscal 1998 of $17.7 million represented an increase of $9.0 million, or 103.0%, over the prior year's net income of $8.7 million. Total EBITDA was $58.9 million as compared to $46.6 million in the prior year. Fiscal 1997 earnings, however, included a $9.6 million charge to provide for employee and asset relocation costs associated with plant consolidations. Excluding this special charge, EBITDA for fiscal 1998 increased approximately $2.7 million or 4.8%, while net income increased approximately $3.2 million. Improvements resulted from the benefits of the restructuring initiatives implemented in the prior year.

     Net sales. Total net sales for the year decreased $1.8 million or 0.3% to $620.2 million in fiscal 1998 from $622.0 million in the prior year. Competitive market conditions were largely responsible for lower private label unit sales volume. Improved pricing for branded retail partially offset the decline in private label unit sales volume.

     Gross profit. Gross profit of $196.2 million in fiscal 1998 increased $12.6 million or 6.9% from $183.6 million in fiscal 1997. As a percentage of net sales, gross profit increased from 29.5% in fiscal 1997 to 31.6% in fiscal 1998. The increase is primarily attributable to favorable pricing for branded retail. During 1998, DFVC also introduced new products with higher profit margins such as Baby Vegetables and eliminated several products with low profit margins.

     Selling, administrative and general Expenses. Selling, administrative, and general expenses increased $8.9 million, or 5.9%, to $158.7 million in fiscal 1998 from $149.8 million in the prior fiscal year. As a percentage of net sales, selling, administrative and general expenses increased from 24.1% in fiscal 1997 to 25.6% in fiscal 1998. This increase is primarily due to increases of approximately $6.3 million within promotional expenses to support new product introductions, such as Baby Vegetables, and existing product lines.

     Interest expense. Interest expense decreased $1.1 million, or 10.7%, to $9.2 million in fiscal 1998 from $10.3 million in fiscal 1997. This decrease is due to improvements in working capital management resulting from operating efficiencies benefited by both restructuring initiatives and the strategic plan outlined in fiscal 1997.


     Provision for taxes. The provision for taxes increased $6.0 million or 103.4% to $11.8 million in fiscal 1998 from $5.8 million in fiscal 1997. This increase was a result of the improvement in earnings described above. DFVC's effective tax rate in fiscal 1998 was 40.0%. A further summary of tax matters is included at Note 7 to the 'Notes to Consolidated Financial Statements' of DFVC at the back of this prospectus.


CHANGES FROM FISCAL 1996 TO FISCAL 1997


     Net income for fiscal 1997 of $8.7 million represented a $35.6 million increase over the fiscal 1996 net loss of $26.9 million. Total EBITDA was positive $46.6 million as compared to a negative EBITDA of $7.5 million in the prior fiscal year. Both the fiscal 1996 and fiscal 1997 results, however, included a special charge of $37.3 million and $9.6 million, respectively, related to the adoption of a strategic plan to reduce costs, rationalize production capacity, and provide for employee severance. Excluding the special charge in both years, fiscal 1997 EBITDA was $56.2 million, representing an increase of $26.4 million, from fiscal 1996 EBITDA of $29.8 million. Excluding the special charge in both years, fiscal 1997 net income was approximately $14.5 million, representing an increase of $18.6 million from the fiscal 1996 net loss of approximately $4.1 million. The improved results principally resulted from favorable manufacturing variances, including reductions in procurement costs, increased operating efficiencies, lower warehousing costs, and reduced operating expenses. Many of these improvements resulted from the restructuring initiatives implemented. In addition, fiscal 1996 results were negatively affected by weather-related higher costs associated with the poor 1995 Midwest harvest, industry-wide excess inventory levels and highly competitive market conditions that prevailed throughout fiscal 1996.


     Net sales. Total net sales for the year decreased $24.6 million or 3.8% to $622.0 million in fiscal 1997 from $646.6 million in the prior year. The decrease in net sales is principally due to a decline in private label sales and planned reductions in products used in the business. Competitive market conditions were largely responsible for lower private label unit sales volume and a slight decline in branded retail unit sales volume. Partially offsetting the decline in branded retail and private label unit sales volume, were improved pricing for both frozen and canned vegetables over the prior year and an increase in bulk frozen sales.

     Gross profit. Gross profit of $183.6 million in fiscal 1997 increased $28.7 million or 18.5% from $154.9 million in fiscal 1996. As a percentage of net sales, gross profit increased from 24.0% in fiscal 1996 to 29.5% in fiscal 1997. The increase is attributable to lower product costs resulting from the restructuring initiatives implemented in fiscal 1996 and fiscal 1997. These efforts improved procurement practices, increased operating efficiencies and lowered warehouse/delivery expense. These cost savings were, however, partially offset by lower sales volume experiences in fiscal 1997 as a result of deliberate inventory rationalization and product reductions.

     Selling, administrative and general expenses. Selling, administrative, and general expenses decreased $0.5 million to $149.8 million in fiscal 1997 from $150.3 million in fiscal 1996. This change is primarily due to reductions in general and administrative costs relating to improvements in working capital management resulting from operating efficiencies benefited by restructuring and the strategic plan outlined. As a percentage of net sales, selling, administrative and general expenses increased from 23.2% in fiscal 1996 to 24.0% in fiscal 1997.

     Interest expense. Interest expense decreased $1.7 million or 14.2% to $10.3 million in fiscal 1997 from $12.0 million in fiscal 1996. This decrease was primarily due to lower weighted average interest rates during fiscal 1997 in comparison to fiscal 1996.

     Special charge. Special charges of $9.6 million and $37.3 million were recognized in fiscal 1997 and 1996, respectively. The fiscal 1996 charge was part of a plan to reduce costs, rationalize production capacity, and provide for projected severance costs. The plan included the elimination of more than 200 manufacturing and administrative positions, closure of five manufacturing facilities, and the disposition of certain assets held by two other facilities. In fiscal 1997, DFVC recorded an additional charge of $9.6 million to provide for employee and asset relocation costs associated with plant consolidations.


     Provision for taxes. The provision for taxes increased $23.0 million to $5.8 million in fiscal 1997 from a benefit of $17.2 million in fiscal 1996. The benefit for taxes recognized in fiscal 1996 reflected the fiscal 1996 net loss and the effect of the special charge to earnings. DFVC's effective tax rate in fiscal 1997 was 40.0%. A further summary of tax matters is included in Note 7 to the 'Notes to Consolidated Financial Statements' of DFVC at the back of this prospectus.


LIQUIDITY AND CAPITAL RESOURCES


     Agrilink. The following discussion highlights the major variances in the 'Unaudited Consolidated Statement of Cash Flows' for our first six months of fiscal 1999 compared to our first six months of fiscal 1998 and in the 'Consolidated Statement of Changes in Cash Flows' included in the consolidated financial statements of Agrilink at the back of this prospectus, for fiscal 1998 compared to fiscal 1997.


     Net cash used in operating activities increased $27.4 million in the first six months of fiscal 1999 over the first six months of the prior fiscal year. This increase primarily results from a variance within accounts receivable and accounts payable due to the timing of liquidation of outstanding balances. Such variances have been impacted by the inclusion of operating activities of AFVC. In addition, the variance within income taxes payable was impacted by the provision recorded on the gain from the sale of the aseptic business.


     Net cash used in investing activities increased significantly due to the acquisition of DFVC offset by the subsequent sale of the aseptic business and the disposal of an idle facility held for sale. The purchase of property, plant and equipment increased $1.8 million to $8.6 million for the six months ended December 26, 1998 from $6.8 million for the six months ended December 27, 1997 and was for general operating purposes.



     Net cash provided by financing activities also increased significantly due to the acquisition of DFVC and the activities completed concurrent with the acquisition of DFVC to refinance existing indebtedness. See further discussion at 'Liquidity and Capital Resources' below and at Note 4, 'Debt' to the 'Notes to Unaudited Consolidated Financial Statements' of Agrilink at the back of this prospectus.



     In addition, seasonal borrowings increased during the first six months of fiscal 1999 due to both the earlier intake of crops and the resultant increase in inventory levels and the operating activities associated with the acquisition of DFVC.


     Net cash provided by operating activities decreased in fiscal 1998 primarily due to an increase in inventory of approximately $25.7 million. This increase is primarily due to:


      an increase of $8.0 million in inventory to support additional business regarding the Sam's national club stores as described below;



      an increase of $4.0 million of inventory associated with the acquisition of DelAgra; and



      changes in growing areas/timing of crop intake and early harvesting of crops resulting from the 1998 growing season of approximately $11.0 million.



     During October of 1997, we became the sole supplier of frozen vegetables for the Sam's national club stores. The executed contract extends for a two-year period and required an $11.0 million prepayment for volume discounts. Due to the time frame required for the incumbent supplier to exit these operations and for us to implement full distribution, this contract did not significantly affect fiscal 1998 earnings. However, we anticipate this arrangement will have a favorable effect on fiscal 1999 earnings, although there can be no assurance it will do so.


     An offsetting increase in cash provided by operating activities resulted from the changes in accounts payable and accrued expenses due to the timing of liquidation.

     Net cash provided by investing activities decreased significantly in fiscal 1998, primarily due to the sales in fiscal 1997 of Finger Lakes Packaging, a portion of the canned vegetable business, the Georgia distribution center and several idle facilities. In fiscal 1998 the only significant disposal consisted of the sale of the distribution center in Coloma, Michigan. All proceeds from asset sales were applied to repay bank debt in accordance with the terms of the old credit facility. In addition, in fiscal 1998, acquisitions accounted for the use of $7.4 million of investing cash flow. These proceeds were utilized to purchase DelAgra Corporation of Bridgeville, Delaware and C&O Distributing Company of Canton, Ohio. The purchase of property, plant and equipment decreased by $2.8 million or 16.6% to $14.1 million in fiscal 1998 from $16.9 million in fiscal 1997 and was for general operating purposes.

     Financing activities provided $11.4 million of cash in fiscal 1998 compared to using $85.6 million in cash in fiscal 1997. Cash used in fiscal 1997 included $104.9 million of debt repayment which resulted from the cash provided by the sale of certain assets during the year.

     Pro-Fac. See 'Pro-Fac Cooperative, Inc. and Consolidated Subsidiary -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' at the back of this prospectus.


     DFVC. The following discussion highlights the major variances in the 'Unaudited Condensed Consolidated Statement of Cash Flows' of DFVC at the back of this prospectus, for DFVC's first quarter of fiscal 1999 compared to its first quarter of fiscal 1998 and in the 'Consolidated Statement of Changes in Cash Flows' included in the consolidated financial statements of DFVC, at the back of this prospectus, for fiscal 1998 compared to fiscal 1997.


     Operating activities used $1.0 million of cash in the first quarter of fiscal 1999 compared to providing $17.7 million in the first quarter of fiscal 1998. This change was primarily attributable to an increase in inventory of $29.1 million due to timing of crop intake and an increase in accounts receivable of $5.9 million. These uses of funds were partially offset by an increase within accounts payable and other accrued expenses of approximately $15.5 million resulting from the timing and liquidation of outstanding obligations.

     Net cash used in investing activities decreased by approximately $1.2 million in the first quarter of fiscal 1999 due to a decrease in the purchase of property, plant and equipment. Capital spending decreased by approximately $1.2 million, or 27.3%, to $3.2 million in the first quarter of fiscal 1999 from $4.4 million in the first quarter of fiscal 1998. Capital spending for both quarters was for general operating purposes.


     Financing activities for DFVC primarily resulted from advances and payments between the operating entity and its former parent, Dean Foods. Dean Foods maintained a centralized cash management system, under which substantially all cash receipts and disbursements were recorded at the corporate level. Net cash provided by financing activities of $4.4 million in the first quarter of fiscal 1999 represented the repatriation to Dean Foods of cash flows generated by operating activities as compared to $13.2 million used in financing activities in the first quarter of fiscal 1998.


     Net cash provided by operating activities increased in fiscal 1998 to $72.5 million from $49.3 million in the prior year. This improvement was primarily due to an increase in cash of approximately $22.6 million resulting from the timing and liquidation of outstanding obligations within accounts payable and other accrued expenses.

     Net cash used in investing activities decreased by approximately $4.2 million in fiscal 1998, primarily due to purchasing activities surrounding property, plant and equipment. The purchase of property, plant and equipment decreased by $4.1 million or 26.6% to $11.3 million in fiscal 1998 from $15.4 million in fiscal 1997 and was for general operating purposes.


     Financing activities for DFVC in fiscal 1998 and 1997 primarily resulted from advances and payments between the operating entity and its former parent, Dean Foods. Dean Foods maintained a centralized cash management system, under which substantially all cash receipts and disbursements were recorded at the corporate level. Net cash used in financing activities of $61.6 million in fiscal 1998 represented the repatriation to Dean Foods of excess cash flow generated by operating activities as compared to $34.2 million used in financing activities in fiscal 1997.



     New credit facility. In connection with the acquisition of DFVC, we entered into the new credit facility, which consists of the revolving credit facility and the term loan facility. The term loan facility consists of the Term A facility, which has a maturity of five years, the Term B facility, which has a maturity of six years, and the Term C facility, which has a maturity of seven years. The revolving credit facility has a maturity of five years. Upon consummation of the acquisition of DFVC, we drew $455 million of the term loan facility, consisting of $100.0 million, $175.0 million and $180.0 million of loans under the Term A facility, Term B facility and Term C facility, respectively. Additionally, as of December 26, 1999, $85.0 million was drawn under the revolving credit facility in connection with seasonal working capital needs and an additional $14.2 million of such facility was used as credit support in the form of letters of credit. During December 1998, our primary lender exercised its right under the new credit facility to transfer $50.0 million from the Term A facility to the Term B and Term C facilities in increments of $25.0 million. Principal repayments under the term loan facility will amortize in quarterly installments commencing in the third quarter of fiscal 1999 through the respective final maturities of the tranches comprising the term loan facility in the amounts of $0.4 million, $8.3 million, $10.8 million, $10.8 million, $10.8 million, $13.3 million, $198.2 million and $202.4 million during the fiscal years 1999 through 2006, respectively.



     The new credit facility bears interest, at our option, at the reserve-adjusted London Interbank Offered Rate ('LIBOR') or the administrative agent's alternate base rate, which is equal to the greater of:



      the prime commercial rate as announced by the administrative agent, and the Federal Funds rate plus 0.50%


plus, in each case, applicable margins of:


      in the case of alternate base rate loans, 1.00% for the revolving credit facility and Term A facility, 2.75% for the Term B facility and 3.00% for the Term C facility, and in the case of LIBOR loans, 2.75% for the revolving credit facility and Term A facility, 3.75% for the Term B facility and 4.00% for the Term C facility.



In addition, we pay a commitment fee calculated at a rate of 0.50% per annum on the daily average unused commitment under the revolving credit facility. For a more detailed description of the new credit facility, see 'Description of Certain Indebtedness -- New Credit Facility.'



     Interest Rate Protection Agreements. We are subject to market risk from exposure to changes in interest rates based on our financing activities. We have entered into certain financial instrument transactions to maintain the desired level of exposure to the risk of interest rate fluctuations and to minimize interest expense. More specifically, we have entered into two interest rate swap agreements with the Bank of Montreal. The agreements provide for fixed interest rate payments by us in exchange for payments received at the three-month LIBOR rate.


     The following is a summary of our interest rate swap agreements:

Interest Rate Swap:
     Variable to Fixed -- notional amount.............................................   $250,000,000
     Average pay rate.................................................................   4.96 - 5.32%
     Average receive rate.............................................................       5.28%
     Maturities.......................................................................       2001

     We have the option of extending one of the interest rate swap agreements, with a notional amount of $100,000,000 and expiration date of October 5, 2001, for an additional two years through October 5, 2003.


     While there is potential that interest rates will fall, and hence minimize the benefits of our hedge position, it is our belief that on a long-term basis, the possibility of interest rates increasing exceeds the likelihood of interest rates decreasing. We will, however, monitor market conditions to adjust our position as we consider necessary.


     Capital expenditures. We anticipate that capital expenditures for fiscal years 1999 and 2000, including capital expenditures relating to DFVC, will be approximately $25.0 million per annum.


     Based on the current level of operations, we believe that we will be able to meet the debt service requirements on our indebtedness, including the notes, and meet our working capital needs and fund our capital expenditures and other operating expenses out of cash flow from operations and available borrowings under the revolving credit facility. However, our business may not generate cash flow at levels sufficient to meet these requirements. In addition, under the new credit facility, we have scheduled principal amortization payments of the term loans of $198.2 million in fiscal 2005 and $202.4 million in fiscal 2006. See 'Description of Certain Indebtedness -- New Credit Facility.' We may be unable to repay the principal amounts under the new credit facility due in fiscal 2005 and fiscal 2006 unless we are able to refinance that indebtedness. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements Could Adversely Affect Our Operating Flexibility and Place Us at a Competitive Disadvantage.'



     Short- and long-term trends. Throughout fiscal 1998 and 1997 we have focused on our core businesses and growth opportunities. A complete description of the acquisition and disposal activities completed is outlined at Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink at the back of this prospectus.



     As a result of the financings entered into in connection with the acquisition of DFVC, we are highly leveraged. We will therefore be heavily focused on managing our operations with a view toward making timely payments of scheduled debt repayments. Such leverage and demands on us could have significant adverse effects. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements Could Adversely Affect Our Operating Flexibility and Place Us at a Competitive Disadvantage.'



     The vegetable and fruit portions of our business, which includes AFVC and CBF, can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation. This results in depressed selling prices and reduced profitability on the inventory produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This typically results in higher selling prices and increased profitability. While the national supply situation controls the pricing, the supply can differ regionally because of variations in weather. The crop and yields resulting from the 1997 growing season has resulted in an increased supply throughout the industry. Accordingly, pricing and sales volume have been negatively affected in the third and fourth quarters of fiscal 1998.



     In the first quarter of fiscal 1998, we reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of that receivable to a non-interest bearing long-term obligation due from Pro-Fac having a 10-year maturity.



     Additional Payment to Dean Foods. We expect to pay an additional $13.2 million to Dean Foods in connection with our anticipated election to treat the acquisition of DFVC as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code and to fund such payment by borrowing that amount under the revolving credit facility. We anticipate that such election would allow us to reduce our future tax liability through increased depreciation and amortization deductions resulting from the stepped up basis for the assets acquired from Dean Foods and deductibility of goodwill.


     Supplemental information on inflation. The changes in costs and prices within our business due to inflation were not significantly different from inflation in the United States economy as a whole. Levels of capital investment, pricing and inventory investment were not materially affected by the moderate inflation.

OTHER MATTERS

     Restructuring. During the fourth quarter of fiscal 1996, we initiated a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity and streamline operations. Efforts focused on the consolidation of operations and the elimination of approximately 900 positions. The total fiscal 1996 restructuring charge amounted to $5.9 million. This amount included a fourth quarter charge of approximately $4.0 million which was primarily comprised of employee termination benefits and approximately $1.9 million for strategic consulting incurred throughout the year. No noncash write-offs were included in the fiscal 1996 restructuring charge. The cost of the strategic consulting activities was liquidated through payment in fiscal 1996. The $4.0 million reserve for employee terminations is being liquidated in accordance with severance agreements reached with such employees. During fiscal 1997, approximately
$2.0 million of this reserve was liquidated. During 1998, all remaining material amounts were liquidated.


     During the fourth quarter of fiscal 1996, DFVC initiated a restructuring program to reduce costs, rationalize production capacity and provide for projected severance costs. The restructuring charge of $37.3 million recorded by DFVC in fiscal 1996 consisted of:


           approximately $2.2 million in employee termination benefits,



           approximately $5.7 million relating to plant closing costs, and approximately $29.4 million in noncash asset write-offs.



An additional $9.6 million of restructuring charges were incurred by DFVC in fiscal 1997, consisting primarily of $8.9 million relating to plant closures and approximately $0.7 million in employee termination benefits. At May 31, 1998, the remaining reserve attributable to employee termination benefits, which is expected to be used for continuing severance benefits, was $2.1 million. A reserve of $2.5 million outstanding on May 31, 1998 relates to a litigation settlement that is not being assumed by us in connection with the acquisition of DFVC.


     1998 growing season. The effect of the calendar 1998 growing season on fiscal 1999 financial results cannot be estimated until early calendar 1999 when harvesting is complete and national supplies can be determined.

     Year 2000 and information services reorganization. A full inventory and analysis of our business applications and related software was performed, and we have determined that we will be required to modify or replace certain portions of our software so that our computer systems will be Year 2000 compliant. These modifications and replacements are being and will continue to be made in conjunction with our overall information systems initiatives. No major delay in these initiatives is anticipated.

     In addition, we are contacting non-information technology vendors to ensure that any of their products that are currently in use can adequately deal with the change in century. Areas being addressed include full reviews of manufacturing equipment, telephone and voice mail systems, security systems and other office/site support systems. Based upon preliminary information, the costs of addressing potential problems are not expected to have a material adverse impact on our financial position, results of operations or cash flows in future periods. Accordingly, the cost of the project is being funded through operating cash flows.

     We have initiated formal communications with significant suppliers and customers to determine the extent to which it is vulnerable to those third parties' failure to remediate their own Year 2000 issues. However, there can be no assurance that the systems of other companies on which our systems rely will be converted on a timely basis, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have material adverse effect on us. Accordingly, we plan to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

     We expect to complete the Year 2000 project during the fall of 1999. Based on the progress made to date, which includes compliant systems in place and in production, we do not believe any material exposure to significant business interruption exists. In the event some of the remaining elements of our Year 2000 compliance project are delayed, procedures have been developed to ensure alternative workaround initiatives are completed.

     In June 1997, Systems & Computer Technology Corporation ('SCT') and Agrilink announced a major outsourcing services and software agreement effective June 30, 1997. The ten-year agreement, valued at approximately $50.0 million, is for SCT's OnSite outsourcing services, ADAGE ERP software and implementation services and assistance in solving the Year 2000 issue.

     We have verified that AFVC's general ledger, payroll and human resources systems are Year 2000 compliant. The software utilized by AFVC for such functions, however, is contracted directly to Dean Foods. Dean Foods will provide these systems to us for a six-month transition period following the acquisition of DFVC to allow us to transfer these systems to our Year 2000 compliant software. We have reviewed and verified the current status of AFVC's remaining software and its Year 2000 compliance implementation plan and have confirmed that AFVC is prepared to bring all of its other functions into Year 2000 compliance no later than the fall of 1999.


     See also 'Risk Factors -- Year 2000 Technology Problems Could Cause Business Interruptions.'

     Product Recall. In February 1997, we issued a nationwide recall of all 'Tropic Isle' brand fresh frozen coconut produced in Costa Rica because it had the potential to be contaminated with Listeria monocytogenes, an organism which can cause serious and sometimes fatal infections in small children, frail or elderly people and others with weakened immune systems. The total estimated cost of the product recall was $0.5 million. This amount was recognized as an expense in fiscal 1997. Agrilink received closure of this matter by the FDA on March 11, 1998. Should any material costs associated with this recall develop, it is anticipated that such amounts will be covered under our insurance policies.

                                    BUSINESS


     We are a producer and marketer of diversified processed food products. Our broad product offering includes frozen and canned vegetables and fruits, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles and snack foods. Our brand name products include Birds Eye, Freshlike and Veg-All frozen and canned vegetables, Comstock, Wilderness and Thank You fruit fillings and toppings, Nalley chilies and stews and Bernstein's salad dressings. We also market our products to supermarkets, warehouse clubs and mass merchandisers under private labels and to food service institutions including restaurants, caterers, bakeries and schools. Finished products are well-diversified among branded products, which represented 60% of our fiscal 1998 pro forma net sales, private label products, which represented 17% of our fiscal 1998 pro forma net sales, and food service and industrial products, which represented 23% of our fiscal 1998 pro forma net sales. For fiscal 1998, we had pro forma net sales of $1.2 billion and pro forma EBITDA of $131.0 million. See 'Summary Selected Historical and Unaudited Pro Forma Financial Data.'


     We operate 29 strategically located processing facilities throughout the United States and in Mexico, which provide access to diversified sources of raw agricultural products. We distribute finished products to over 13,000 customer distribution points through a nationwide network of distribution centers and food brokers and a regional direct sales force. Snack products are marketed through direct store distributors, some of which are owned and operated by us, that ship directly to retail outlets. Our customers include supermarket chains throughout the United States, including Kroger, A&P and Publix, as well as food service providers such as Sysco, Alliant Food Service and U.S. Foodservice. No single customer accounted for more than 5% of our fiscal 1998 pro forma gross sales.


     We are a wholly-owned subsidiary of Pro-Fac, a New York agricultural cooperative corporation formed in 1960 to process and market crops grown by its members. In 1994, Pro-Fac and Agrilink entered into the Marketing Agreement. The Marketing Agreement provides for Pro-Fac to supply crops and additional financing to Agrilink, for Agrilink to provide marketing and management services to Pro-Fac and for Pro-Fac to share in the profits or losses of Agrilink. See 'Agrilink and Pro-Fac.'


OPERATIONS


     We operate throughout the United States and in Western Canada through four primary business units: CBF, Nalley Fine Foods, Snack Foods Group and, with the acquisition of DFVC, AFVC.



     Curtice Burns Foods. CBF, headquartered in Rochester, New York, consists of our Comstock Michigan Fruit, Southern Frozen Foods and Brooks Foods business units, which were consolidated on September 18, 1997, and are now called Curtice Burns Foods. CBF produces products in several food categories, including fruit fillings and toppings, canned and frozen fruits and vegetables and popcorn. The vegetables and fruits processed by CBF include corn, cherries, beans, peas, cucumbers, blueberries, apples, potatoes, cabbage, beets and asparagus. In fiscal 1998, excluding the aseptic business, approximately 44% of CBF's net sales represented branded products, approximately 22% represented private label products and approximately 34% represented food service/industrial products. Brand names of CBF's products include Chill Ripe, Comstock, Greenwood, Just for Chili, McKenzie's, McKenzie's Gold King, Pops-Rite, Rich and Tangy, Super Pop, Southern Farms, Thank You, Tropic Isle and Wilderness. Additional products include value-added items such as canned specialty fruits, frozen vegetable blends, Southern-specialty products such as black-eyed peas, okra and southern squash and Southern specialty side dishes. Canned beans and tomato products are sold in several Midwestern states under the Brook's label. This product category includes value-added items such as Chili Hot Beans and stewed tomatoes. CBF also supplies branded and private label fruit fillings to retailers and food service institutions such as restaurants, caterers, bakeries and schools. In fiscal 1998, CBF had net sales and unit operating income of $469.0 million and $47.1 million, respectively. The aseptic business accounted for net sales and operating income of approximately $97.9 million and $16.5 million, respectively, in fiscal 1998.

     AFVC. The AFVC business unit became our newest and largest business unit upon consummation of the acquisition of DFVC and the merger of Dean Foods Vegetable Company into Agrilink. AFVC is a producer and marketer of canned and frozen vegetables and is based in Green Bay, Wisconsin. The vegetables processed by AFVC include corn, beans, peas, broccoli, spinach, cauliflower and carrots. In fiscal 1998, approximately 60% of DFVC's net sales were branded and the remainder were split between private label and other business. Branded products include Birds Eye frozen vegetables, Freshlike canned and frozen vegetables and Veg-All canned mixed vegetables. We intend to use the Birds Eye label in the introduction of new products. In June 1997, DFVC introduced Baby Vegetables, a line of gourmet frozen vegetables under the Birds Eye brand. In fiscal 1998, Baby Vegetables accounted for approximately $31.0 million in retail sales. In March 1998, DFVC introduced Chicken Voila! under the Birds Eye brand as a ready meal solutions product for time-constrained consumers who are willing to pay for value-added convenience products. DFVC also entered the $1.1 billion fresh pre-cut vegetables market in 1998 under the Birds Eye brand. We will continue to market AFVC'S private label vegetables primarily to large retail grocery chains and wholesalers. AFVC's other business segment consists of food service, industrial and export sales, which together accounted for 24% of DFVC's fiscal 1998 sales. The food service business primarily sells to major food service providers such as Alliant, Sysco and U.S. Foodservice. Industrial customers include Campbell Soup Company, ConAgra and Stillwell. AFVC will continue to export predominantly private label products to Canada, the Far East, Europe and Mexico. In fiscal 1998, DFVC had net sales, adjusted to conform to our presentation, and operating income of approximately $620.2 million and $38.7 million, respectively.



     Nalley Fine Foods. The Nalley Fine Foods business unit markets canned meat products such as chilies and stews, pickles, salsa, salad dressings and syrup. Nalley's products are primarily branded, accounting for approximately 74% of Nalley's fiscal 1998 net sales. However, private label and food service accounts for a growing percentage of Nalley's business. In January 1999, we announced that we had sold Nalley's peanut butter business. In fiscal 1998, Nalley had net sales and unit operating income of $182.1 million and $10.4 million, respectively.



     Snack Foods Group. Our Snack Foods Group consists of Snyder of Berlin and Husman Snack Foods, which produce and distribute their snack food products primarily in the Mid-Atlantic and Midwest regions of the country, and Tim's Cascade Chips, which produces and distributes kettle-fried chips, popcorn, cheese curls and snack mix in the Pacific Northwest. In fiscal 1998, the Snack Foods Group had net sales and unit operating income of $68.6 million and $6.9 million, respectively.


FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS


     The businesses of Agrilink, Pro-Fac and DFVC are principally conducted in one industry segment, the processing and sale of various food products. The financial statements for the fiscal years 1996, 1997 and 1998, which are included at the back of this prospectus, reflect the information relating to that segment for the last three fiscal years for each of Agrilink, Pro-Fac and DFVC.


PRO-FAC COOPERATIVE, INC.

     We are a wholly-owned subsidiary of Pro-Fac, an agricultural cooperative formed under New York State law to process and market crops grown by its members. Only growers of crops marketed through Pro-Fac, or associations of such growers, can become members of Pro-Fac. A grower becomes a member of Pro-Fac through the purchase of common stock of Pro-Fac. Pro-Fac's approximately 600 members are located principally in Florida, Georgia, Illinois, Iowa, Michigan, Nebraska, New York, Oregon, Pennsylvania and Washington.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY


     In connection with the acquisition of DFVC, we have entered into the new credit facility with Harris Bank, as administrative agent, Bank of Montreal, as syndication agent, and several lenders. The new credit facility consists of the $200.0 million revolving credit facility and the $455.0 million term loan facility. The term loan facility is comprised of the Term A facility, which has a maturity of five years, the Term B facility, which has a maturity of six years, and the Term C facility, which has a maturity of seven years. The revolving credit facility has a maturity of five years.


     The new credit facility bears interest, at our option, at the administrative agent's alternate base rate or LIBOR plus, in each case, applicable margins of:

          1. in the case of alternate base rate loans:

               1.00% for loans under the revolving credit facility and the Term A facility,

               2.75% for loans under the Term B facility, and

               3.00% for loans under the Term C facility, and

          2. in the case of LIBOR loans:

               2.75% for loans under the revolving credit facility and the Term A facility,

               3.75% for loans under the Term B facility, and

               4.00% for loans under the Term C facility.

The administrative agent's 'alternate base rate' is defined as the greater of:

          1. the prime commercial rate as announced by the administrative agent, and

          2. the Federal Funds rate plus 0.50%.


In addition, we will pay a commitment fee calculated at a rate of 0.50% per annum on the daily average unused commitment under the revolving credit facility. Upon consummation of the acquisition of DFVC, we drew $455.0 million under the term loan facility, consisting of $100.0 million, $175.0 million and $180.0 million of loans under the Term A facility, Term B facility and Term C facility, respectively. Additionally, we drew $93.0 million under the revolving credit facility for seasonal working capital needs and $14.3 million under that facility was used for credit support in the form of letters of credit. During December 1998, our primary lender exercised its right under the new credit facility to transfer $50.0 million from the Term A facility to the Term B and Term C facilities in increments of $25.0 million.


     Beginning with the reporting period ending March 31, 1999, the applicable margins for the new credit facility will be subject to possible reductions based on the ratio of consolidated debt to EBITDA, each as defined in the new credit facility.

     The term loan facility is subject to the following amortization schedule:

FISCAL             TERM       TERM       TERM
 YEAR             LOAN A     LOAN B     LOAN C     TOTAL
------            ------     ------     ------     ------
                  (DOLLARS IN MILLIONS)
1999........     $ 0.0      $ 0.2      $ 0.2      $  0.4
2000........       7.5        0.4        0.4         8.3
2001........      10.0        0.4        0.4        10.8
2002........      10.0        0.4        0.4        10.8
2003........      10.0        0.4        0.4        10.8
2004........      12.5        0.4        0.4        13.3
2005........      --        197.8        0.4       198.2
2006........      --         --        202.4       202.4
                 ------     ------     ------     ------
                 $50.0      $200.0     $205.0     $455.0
                 ------     ------     ------     ------
                 ------     ------     ------     ------

     We may be unable to pay the amounts due in fiscal 2005 and 2006 unless we are able to refinance our indebtedness. Our ability to make scheduled payments of principal or interest or to refinance our indebtedness, including the notes, will depend on our future operating performance, which will be subject to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cash flow from operations to meet our principal and interest payment obligations and to meet other cash requirements, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt including the notes, or obtain additional financing. We may not be able to complete any such asset sales or refinancing, or obtain additional financing, on terms acceptable to us. Factors which could affect our access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of our business, results of operation, leverage, financial condition and business prospects.

     The term loan facility is subject to mandatory prepayment with:

          1. 100% of the net cash proceeds from the issuance of debt, subject to certain exceptions;

          2. 100% of the net cash proceeds from asset dispositions, subject to certain exceptions;

          3. a percentage of our excess cash flow, as defined in the new credit facility, equal to:

              75%, if the leverage ratio, as defined in the new credit facility, computed as of the last day of the immediately preceding fiscal year is at least 4.5 to 1.0,


              66 2/3%, if the leverage ratio as of that day is less than 4.5 to 1.0, and



              0%, after the end of fiscal 1999, if the leverage ratio is less than 3.0 to 1.0 as of the last day of the most recently completed two consecutive fiscal quarters;



          4. 50% of the net cash proceeds of any equity offering unless, after the end of fiscal 1999, the leverage ratio is less than 3.0 to 1.0 as of the last day of the most recently completed two consecutive fiscal quarters, and


          5. any pension or other employee benefit plan reversions.

     Our obligations under the new credit facility are secured by a first-priority lien on:

      substantially all existing or after-acquired assets, tangible or intangible,

      the capital stock of certain of Pro-Fac's current and future subsidiaries, including Agrilink, and all of our rights, which are principally indemnification rights, under the agreement to acquire DFVC and the Marketing Agreement.



Our obligations under the new credit facility are guaranteed by Pro-Fac and certain of our current and future subsidiaries.



     The new credit facility contains customary covenants and restrictions on our ability to engage in certain activities, including:


      limitations on the incurrence of indebtedness and liens,

      limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments, and limitations on dividends and other distributions.

The new credit facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of consolidated EBITDA, a minimum consolidated interest coverage ratio, a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a minimum level of consolidated net worth. Our and Pro-Fac's ability to comply with these provisions will depend on our future performance, which may be affected by prevailing economic, financial and business factors beyond our control.

INTEREST RATE PROTECTION AGREEMENTS

     We have entered into a three-year interest rate swap agreement with the Bank of Montreal in the notional amount of $150.0 million. The swap agreement provides for an interest rate of 4.96% over the term of the swap payable by us in exchange for payments at published three-month LIBOR. In addition, we entered into a separate interest rate swap agreement with Bank of

Montreal in the notional amount of $100.0 million for an initial period of three years, which may be extended at our option for an additional two year period. The swap agreement provides for an interest rate of 5.32% over the term of the swap, including the two-year extension period if we elect to extend, payable by us in exchange for payments at published three-month LIBOR. We entered into these agreements in order to manage our interest rate risk by exchanging our floating rate interest payments for fixed rate interest payments.

     The following is a summary of our interest rate swap agreements:

Interest Rate Swap:
     Variable to Fixed -- notional amount.....................................   $250,000,000
     Average pay rate.........................................................   4.96 - 5.32%
     Average receive rate.....................................................       5.28%
     Maturities...............................................................       2001

SUBORDINATED PROMISSORY NOTE


     As partial consideration for the acquisition of DFVC, we issued to Dean Foods the subordinated promissory note for $30.0 million aggregate principal amount due November 22, 2008. Interest on the subordinated promissory note is payable quarterly in arrears commencing December 31, 1998, at a rate per year of 5% until November 22, 2003, and at a rate of 10% per year after then. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by us of additional promissory notes identical to the subordinated promissory note in the principal amount of the interest due. In December 1998, we satisfied this requirement through the issuance of an additional promissory note for $0.4 million. Interest accruing after November 22, 2003 is payable in cash. The subordinated promissory note may be prepaid at our option without premium or penalty.


     The subordinated promissory note is expressly subordinate to the notes and the new credit facility and contains no financial covenants. The subordinated promissory note is guaranteed by Pro-Fac on a subordinated basis to the same extent that the subordinated promissory note is subordinated to the notes and the new credit facility.


     The subordinated promissory note is subject to a mandatory early redemption at any time that the aggregate amount of credit available under the new credit facility is increased above $700.0 million in connection with the financing of an acquisition by us of the assets, stock or business of another person, if, or as soon as, the subordinated promissory note may be redeemed without breaching or creating a default under the terms of the notes. In addition, principal and interest on the subordinated promissory note may be declared due and payable earlier than its expressed maturity, but no payment may be made before the payment in full of all 'senior indebtedness,' which, as defined in the subordinated promissory note, includes the notes and the new credit facility. Accordingly, the subordinated promissory note may be repaid in full prior to its expressed maturity and prior to payment of the notes only if permitted by the indenture.


12 1/4% SENIOR SUBORDINATED NOTES DUE 2005


     In connection with the acquisition of DFVC and the refinancing of our indebtedness, we repurchased $159,985,000 of our old notes, of which $160.0 million principal amount was previously outstanding. We paid a total of approximately $184.0 million to purchase the old notes, including interest accrued thereon of $2.9 million. Holders who sold their old notes to us consented to certain amendments to the indenture governing the old notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in that indenture. We may repurchase the remaining old notes in the future in open market transactions, privately negotiated purchases or otherwise.

                              DESCRIPTION OF NOTES


     The initial notes were, and the exchange notes will be, issued under the indenture among us, the guarantors and IBJ Whitehall Bank and Trust Company, as trustee. The term 'notes' as used in this Description of Notes refers to all notes issued or to be issued under the indenture, including the initial notes and the exchange notes. Capitalized terms used and not otherwise defined have the meanings specified under ' -- Certain Definitions.' For purposes of this Description of Notes section only, references to 'we,' 'our,' 'us' or 'Agrilink' means Agrilink Foods, Inc. and not its subsidiaries.



     The following is a summary of certain terms and provisions of the notes. The summary does not claim to be complete and is subject to the provisions of the indenture, including the definitions of certain terms in the indenture and the terms made part of the indenture by the Trust Indenture Act. For a more complete understanding of the terms of the notes, holders of the notes should refer to the indenture, which has been filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.


GENERAL

     The notes are senior subordinated unsecured obligations of ours, limited to an aggregate principal amount of $200.0 million. The notes are subordinated in right of payment to all of our existing and future Senior Indebtedness, including our obligations under the New Credit Facility. More information is provided below under ' -- Subordination.' The notes are unconditionally guaranteed by each guarantor, jointly and severally, on a senior subordinated basis. Each such guarantee is subordinated to the guarantor's guarantee of our obligations under the New Credit Facility as well as to all other Senior Indebtedness of such guarantor.


     The notes bear interest at a rate of 11 7/8%, payable on May 1 and November 1 of each year, to holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date. The first interest payment will be made on May 1, 1999. The notes will mature on November 1, 2008. The initial notes were, and the exchange notes will be, issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. Principal, premium if any, and interest on the notes is payable at our office or agency maintained for such purpose within the City and State of New York, which initially shall be the office of the trustee at One State Street, New York, New York 10004. In the alternative, such payments may be made by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the holder. More detail is provided in ' -- Book-Entry, Delivery and Form of Securities,' below.


SUBORDINATION

     Our payment of principal of, and premium if any, and interest including Additional Interest, on, the notes is subordinated to our prior payment when due of all amounts owing in respect of all of our existing and future Senior Indebtedness. Each guarantor's obligation to make any payment on the notes under its note guarantee is also subordinated to its prior payment when due of all amounts in respect of its existing and future Senior Indebtedness. At December 26, 1998, on a consolidated basis, we had approximately $463.1 million of Senior Indebtedness outstanding excluding seasonal working capital borrowings under the revolving credit facility. We also maintain significant borrowings during each fiscal year to finance seasonal working capital needs, which also constitute Senior Indebtedness. At December 26, 1998, on a consolidated basis, we had an additional $85.0 million of seasonal working capital indebtedness outstanding, and we had issued $14.2 million of letters of credit, under our $200.0 million revolving credit facility. Substantially all of our Senior Indebtedness is secured. Subject to certain limitations, we and our Subsidiaries, including the subsidiary guarantors, may incur additional Indebtedness, including Senior Indebtedness. For a description of our ability to incur additional Indebtedness, see ' -- Certain Covenants -- Limitations on Additional Indebtedness' below.

     If there is any payment or distribution of our assets, of any kind or character, to our creditors in the following situations:

      a total or partial liquidation or dissolution of us, or


      a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, whether voluntary or involuntary and including any assignment for the benefit of creditors and proceedings for marshaling of our assets and liabilities, then the holders of all of our Senior Indebtedness then outstanding will be entitled to payment in full in cash, including payment of interest accruing subsequent to the filing of petition of bankruptcy or insolvency, before the holders of notes are entitled to receive any payment from us on or with respect to the notes. Until the holders of all of our Senior Indebtedness receive payment in full in cash, any distribution to which the holders of notes would be entitled from us will instead be made to holders of our Senior Indebtedness. Additionally, if there is any payment or distribution of the assets of any guarantor to its creditors in the same situations, the same restrictions will apply to payments under the note guarantee of such guarantor.


     If any default occurs in the payment of any principal of, or interest or other amount due on, any of our Designated Senior Indebtedness, no payment of any kind or character shall be made by us or on our behalf with respect to the notes, unless and until one or more of the following conditions are met:


      the payment default shall have been cured or waived in accordance with the instruments governing that Designated Senior Indebtedness, or shall otherwise have ceased to exist,



      the Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with its terms, or the holders of that Designated Senior Indebtedness have waived the benefits of this provision.



Additionally, if there is any payment default in connection with any guarantor's Designated Senior Indebtedness, no payment may be made by or on behalf of such guarantor under its note guarantee until one or more of the above conditions are met as to such guarantor. Immediately after any of the above conditions are met, we, or that guarantor, must resume making any and all required payments, including missed payments, in respect of our or that guarantor's obligations under the notes or the note guarantee.


     In addition, no payment may be made by us or on our behalf in respect of our obligations under the notes whenever:


      an event of default other than a payment default has occurred and is continuing under the terms of any of our Designated Senior Indebtedness that entitles the holders to immediately accelerate the maturity of such Designated Senior Indebtedness, either without further notice other than a notice to accelerate, or upon the expiration of any applicable grace period, whether or not such acceleration has actually occurred, and the receipt by us and the trustee from the representative of the holders of such Designated Senior Indebtedness of written notice of such non-payment default.

Analogously, a guarantor may not make payments in respect of its note guarantee when the same conditions are met as to Designated Senior Indebtedness of the guarantor. The period for which no payment may be made by us or the guarantor because of a non-payment default is limited to the period that commences on the date the trustee receives the written notice and ends on the earliest to occur of the following:


      the non-payment default has been cured or waived or has ceased to exist,


      179 consecutive days, commencing on the date the written notice was received by the trustee, have elapsed,


      receipt by the trustee of written notice terminating the period from the representative of holders of the Designated Senior Indebtedness, whether or not the non-payment default has been cured or waived or has ceased to exist, and the Designated Senior Indebtedness has been discharged or paid in full in cash.



Unless there is a payment default, immediately after the end of the non-payment default period, we or the guarantor must resume making any and all required payments, including any missed payments, in respect of our obligations under the notes or the note guarantees. If there is a payment default, no payment in respect of the notes may be made, even if the non-payment default period has ended. Not more than one non-payment default period may be commenced in any period of 360 consecutive days. Additionally, no non-payment default or event of default with respect to the Designated Senior Indebtedness of us or the guarantor which was the subject of a written notice to the trustee commencing such a non-payment default period shall be or serve as the basis for the giving of a subsequent notice unless the non-payment default or event of default shall have been cured or waived for a period of at least 90 consecutive days after the date of the notice commencing the non-payment default period. In no event may the total number of days of any non-payment default period or periods exceed
179 days in the aggregate during any 360-consecutive-day period.



     However, Noteholders may receive and retain Permitted Junior Securities and payment from the money or the proceeds held in any defeasance trust described under ' -- Satisfaction and Discharge of Indenture; Defeasance' below, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this 'Subordination' section.



     If any payment or distribution of our, or a guarantor's, assets are received by the trustee or the holders of notes at a time when that payment or distribution is prohibited by the above provisions, that payment or distribution must be segregated from other funds or assets and held in trust for the benefit of the holders of our, or the guarantor's, Senior Indebtedness. Those funds or assets shall be paid or delivered to the holders of that Senior Indebtedness who remain unpaid or unprovided for, ratably according to the aggregate amounts of our, or the guarantor's, Senior Indebtedness remaining unpaid that is held or represented by each Senior Indebtedness holder. Those funds or assets, together with any concurrent payment or distribution to the Senior Indebtedness holders, shall be applied to the payment of the Senior Indebtedness remaining unpaid to the extent necessary to provide for the payment in full in cash of all of that Senior Indebtedness.



     If we fail to make any payment on the notes when due or within any applicable grace period, whether or not that failure is due to the subordination provisions discussed above, that failure would constitute an Event of Default under the indenture and would enable the holders of notes to accelerate the maturity of the notes. See ' -- Events of Default.'


     By reason of these subordination provisions, in the event of bankruptcy, liquidation, insolvency or other similar proceedings, our creditors who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes. In addition, our creditors, other than noteholders, who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness yet may recover more, ratably, than the holders of the notes.

GUARANTEES


     Our payment obligations under the notes are jointly and severally guaranteed by Pro-Fac and by each subsidiary guarantor. Each note guarantee is an unsecured senior subordinated obligation of the guarantor providing it, and ranks junior in right of payment to all existing and future Senior Indebtedness of that guarantor, including that guarantor's guarantee of our obligations under the New Credit Facility. The indenture provides that the obligations of each guarantor under its note guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by that guarantor without constituting a fraudulent conveyance under applicable law.


     Subject to the satisfaction of certain conditions, the indenture permits us to merge with and into Pro-Fac, with Pro-Fac as the surviving corporation (the 'Pro-Fac Merger'). Upon the consummation of the Pro-Fac Merger, Pro-Fac will assume all of our obligations under the indenture and the notes, and Pro-Fac's note guarantee will be released. See ' -- Certain

Covenants -- Limitations on Mergers and Certain Other Transactions' for more information. Accordingly, unless the context otherwise requires, on and after consummation of the Pro-Fac Merger, references to us, as well as references to Pro-Fac, in this Description of Notes shall be deemed to be references to Pro-Fac as the surviving corporation of the Pro-Fac Merger.

     No guarantor other than a subsidiary guarantor whose note guarantee is to be released may consolidate with or merge with or into another person or entity, whether or not such guarantor is the surviving person or entity and whether or not such person or entity is affiliated with such guarantor unless:


      the person or entity formed by or surviving any such consolidation or merger, if other than the subsidiary guarantor, assumes all of the obligations of such guarantor under the notes and the indenture under a supplemental indenture satisfactory to the trustee;


      immediately after giving effect to such transaction, no Default or Event of Default exists; and

      immediately after giving effect to any such transaction involving a subsidiary guarantor, the Coverage Ratio Incurrence Condition would be met;


provided, however, that the above shall not apply to the Pro-Fac Merger, which is instead governed by the covenant described under ' -- Limitation on Mergers and Certain Other Transactions.'



     Summary financial information for the subsidiary guarantors is included in a footnote to the Consolidated Financial Statements of Agrilink at the back of this prospectus.


OPTIONAL REDEMPTION OF THE NOTES


     The notes may not be redeemed prior to November 1, 2003, except in the limited circumstances described in the next paragraph. Beginning November 1, 2003, they are redeemable at our option, in whole or in part, at the following redemption prices, which are expressed as percentages of principal amount, if redeemed during the twelve-month period beginning November 1:


                                                                                     OPTIONAL
                                                                                    REDEMPTION
                                      YEAR                                            PRICE
---------------------------------------------------------------------------------   ----------
2003.............................................................................    105.938%
2004.............................................................................    103.958%
2005.............................................................................    101.979%
2006 and thereafter..............................................................    100.000%


Accrued and unpaid interest, if any, to the redemption date must also be paid.



     In addition, at any time prior to November 1, 2001, we may redeem up to 35% of the aggregate principal amount of the notes originally issued with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 111.875% of the principal amount of the notes, plus any accrued and unpaid interest and Additional Interest to the redemption date. The redemption must occur within 60 days of the closing date of the Equity Offering and, immediately after the redemption, at least $130.0 million aggregate principal amount of the notes must remain outstanding.



     If less than all of the notes are redeemed at any time, selection of the notes to be redeemed will be made by the trustee from among the outstanding notes on a pro rata basis, by lot or by any other method permitted in the indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder whose notes are to be redeemed. On and after the redemption date, interest will cease to accrue on the notes or the portions of the notes that are called for redemption.

CHANGE OF CONTROL


     Upon the occurrence of a Change of Control, each holder of notes will have the right to require us to repurchase all or any portion of their notes for a cash price equal to 101% of the principal amount of their notes, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase. Within 30 days following any Change of Control, we will mail to the trustee, who shall mail to each holder at our expense, a notice regarding such Change of Control. The notice will include:


      a description of the transaction or transactions that constitute the Change of Control,


      an offer to repurchase (a 'change of control offer') in integral multiples of $1,000, all notes properly tendered in accorance with the procedures and for the price required by the indenture, on a specified date which shall be a business day not earlier than 30 days or later than 60 days from the date the notice is mailed, and a description of the procedures that holders must follow to accept the change of control offer and the price that they will be paid for their notes.

We are required to keep the change of control offer open for at least 20 business days or for such longer period as is required by law.


     The occurrence of a Change of Control will result in an event of default under the New Credit Facility, and may result in an event of default under the terms of other Indebtedness of ours or our Subsidiaries, which would permit the lenders under the New Credit Facility or the other Indebtedness to require immediate repayment in full. If we make a change of control offer, we may not have sufficient funds available to pay for all or any of the notes delivered by holders of notes seeking to accept the change of control offer. In addition, we may not be able to obtain the consents necessary to consummate the change of control offer from the lenders under agreements governing our outstanding Indebtedness, including the New Credit Facility, which may prohibit us from making or completing the change of control offer. Our obligation to make a change of control offer will be satisfied if a third party makes the offer instead of us, so long as the third party complies with all of the requirements applicable to a change of control offer as if it were being made by us and so long as it purchases all notes properly tendered and not withdrawn in connection with its offer.


     A Change of Control includes the sale of 'all or substantially all' of our assets or of the assets of Pro-Fac. The determination of what constitutes 'all or substantially all' will depend upon the circumstances of any such sale and will be subject to interpretation under applicable legal precedent. In addition, the requirement that we make a change of control offer may in certain circumstances make more difficult or discourage a sale or takeover of us and, as a result, the removal of incumbent management. The Change of Control feature, however, is not part of a plan by management to adopt a series of antitakeover provisions. Rather, the Change of Control feature is the result of negotiations between us and the initial purchasers. Subject to the limitations discussed below, we could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of our Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.


     We will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Securities Exchange Act and any other applicable laws and regulations, in connection with the purchase of notes in a change of control offer.


CERTAIN COVENANTS

LIMITATIONS ON ADDITIONAL INDEBTEDNESS


     In general, we will not, and we will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness including Acquired Indebtedness. However, we and our

Restricted Subsidiaries may incur Permitted Indebtedness, as defined below. In addition, we may incur additional Indebtedness if, after giving effect to the incurrence of that Indebtedness:



      no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of that Indebtedness, and our Consolidated Interest Coverage Ratio on the date we incur that Indebtedness would be at least 2.0 to 1.0. Our Consolidated Interest Coverage Ratio would be determined on a pro forma basis as if we had incurred the additional Indebtedness, and applied the net proceeds from it, on the first day of the four-quarter period immediately preceding our actual incurrence of that Indebtedness.


     'Permitted Indebtedness' means any of the following:

           1. Our Indebtedness under the New Credit Facility and the related guarantees of the subsidiary guarantors, the aggregate principal amount of which at any time outstanding may not exceed:

              (a) under the term loan facility, $455.0 million less any required permanent repayments actually made under the term loan facility, but excluding any repayment that is refinanced and replaced at the time of payment, and


              (b) under the revolving credit facility, the greater of:

                       $200.0 million, less any required permanent repayments of the revolving credit facility that are actually made and are accompanied by a corresponding permanent commitment reduction but excluding any repayment and commitment reductions that are refinanced and replaced at the time of payment, and the sum of 80% of the book amount of all accounts receivable owned by us and our Restricted Subsidiaries plus 50% of the book value of all inventory owned by us and our Restricted Subsidiaries, both such amounts computed in accordance with GAAP as of the end of our latest fiscal month;

           2. Indebtedness under the notes, the note guarantees and the indenture;

           3. Existing Indebtedness;

           4. Indebtedness under Hedging Obligations, provided that:

              the Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the 'Limitations on Additional Indebtedness' covenant, and the notional principal amount of the Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which the Hedging Obligations relate;



           5. our Indebtedness to a subsidiary guarantor and Indebtedness of any subsidiary guarantor to us or any other subsidiary guarantor; except that upon either:



              any occurrence of any event which results in any such subsidiary guarantor ceasing to be a subsidiary guarantor, including the issuance, sale, transfer or other disposition of any Capital Stock other than of directors' qualifying shares, or the transfer or other disposition of any such Indebtedness other than us or a subsidiary guarantor,



              then the provisions of this Point (5) shall no longer be applicable to that Indebtedness and that Indebtedness shall be deemed to be incurred, and shall be treated as an incurrence for purposes of the 'Limitations on Additional Indebtedness' covenant, at the time the subsidiary guarantor in question ceased to be a subsidiary guarantor or at the time that transfer or other disposition occurred;


           6. Indebtedness in respect of bid, performance or surety bonds or insurance of self-reinsurance obligations including to secure worker's compensation and other similar insurance coverage, issued for our account in the ordinary course of business consistent with past practice, including our guarantees or obligations with respect to letters of credit supporting that bid, performance, surety obligations or insurance of self-insurance obligations, in each case other than for an obligation for money borrowed;


           7. Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by us or any Restricted Subsidiary;

           8. Refinancing Indebtedness;


           9. Indebtedness in respect of our guarantee of revolving credit indebtedness incurred by Great Lakes Kraut Company in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and



          10. Indebtedness incurred by us or any subsidiary guarantor, other than Indebtedness permitted under any of the above provisions for Permitted Indebtedness, with an aggregate principal face or stated amount not in excess of a total of $25.0 million outstanding at any time.



PAYMENTS UNDER THE PRO-FAC MARKETING AGREEMENT; REINVESTMENTS BY PRO-FAC; BORROWINGS BY PRO-FAC



     As promptly as practicable, and in any event within 10 business days, after receipt from us of any payment for crops and other services under the Pro-Fac Marketing Agreement that is in excess of the Commercial Market Value, Pro-Fac will invest in us an amount equal to 70% of such excess in cash as common equity interests other than Disqualified Capital Stock. We will not, without the consent of the holders of at least 75% in principal amount of the notes then outstanding, which may include consents obtained in connection with a tender offer or exchange offer for the notes:


      amend the calculation of amounts payable to Pro-Fac under the Pro-Fac Marketing Agreement in a manner which would increase the payments made to Pro-Fac,

      amend the Pro-Fac Marketing Agreement to allow Affiliate Transactions involving Pro-Fac to be approved by less than a majority of the Disinterested Directors, or amend the provisions of the indenture that contain the provisions in this paragraph or the definition of 'Commercial Market Value.'


     We may make demand loans to Pro-Fac for working capital purposes in amounts up to a total of $40.0 million outstanding at any time. Each loan will bear interest at a rate equal to the rate that would have applied if the loan had been made under the revolving credit facility. The total loan balance must be reduced to zero for a period of not less than 15 consecutive days in each fiscal year. Except for such demand loans, and except for Pro-Fac's guarantee of the notes and of our obligations under the New Credit Facility, the indenture does not permit Pro-Fac to incur any other Indebtedness as long as Pro-Fac has the right to borrow under the Pro-Fac Marketing Agreement.


     The foregoing restrictions shall not apply on and after the consummation of the Pro-Fac Merger. On and after the consummation of the Pro-Fac Merger, any payment for crops to any member of Pro-Fac in cash or property, other than Capital Stock, that exceeds Commercial Market Value shall be deemed to be a Restricted Payment under the indenture. In addition, Pro-Fac will cause its certificate of incorporation and/or by-laws to be amended no later than the consummation of the Pro-Fac Merger to require:

      that there shall be at least two Disinterested Directors on the board of directors of Pro-Fac at all times,

      the formation and maintenance of a committee of the board of directors of Pro-Fac to recommend Commercial Market Value, which committee shall include at least two Disinterested Directors at all times, approval by a majority of the Disinterested Directors of the annual profit plan of Pro-Fac, including the raw product section of the profit plan, and the final determination of Commercial Market Value, and precluding the further amendment of the certificate of incorporation and by-laws of Pro-Fac concerning the three points above without the consent of the holders of at least 75% in principal amount of the notes then outstanding, which may include consents obtained in connection with a tender offer or exchange offer for the notes.



Neither we nor Pro-Fac will amend the provisions described in this paragraph or the definition of 'Commercial Market Value' without the consent of the holders of at least 75% in principal amount of the notes then outstanding, which may include consents obtained in connection with a tender offer or exchange offer for the notes.


LIMITATION ON THE ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES


     We will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock, or any options, warrants or other rights to purchase shares of such Capital Stock, except:


      to us or a Wholly-Owned Restricted Subsidiary,


      if, immediately after giving effect to the issuance or sale, that Restricted Subsidiary would no longer constitute a Restricted Subsidiary, or if the shares issued or sold represent directors' qualifying shares or shares required by applicable law to be held by a person or entity other than us or a Wholly-Owned Restricted Subsidiary.


The proceeds of any sale of Capital Stock permitted under the second and third bullet points above will be treated as 'Net Available Proceeds' and must be applied in a manner consistent with the provisions of the covenant described under ' -- Limitations on Asset Sales.'

LIMITATIONS ON LAYERING DEBT

     Neither we nor any guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of ours or of such guarantor, as the case may be, unless such Indebtedness by its terms has the same rank of priority in right of payment with, or is subordinated to, the notes or the note guarantee of such guarantor, as the case may be.

LIMITATIONS ON RESTRICTED PAYMENTS


     I. We will not, and we will not permit any of our Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment other than as permitted below, if at the time of such Restricted Payment:


          1. a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment,

          2. we would be unable to meet the Coverage Ratio Incurrence Condition, or


          3. except as expressly provided in Paragraph II, below, the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made on or after June 28, 1998, which is the first day of our last completed fiscal quarter ending immediately prior to the original issue date of the initial notes, exceeds the sum of:



             (a) 50% of our Consolidated Net Income, taken as one accounting period, from June 28, 1998 to the end of our most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or, if the aggregate Consolidated Net Income shall be a deficit, minus 100% of that deficit, plus

                 (b) the net cash proceeds from the issuance and sale, other than to a Subsidiary of ours or of Pro-Fac, after November 18, 1998, the original issue date of the initial notes, of:


                      our Capital Stock that is not Disqualified Capital Stock, excluding amounts contributed to us under Point (e) below and excluding Capital Stock purchased with the proceeds of loans from us or any of our Subsidiaries, or our debt securities that have been converted into our Capital Stock that is neither Disqualified Capital Stock nor is then held by a Subsidiary of ours, plus


                 (c) if any Restricted Investment that was made after November
                     18, 1998 is sold for cash or otherwise liquidated or repaid for cash, the lesser of:



                      the cash return of capital with respect to that Restricted Investment, less the cost of disposition, if any, and the initial amount of that Restricted Investment,


                     plus


                 (d) the amount of any Restricted Investment outstanding in an
                     Unrestricted Subsidiary at the time that Unrestricted Subsidiary is designated a Restricted Subsidiary in accordance with the definition of 'Unrestricted Subsidiary,' plus



                 (e) 40% of the aggregate contributions by Pro-Fac to us under the covenant entitled ' -- Payments Under the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac' after November 18, 1998 but before consummation of the Pro-Fac Merger, plus


                 (f) $7.5 million.

     The provisions described in Points (2) and (3) above will not prohibit:


             A. the payment of any dividend by us or any Restricted Subsidiary within 60 days after the date of its declaration, if the payment would have complied with the provisions of the indenture at the date of its declaration;



             B. the redemption, repurchase, retirement or other acquisition of any of our Capital Stock in exchange for, or out of the proceeds of, the substantially concurrent sale to someone other than a Subsidiary of us or Pro-Fac of other Capital Stock of ours other than Disqualified Capital Stock;



             C. the defeasance, redemption, repurchase or other retirement of
                Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of our Capital Stock, but excluding Disqualified Capital Stock, Capital Stock sold to a Subsidiary of ours or of Pro-Fac and Capital Stock purchased with the proceeds of loans from us or any of our Subsidiaries;


             D. prior to the consummation of the Pro-Fac Merger, the payment in any fiscal year of amounts required to fund Pro-Fac's reasonable operating expenses, not in excess of a total of $250,000, as adjusted to reflect changes in the Consumer Price Index between November 18, 1998 and the date of any such payment;

             E. the payments of dividends or distributions to Pro-Fac, or any payment to members of Pro-Fac on and after the consummation of the Pro-Fac Merger, solely in the amounts and at the times necessary to permit Pro-Fac to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Pro-Fac that is:


                 held by officers, directors or employees or former officers, directors or employees or their transferees, estates or beneficiaries under their estates, or a trust established for the benefit of any of the foregoing, of us, Pro-Fac, or our Subsidiaries, upon death, disability, retirement, severance or termination of employment or service, or in accordance with any agreement under which that Capital Stock or the related rights were issued, or held by members or former members of Pro-Fac, upon their departure as members of Pro-Fac or upon their discontinuance of one or more crops, except that the amount of the payments under this point may not exceed in the aggregate $2.0 million in any fiscal year;


                or


             F. Restricted Investments the amount of which, together with the amount of all other Restricted Investments made under this Point
                (F) after November 18, 1998, does not exceed $15.0 million.



     II. Each Restricted Payment permitted under the preceding Points (A), (D) and (F) and, except to the extent deducted in determining Consolidated Net Income in any period, the Restricted Payments permitted under Point (E), shall be included only once in calculating whether the conditions of Point (3) above have been met with respect to any subsequent Restricted Payments. If a transaction meets the criteria of more than one of the types of Restricted Payments described in Points (A) through (F) above, or of the exceptions in the definition of 'Restricted Payment,' we, in our sole discretion, shall classify such transaction and shall be required to include it in only one of those Points or exceptions. If an issuance of our Capital Stock is applied to make a Restricted Payment under Points (B) and (C), then, in calculating whether the conditions of Point (3) above have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under Point (3) only to the extent they are not applied as provided in this sentence.


     III. No later than the date of making any Restricted Payment, we shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant 'Limitations on Restricted Payments' were computed. Such computation shall be based upon our latest available financial statements.

LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     We will not, and will not permit any of our Restricted Subsidiaries to, create or otherwise cause or allow to exist or become effective any Payment Restriction with respect to any of our Restricted Subsidiaries, except for:


      any Payment Restriction in effect on November 18, 1998 under the New Credit Facility or any similar Payment Restriction under any similar credit facility if such similar Payment Restrictions are not, taken as a whole, materially more restrictive than those in effect under the New Credit Facility on November 18, 1998, or any amendment, restatement, renewal, replacement or refinancing of the New Credit Facility or any similar credit facility;



      Payment Restrictions under any agreement evidencing any Acquired Indebtedness permitted to be incurred, if that agreement was in effect at the time of the incurrence of the Acquired Indebtedness and was not created in contemplation of that incurrence, and if those Payment Restrictions are not extended to apply to any assets not previously subject to them;



      Payment Restrictions arising in connection with Refinancing Indebtedness if they are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced;


      Payment Restrictions arising by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business; and

      Payment Restrictions arising under applicable law.

LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction'), unless:


          1. the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated person or entity, and


          2. We deliver to the trustee:


             A. with respect to any Affiliate Transaction or series of related
                Affiliate Transactions that:



                 is prior to the consummation of the Pro-Fac Merger and involves Pro-Fac (including any amendment to or waiver under the Pro-Fac Marketing Agreement and any agreement for the purchase of crops entered into in accordance with the Pro-Fac Marketing Agreement, or involves aggregate payments in excess of $1.0 million,


                 an officers' certificate certifying that the Affiliate Transaction complies with Point (1) above and setting forth and authenticating a resolution that has been adopted by a vote of a majority of the Disinterested Directors approving the Affiliate Transaction, and



             B. with respect to any Affiliate Transaction or series of related
                Affiliate Transactions involving aggregate payments in excess of $5.0 million, other than those occurring prior to the consummation of the Pro-Fac Merger and relating to the Pro-Fac Marketing Agreement or any agreement for the purchase of crops entered into in accordance with the Pro-Fac Marketing Agreement:



                 an officers' certificate certifying that such Affiliate Transaction complies with Point (1) above and setting forth and authenticating a resolution that has been adopted by a vote of a majority of the Disinterested Directors approving the Affiliate Transaction, and an opinion by an Independent Financial Advisor as to the fairness from a financial point of view to us or the Subsidiary of the Affiliate Transaction or series of related Affiliate Transactions.



     However, the following shall not be deemed to be Affiliate Transactions:



           transactions exclusively between or among either (a) us and one or more Restricted Subsidiaries or (b) two or more Restricted Subsidiaries, if, in each case, none of our Affiliates, except another Restricted Subsidiary, owns Capital Stock of the Restricted Subsidiary, transactions between us or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of our employees, or the establishment or maintenance of any such plan, reasonable director, officer and employee compensation and other benefit and indemnification arrangements entered into in the ordinary course of business and consistent with past practice,

           transactions permitted by the 'Limitations on Restricted Payments' covenant or excluded from the definition of 'Restricted Payments,'


           the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness of those Unrestricted Subsidiaries,



           transactions between us or any Restricted Subsidiary and any Affiliate of ours or of the Restricted Subsidiary that is a joint venture, if no direct or indirect holder of an equity interest in the joint venture, other than us or a Restricted Subsidiary, is an Affiliate of ours or of such Restricted Subsidiary; and except as described in Point (2)(A) above, the Pro-Fac Marketing Agreement and any transaction effected under the Pro-Fac Marketing Agreement.


LIMITATIONS ON LIENS


     We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of our property or the property of any Restricted Subsidiary, including Capital Stock of a Restricted Subsidiary, or any proceeds, income or profit therefrom, whether owned on November 18, 1998 or later acquired, which secures Indebtedness that is not Senior Indebtedness. However, such Liens may exist or be incurred if, at the same time, the notes are secured equally and ratably with, or if the Lien secures Indebtedness that is subordinated to the notes, prior to, such Indebtedness for so long as such Indebtedness is secured by a Lien.


     The foregoing restrictions shall not apply to:

          1. Liens existing on November 18, 1998 securing Indebtedness outstanding on that date;

          2. Liens in favor of us;

          3. Liens to secure Non-Recourse Purchase Money Indebtedness;


          4. Liens securing Acquired Indebtedness permitted to be incurred under the indenture, if the Liens do not extend to any property or assets not subject to the Lien at the time of incurrence of the Acquired Indebtedness, other than improvements on property or assets originally subject to the Lien;



          5. Liens on property of a person or entity existing at the time that person or entity is acquired or merged with or into or consolidated with us or any Restricted Subsidiary and not created in anticipation or contemplation of such transaction; or


          6. Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing Points (4) and (5), provided that such Liens do not extend to any additional property or assets, other than improvements on property or assets originally subject to such Liens.

LIMITATIONS ON ASSET SALES

     (a) We will not, and we will not permit any of our Restricted Subsidiaries to, consummate any Asset Sale unless:


          1. We or the Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale, evidenced by the delivery by us to the trustee of an officers' certificate so certifying,



          2. immediately after giving effect to the Asset Sale, no Default or Event of Default shall have occurred and be continuing, and



          3. at least 80% of the consideration received by us or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash paid at the closing of the Asset Sale.



The following amounts shall be deemed to be cash for purposes of Point (3) above and, in the case of the first bullet point below, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following Paragraph (b):



      Indebtedness, other than Subordinated Indebtedness, of ours or of the Restricted Subsidiary that is expressly assumed by the transferee in the Asset Sale and with respect to which we or the Restricted Subsidiary is unconditionally released, and any Cash Equivalents, or other notes, securities or items of property received from the transferee that within 15 days are converted by us or the Restricted Subsidiary to cash, but only so much of them as to which cash is actually received,

If at any time any non-cash consideration received by us or any of our Restricted Subsidiaries in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, other than interest received with respect to any such non-cash consideration, then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale and the Net Available Proceeds of that Asset Sale shall be applied in accordance with this covenant. A transfer of assets by us to a Restricted Subsidiary or by a Restricted Subsidiary to us or to another Restricted Subsidiary will not be deemed to be an Asset Sale. In addition, a transfer of assets that is excluded from the definition of 'Restricted Payment,' or that constitutes a Restricted Investment that is permitted under ' -- Limitations on Restricted Payments,' will not be deemed to be an Asset Sale.



     (b) If we or any Restricted Subsidiary engage in an Asset Sale, no later than 270 days after such Asset Sale we or such Restricted Subsidiary shall:



          1. apply all or any of the Net Available Proceeds from the Asset Sale to repay amounts outstanding under the New Credit Facility or any other Senior Indebtedness; provided that if the Net Available Proceeds are applied to any revolving credit debt, then the related loan commitment must be permanently reduced by the amount of the revolving credit debt repaid, and/or



          2. invest all or any part of the Net Available Proceeds from the Asset Sale in the purchase of fixed assets to be used, together with any short-term assets incidental to the Asset Sale, by us and our Restricted Subsidiaries in a related business or the making of a related business investment.


The amount of such Net Available Proceeds not applied or invested as provided in this Paragraph (b) will constitute 'excess proceeds.'


     (c) When the aggregate amount of excess proceeds equals or exceeds $10.0 million, we will be required to make an offer to purchase, from all holders of the notes, an aggregate principal amount of notes equal to the amount of the excess proceeds as follows:



          1. We will make an offer to purchase (a 'net proceeds offer') from all holders of the notes, in accordance with the procedures specified in the indenture, the maximum principal amount of notes that may be purchased out of the amount (the 'payment amount') of the excess proceeds.



          2. The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes tendered in the net proceeds offer, plus accrued and unpaid interest and Additional Interest, if any, to the date the net proceeds offer is consummated. If the aggregate price paid for all notes tendered in a net proceeds offer is less than the payment amount, we may use the shortfall, or a portion of it, for general corporate purposes, so long as we comply with the limitations of the 'Limitations on Restricted Payments' covenant.



          3. If the aggregate offer price of notes validly tendered and not withdrawn in connection with the net proceeds offer exceeds the payment amount, the notes to be purchased will be selected on a pro rata basis, with such adjustments as appropriate so that only notes in denominations of $1,000 or integral multiples of $1,000 will be purchased.



          4. Upon completion of the net proceeds offer in accordance with these provisions, the amount of excess proceeds in respect of the net proceeds offer shall be deemed to be zero.



     (d) However, in the event that any other Indebtedness of Agrilink which has the same rank of priority in right of payment with the notes (the 'Other Indebtedness') requires that an offer be made to repurchase such Other Indebtedness upon the consummation of an Asset Sale, we may apply the excess proceeds otherwise required to be applied to a net proceeds offer both to the offer to purchase the Other Indebtedness and to a net proceeds offer so long as the amount of such excess proceeds applied to purchase the notes is not less than the 'Note Portion of Excess

Proceeds' as defined below. All such offers required as to a particular Asset Sale shall be made concurrently, and the purchase dates shall be the same.

     For purposes of this covenant, 'Note Portion of Excess Proceeds' means:


          1. the amount of the excess proceeds in respect of a net proceeds offer if we are not concurrently offering to purchase any Other Indebtedness, and


          2. if we are concurrently offering to purchase Other Indebtedness, an amount equal to the product of:

              the excess proceeds in respect of such net proceeds offer, and a fraction, the numerator of which is the principal amount of all notes tendered in the net proceeds offer (the 'note amount') and the denominator of which is the sum of the note amount and the lesser of the aggregate principal face amount and the accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to the offer to purchase the Other Indebtedness made at the time of the net proceeds offer.



     Unless we are required to by law or regulation, we will not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind on our ability to make a net proceeds offer following any Asset Sale. We will comply with Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations, if applicable, in the event that an Asset Sale occurs and we are required to purchase notes.


LIMITATIONS ON MERGERS AND CERTAIN OTHER TRANSACTIONS

     We will not, in a single transaction or a series of related transactions:


          1. consolidate or merge with or into, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of us or us and our Subsidiaries taken as a whole, or permit any of our Restricted Subsidiaries to do so if such transaction would result in the transfer of all or substantially all of the assets of us and our Subsidiaries taken as a whole, or assign any of our obligations under the notes and the indenture, to any person or entity, except that we may merge with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing our jurisdiction of incorporation to another State of the United States provided that the conditions below are complied with or



          2. adopt a Plan of Liquidation,


unless, in either case:


          (a) the person or entity formed by or surviving the consolidation or merger, if other than Agrilink, or to which such sale, lease, conveyance or other disposition or assignment shall be made or, in the case of a Plan of Liquidation, any person or entity to which assets are transferred (collectively, the 'Successor'), is a corporation or a cooperative corporation organized and existing under the laws of any State of the United States or the District of Columbia, and the Successor assumes by a supplemental indenture satisfactory to the trustee all of our obligations under the notes and the indenture;



          (b) immediately prior to and immediately after giving effect to the transaction and the assumption of the obligations described in Point (a) above and the incurrence of any Indebtedness to be incurred in connection with that transaction, no Default or Event of Default shall have occurred and be continuing, except that in the case of the Pro-Fac Merger this Point (b) shall be deemed to be satisfied if immediately after giving effect to the Pro-Fac Merger and the assumption of the obligations described in Point
              (a) above and the incurrence of any Indebtedness to be incurred in connection with the Pro-Fac Merger, no Default or Event of Default shall have occurred and be continuing; and

          (c) immediately after giving effect to the transaction and the assumption of the obligations described in Point (a) above and the incurrence of any Indebtedness to be incurred in connection with the transaction, and the use of any net proceeds from the transaction on a pro forma basis:



               in the case of the Pro-Fac Merger only, the Consolidated Coverage Ratio shall be at least equal to or greater than the Consolidated Coverage Ratio immediately prior to the consummation of the Pro-Fac Merger and the assumption of the obligations described in Point (a) above and the incurrence of any Indebtedness to be incurred in connection with the Pro-Fac Merger, and in the case of any other transaction, we or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition;


                and

          (d) each guarantor, unless it is the other party to the transactions described above, shall have, by amendment to its guarantee, confirmed that its guarantee of the notes shall apply to the obligations of us or the Successor under the notes and the indenture.


For purposes of this covenant, any Indebtedness of the Successor which was not our Indebtedness immediately prior to the transaction shall be deemed to have been incurred in connection with that transaction.


ADDITIONAL NOTE GUARANTEES

     If we or any of our Subsidiaries shall acquire or create another Subsidiary other than:

      a Foreign Subsidiary, so long as such Foreign Subsidiary is not a guarantor of any of our Senior Indebtedness,

      a Subsidiary that has been designated as an Unrestricted Subsidiary, or an Immaterial Subsidiary,


then the newly acquired or created Subsidiary will be required to execute a note guarantee in accordance with the terms of the indenture.


REPORTS


     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we and Pro-Fac will each file with the SEC, as long as such filings are accepted by the SEC, all quarterly and annual reports and other information, documents and reports that would be required to be filed with the SEC under Section 13 of the Securities Exchange Act if we or Pro-Fac, as the case may be, were required to file under that section. We and Pro-Fac will furnish all such information to the trustee, for forwarding to the holders of notes, within 15 days after filing it with the SEC. In addition, we and Pro-Fac will each make that information available to prospective purchasers of notes, securities analysts and broker-dealers who request it in writing. We and Pro-Fac have each agreed that, for so long as any notes remain outstanding, we each will furnish to the holders and beneficial holders of notes and to prospective purchasers of notes designated by the holders of Transfer Restricted Securities and to broker dealers, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act. On and after consummation of the Pro-Fac Merger, only Pro-Fac shall be required to comply with this covenant.


EVENTS OF DEFAULT

     An 'Event of Default' is defined in the indenture as:


          1. our failure to pay interest or Additional Interest on any of the notes when it becomes due and payable and the continuance of any such failure for 30 days, whether or not such payment is prohibited by the subordination provisions of the indenture;

          2. our failure to pay the principal or premium, if any, on any of the notes when it becomes due and payable including the failure to make a payment to purchase notes tendered in a change of control offer or a net proceeds offer, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture;



          3. our failure to comply with any of our agreements or covenants described above under 'Certain Covenants -- Limitations on Mergers and Certain Other Transactions,' or in respect of our obligations to make a change of control offer or a net proceeds offer as described in 'Change of Control' and 'Certain
             Covenants -- Limitations on Asset Sales,' respectively, or Pro-Fac's failure to comply with the provisions described in 'Certain Covenants -- Payments Under the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac';



          4. failure by us or any guarantor to comply with any other covenant in the indenture and the continuance of the failure for 60 days after we have been given notice of it by the trustee or by the holders of at least 25% of the aggregate principal amount of the notes then outstanding;



          5. failure either by us or by any of our Restricted Subsidiaries to make any principal payment at final maturity after the expiration of any applicable grace period in respect of any of our or the Restricted Subsidiary's Indebtedness, or the acceleration of the maturity of the Indebtedness because of a default, in an aggregate outstanding principal amount of $7.5 million or more;



          6. one or more final, non-appealable judgments or orders for the payment of money that exceed $7.5 million in the aggregate have been entered by a court or courts of competent jurisdiction against us or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;



          7. certain events of bankruptcy, insolvency or reorganization involving us, Pro-Fac, or any Significant Subsidiary; and



          8. except as permitted by the indenture, any note guarantee ceases to be in full force and effect or any note guarantee is declared to be null and void and unenforceable or is found to be invalid, or any guarantor repudiates its obligations under any note guarantee.



     In the case of an Event of Default occurring by reason of any willful action or inaction by us or on our behalf with the intention of avoiding payment of the premium that we would have had to pay if we had instead elected to redeem the notes, an equivalent premium shall be immediately due and payable, as permitted by law, upon the acceleration of the notes. If an Event of Default occurs prior to November 1, 2003 by reason of any willful action or inaction by us or on our behalf with the intention of circumventing the prohibition on redemption of the notes prior to November 1, 2003, then an additional premium in an amount equal to 10.0% shall be immediately due and payable, as permitted by law, upon acceleration of the notes.



     If an Event of Default other than an Event of Default specified in Point
(7) above with respect to us, shall have occurred and be continuing, the trustee by written notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to both us and the trustee, may declare all amounts owing under the notes to be immediately due and payable. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding notes shall be immediately due and payable. If an Event of Default specified in Point (7) with respect to us shall have occurred, all outstanding notes shall become due and payable without any further action or notice. In certain cases, the holders of a majority in aggregate principal amount of the notes then outstanding may waive an existing Default or Event of Default and its consequences, except for a default in the payment of principal of, premium, if any, and interest on the notes.

     The holders may not enforce the provisions of the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the notes then outstanding may direct the trustee in its exercise of any trust or power, provided that their direction does not conflict with the terms of the indenture. The trustee may withhold from the holders notice of any continuing Default or Event of Default if the trustee determines that withholding such notice is in the holders' interest, except for notice of any Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest on the Notes.



     We are required to deliver to the trustee annually a statement regarding compliance with the indenture and, upon any of our officers becoming aware of any Default or Event of Default, a statement specifying the Default or Event of Default and the action we are taking or propose to take with respect to the Default or Event of Default.


SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE


     We may terminate our and the guarantors' obligations under the indenture at any time by delivering all outstanding notes to the trustee for cancellation and paying all sums payable by us under the Indenture. We, at our option, and the guarantors:



          A. will be discharged from any and all obligations with respect to the notes, except for certain of our obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust, or



          B. need not comply with certain of the restrictive covenants under the indenture, provided that we have deposited with the trustee, in trust, U.S. Legal Tender or U.S. Government Obligations or a combination of both that, through the payment of interest, premium and principal amount in accordance with their terms, will be sufficient to pay all the principal amount at maturity of the notes, and interest and premium on the notes on the dates such payments are due, as well as the trustee's fees and expenses.


To exercise either option, we are required to deliver to the trustee:


          1. an opinion of counsel and, in connection with a discharge under Point (A) above, confirmation of such counsel that:


              we have received a ruling from, or a ruling has been published by, the Internal Revenue Service, or since the date of the indenture there has been a change in the applicable federal income tax law,

             stating, in either case, that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and that they will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised,

          2. subject to certain qualifications, an opinion of counsel to the effect that funds so deposited will not violate the Investment Company Act of 1940 and will not be subject to the effect of
             Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and

          3. an officers' certificate and an opinion of counsel each stating that we have complied with all conditions precedent to the defeasance.

TRANSFER AND EXCHANGE

     A holder will be able to register the transfer or exchange of its notes only in accordance with the provisions of the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the indenture. Without our prior consent, the registrar is not required:

      to register the transfer of or exchange any note selected for redemption, or to register the transfer of or exchange any note for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing.

The registered holder of a note will be treated as the owner of such note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER


     Subject to certain exceptions, the indenture, the notes and the note guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding. Any existing Default under, or compliance with any provision of, the indenture, other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest on the notes, except as described in Point (B)(4) below, may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Such consents may be obtained in connection with a tender offer or exchange offer for notes. The following exceptions apply:



     (A) no modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of notes then outstanding, amend or modify our obligation under the caption 'Change of Control' or the definitions related thereto in a manner that could adversely affect the rights of any holder of the notes; and


     (B) without the consent of each holder affected, neither we nor the trustee may:


          1. reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;



          2. reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;



          3. reduce the rate of or change the time for payment of interest on any note;



          4. waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;



          5. make any note payable in money other than that stated in the notes;



          6. make any change in the provisions of the indenture relating to waivers of past Defaults or of the right of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;



          7. waive a redemption payment with respect to any note;



          8. except as provided under 'Subordination' above take any action that would subordinate the notes or the note guarantees to any other Indebtedness of us or any of the guarantors or otherwise affect the ranking of the notes or the note guarantees; or



          9. release any guarantor from any of its payment obligations under its note guarantee or the indenture otherwise than in accordance with the indenture.


     We, the guarantors and the trustee may amend or supplement the indenture or the notes without the consent of any holder to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of our obligations to holders in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any holder.

CONCERNING THE TRUSTEE

     IBJ Whitehall Bank & Trust Company is the trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the notes. The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, as defined in the indenture, it must eliminate the conflict or resign.



     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that, in case an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless the holder shall have offered to the trustee security and indemnity satisfactory to the trustee.


GOVERNING LAW

     Each of the indenture, the notes and the note guarantees provides that it will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES


     The exchange notes will be issued in the form of one or more global exchange notes. The global exchange notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as described below, the global exchange notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global exchange notes directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.


     Exchange notes that are issued as described below under ' -- Certificated Notes' will be issued in definitive form. Upon the transfer of an exchange note of any series in definitive form, such exchange note will, unless the global exchange notes for such series have previously been exchanged for notes in definitive form, be exchanged for an interest in a global exchange note representing the principal amount of notes being transferred.


     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, is a member of the Federal Reserve System, and is a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ('participants') and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for the physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.



     Upon the issuance of the global exchange notes in exchange for the initial notes in the exchange offer, DTC will credit, on its internal system, the principal amounts of the beneficial interests represented by the global exchange notes to the accounts of the persons who surrendered initial notes for exchange. Ownership of beneficial interests in the global exchange notes will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the global exchange notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants, and the records of participants with respect to interests of persons who are not participants. Investors may hold their interests in the global exchange notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global exchange notes.


     So long as DTC or its nominee is the registered holder and owner of the global exchange notes, DTC or its nominee will be considered the sole legal owner and holder of the related notes for all purposes of the exchange notes and the indenture. Except as described below, owners of beneficial interests in the global exchange notes will not be entitled to have the exchange notes represented by the global exchange notes registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange notes in definitive form and will not be considered to be the owners or holders of any exchange notes under the global exchange notes. Agrilink understands that under existing industry practice, in the event an owner of a beneficial interest in the global exchange notes desires to take any action that DTC, as the holder of the global exchange notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.


     Payment of principal of and interest on exchange notes represented by the global exchange notes registered in the name of and held by DTC or its nominee will be made to DTC or its nominee as the registered owner and holder of the global exchange notes.

     We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global exchange notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global exchange notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global exchange notes held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global exchange notes for any exchange notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global exchange notes owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated exchange notes in definitive form, each global exchange note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.


     Although DTC has agreed to the above procedures in order to facilitate transfers of interests in the global exchange notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


CERTIFICATED NOTES


     The exchange notes of any series represented by the global exchange notes with respect to such series are exchangeable for certificated notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples of $1,000 if:



      DTC notifies us that it is unwilling or unable to continue as the depository of such global exchange notes or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act and we do not appoint a successor depository within 90 days, we, in our discretion at any time, determine not to have all of the exchange notes of such series represented by global exchange notes, or an Event of Default has occurred and is continuing.

Any exchange note that is exchangeable under the preceding provisions is exchangeable for certificated exchange notes issuable in authorized denominations and registered in such names as DTC shall direct. The global exchange notes are not otherwise exchangeable, except for a global exchange note of the same aggregate denomination to be registered in the name of DTC or its nominee. Certificated exchange notes will not be issued in exchange for beneficial interests in the global exchange notes in any other circumstances except as described above.


REGISTRATION RIGHTS

     On November 18, 1998, we, Pro-Fac and the initial purchasers entered into the Registration Rights Agreement. Holders of exchange notes are not entitled to any registration rights with respect to the exchange notes. We have agreed for a period of 180 days after the date the registration statement is declared effective by the SEC to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes. The registration statement of which this prospectus is a part constitutes the registration statement for the exchange offer which is the subject of the Registration Rights Agreement. Upon the closing of the exchange offer, subject to certain limited exceptions, holders of untendered initial notes will not retain any rights under the Registration Rights Agreement.


     For a discussion of the terms of the exchange offer, see 'The Exchange Offer.'


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture or the Registration Rights Agreement without charge by contacting us at 90 Linden Oaks, P.O. Box 20670, Rochester, New York 14602, Attention: Vice
President -- Communications, or by telephone at 716-383-1850.

CERTAIN DEFINITIONS


     We provide below a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms.


     'Acquired Indebtedness' means:


          (a) with respect to any person or entity that becomes a Restricted Subsidiary after November 18, 1998, Indebtedness of such person or entity and its Subsidiaries existing at the time such person or entity becomes a Restricted Subsidiary, provided that the Indebtedness was not incurred in connection with, or in contemplation of, their becoming a Restricted Subsidiary, and


          (b) with respect to us or any of our Restricted Subsidiaries:

                any Indebtedness of a person or entity other than us or a Restricted Subsidiary existing at the time such person or entity is merged with or into us or a Restricted Subsidiary, or

                Indebtedness assumed by us or any of our Restricted Subsidiaries in connection with the acquisition of an asset or assets from another person or entity,


which Indebtedness was not, in either case, incurred by such other person or entity in connection with, or in contemplation of, such merger or acquisition.



     For purposes of the Pro-Fac Merger only, Indebtedness of Pro-Fac existing at the time we are merged with and into Pro-Fac, but not incurred in connection with, or in contemplation of, the Pro-Fac Merger, shall be deemed incurred at the time of the consummation of the Pro-Fac Merger, but the incurrence shall not require compliance with the covenant described under ' -- Certain
Covenants -- Limitations on Additional Indebtedness.'


     'Affiliate' of any specified person or entity means:


          1. any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity, and

          2. with respect to us and Pro-Fac, any member of Pro-Fac that is a director of Pro-Fac or that has beneficial ownership of more than 1% of the outstanding voting securities of Pro-Fac.



For purposes of this definition, 'control,' 'controlling,' 'controlled by' and under 'common control with,' mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by agreement or otherwise. Beneficial ownership of 10% or more of the voting securities of a person or entity is deemed to be control.



     'Asset Sale' means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any person or entity other than us or any of our Restricted Subsidiaries including by means of a Sale and Leaseback Transaction or a merger or consolidation (collectively, for purposes of this definition, a 'transfer'), directly or indirectly, in one transaction or a series of related transactions, of:


      any Capital Stock of any Restricted Subsidiary, or

      any other properties or assets of ours or of any of our Restricted Subsidiaries, other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business.

The term 'Asset Sale' shall not include any of the following:

      any transfer of properties or assets, including Capital Stock, that is governed by, and made in accordance with, the provisions described under 'Covenants -- Limitations on Mergers and Certain Other Transactions';

      any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the 'Limitations on Restricted Payments' covenant;


      sales of damaged, worn-out or obsolete equipment or assets that, in our reasonable judgment, are either no longer used or useful in our or our Subsidiaries' business, but only if the proceeds are used to purchase replacement or similar assets for use in our or our Subsidiaries' business; and



      any transfers that would otherwise be Asset Sales, if after giving effect to those transfers the aggregate Fair Market Value of the properties or assets transferred in any transaction or series of related transactions does not exceed $500,000.



     'Attributable Indebtedness,' when used with respect to any Sale and Leaseback Transaction, means, at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction, discounted at a rate equivalent to our then-current weighted average cost of funds for borrowed money as at the time of determination and compounded on a semi-annual basis.


     'Capital Stock' of any person or entity means:


        any and all shares or other equity interests in such person or entity, including, for example, common stock, preferred stock and partnership interests, and all rights to purchase, warrants or options, whether or not currently exercisable, or participations or other equivalents of, or interests however designated in, such shares or other interests in that person or entity.



     'Capitalized Lease Obligations' of any person or entity means the obligations of that person or entity to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of the obligation shall be the capitalized amount determined in accordance with GAAP.


     'Cash Equivalents' means:


          1. marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the U.S. or any agency or instrumentality of the U.S., provided that the full faith and credit of the U.S. is pledged in support of those obligations;



          2. U.S. dollar denominated time deposits and certificates of deposit, with a maturity of 360 days or less from the date of their acquisition, of any financial institution (an 'Approved Bank'):


             (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million, or


             (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's;



          3. commercial paper maturing no more than 360 days from the date of acquisition that is issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent, from S&P or Moody's;


          4. repurchase obligations with a term of not more than seven days for underlying securities of the types described in Point (1), entered into with any commercial bank meeting the specifications of Point
             (2)(a); and

          5. investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in Points (1) through (4).

     'Change of Control' means the occurrence of any of the following:


          1. the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of ours or Pro-Fac's assets to any person, entity or 'group,' used in this definition as such term is used in Section 13(d)(3) of the Securities Exchange Act, except that the Pro-Fac Merger shall not constitute a Change of Control;


          2. the consummation of any transaction the result of which is that any person, entity or group owns, directly or indirectly:

               more than 50% of the voting power of our or Pro-Fac's voting stock, except that Pro-Fac's owning that much of our voting stock is not a Change of Control, or more than 30% of the voting power of our voting stock if Pro-Fac owns, directly or indirectly, a lesser percentage of the voting power of our voting stock than such other person, entity or group;


          3. the first date on which any person, entity or group shall have elected or caused to be elected a sufficient number of its nominees to our or Pro-Fac's board of directors such that the nominees so elected, regardless of when elected, shall collectively constitute a majority of our or Pro-Fac's board of directors; or


          4. for a period of 120 consecutive days:

               prior to consummation of the Pro-Fac Merger, the number of Disinterested Directors on our board of directors is less than the greater of two and the number of our directors who are also directors, members or affiliates of Pro-Fac, and on and after consummation of the Pro-Fac Merger, the number of Disinterested Directors on Pro-Fac's board of directors is less than two.

     'Commercial Market Value' means Commercial Market Value determined in accordance with the Pro-Fac Marketing Agreement as in effect on November 18, 1998.


     'Consolidated Amortization Expense' for any period means our and our Restricted Subsidiaries' amortization expense for that period to the extent included in the computation of Consolidated Net Income, determined on a consolidated basis in accordance with GAAP.

     'Consolidated Depreciation Expense' for any period means our and our Restricted Subsidiaries' depreciation expense for that period to the extent included in the computation of Consolidated Net Income, determined on a consolidated basis in accordance with GAAP.



     'Consolidated Income Tax Expense' for any period means our and our Restricted Subsidiaries' provision for taxes based on income and profits to the extent such income or profits were included in computing Consolidated Net Income for that period.



     'Consolidated Interest Coverage Ratio' means, on any determination date, the ratio of:



      EBITDA for the four full fiscal quarters immediately preceding the determination date which, for any determination, we call the 'Reference Period', to



      Consolidated Interest Expense for the Reference Period.



In making those computations:


          1. EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that:


              The Indebtedness to be incurred or the Disqualified Capital Stock to be issued, together with all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of the relevant Reference Period determined in accordance with the covenant described under ' -- Certain Covenants -- Limitations on Additional Indebtedness' through and including the date of determination, and the application of the net proceeds from all such Indebtedness or Disqualified Capital Stock, including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period. In the case of Acquired Indebtedness, it shall be further assumed that the related transaction, whether by means of purchase, merger or otherwise, also had occurred on that date with EBITDA, including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act, attributable to the assets which are the subject of the acquisition being included in the pro forma calculation.



               Any acquisition or disposition by us or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of us or any Restricted Subsidiary prior to its stated maturity, in either case since the first day of the Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period.



          2. The Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under ' -- Certain Covenants -- Limitations on Additional Indebtedness' and which:


              bears a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and was not outstanding during the period for which the computation is being made but which bears, at our option, a fixed or floating rate of interest, shall be computed by applying, at our option, either the fixed or floating rate.


          3. The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under ' -- Certain Covenants -- Limitations on Additional Indebtedness' shall be computed based upon the average daily balance of the Indebtedness during the applicable period, except that the average daily balance shall be reduced by the amount of any repayment during the applicable period which permanently reduced the commitments or amounts available to be reborrowed under that revolving credit facility.

          4. Notwithstanding Points (2) and (3), interest on the amount of Indebtedness determined on a floating rate basis that is covered by agreements relating to Hedging Obligations shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of those agreements.



          5. If, after the first day of the applicable Reference Period and before the date of determination, we have permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of our Capital Stock, other than Disqualified Capital Stock, then within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if the Indebtedness had been retired on the first day of that period.



     'Consolidated Interest Expense' for any period means the sum, without duplication, of our and our consolidated Restricted Subsidiaries' total interest expense for that period, determined on a consolidated basis in accordance with GAAP and including, for example:


      imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

      commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing;

      the net costs associated with Hedging Obligations;

      amortization of other financing fees and expenses;

      the interest portion of any deferred payment obligations;

      amortization of debt discount or premium, if any;

      all other non-cash interest expense;

      capitalized interest;


      all cash dividend payments and, in the case of a Restricted Subsidiary, non-cash dividend payments, on any series of preferred stock of us or any Restricted Subsidiary;


      all interest payable with respect to discontinued operations; and

      all interest on any Indebtedness of any other person or entity guaranteed by us or any Restricted Subsidiary to the extent paid by us or such Restricted Subsidiary.


     'Consolidated Net Income' for any period means our and our consolidated Restricted Subsidiaries' net income or loss for such period determined on a consolidated basis in accordance with GAAP, except that there shall be excluded from net income, if otherwise included, without duplication:



          1. the net income or loss of any person or entity other than a Restricted Subsidiary in which any person or entity other than us and our Restricted Subsidiaries has an ownership interest, except for any such income that has actually been received by us and our Restricted Subsidiaries, in the form of cash dividends or distributions during such period, unless and to the extent the Restricted Subsidiary is subject to Point (3) below;



          2. except as includible in our consolidated net income under Point
             (1), the net income or loss of any person or entity that accrued prior to the date that:


              such person or entity becomes a Restricted Subsidiary or is merged into or consolidated with us or any Restricted Subsidiary, or the assets of such person or entity are acquired by us or any Restricted Subsidiary;


          3. the net income of any Restricted Subsidiary during such period as to which the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that income:



              is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary during such period, or would be subject to any taxes payable on the dividend or distribution;



          4. any gain or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss, together with any related provisions for taxes on that gain or, if applicable, the tax effects of the loss, realized during such period by us or any Restricted Subsidiary upon:


              the acquisition of any securities, or the extinguishment of any Indebtedness, of us or any Restricted Subsidiary, or

              any Asset Sale by us or any of our Restricted Subsidiaries;


              except that there shall be excluded from Consolidated Net Income for all purposes any loss realized by us or any Restricted Subsidiary upon the acquisition of any securities or the extinguishment of any Indebtedness of us or any Restricted Subsidiary, or the write-off of deferred financing costs, in connection with the acquisition of DFVC and the sale of the aseptic business and all refinancings of Indebtedness consummated in connection with those transactions;



          5. any extraordinary gain or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss, together with any related provision for taxes on any extraordinary gain or, if applicable, the tax effects of any extraordinary loss, realized by us or any Restricted Subsidiary during such period;



          6. any restructuring charges recognized during such period so long as they do not exceed $7.0 million in the aggregate after November 18, 1998 and they are recognized by November 18, 2000; and



          7. in the case of a successor to us by consolidation, merger or transfer of our assets, any earnings of the successor prior to the merger, consolidation or transfer of assets.



In addition, any gain in excess of return of capital referred to in Points (4) and (5) that relates to a Restricted Investment and which is received in cash by us or a Restricted Subsidiary during such period shall be included in our Consolidated Net Income.



     'Consolidated Net Worth' means, with respect to any person or entity as of any date, the consolidated equity of the common stockholders of that person or entity and its consolidated Subsidiaries determined in accordance with GAAP as of that date, less all write-ups after November 18, 1998 in the book value of any asset owned by that person or entity or a Subsidiary of that person or entity, other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business.



     'Coverage Ratio Incurrence Condition' would be met at any specified time only if we, or our Successor, would be able to incur $1.00 of additional Indebtedness at that time under the Consolidated Interest Coverage Ratio test in the covenant described under ' -- Certain Covenants -- Limitations on Additional Indebtedness.'


     'Default' means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     'Designated Senior Indebtedness' means:

      Indebtedness under the New Credit Facility, and


      any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and that is specifically designated by us, in the instrument creating or evidencing that Senior Indebtedness or in an officer's certificate delivered to the trustee, as 'Designated Senior Indebtedness.'

     'Disinterested Director' means:



      prior to consummation of the Pro-Fac Merger, a director of Agrilink who is not an employee, a shareholder at the time of becoming a director, or otherwise an Affiliate, other than by reason of being a director, of either us or Pro-Fac, and on and after consummation of the Pro-Fac Merger, a director of Pro-Fac who is not an employee, a shareholder at the time of becoming a director, or otherwise an Affiliate, other than by reason of being a director of Pro-Fac, of Pro-Fac.



     'Disqualified Capital Stock' means any Capital Stock of a person or entity or any of its Subsidiaries that, on or prior to the final maturity date of the notes:



      is convertible, puttable or exchangeable, by that person or entity or any of its Subsidiaries, whether or not at the option of the holder of that Capital Stock,



      is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by that person or entity or any of its Subsidiaries, whether or not at the option of the holder of that Capital Stock, or matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, in whole or in part.



However, in the case of Pro-Fac, Disqualified Capital Stock shall not include:


      retained earnings allocated to members of Pro-Fac,

      common stock of Pro-Fac issued to members of Pro-Fac, and


      Class B Preferred Stock of Pro-Fac issued to officers, directors or employees of Pro-Fac so long as the Class B Preferred Stock has substantially the same terms as those in effect on November 18, 1998.


     'EBITDA' for any period means, without duplication, the sum of the amounts for such period of:

          1. Consolidated Net Income; plus


          2. each of the following, without duplication, but only if, and in the amount that, they were deducted in determining Consolidated Net Income for such period:


               Consolidated Income Tax Expense,


               Consolidated Amortization Expense, but only if, and in the amount that, it was not included in Consolidated Interest Expense,


               Consolidated Depreciation Expense,

               Consolidated Interest Expense, and


               all other non-cash items reducing the Consolidated Net Income for such period, as determined on a consolidated basis in accordance with GAAP, but excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period as determined on a consolidated basis in accordance with GAAP;


             plus


          3. as to us, for any period that includes a fiscal quarter beginning on or prior to consummation of the Pro-Fac Merger, the Pro-Fac share of earnings or loss as determined in accordance with the Pro-Fac Marketing Agreement for such period through the date of consummation of the Pro-Fac Merger; minus



          4. the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent those items increased Consolidated Net Income for such period.



     'Equity Offering' means an underwritten primary offering of Capital Stock other than Disqualified Capital Stock, of us or of Pro-Fac but only if, or as far as, the net cash proceeds of that offering are contributed to our equity capital other than as Disqualified Capital Stock, under:


      a registration statement filed with the SEC, or a private placement under an available exemption from registration under the Securities Act but only as to any of that Capital Stock that is not sold to us, Pro-Fac, or any Subsidiary or any Affiliate of us or Pro-Fac, other than an Affiliate described in Point (2) in the definition of Affiliate.



     'Existing Indebtedness' means all of the Indebtedness of us and our Restricted Subsidiaries that is outstanding on November 18, 1998 and any additional promissory notes issued in accordance with the terms of the subordinated promissory note as in effect on that date.


     'Fair Market Value' of any asset or item means the fair market value of such asset or item as determined in good faith by, and evidenced by a duly adopted resolution of, our board of directors.

     'Foreign Subsidiary' means any Subsidiary of ours that is not incorporated or organized in the United States.


     'GAAP' means generally accepted accounting principles as in effect on November 18, 1998 set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in the statements by any other entity as may be approved by a significant segment of the accounting profession of the United States.



     'Hedging Obligations' of any person or entity means the obligations of such person or entity under:



      any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect that person or entity against fluctuations in interest rates,



      agreements or arrangements designed to protect that person or entity against fluctuations in foreign currency exchange rates in the conduct of its operations, or any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that person or entity against fluctuations in commodity prices, which were entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

     'Immaterial Subsidiary' means any Restricted Subsidiary of ours that has, in the aggregate with all other Immaterial Subsidiaries, assets, revenues and net income comprising less than 2.00% of our and our Subsidiaries' assets, revenues and net income taken as a whole.


     'incur' means, with respect to any Indebtedness or Obligation, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to that Indebtedness or Obligation so long as:



      the Indebtedness of a person or entity existing at the time that person or entity became a Restricted Subsidiary shall be deemed to have been incurred by that Restricted Subsidiary, and neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

     'Indebtedness' of any person or entity at any date means, without duplication:


           1. all of its liabilities, contingent or otherwise, for borrowed money, whether or not the recourse of the lender is to the whole of its assets or only to a portion of them;


           2. all of its obligations evidenced by bonds, debentures, notes or other similar instruments;


           3. all of its obligations in respect of letters of credit or other similar instruments, or reimbursement obligations with respect to those obligations;



           4. all of its obligations to pay the deferred and unpaid purchase price of property or services, except for trade payables and accrued expenses incurred by it in the ordinary course of business in connection with obtaining goods, materials or services and which payable is not overdue by more than 60 days according to its original terms of sale unless the payable is being contested in good faith;


           5. the maximum fixed redemption or repurchase price of all of its Disqualified Capital Stock;

           6. all of its Capitalized Lease Obligations;


           7. all Indebtedness of others secured by a Lien on any of its assets, whether or not that Indebtedness is assumed by it;



           8. all Indebtedness of others guaranteed by it, but limited to the amount guaranteed, except that Indebtedness of us or our Restricted Subsidiaries that is guaranteed by us or our Restricted Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of us and our Restricted Subsidiaries on a consolidated basis;


           9. all of its Attributable Indebtedness; and

          10. to the extent not otherwise included in this definition, its Hedging Obligations.


The amount of Indebtedness of any person or entity at any date shall be the outstanding balance at that date of all unconditional obligations as described above, the maximum liability of that person or entity for any contingent obligations at that date and, in the case of Point (7), the lesser of:


      the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches, and the amount of the Indebtedness secured.


For purposes Point (5), the 'maximum fixed redemption or repurchase price' of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated as if it were purchased or redeemed on any date on which Indebtedness shall be required to be determined under the indenture. If that price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, or any equity security for which the Disqualified Capital Stock may be exchanged or converted, the fair market value shall be determined in good faith by the board of directors of that person or entity, which determination shall be evidenced by a duly adopted resolution of its board of directors.


     'Independent Financial Advisor' means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of our board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to us and our Affiliates.

     'Investments' of any person or entity means:


      all of its investments in any other person or entity in the form of loans, advances or capital contributions or similar credit extensions constituting Indebtedness of such other person or entity, and any guarantee of Indebtedness of any other person or entity, but excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, all of its purchases, or other acquisitions for consideration, of Indebtedness, Capital Stock or other securities of any other person or entity, and all other items that would be classified as investments, including purchases of assets outside the ordinary course of business, on its balance sheet prepared in accordance with GAAP.



     'Lien' means, with respect to any asset or property, any mortgage, deed of trust, statutory or other lien, pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the

Uniform Commercial Code or equivalent statutes of any jurisdiction, other than cautionary filings in respect of operating leases.

     'Moody's' means Moody's Investors Service, Inc., and its successors.


     'Net Available Proceeds' means, with respect to any Asset Sale, the proceeds of that Asset Sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, excluding as much of those obligations as are financed or sold with recourse to us or any Restricted Subsidiary, net of:



      brokerage commissions and other fees and expenses, including fees and expenses of legal counsel, accountants and investment banks, related to that Asset Sale,



      provisions for all taxes payable as a result of that Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements,



      amounts required to be paid to any person or entity other than us or any Restricted Subsidiary that owns a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien in them, and appropriate amounts to be provided by us or any Restricted Subsidiary as a reserve required in accordance with GAAP against any liabilities associated with that Asset Sale and retained by us or any Restricted Subsidiary after that Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with that Asset Sale, all as reflected in an officers' certificate delivered to the trustee, except that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.



     'New Credit Facility' means the Credit Agreement dated as of September 23, 1998 by and among us, Pro-Fac, the other guarantors, Harris Trust and Savings Bank, individually and as administrative agent, Bank of Montreal, individually and as a syndication agent, and the other lenders, together with any guarantees, security agreements or other collateral documents and any other related documents, as any of them may be subsequently amended, restated, refinanced, or replaced from time to time, and includes agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans under the Credit Agreement.



     'Non-Recourse Purchase Money Indebtedness' means Indebtedness of us or any of our Restricted Subsidiaries:



      incurred to finance the purchase of any assets of us or any of our Restricted Subsidiaries within 90 days of that purchase,



      not in excess of 100% of the purchase cost of the assets purchased,



      in an amount equal to as much of the purchase cost of the assets as is or should be included in 'additions to property, plant and equipment' in accordance with GAAP, and in an amount equal to as much of that Indebtedness as is non-recourse to us or any of our Restricted Subsidiaries or any of their respective assets other than to the assets purchased.


     'Obligation' means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     'Payment Restriction' with respect to a Subsidiary of any person or entity means any encumbrance, restriction or limitation on the ability of:


          1. the Subsidiary to:



              pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to that person or entity or any other Subsidiary of that person or entity, make loans or advances to that person or entity or any other Subsidiary of that person or entity,



                guarantee any Indebtedness of that person or entity or any other Subsidiary of that person or entity, or transfer any of its properties or assets to that person or entity or any other Subsidiary of that person or entity, other than customary restrictions on transfers of property subject to a Lien permitted under the indenture,


             or


          2. the person or entity, or any other Subsidiary of that person or entity, to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.



     'Permitted Junior Securities' means any of our securities provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding substantially equally with, or greater than, the degree to which the notes are subordinated to Senior Indebtedness.


     'Plan of Liquidation' with respect to any person or entity, means a plan that provides for or contemplates, or the effectuation of which is preceded or accompanied by:


      the sale, lease, conveyance or other disposition of all or substantially all of the assets of that person or entity other than as an entirety or substantially as an entirety; and



      the distribution of all or substantially all of the proceeds of the sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of that person or entity to holders of Capital Stock of that person or entity.



     'Pro-Fac Marketing Agreement' means the Marketing and Facilitation Agreement between us and Pro-Fac in the form existing on November 18, 1998, as that agreement may be amended, restated, renewed, extended or replaced in accordance with the indenture.


     'Refinancing Indebtedness' means our or a Restricted Subsidiary's
Indebtedness:

          1. issued in exchange for, or

          2. the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, 'repay'), or


          3. constituting an amendment, modification or supplement to, or a deferral or renewal of,



any of our or the Restricted Subsidiary's Indebtedness (the 'Refinanced Indebtedness') in a principal amount not in excess of the principal amount of:



          1. the Refinanced Indebtedness or, if the Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under that revolving credit facility or other agreement, plus



          2. the amount of accrued but unpaid interest on the Refinanced Indebtedness and the amount of any reasonably determined prepayment premium necessary to accomplish the refinancing and any reasonable fees and expenses incurred in connection with the refinancing.



However, the above will constitute Refinancing Indebtedness only if the following conditions are met:


          1. the Refinancing Indebtedness is the obligation of the same person or entity as that of the Refinanced Indebtedness;

          2. the Refinancing Indebtedness is, by its terms:


              expressly equal in rank of priority in right of payment with the notes if the Refinanced Indebtedness had the same rank of priority in right of payment with the notes, and expressly subordinated to the notes at least to the same degree as the Refinanced Indebtedness if the Refinanced Indebtedness was subordinated to the notes;



          3. the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a Weighted Average Life to Maturity at the time that Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the notes; and



          4. the Refinancing Indebtedness is secured only to the degree, if at all, and by the assets, including after-acquired assets, that the Refinanced Indebtedness was secured.



     'Restricted Debt Payment' means any purchase, redemption, defeasance, including defeasance in substance or legal defeasance, or other acquisition or retirement for value, directly or indirectly, by us or a Restricted Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.


     'Restricted Investment' means any Investment by us or any Restricted Subsidiary, other than investments in Cash Equivalents, in any person or entity that is not us or a Restricted Subsidiary, including in any Unrestricted Subsidiary, but shall not include:

          1. Investments by us or any Restricted Subsidiary in a person or entity, if as a result of such Investment:

               such person or entity becomes a Restricted Subsidiary that is engaged in a related business, or such person or entity is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Restricted Subsidiary that is engaged in a related business;

          2. loans by us or any Restricted Subsidiary to our or its employees, the proceeds of which are applied to purchase Capital Stock of Pro-Fac in amount not to exceed $2.0 million at any time outstanding;

          3. the guaranty by us of revolving credit indebtedness incurred by Great Lakes Kraut Company in an aggregate principal amount at any time outstanding not to exceed $10.0 million; or

          4. demand loans for working capital purposes from us to Pro-Fac made prior to consummation of the Pro-Fac Merger, not exceeding $40.0 million at any time outstanding, which will be reduced to zero for a period of not less than 15 consecutive days in each fiscal year.

     'Restricted Payment' means, with respect to any person or entity:


      the declaration or payment of any dividend other than a dividend declared and paid on a pro rata basis by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or by a Subsidiary other than a Wholly-Owned Restricted Subsidiary to its shareholders, but only in the amount of the dividends actually received by us or a Restricted Subsidiary, or the making of any other payment or distribution of cash, securities or other property or assets in respect of that person or entity's Capital Stock, except that a dividend payable solely in Capital Stock, other than Disqualified Capital Stock, of that person or entity shall not constitute a Restricted Payment;


      any payment on account of the purchase, redemption, retirement or other acquisition for value of the Capital Stock of us or any any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly, but excluding a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding as much of any such payment as is actually received by us or a Restricted Subsidiary;


      any Restricted Investment; or

      any Restricted Debt Payment.


The allocation of retains to Pro-Fac's members on and after consummation of the Pro-Fac Merger shall not be deemed a Restricted Payment.



     'Restricted Subsidiary' means any Subsidiary of Agrilink other than an Unrestricted Subsidiary.


     'S&P' means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.


     'Sale and Leaseback Transactions' means, with respect to any person or entity, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, that provides for the lease by that person or entity of any property or asset which has been or is being sold or transferred by that person or entity to such lender or investor or to any person or entity to whom funds have been or are to be advanced by such lender or investor on the security of that property or asset.



     'Senior Indebtedness' means, with respect to us or any guarantor, all Indebtedness and other Obligations specified below payable directly or indirectly by us or such guarantor, as the case may be, whether outstanding on November 18, 1998 or later created, incurred or assumed by us or the guarantor:



      the principal of and interest on, and all other Indebtedness and Obligations related to, the New Credit Facility including all loans, letters of credit and unpaid drawings with respect to the New Credit Facility and other extensions of credit under the New Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing under the New Credit Facility, amounts payable in respect of any Hedging Obligations,

      all Indebtedness not prohibited by the 'Limitations on Additional Indebtedness' covenant that is not expressly equal in rank of priority in right of payment with, or subordinated to, the notes or the note guarantees, all Capital Lease Obligations outstanding on November 18, 1998, and all Refinancing Indebtedness permitted under the indenture of Indebtedness specified in each of the above points.


However, Senior Indebtedness will not include:


      any Indebtedness which, by the express terms of the agreement or instrument creating, evidencing or governing the same, is junior or subordinate in right of payment to any item of Senior Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,


      Indebtedness incurred in violation of the indenture as in effect at the time of the incurrence, but only so much of the Indebtedness as was incurred in violation of the indenture,


      any of our Indebtedness that, when incurred, was without recourse to us,


      any Indebtedness to any employee of ours or any of our Subsidiaries,


      any liability for taxes owned or owing by us,


      any Indebtedness represented by our old notes and any guarantee of that Indebtedness by Pro-Fac or any Subsidiary Guarantor, or any Subordinated Indebtedness.

     'Senior Subordinated Indebtedness' of us means the notes and any other Indebtedness of ours, including the old notes, that specifically provides that it is to have the same rank of priority in right of payment with the notes and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of ours which is not Senior Indebtedness. 'Senior Subordinated Indebtedness' of any guarantor has the same meaning but as to that guarantor.



     'Significant Subsidiary' means any Subsidiary of ours that would be a 'Significant Subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act, as in effect on November 18, 1998, except that all references to '10 percent' in that definition shall be changed to '2 percent'.



     'Subordinated Indebtedness' means Indebtedness of us or any Restricted Subsidiary that is subordinated in right of payment to the notes or to the note guarantee of that Restricted Subsidiary, including the subordinated promissory note and any additional promissory notes issued in accordance with the terms of the subordinated promissory note, as in effect on November 18, 1998.


     'Subsidiary' of any person or entity means:


      any corporation of which at least a majority of the aggregate voting power of all classes of its Voting Stock is owned by that person or entity directly or through one or more other Subsidiaries of that person or entity, and any entity other than a corporation in which that person or entity, directly or indirectly, owns at least a majority of the Voting Stock entitling the holder to vote or otherwise participate in the selection of its governing body, partners, managers or others that control its management and policies.



Unless otherwise specified, 'Subsidiary' means a Subsidiary of Agrilink.


     'Unrestricted Subsidiary' means:

      any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by our board of directors in the manner provided below, and any Subsidiary of an Unrestricted Subsidiary.


     Our board of directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and their designation shall be deemed to be a Restricted Investment by us and the Restricted Subsidiaries at the time of and immediately upon their designation in the amount of the Consolidated Net Worth of the designated Subsidiary and its consolidated Subsidiaries, provided that the designation shall be permitted only if:



          1. we and the Restricted Subsidiaries would be able to make the Restricted Investment deemed made by the designation at the time the designation is made,



          2. no portion of the Indebtedness or any other obligation, contingent or otherwise, of the designated Subsidiary:


                is guaranteed by us or any Restricted Subsidiary,

                is recourse to us or any Restricted Subsidiary, or


                subjects any property or asset of ours or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of that Indebtedness,


             and


          3. no default or event of default with respect to any Indebtedness of the designated Subsidiary would permit any holder of any Indebtedness of ours or any Restricted Subsidiary to declare Indebtedness of ours or any Restricted Subsidiary due and payable prior to its maturity.



Our board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and their designation shall be deemed to be an incurrence by us and the Restricted Subsidiaries of the Indebtedness, if any, of the designated Subsidiary for purposes of the ' -- Limitations on Additional Indebtedness' covenant as of the date of their designation, except that the designation shall be permitted only if immediately after giving effect to the designation and the incurrence of any additional Indebtedness deemed to have been incurred thereby:


      we would meet the Coverage Ratio Incurrence Condition, and no Default or Event of Default shall have occurred and be continuing.


We shall provide to the trustee a certified copy of the duly adopted resolution of our board of directors giving effect to the designation and an officers' certificate certifying that the designation complied with the above conditions and setting forth the underlying calculations of the certificate.



     'Voting Stock,' with respect to any person or entity, means securities of any class of Capital Stock of that person or entity entitling the holders of that Capital Stock to vote in the election of members of the board of directors of such person or entity, whether at all times or for only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency.


     'Weighted Average Life to Maturity,' when applied to any Indebtedness at any date, means the number of years obtained by dividing:

          1. the sum of the products obtained by multiplying:

               the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment,


             by


          2. the then outstanding principal amount of that Indebtedness.



     'Wholly-Owned Restricted Subsidiary' means a Restricted Subsidiary of which 100% of the Capital Stock is owned directly by us or through one or more Wholly-Owned Restricted Subsidiaries, except for directors' qualifying shares or certain minority interests owned by other persons or entities solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose.


                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS


     The following is a general discussion of the principal United States federal income tax consequences to holders of initial notes who exchange their initial notes for exchange notes in the exchange offer. This discussion is based on currently existing provisions of the Internal Revenue Code, existing, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect or proposed on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion is limited to holders of initial notes who hold the notes as capital assets, within the meaning of section 1221 of the Internal Revenue Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to holders of initial notes and exchange notes in light of their personal circumstances or to certain types of holders of initial notes and exchange notes such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a note. In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, or any estate or gift tax considerations.


EXCHANGE OFFER


     The exchange of initial notes for exchange notes in the exchange offer should not be treated as an exchange or other taxable event for United States Federal income tax purposes. Accordingly, there should be no United States Federal income tax consequences to holders who exchange initial notes for exchange notes in the exchange offer and any holder of notes should have the same adjusted tax basis and holding period in the exchange notes as it had in the initial notes immediately before the exchange.

                              PLAN OF DISTRIBUTION


     Each holder of initial notes desiring to participate in the exchange offer will be required to represent, among other things, that:



      it is not an 'affiliate' as defined in Rule 405 of the Securities Act of Agrilink or any guarantor it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes, and it is acquiring the exchange notes in the ordinary course of its business.


A Restricted Holder will not be able to participate in the exchange offer and may only sell its initial notes under a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, under an exemption from the registration requirement of the Securities Act.



     Each Participating Broker-Dealer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of exchange notes that it receives in the exchange offer. Based upon interpretations by the staff of the Commission, we believe that exchange notes issued in the exchange offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including Participating Broker-Dealers, in connection with resales of exchange notes received in exchange for initial notes where their initial notes were acquired as a result of market-making activities or other trading activities. Agrilink has agreed that, for a period of 180 days after the registration statement has been declared effective by the Commission, it will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. If we are not notified by any Participating Broker-Dealers that they may be subject to those requirements or if we are later notified by all Participating Broker-Dealers that they are no longer subject to those requirements, we will not be required to maintain the effectiveness of the registration statement or to amend or supplement this prospectus following the consummation of the exchange offer or following the date of notification, as the case may be. We believe that during such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities.



     Based on interpretations by the staff of the Commission, we believe that exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by a holder of exchange notes, other than a Restricted Holder or a Participating Broker-Dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.



     We will not receive any proceeds from any sale of exchange notes by broker-dealers, including Participating Broker-Dealers. Exchange notes received by Participating Broker-Dealers for their own accounts in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or by a combination of those methods of resale, whether at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any selling Participating Broker-Dealer and/or the purchasers of any of their exchange notes. Any Participating Broker-Dealer that resells exchange notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any resale by it of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. We will indemnify holders of the notes including any broker-dealers against certain liabilities, including liabilities under the Securities Act, as specified in the Registration Rights Agreement.



     By acceptance of the exchange offer, each Participating Broker-Dealer that receives exchange notes in the exchange offer agrees to notify us prior to using the prospectus in connection with the sale or transfer by it of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event that makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein not misleading, such Participating Broker-Dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such Participating Broker-Dealer.


                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon on behalf of Agrilink by Howard, Smith & Levin LLP, New York, New York.

                                    EXPERTS


     The consolidated financial statements of Agrilink and the consolidated financial statements of Pro-Fac at June 27, 1998 and June 28, 1997 and for each of the three years in the period ended June 27, 1998, included at the back of this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The consolidated financial statements of DFVC at May 31, 1998, May 25, 1997 and May 26, 1996 and for each of the three years in the period ended May 31, 1998, included at the back of this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION


                                                                                                            PAGE
                                                                                                            -----
AGRILINK FOODS, INC. -- CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants........................................................................     F-2
Consolidated Statement of Operations and Accumulated Deficit for the years ended June 27, 1998, June 28,
  1997, and June 26, 1996................................................................................     F-3
Consolidated Balance Sheets as of June 27, 1998 and June 28, 1997........................................     F-4
Consolidated Statements of Cash Flows for the years ended June 27, 1998, June 28, 1997, and June 26,
  1996...................................................................................................     F-5
Notes to Consolidated Financial Statements...............................................................     F-7
Unaudited Consolidated Statement of Operations for the six months ended December 26, 1998 and December
  27, 1997...............................................................................................    F-23
Unaudited Consolidated Balance Sheets as of December 26, 1998 and December 27, 1997......................    F-24
Unaudited Consolidated Statement of Cash Flows for the six months ended December 26, 1998 and December
  27, 1997...............................................................................................    F-25
Notes to Unaudited Consolidated Financial Statements.....................................................    F-27

DEAN FOODS VEGETABLE COMPANY -- FINANCIAL STATEMENTS
Report of Independent Accountants........................................................................    F-35
Consolidated Statements of Income for the years ended May 31, 1998, May 25, 1997 and May 26, 1996........    F-36
Consolidated Balance Sheets as of May 31, 1998, May 25, 1997 and May 26, 1996............................    F-37
Consolidated Statements of Cash Flows for the years ended May 31, 1998, May 25, 1997 and May 26, 1996....    F-38
Notes to Consolidated Financial Statements...............................................................    F-39
Unaudited Condensed Consolidated Statements of Income for the three months ended August 30, 1998 and
  August 24, 1997........................................................................................    F-48
Unaudited Condensed Consolidated Balance Sheets as of August 30, 1998 and August 24, 1997................    F-49
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended August 30, 1998 and
  August 24, 1997........................................................................................    F-50
Notes to Unaudited Condensed Consolidated Financial Statements...........................................    F-51

PRO-FAC COOPERATIVE, INC. AND CONSOLIDATED SUBSIDIARY
Report of Independent Accountants........................................................................    F-52
Consolidated Statement of Operations and Net Proceeds for the years ended June 27, 1998, June 28, 1997
  and June 29, 1996......................................................................................    F-53
Consolidated Balance Sheets as of June 27, 1998 and June 28, 1997........................................    F-54
Consolidated Statement of Cash Flows for the years ended June 27, 1998, June 28, 1997 and June 29,
  1996...................................................................................................    F-55
Consolidated Statement of Changes in Shareholders' and Members' Capitalization and Redeemable Stock for
  the years ended June 27, 1998, June 28, 1997 and June 29, 1996.........................................    F-57
Notes to Consolidated Financial Statements...............................................................    F-58
Unaudited Consolidated Statement of Operations and Net Proceeds for the six months ended December 26,
  1998 and December 27, 1997.............................................................................    F-77
Unaudited Consolidated Balance Sheets as of December 26, 1998 and December 27, 1997......................    F-78
Unaudited Consolidated Statement of Cash Flows for six months ended December 26, 1998 and December 27,
  1997...................................................................................................    F-80
Notes to Unaudited Consolidated Financial Statements.....................................................    F-82
Management's Discussion and Analysis of Financial Condition and Results of Operations....................    F-90
Selected Historical and Unaudited Pro Forma Financial Data...............................................   F-103
Unaudited Pro Forma Financial Data.......................................................................   F-105



     Our obligations under the new credit agreement and the notes are guaranteed by Kennedy Endeavors, Incorporated and Linden Oaks Corporation, each a wholly-owned subsidiary of Agrilink, in addition to Pro-Fac. Summary financial information for the subsidiary guarantors is included in a footnote to the Unaudited Consolidated Financial Statements of Agrilink. All of Agrilink's other subsidiaries, none of which is a guarantor, are inactive and consequently maintain no assets or are active but maintain insignificant assets. Accordingly, no separate financial information is presented for the non-guarantor subsidiaries.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of AGRILINK FOODS, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Agrilink Foods, Inc. and its subsidiaries at June 27, 1998 and June 28, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 27, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for spare parts in 1997.


PRICEWATERHOUSECOOPERS LLP

Rochester, New York
July 31, 1998

                              AGRILINK FOODS, INC.
          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                             FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                             -----------    -----------    -----------
                                                                                      (DOLLARS IN THOUSANDS)
Net sales.................................................................    $  719,665     $  730,823     $  739,094
Cost of sales.............................................................      (524,082)      (539,081)      (562,926)
                                                                             -----------    -----------    -----------
Gross profit..............................................................       195,583        191,742        176,168
Selling, administrative, and general expenses.............................      (141,837)      (145,392)      (156,067)
Income from Great Lakes Kraut Company.....................................         1,893              0              0
Gain on sale of Finger Lakes Packaging....................................             0          3,565              0
Restructuring charge......................................................             0              0         (5,871)
                                                                             -----------    -----------    -----------
Operating income before dividing with Pro-Fac.............................        55,639         49,915         14,230
Interest expense..........................................................       (30,633)       (35,030)       (41,998)
                                                                             -----------    -----------    -----------
Pretax income/(loss) before dividing with Pro-Fac and before cumulative
  effect of an accounting change..........................................        25,006         14,885        (27,768)
Pro-Fac share of (income)/loss before cumulative effect of an accounting
  change..................................................................       (12,503)        (7,442)         9,037
                                                                             -----------    -----------    -----------
Income/(loss) before taxes and cumulative effect of an accounting
  change..................................................................        12,503          7,443        (18,731)
Tax (provision)/benefit...................................................        (5,689)        (3,668)         6,853
                                                                             -----------    -----------    -----------
Income/(loss) before cumulative effect of an accounting change............         6,814          3,775        (11,878)
Cumulative effect of an accounting change before dividing with Pro-Fac....             0          4,606              0
Pro-Fac share of an accounting change.....................................             0         (2,859)             0
                                                                             -----------    -----------    -----------
Net income/(loss).........................................................         6,814          5,522        (11,878)
Accumulated deficit at beginning of period................................       (11,878)       (11,878)             0
Cash dividends to Pro-Fac.................................................        (6,814)        (5,522)             0
                                                                             -----------    -----------    -----------
Accumulated deficit at end of period......................................    $  (11,878)    $  (11,878)    $  (11,878)
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                              AGRILINK FOODS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                         JUNE 27,         JUNE 28,
                                                                                           1998             1997
                                                                                       -------------    -------------
                                                                                           (DOLLARS IN THOUSANDS)
                                       ASSETS
Current assets:
     Cash and cash equivalents......................................................     $   5,046        $   2,836
     Accounts receivable trade, less allowances for bad debts of $774 and $970,
      respectively..................................................................        55,046           48,661
     Accounts receivable, other.....................................................         3,575            2,813
     Current deferred tax asset.....................................................         4,642            8,198
     Inventories --
          Finished goods............................................................       111,153           87,904
          Raw materials and supplies................................................        30,433           27,001
                                                                                       -------------    -------------
               Total inventories....................................................       141,586          114,905
                                                                                       -------------    -------------
     Current investment in Bank.....................................................         1,994              946
     Prepaid manufacturing expense..................................................         8,404            8,265
     Prepaid expenses and other current assets......................................        12,989            6,323
                                                                                       -------------    -------------
               Total current assets.................................................       233,282          192,947
Investment in Bank..................................................................        22,377           24,321
Investment in Great Lakes Kraut Company.............................................         6,584                0
Property, plant, and equipment, net.................................................       194,615          217,923
Assets held for sale at net realizable value........................................         2,662            3,259
Goodwill and other intangible assets less accumulated amortization of $13,634 and
  $10,053, respectively.............................................................        94,744           96,429
Other assets........................................................................        12,175            7,682
                                                                                       -------------    -------------
               Total assets.........................................................     $ 566,439        $ 542,561
                                                                                       -------------    -------------
                                                                                       -------------    -------------

                        LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Current portion of obligations under capital leases............................     $     256        $     558
     Current portion of long-term debt..............................................         8,071            8,075
     Accounts payable...............................................................        70,125           49,231
     Income taxes payable...........................................................         3,943            5,152
     Accrued interest...............................................................         8,559            8,540
     Accrued employee compensation..................................................         8,598           11,063
     Other accrued expenses.........................................................        19,013           21,956
     Due to Pro-Fac.................................................................         6,642            4,312
                                                                                       -------------    -------------
               Total current liabilities............................................       125,207          108,887
Obligations under capital leases....................................................           503              817
Long-term debt......................................................................        69,937           62,829
Senior subordinated notes...........................................................       160,000          160,000
Deferred income tax liabilities.....................................................        33,154           40,902
Other non-current liabilities.......................................................        23,053           22,687
                                                                                       -------------    -------------
               Total liabilities....................................................       411,854          396,122
                                                                                       -------------    -------------
Commitments and contingencies
Shareholder's equity:
     Common stock, par value $.01; 10,000 shares outstanding, owned by Pro-Fac......             0                0
     Minimum pension liability adjustment...........................................          (608)               0
     Additional paid-in capital.....................................................       167,071          158,317
     Accumulated deficit............................................................       (11,878)         (11,878)
                                                                                       -------------    -------------
               Total shareholder's equity...........................................       154,585          146,439
                                                                                       -------------    -------------
               Total liabilities and shareholder's equity...........................     $ 566,439        $ 542,561
                                                                                       -------------    -------------
                                                                                       -------------    -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                              AGRILINK FOODS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                              FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                              -----------    -----------    -----------
                                                                                       (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income/(loss).....................................................     $ 6,814       $    5,522     $ (11,878)
     Adjustments to reconcile net income/(loss) to net cash (used
       in)/provided by operating activities:
          Restructuring and net (gain)/loss from disposals.................           0           (3,565)        5,871
          Cumulative effect of an accounting change........................           0           (4,606)            0
          Amortization of goodwill and other intangibles...................       3,581            4,092         3,422
          Amortization of debt issue costs.................................         800              800           800
          Depreciation.....................................................      18,009           22,680        26,081
          Provision/(benefit) for deferred taxes...........................         281            2,787        (6,853)
          Provision for losses on accounts receivable......................           0              445           528
          Equity in undistributed earnings of Bank.........................        (715)          (1,143)       (1,532)
          Change in assets and liabilities:
               Accounts receivable.........................................      (6,744)          (1,856)       11,309
               Inventories.................................................     (25,654)          (1,636)       33,347
               Income taxes payable........................................      (1,209)             205         4,879
               Accounts payable and accrued expenses.......................      15,737           (1,751)      (15,200)
               Payable to Pro-Fac..........................................      (1,720)             466         2,754
               Other assets and liabilities................................     (11,322)             548        (1,514)
                                                                              -----------    -----------    -----------
Net cash (used in)/provided by operating activities........................      (2,142)          22,988        52,014
                                                                              -----------    -----------    -----------
Cash flows from investing activities:
     Purchase of property, plant, and equipment............................     (14,056)         (16,876)      (18,038)
     Proceeds from disposals...............................................      12,794           68,716         4,408
     Proceeds from sales of idle facilities................................           0            4,465           597
     Proceeds from investment in CoBank....................................       1,611              315             0
     Cash paid for acquisitions............................................      (7,423)               0        (5,785)
                                                                              -----------    -----------    -----------
Net cash (used in)/provided by investing activities........................      (7,074)          56,620       (18,818)
                                                                              -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt..............................      18,180           18,000         5,400
     Payments on long-term debt............................................      (8,076)        (104,854)      (43,056)
     Payments on capital leases............................................        (616)            (503)         (825)
     Capital contribution by Pro-Fac.......................................       8,752            7,234        10,000
     Cash dividends paid to Pro-Fac........................................      (6,814)          (5,522)            0
                                                                              -----------    -----------    -----------
Net cash provided by/(used in) financing activities........................      11,426          (85,645)      (28,481)
                                                                              -----------    -----------    -----------
Net change in cash and cash equivalents....................................       2,210           (6,037)        4,715
Cash and cash equivalents at beginning of period...........................       2,836            8,873         4,158
                                                                              -----------    -----------    -----------
Cash and cash equivalents at end of period.................................     $ 5,046       $    2,836     $   8,873
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                              FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                              -----------    -----------    -----------
                                                                                       (DOLLARS IN THOUSANDS)
Supplemental disclosure of cash flow information:
     Cash paid during the year for:
          Interest (net of amount capitalized).............................     $30,062       $   35,587     $  41,508
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Income taxes, net................................................     $ 6,617       $      676     $    (703)
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Acquisition of DelAgra:
               Accounts receivable.........................................     $   403       $        0     $       0
               Inventories.................................................       3,212                0             0
               Prepaid expenses and other current assets...................          81                0             0
               Property, plant, and equipment..............................       1,842                0             0
               Goodwill....................................................       1,508                0             0
               Other accrued expenses......................................        (433)               0             0
                                                                              -----------    -----------    -----------
                                                                                $ 6,613       $        0     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Acquisition of C&O Distributing Company:
               Property, plant and equipment...............................     $    54       $        0     $       0
               Goodwill....................................................         756                0             0
                                                                              -----------    -----------    -----------
                                                                                $   810       $        0     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Investment in Great Lakes Kraut Company:
               Inventories.................................................     $ 2,175       $        0     $       0
               Prepaid expenses and other current assets...................         409                0             0
               Property, plant, and equipment..............................       6,966                0             0
               Other accrued expenses......................................         (62)               0             0
                                                                              -----------    -----------    -----------
                                                                                $ 9,488       $        0     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Acquisition of Packer Foods and Matthews Candy Co.:
               Accounts receivable.........................................     $     0       $        0     $   1,282
               Inventories.................................................           0                0         3,902
               Prepaid expenses and other current assets...................           0                0           270
               Property, plant and equipment...............................           0                0         6,044
               Goodwill....................................................           0                0           493
               Deferred tax asset..........................................           0                0           264
               Accounts payable............................................           0                0        (4,954)
               Other accrued expenses......................................           0                0          (418)
               Other non-current liabilities...............................           0                0        (1,098)
                                                                              -----------    -----------    -----------
               Cash paid for acquisition...................................     $     0       $        0     $   5,785
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
Supplemental schedule of non-cash investing and financing activities:
     In conjunction with the purchase of certain businesses of Nalley
       Canada Ltd. by Agrilink in fiscal 1997, the following non-cash transactions occurred:
          Notes forgiven...................................................     $     0       $    4,986     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                              AGRILINK FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     Agrilink Foods, Inc. ('Agrilink' or the 'Company') is a producer and marketer of processed food products, including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter and snack foods. The vegetable and fruit product lines account for approximately 49 percent of sales. The Company's products are primarily distributed in the United States. The Company is a wholly-owned subsidiary of Pro-Fac Cooperative, Inc. ('Pro-Fac').

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FISCAL YEAR

     The fiscal year of Agrilink corresponds with that of its parent, Pro-Fac, and ends on the last Saturday in June. Fiscal 1998 and 1997 comprised 52 weeks, and fiscal 1996 comprised 53 weeks.

CONSOLIDATION

     The consolidated financial statements include the Company and its wholly-owned subsidiaries after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the Equity Method of accounting.

CHANGE IN ACCOUNTING PRINCIPLE

     Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change (net of Pro-Fac's share of $2.9 million and income taxes of $1.1 million) was $1.7 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on the Cooperative's historic financial statements.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short-term investments with maturities of three months or less. There were no such short-term investments at June 28, 1997 or June 27, 1998.

INVENTORIES

     Inventories are stated at the lower of cost or market on the first-in, first-out ('FIFO') method. Reserves recorded at June 27, 1998 and June 28, 1997 were $391,000 and $362,000, respectively.

INVESTMENT IN COBANK ('THE BANK')

     The Company's investment in the Bank is required as a condition of borrowing. These securities are not physically issued by the Bank, but the Company is notified as to their monetary

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

value. The investment is carried at cost plus the Company's share of the undistributed earnings of the Bank (that portion of patronage refunds not distributed currently in cash).

     Earnings on the Company's investment in the Bank in fiscal years 1998, 1997, and 1996 amounted to $1,023,000, $1,633,000, and $2,188,000, respectively.

MANUFACTURING OVERHEAD

     Allocation of manufacturing overhead to finished goods produced is on the basis of a production period; thus at the end of each period, manufacturing costs incurred by seasonal plants, subsequent to the end of previous pack operations, are deferred and included in the accompanying balance sheet under the caption 'Prepaid manufacturing expense.' Such costs are applied to finished goods during the next production period and recognized as an element of cost of goods sold.

PROPERTY, PLANT AND EQUIPMENT AND RELATED LEASE ARRANGEMENTS

     Property, plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method, half-year convention, over 4 to 40 years.

     Assets held for sale are separately classified on the balance sheet. The recorded value represents an estimate of net realizable value.

     Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incidental to ownership. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features.

OTHER ASSETS

     Other assets are primarily comprised of debt issuance. Debt issuance costs are amortized over the term of the debt. Amortization expense incurred in fiscal 1998, 1997, and 1996 was $800,000.

INCOME TAXES

     Income taxes are provided on income for financial reporting purposes. Deferred income taxes resulting from temporary differences between financial reporting and tax reporting are appropriately classified in the balance sheet.

PENSION

     The Company and its subsidiaries have several pension plans and participate in various union pension plans which on a combined basis cover substantially all employees. Charges to income with respect to plans sponsored by the Company and its subsidiaries are based upon actuarially determined costs. Pension liabilities are funded by periodic payments to the various pension plan trusts.

GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangible assets include the cost in excess of the fair value of net tangible assets acquired in purchase transactions and acquired non-competition agreements and trademarks. Goodwill and other intangible assets, stated net of accumulated amortization, are amortized on a straight-line basis over 5 to 35 years. The Company periodically assesses whether there has been a permanent impairment in the value of goodwill. This is accomplished by determining whether the estimated, undiscounted future cash flows from operating activities exceed the carrying value of goodwill as of the assessment date. Should aggregate future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the discounted future cash flows and the carrying value of goodwill.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

COMMODITIES OPTIONS CONTRACTS

     In connection with the purchase of certain commodities for anticipated manufacturing requirements, the Company occasionally enters into options contracts as deemed appropriate to reduce the effect of price fluctuations. These options contracts are accounted for as hedges and, accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost. These activities are not significant to the Company's operations as a whole.

CASUALTY INSURANCE

     The Company is insured for workers compensation and automobile liability through a primarily self-insured program. The Company accrues for the estimated losses from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from unreported incidents is based on an analysis of historical claims data. The accrual for casualty insurance at June 27, 1998 and June 28, 1997 was $3.3 million and $2.9 million, respectively.

EARNINGS PER SHARE DATA OMITTED

     Earnings per share amounts are not presented, as subsequent to November 3, 1994, the Company is a wholly-owned subsidiary of Pro-Fac.

ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to current operations are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recorded when remedial activities are probable, and the cost can be reasonably estimated.

ADVERTISING

     Production costs of commercials and programming are charged to operations in the year first aired. The costs of other advertising promotion and marketing programs are charged in the year incurred. Advertising expense incurred in fiscal years 1998, 1997, and 1996 amounted to $9,878,000, $8,376,000, and
$9,831,000, respectively.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL STATEMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash, Accounts Receivable, Accounts Payable, and Other Accrued Expenses

     The carrying amount approximates fair value because of the short maturity of these instruments.

Long-Term Investments

     The carrying value of the investment in the Bank was $24.4 million at June 27, 1998. As there is no market price for this investment, a reasonable estimate of fair value is not possible.

Long-Term Debt

     The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. AGREEMENTS WITH PRO-FAC

     Effective November 3, 1994, the Company became a wholly-owned subsidiary of Pro-Fac.

     In connection with the acquisition, Pro-Fac sold $160.0 million of 12.25 percent Senior Subordinated Notes (the 'Notes') due 2005 and entered into a credit agreement (the 'Credit Agreement') with the Bank, which provided for a term loan, a term-loan facility, and a letter-of-credit facility. All obligations of Pro-Fac under the Notes and the Credit Agreement have become obligations of the Company.

     The Company's contractual relationship with Pro-Fac is defined in the Pro-Fac Marketing and Facilitation Agreement ('Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement. For the fiscal years ended 1998, 1997, and 1996 the CMV for all crops supplied by Pro-Fac amounted to $58.5 million, $51.4 million, and $44.7 million, respectively.

     Under the Agreement the Company is required to have on its board of directors some persons who are neither members of, nor affiliated with Pro-Fac ('Disinterested Directors'). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the agreement, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by 90 percent of such losses, but in no case by more than 50 percent of all pretax losses of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long term, stable crop supply, favorable payment terms for crops, and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. For the fiscal years ended 1998, 1997, and 1996 such additional patronage income/(loss) amounted to $12.5 million, $10.3 million, and $(9.0) million, respectively. Under the Indentures related to the Notes, Pro-Fac is required to reinvest at least 70 percent of the additional Patronage income in Agrilink.

     The capital contribution of Pro-Fac to the Company at acquisition primarily included the cancellation of indebtedness and capital lease obligations. Subsequent to the acquisition date, Pro-Fac invested an additional $29.9 million in the Company (including reinvested Additional Patronage Income).

NOTE 3. ACQUISITIONS, DISPOSALS, AND RESTRUCTURING

FISCAL 1998

Nutrition Medical

     Effective May 1, 1998, the Company acquired the private label adult nutrition formula business from Nutrition Medical, Inc. Nutrition Medical will be paid royalty payments for two years.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Michigan Distribution Center

     Effective March 31, 1998, the Company entered into a multiyear logistics agreement under which GATX Logistics will provide freight management, packaging and labeling services, and distribution support to and from production facilities owned by the Company in and around Coloma, Michigan. The agreement included the sale of the Company's labeling equipment and distribution center. The Company received proceeds of $12.6 million for the equipment and facility which were applied to outstanding bank loans. No significant gain or loss occurred as a result of this transaction.

DelAgra Corp.

     Effective March 30, 1998, the Company acquired the majority of assets and the business of DelAgra Corp. of Bridgeville, Delaware. DelAgra Corp. is a producer of private label frozen vegetables. The acquisition was accounted for as a purchase. The purchase price was approximately $6.9 million. Goodwill of approximately $0.6 million and $0.9 million for a covenant not to compete were recorded in conjunction with this transaction. These amounts are being amortized over 30 and 5 years, respectively.

C&O Distributing Company

     Effective March 9, 1998, the Company acquired the majority of assets and the business of C&O Distributing Company of Canton, Ohio. C&O distributes snack products for Snyder of Berlin, one of the Company's businesses included within its snack foods unit. The acquisition was accounted for as a purchase. The purchase price was approximately $0.8 million. Intangibles of approximately $0.8 million were recorded in conjunction with this transaction and are being amortized over 30 years.

Formation of New Sauerkraut Company

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin contributed all their assets involved in sauerkraut production to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company with ownership and earnings divided equally between the two companies. The joint venture is accounted for using the Equity Method of accounting. Summarized financial information of Great Lakes Kraut Company is as follows:

                        CONDENSED STATEMENT OF EARNINGS

                                                                    1998
                                                                 -----------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)

Net sales.....................................................     $27,620
Gross profit..................................................     $ 7,439
Operating income..............................................     $ 4,411
Net income....................................................     $ 3,786

                          CONDENSED BALANCE SHEET

                                                                 (DOLLARS IN
                                                                 THOUSANDS)

Current assets................................................     $10,648
Noncurrent assets.............................................     $18,884
Current liabilities...........................................     $ 6,463
Noncurrent liabilities........................................     $ 6,261

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FISCAL 1997

Georgia Frozen Distribution Center

     On June 27, 1997, Americold acquired the Company's frozen foods distribution center in Montezuma, Georgia. In addition, the two companies entered into a long-term logistics agreement under which Americold manages its facility and all frozen food transportation operations of Agrilink in Georgia and New York. The Company received proceeds of approximately $9.1 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Information Services Reorganization

     On June 19, 1997, Systems & Computer Technology Corporation ('SCT') and the Company announced they signed a major outsourcing services and software agreement effective June 30, 1997. The ten-year agreement, valued at approximately $50.0 million, is for SCT's OnSite outsourcing services and ADAGE ERP software and implementation services.

Sale of New York Canned Vegetable Businesses

     On May 6, 1997, Seneca Foods Corporation ('Seneca') acquired the Agrilink Leicester, New York production facility and the LeRoy, New York distribution center, as well as the Blue Boy brand.

     Seneca and the Company have also forged a long-term strategic alliance to combine their agricultural departments into one organization to be managed by Agrilink. The objective is to maximize sourcing efficiencies of New York State vegetable requirements for both companies. This agreement initially has a minimum ten-year term.

     The Company received proceeds of approximately $29.4 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Brooks Foods

     On April 30, 1997, Hoopeston Foods acquired certain assets from the Brooks Foods operating facility. The purchase price of approximately $2.1 million was paid with $400,000 in cash and a $1.7 million ten-year note. The proceeds were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction. In addition, the two companies entered into a copack and warehouse agreement under which Hoopeston will produce, package, and warehouse certain products.

Nalley Canada Ltd.

     On June 26, 1995, Agrilink sold Nalley Canada Ltd., located in Vancouver, British Columbia, to a management group. The operations were sold for approximately $8.0 million. Approximately, $4.0 million was received in cash. The remainder of the proceeds were received through a series of long-term notes with maturities between 1998 and 2005. The notes beared interest at a rate of 12 1/4 percent.

     In April 1997, the Company acquired certain businesses from Nalley Canada Ltd. The acquired operations include a $12.0 million consumer products business, which markets throughout the western Provinces of Canada. The purchase price of approximately $5.0 million was paid through the forgiveness of various long-term receivables (including interest earned) issued to the Company in connection with its sale of the stock of Nalley Canada Ltd. in 1995.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Finger Lakes Packaging

     On October 9, 1996, the Company completed the sale of Finger Lakes Packaging, Inc. ('Finger Lakes Packaging'), a subsidiary of the Company to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this transaction. The Company received proceeds of approximately $30.0 million. Proceeds were applied to outstanding Bank loans. The transaction also included a long-term supply agreement between Silgan and Agrilink.

FISCAL 1996

Packer Foods

     On July 21, 1995, the Company acquired Packer Foods, a privately owned, Michigan-based food processor. The total cost of acquisition was approximately $5.4 million in notes plus interest at 10 percent to be paid until the notes mature in the year 2000. The transaction was accounted for as a purchase. For the year ended December 31, 1994, Packer had net sales of $13.0 million, operating income of $300,000, and income before extraordinary items of $100,000. Packer Foods has been merged into the Company's CBF operations.

Matthews Candy Co.

     In the fourth quarter of fiscal 1996, the Company acquired Matthews Candy Co., a privately owned Washington-based snack food distributor. The total cost of the acquisition was approximately $0.4 million and was paid in cash. Matthews Candy Co. has been merged into the Tim's Cascade Chips operation of the Company's Snack Foods Group.

Fiscal 1996 Restructuring Charge

     During the fourth quarter of fiscal 1996, the Company began implementation of a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity, and streamline operations. Efforts focused on the consolidation of operations and the elimination of approximately 900 positions. The total fiscal 1996 restructuring charge amounted to $5.9 million. This amount included a fourth-quarter charge of approximately $4.0 million which was primarily comprised of employee termination benefits, and approximately $1.9 million for strategic consulting incurred throughout the year. Reductions in personnel included both operational and administrative positions.

NOTE 4. PROPERTY, PLANT AND EQUIPMENT AND RELATED OBLIGATIONS

     The following is a summary of property, plant and equipment and related obligations at June 27, 1998 and June 28, 1997:

                                                       JUNE 27, 1998                      JUNE 28, 1997
                                               ------------------------------    -------------------------------
                                                OWNED      LEASED                 OWNED      LEASED
                                                ASSETS     ASSETS     TOTAL       ASSETS     ASSETS      TOTAL
                                               --------    ------    --------    --------    -------    --------
                                                                    (DOLLARS IN THOUSANDS)
Land.......................................... $  5,772    $    0    $  5,772    $  5,755    $     0    $  5,755
Land improvements.............................    3,949         0       3,949       2,117          0       2,117
Buildings.....................................   71,342       395      71,737      80,739        645      81,384
Machinery and equipment.......................  163,177       990     164,167     167,155      2,397     169,552
Construction in progress......................   14,421         0      14,421      13,053          0      13,053
                                               --------    ------    --------    --------    -------    --------
                                                258,661     1,385     260,046     268,819      3,042     271,861
Less accumulated depreciation.................  (64,678)     (753)    (65,431)    (52,194)    (1,744)    (53,938)
                                               --------    ------    --------    --------    -------    --------
Net........................................... $193,983    $  632    $194,615    $216,625    $ 1,298    $217,923
                                               --------    ------    --------    --------    -------    --------
                                               --------    ------    --------    --------    -------    --------
Obligations under capital leases(1)...........             $  759                            $ 1,375
Less current portion..........................               (256)                              (558)
                                                           ------                            -------
Long-term portion.............................             $  503                            $   817
                                                           ------                            -------
                                                           ------                            -------

------------

(1) Represents the present value of net minimum lease payments calculated at the Company's incremental borrowing rate at the inception of the leases, which ranged from 6.3 to 9.8 percent.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Interest capitalized in conjunction with construction amounted to approximately $248,000 and $342,000 in fiscal 1998 and 1997, respectively.

     The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments related to capitalized leases, both as of June 27, 1998.

                                                                                                 TOTAL
                      FISCAL YEAR ENDING LAST                          CAPITAL    OPERATING      FUTURE
                          SATURDAY IN JUNE                             LEASES      LEASES      COMMITMENT
--------------------------------------------------------------------   -------    ---------    ----------
                                                                             (DOLLARS IN THOUSANDS)

        1999........................................................   $   356     $ 5,418      $  5,774
        2000........................................................       224       3,582         3,806
        2001........................................................       145       1,977         2,122
        2002........................................................        78       1,012         1,090
        2003........................................................        56         204           260
Later years.........................................................       144          40           184
                                                                       -------    ---------    ----------
Net minimum lease payments..........................................     1,003     $12,233      $ 13,236
                                                                                  ---------    ----------
                                                                                  ---------    ----------
Less amount representing interest...................................      (244)
                                                                       -------
Present value of minimum lease payments.............................   $   759
                                                                       -------
                                                                       -------

     Total rent expense related to operating leases (including lease arrangements of less than one year which are not included in the previous table) amounted to $12,250,000, $11,204,000, and $10,927,000 for fiscal years 1998,
1997, and 1996, respectively (including the current portion).

NOTE 5. DEBT

BANK FACILITY

     The Bank Facility includes Term Loan, Seasonal, and Letter of Credit facilities. The outstanding borrowings under the Term Loan were $72.4 million at June 27, 1998. The Seasonal Facility provides seasonal financing of up to $82.0 million. The Letter of Credit Facility provides $18.0 million.

Terms

     The Bank has extended to a portion of the Term Loan Facility for a limited period of time certain fixed rates that were in effect with respect to indebtedness repaid to the Bank on November 3, 1994. The weighted-average rate of interest applicable to the Term Loan was 7.4 percent per annum for fiscal 1998.

     Borrowings under the Seasonal Facility are payable at the expiration of that portion of the facility, which is December 1998; except that for 15 consecutive calendar days during each calendar year, the borrowings under the Seasonal Facility must be zero.

Guarantees and Security

     All obligations under the Bank Facility are guaranteed by Pro-Fac and certain subsidiaries of Agrilink (the 'Subsidiary Guarantors'). The Company's obligations under the Bank Facility and Pro-Fac's and the Subsidiary Guarantors' obligations under their respective guaranties are secured by all of the assets of the Company and each guarantor, respectively.

Certain Covenants

     The Pro-Fac Bank Guarantee requires Pro-Fac, on a consolidated basis, to maintain specified levels with regard to working capital, tangible net worth, fixed charges, the incurrence of additional debt, and limitations on dividends, investments, acquisitions, and asset sales. The Company is in

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

compliance with all covenants, restrictions and requirements under the terms of the borrowing agreement.

Commitment Fees

     The Bank assesses commitment fees of 0.35 percent on the seasonal line and
0.25 percent on the unused portion of the Term Loan.

Seasonal and Letter of Credit Facilities

     Seasonal borrowings for the three years ended June 27, 1998 were as follows:

                                                                FISCAL 1998      FISCAL 1997      FISCAL 1996
                                                                -----------      -----------      -----------
                                                                           (DOLLARS IN THOUSANDS)

Balance at end of period.....................................     $     0          $     0          $     0
Rate at fiscal year end......................................         0.0%             0.0%             0.0%
Maximum outstanding during the period........................     $66,000          $65,000          $94,000
Average amount outstanding during the period.................     $51,300          $24,900          $53,700
Weighted average interest rate during the period.............         7.0%             7.3%             7.4%

     The Letter of Credit Facility provides for the issuance of letters of credit through December 1998. Management anticipates timely renewals of both the Seasonal and the Letter of Credit facilities.

Fair Value

     Based on an estimated borrowing rate at fiscal year-end 1998 of 7.2 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $72.5 million at June 27, 1998.

     Based on an estimated borrowing rate at fiscal year end 1997 of 8.7 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $64.8 million at June 28, 1997.

THE SENIOR SUBORDINATED NOTES ('NOTES')

     The Notes are limited in aggregate principal amount to $160.0 million and will mature on February 1, 2005. Interest on the Notes accrues at the rate of
12.25 percent per annum and is payable semi-annually in arrears on February 1 and August 1.

Guarantees and Security

     The Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the Credit Agreement).

Certain Covenants

     The Notes also limit the amount and timing of dividends and other payments ('Restricted Payments') from the Company to Pro-Fac or to holders of other Agrilink debt or equity. No dividends or other Restricted Payments may be made if there is an existing event of default under the Notes or if Agrilink's Fixed Charge Coverage Ratio (as defined in the Indenture, a ratio of cash flow to interest) for the preceding four quarters is not at least 1.75 to 1.00. The amount of all dividends and other Restricted Payments subsequent to the date of the Indenture is subject to

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

an overall limit that is based on the Company's net income and the amount of additional equity invested in the Company.

Fair Value

     Based on an estimated borrowing rate at 1998 fiscal year-end of 11.2 percent for borrowings with similar terms and maturities, the fair value of the Notes was $171.4 million at June 27, 1998.

     Based on an estimated borrowing rate at 1997 fiscal year end of 11.1 percent for borrowings with similar terms and maturities, the fair value of the Notes was $174.7 million at June 28, 1997.

OTHER DEBT

     Other debt of $5.6 million carries rates up to 10.0 percent at June 27, 1998.

MATURITIES

     Total long-term debt maturities during each of the next five fiscal years are as follows: 1999, $8.1 million; 2000, $10.6 million; 2001, $18.6 million; 2002, $13.1 million; and 2003, $13.1 million. Provisions of the Term Loan require annual payments in the years through 2000 on October 1 of each year in an amount equal to the 'annual cash sweep' (equivalent to approximately 80 percent of net income adjusted for certain cash and non-cash items) for the preceding fiscal year. As of June 27, 1998, the Company had satisfied its obligation under this provision. Provisions of the Term Loan also require that cash proceeds from the sale of businesses be applied to the Term Loan.

NOTE 6. TAXES ON INCOME

     Taxes on income before the cumulative effect of a change in accounting include the following:

                                                           FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                           -----------    -----------    -----------
                                                                    (DOLLARS IN THOUSANDS)

Federal --
     Current............................................     $ 4,534        $   567        $     0
     Deferred...........................................         730          2,639         (5,990)
                                                           -----------    -----------    -----------
                                                               5,264          3,206         (5,990)
                                                           -----------    -----------    -----------
State and foreign --
     Current............................................         874            314              0
     Deferred...........................................        (449)           148           (863)
                                                           -----------    -----------    -----------
                                                                 425            462           (863)
                                                           -----------    -----------    -----------
                                                             $ 5,689        $ 3,668        $(6,853)
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the Company's effective tax rate to the amount computed by applying the federal income tax rate to income before taxes and cumulative effect of a change in accounting is as follows:

                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)

Income tax provision/(benefit) at 35% in 1998, 34% in 1997 and
  1996............................................................     $ 4,376        $ 2,530        $(6,380)
State income taxes, net of federal income tax effect..............         571            484           (859)
Goodwill amortization.............................................         961          1,041            784
Dividend received reduction.......................................        (305)          (472)          (521)
Other, net........................................................          86             85            123
                                                                     -----------    -----------    -----------
                                                                       $ 5,689        $ 3,668        $(6,853)
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------
Effective tax rate................................................        45.5%          49.3%         (36.5)%
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

     The deferred tax (liabilities)/assets consist of the following at June 27, 1998 and June 28, 1997:

                                                                        FISCAL 1998    FISCAL 1997
                                                                        -----------    -----------

Liabilities:
     Depreciation....................................................    $ (44,611)     $ (49,357)
     Non-compete agreements..........................................         (333)          (462)
     Other receivables...............................................           (4)          (538)
     Prepaid manufacturing...........................................       (3,270)        (3,215)
     Accounts receivable.............................................         (197)             0
     Other...........................................................            0           (215)
                                                                        -----------    -----------
                                                                           (48,415)       (53,787)
                                                                        -----------    -----------
Assets:
     Inventory.......................................................        2,089          2,322
     Accounts receivable.............................................            0            377
     Capital and operating loss carryforwards........................        6,573          6,147
     Accrued employee benefits.......................................        3,594          3,431
     Insurance accruals..............................................        1,987          2,058
     Pension/OPEB accruals...........................................        6,928          7,128
     Restructuring reserves..........................................          321          1,332
     Promotional reserves............................................        1,648          1,592
     Other...........................................................        2,313          2,908
                                                                        -----------    -----------
                                                                            25,453         27,295
                                                                        -----------    -----------
     Net deferred liabilities........................................      (22,962)       (26,492)
     Valuation allowance.............................................       (5,550)        (6,212)
                                                                        -----------    -----------
                                                                         $ (28,512)     $ (32,704)
                                                                        -----------    -----------
                                                                        -----------    -----------

     During fiscal year 1998, the Company utilized $9.2 million of net operating loss carryforwards ($3.2 million of tax). Additionally, approximately $11.0 million of net operating loss carryforwards ($3.9 million of tax) were transferred from Pro-Fac. The benefits for these net operating losses had been recorded in previous years.

     During fiscal year 1997, however, the Company disposed of its Finger Lakes Packaging subsidiary, its New York canned vegetable operation, and a distribution center in Georgia. During fiscal year 1998, a distribution center in Michigan was also disposed of. As a result of these disposals, the Company utilized $26.8 million of its capital loss carryforward. As the related valuation allowance was established in conjunction with the acquisition of the Company by Pro-

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Fac, the recognition of this capital loss carryforward reduced goodwill. During fiscal year 1996, the Company sold the stock of its wholly-owned subsidiary Curtice Burns Meat Snacks, Inc. Substantially all of the assets of this subsidiary were previously sold. This sale and other sales resulted in a capital loss of $40.4 million ($15.7 million of tax). As of the date of sale, a full valuation allowance had been recorded against the capital loss carryforward as it was more likely than not that a tax benefit would not be realized. As of June 27, 1998, the Company has $13.6 million of a capital loss carryforward available. The capital loss carryforward expires in 2001, and any future recognition of this capital loss carryforward will also reduce goodwill.

     In January 1995, the Boards of Directors of Agrilink and Pro-Fac approved appropriate amendments to the Bylaws of Agrilink to allow the Company to qualify as a cooperative under Subchapter T of the Internal Revenue Code. In August 1995, Agrilink and Pro-Fac received a favorable ruling from the Internal Revenue Service approving the change in tax treatment effective for fiscal 1996. Subsequent to this date, a consolidated return has been filed incorporating Agrilink and Pro-Fac. Tax expense is allocated to Agrilink based on its operations.

NOTE 7. PENSIONS, PROFIT SHARING, AND OTHER EMPLOYEE BENEFITS

PENSIONS

     The Company has primarily noncontributory defined benefit plans covering most employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets consist principally of common stocks, corporate bonds and US government obligations.

     The Company also participates in several union sponsored pension plans. It is not possible to determine the Company's relative share of the accumulated benefit obligations or net assets for these plans.

     Pension cost for fiscal years ended 1998, 1997, and 1996 includes the following components:

                                                                                 PENSION BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period....................    $  86,775      $  87,674      $  80,752
     Service cost.................................................        2,796          2,915          3,162
     Interest cost................................................        6,776          6,637          6,703
     Plan participants' contributions.............................          168            279            213
     Amendments...................................................           74              0           (265)
     Actuarial loss/(gain)........................................       14,193         (2,171)         2,786
     Benefits paid................................................       (8,295)        (8,559)        (5,677)
                                                                     -----------    -----------    -----------
          Benefit obligation at end of period.....................      102,487         86,775         87,674
                                                                     -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period..................       88,979         89,716         74,897
     Actual return on Plan assets.................................       25,129          4,884         19,430
     Employer contribution........................................          257          2,659            853
     Plan participants' contributions.............................          168            279            213
     Benefits paid................................................       (8,295)        (8,559)        (5,677)
                                                                     -----------    -----------    -----------
          Fair value of assets at end of period...................      106,238         88,979         89,716
                                                                     -----------    -----------    -----------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(table continued from previous page)

                                                                                 PENSION BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Plan funded status................................................        3,751          2,204          2,042
     Unrecognized prior service cost..............................         (147)          (243)          (265)
     Unrecognized net transition asset or obligation..............            0              0              0
     Unrecognized actuarial loss/(gain)...........................      (17,057)       (15,421)       (18,115)
     Union plans..................................................         (106)          (122)          (293)
                                                                     -----------    -----------    -----------
          (Accrued benefit liability) prior to additional minimum
            liability.............................................      (13,559)       (13,582)       (16,631)
Amounts recognized in the statement of financial position consist of:
     Prepaid benefit cost (accrued benefit liability).............      (14,167)       (13,997)       (16,835)
     Accumulated other comprehensive income.......................          608            415            204
                                                                     -----------    -----------    -----------
          Net amount recognized...................................    $ (13,559)     $ (13,582)     $ (16,631)
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate................................................          7.0%           8.0%          7.75%
     Expected return on plan assets...............................         10.0%          10.0%          10.0%
     Rate of compensation increase................................          4.5%           4.5%           4.5%
Components of net periodic benefit cost:
     Service cost.................................................    $   2,796      $   2,915      $   3,162
     Interest cost................................................        6,776          6,637          6,703
     Expected return on plan assets...............................       (8,708)        (8,947)        (7,307)
     Amortization of prior service cost...........................          (22)           (22)             0
     Amortization of (gain)/loss..................................         (593)          (802)           (64)
     Union costs..................................................           88             70            205
                                                                     -----------    -----------    -----------
     Net periodic cost/(benefit)..................................    $     337      $    (149)     $   2,699
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the two non-qualified retirement plans with accumulated benefit obligations in excess of plan assets were:

                                                 SUPPLEMENTAL EXECUTIVE
                                                     RETIREMENT PLAN
                                        -----------------------------------------
                                        FISCAL 1998    FISCAL 1997    FISCAL 1996
                                        -----------    -----------    -----------
Projected benefit obligation..........    $ 1,939        $ 1,843        $ 1,913
Accumulated benefit obligation........      1,939          1,843          1,913
Plan assets...........................          0              0              0

                                                     EXCESS BENEFIT
                                                    RETIREMENT PLAN
                                         --------------------------------------
                                          FISCAL
                                           1998      FISCAL 1997    FISCAL 1996
                                         ---------   -----------    -----------
Projected benefit obligation..........   $   850        $ 652          $ 453
Accumulated benefit obligation........       651          575            315
Plan assets...........................         0            0              0

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Generally, other than pensions, the Company does not pay retirees' benefit costs. Isolated exceptions exist, which have evolved from union negotiations, early retirement incentives and existing retiree commitments from acquired companies.

     The Company has not prefunded any of its retiree medical or life insurance liabilities. Consequently there are no plan assets held in a trust, and there is no expected long-term rate of return assumption for purposes of determining the annual expense.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The plan's funded status was as follows:

                                                                                  OTHER BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period....................     $ 2,604        $ 2,695        $ 2,743
     Service cost.................................................           6              8             23
     Interest cost................................................         198            199            222
     Actuarial loss/(gain)........................................         322             49           (168)
     Benefits paid................................................        (372)          (347)          (125)
                                                                     -----------    -----------    -----------
          Benefit obligation at end of period.....................       2,758          2,604          2,695
                                                                     -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period..................           0              0              0
     Employer contribution........................................         372            347            125
     Benefits paid................................................        (372)          (347)          (125)
                                                                     -----------    -----------    -----------
          Fair value of assets at end of period...................           0              0              0
                                                                     -----------    -----------    -----------
Plan funded status................................................      (2,758)        (2,604)        (2,695)
     Unrecognized actuarial gain..................................         (46)          (378)          (443)
                                                                     -----------    -----------    -----------
          Accrued benefit liability prior to additional minimum
            liability.............................................      (2,804)        (2,982)        (3,138)
Amounts recognized in the statement of financial position consist of:
     Accrued benefit liability....................................      (2,804)        (2,982)        (3,138)
                                                                     -----------    -----------    -----------
          Net amount recognized...................................     $(2,804)       $(2,982)       $(3,138)
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate................................................         7.0%           8.0%          7.75%
     Expected return on plan assets...............................         N/A            N/A            N/A
     Rate of compensation increase................................         N/A            N/A            N/A
Components of net periodic benefit cost:
     Service cost.................................................     $     6        $     8        $    23
     Interest cost................................................         198            199            222
     Amortization of (gain)/loss..................................         (10)           (15)             0
                                                                     -----------    -----------    -----------
     Net periodic benefit cost....................................     $   194        $   192        $   245
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

     For measurement purposes, a 9.5 percent rate of increase in the per capita cost covered health care benefits was assumed for fiscal 1998. The rate was assumed to decrease gradually to 5.0 percent for 2007 and remain at that level thereafter.

     The Company sponsors benefit plans that provide postretirement medical and life insurance benefits for certain current and former employees. For the most part, current employees are not eligible for the postretirement medical coverage. As such, the assumed health care trend rates have an insignificant effect on the amounts reported for the postretirement benefits plan. One-percentage point change in the assumed health care trend rates would have the following effect:

                                                                            1-PERCENTAGE      1-PERCENTAGE
                                                                           POINT INCREASE    POINT DECREASE
                                                                           --------------    --------------

Effect on total of service and interest cost components.................      $  7,361         $   (7,435)
Effect on postretirement benefit obligation.............................      $113,206         $ (108,742)

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

PROFIT SHARING/401(k)

     Under the prior Deferred Profit Sharing Plan and the Non-Qualified Profit Sharing Plan, the Company allocated to all salaried exempt employees a percentage of its earnings in excess of 5.0 percent of the combined long-term debt and equity (as defined) of Pro-Fac and the Company.

     Under the Retirement Savings and Incentive Plan ('RSIP' or the 'Plan'), the Company makes an incentive contribution to the Plan if certain pre-established earnings goals are achieved. The maximum incentive contribution is 3 percent of base salary earned during the fiscal year. In addition, the Company contributes 401(k) matching contributions to the Plan for the benefit of employees who elect to defer a portion of their salary into the plan. During fiscal 1998, 1997 and 1996 the Company allocated $475,000, $500,000 and $400,000, respectively, in the form of matching contributions and $400,000, $400,000 and $211,000, respectively, in the form of incentive contributions for the benefit of its employees.

LONG-TERM INCENTIVE PLAN

     On June 24, 1996, the Company introduced a long-term incentive program, the Agrilink Foods Equity Value Plan, which provides performance units to a select group of management. The future value of the performance units is determined by the Company's performance on earnings and debt repayment. The performance units vest 25 percent each year after the first anniversary of the grant, becoming 100 percent vested on the fourth anniversary of grant. One-third of the appreciated value of units in excess of the initial grant price is paid as cash compensation over the subsequent three years. The final value of the performance units is determined on the fourth anniversary of grant. The total units granted were 278,357 at $21.88 per unit in June 1998, 176,278 at $25.04 per unit, and 7,996 at $13.38 per unit in June 1997, and 248,511 at $13.38 per unit in June 1996. Units forfeited during the year included 27,251 at $13.38 and 19,978 at $25.04. During fiscal 1997, approximately $1.5 million was allocated to this plan.

     The value of the grants from the Agrilink Foods Equity Value Plan will be based on the Company's future earnings and debt repayment.

EMPLOYEE STOCK PURCHASE PLAN

     During fiscal 1996 the Company introduced an Employee Stock Purchase Plan which affords employees the opportunity to purchase semi-annually, in cash or via payroll deduction, shares of Class B Cumulative Pro-Fac Preferred Stock to a maximum value of 5 percent of salary. The purchase price of such shares is par value, $10 per share. During fiscal 1998, 1997, and 1996, 27,043, 31,435 and
33,364 shares, respectively, were held by employees, and 580 shares were subscribed to as of June 27, 1998.

NOTE 8. SUBSEQUENT EVENTS AND OTHER MATTERS

DEAN FOODS VEGETABLE COMPANY

     On July 27, 1998, the Company announced that it had reached a definitive agreement with Dean Foods Company ('Dean') of Franklin Park, Illinois, to acquire Dean's vegetable operations which include the nationally known Birds Eye brand and Dean's Freshlike and VegAll brands. The Dean Foods Vegetable Company ('DFVC') reported net sales of $620.2 million (on a basis consistent with that reported by Agrilink) and operating earnings of $38.7 million. DFVC employs approximately 2,000 full-time employees in 13 plants, located in California, Minnesota, New York, Texas, and Wisconsin. The acquisition is expected to close in September 1998 and will be accounted for as a purchase.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SEYFERT FOODS, INC.

     On May 6, 1998, the Company and Heath Investment Capital, Inc., announced that they were unable to reach a definitive agreement regarding the Company's effort to acquire the assets of Seyfert Foods, Inc. of Ft. Wayne, Indiana.

J.A. HOPAY DISTRIBUTING CO., INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin. The acquisition was accounted for as a purchase. The purchase price was approximately $3.1 million.

LEGAL MATTERS

     The Company is party to various litigation and claims arising in the ordinary course of business. Management and legal counsel for the Company are of the opinion that none of these legal actions will have a material effect on the financial position of the Company.

COMMITMENTS

     The Company's Curtice Burns Foods business unit has guaranteed an approximate $1.4 million loan for the City of Montezuma to renovate a sewage treatment plant operated in Montezuma on behalf of the City.

                              AGRILINK FOODS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                        ----------------------------    ----------------------------
                                                        DECEMBER 26,    DECEMBER 27,    DECEMBER 26,    DECEMBER 27,
                                                            1998            1997            1998            1997
                                                        ------------    ------------    ------------    ------------
                                                                           (DOLLARS IN THOUSANDS)
Net sales............................................    $  376,703      $  202,672      $  559,282      $  379,069
Cost of sales........................................      (254,563)       (140,092)       (390,445)       (270,840)
                                                        ------------    ------------    ------------    ------------
Gross profit.........................................       122,140          62,580         168,837         108,229
Selling, administrative, and general expense.........       (92,103)        (41,463)       (126,970)        (74,253)
Gain on sale of aseptic operations...................             0               0          64,202               0
Income from Great Lakes Kraut Company LLC............         1,053             960           1,689             960
                                                        ------------    ------------    ------------    ------------
Operating income before dividing with Pro-Fac........        31,090          22,077         107,758          34,936
Interest expense.....................................       (18,613)         (7,969)        (26,949)        (15,607)
Amortization of debt issue costs associated with the
  Bridge Facility....................................        (5,500)              0          (5,500)              0
                                                        ------------    ------------    ------------    ------------
Pretax income before dividing with Pro-Fac and before
  extraordinary item.................................         6,977          14,108          75,309          19,329
Pro-Fac share of income before extraordinary item....        (4,000)         (7,054)         (9,658)         (9,665)
                                                        ------------    ------------    ------------    ------------
Income before taxes and before extraordinary item....         2,977           7,054          65,651           9,664
Tax provision........................................        (1,375)         (3,204)        (25,709)         (4,397)
                                                        ------------    ------------    ------------    ------------
Income before extraordinary item.....................         1,602           3,850          39,942           5,267
Extraordinary item relating to the early
  extinguishment of debt (net of income taxes and
  after dividing with Pro-Fac).......................             0               0         (16,366)              0
                                                        ------------    ------------    ------------    ------------
Net income...........................................    $    1,602      $    3,850      $   23,576      $    5,267
                                                        ------------    ------------    ------------    ------------
                                                        ------------    ------------    ------------    ------------

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                              AGRILINK FOODS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                          DECEMBER 26,    JUNE 27,    DECEMBER 27,
                                                                              1998          1998          1997
                                                                          ------------    --------    ------------
                                                                                   (DOLLARS IN THOUSANDS)
                                ASSETS
Current assets:
     Cash and cash equivalents.........................................    $   18,340     $  5,046      $  6,676
     Accounts receivable trade, net....................................       103,991       55,046        59,209
     Accounts receivable, other........................................        19,732        3,575         2,655
     Current deferred tax asset........................................        13,129        4,642         8,198
     Inventories --
          Finished goods...............................................       323,984      111,153       138,318
          Raw materials and supplies...................................        49,678       30,433        30,277
                                                                          ------------    --------    ------------
               Total inventories.......................................       373,662      141,586       168,595
                                                                          ------------    --------    ------------
     Current investment in CoBank......................................           665        1,994           316
     Prepaid manufacturing expense.....................................           292        8,404           283
     Prepaid expenses and other current assets.........................        19,122       12,989        12,519
                                                                          ------------    --------    ------------
               Total current assets....................................       548,933      233,282       258,451
Investment in CoBank...................................................        22,377       22,377        24,320
Investment in Great Lakes Kraut Company................................         8,274        6,584         7,545
Property, plant and equipment, net.....................................       312,344      194,615       208,102
Assets held for sale at net realizable value...........................           920        2,662         3,453
Goodwill and other intangible assets, net..............................       346,267       94,744        94,551
Other assets...........................................................        23,600       12,175        13,910
Note receivable due from Pro-Fac.......................................         9,400            0             0
                                                                          ------------    --------    ------------
               Total assets............................................    $1,272,115     $566,439      $610,332
                                                                          ------------    --------    ------------
                                                                          ------------    --------    ------------
                 LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Notes payable.....................................................    $   85,000     $      0      $ 58,700
     Current portion of obligations under capital leases...............           256          256           558
     Current portion of long-term debt.................................         5,100        8,071         8,071
     Accounts payable..................................................       102,366       70,125        42,533
     Income taxes payable..............................................         8,701        3,943         6,760
     Accrued interest..................................................         4,074        8,559         8,717
     Accrued employee compensation.....................................        12,703        8,598         9,265
     Other accrued expenses............................................        90,479       19,013        26,274
     Current liability due to Pro-Fac..................................        29,364        6,642         7,180
                                                                          ------------    --------    ------------
               Total current liabilities...............................       338,043      125,207       168,058
Obligations under capital leases.......................................           503          503           817
Long-term debt.........................................................       457,200       69,937        66,188
Senior subordinated notes..............................................       200,015      160,000       160,000
Subordinated promissory note...........................................        30,407            0             0
Deferred income tax liabilities........................................        35,341       33,154        40,902
Other non-current liabilities..........................................        32,445       23,053        22,661
                                                                          ------------    --------    ------------
               Total liabilities.......................................     1,093,954      411,854       458,626
                                                                          ------------    --------    ------------
Commitments and contingencies
Shareholder's Equity:
     Common stock, par value $.01; 10,000 shares outstanding, owned by
       Pro-Fac.........................................................             0            0             0
Accumulated other comprehensive income:
     Minimum pension liability adjustment..............................          (608)        (608)            0
Additional paid-in capital.............................................       167,071      167,071       158,317
Retained earnings (accumulated deficit)................................        11,698      (11,878)       (6,611)
                                                                          ------------    --------    ------------
               Total shareholder's equity..............................       178,161      154,585       151,706
                                                                          ------------    --------    ------------
               Total liabilities and shareholder's equity..............    $1,272,115     $566,439      $610,332
                                                                          ------------    --------    ------------
                                                                          ------------    --------    ------------

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                              AGRILINK FOODS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                             SIX MONTHS ENDED
                                                                                       ----------------------------
                                                                                       DECEMBER 26,    DECEMBER 27,
                                                                                           1998            1997
                                                                                       ------------    ------------
                                                                                          (DOLLARS IN THOUSANDS)
Cash Flows From Operating Activities:
     Net income.....................................................................    $   23,576       $  5,267
     Adjustments to reconcile net income to net cash used in operating activities --
          Gain on the sale of the aseptic operations................................       (64,202)             0
          Extraordinary item relating to the early extinguishment of debt...........        16,366              0
          Loss on disposal of assets................................................           353              0
          Amortization of goodwill and other intangibles............................         5,136          1,956
          Amortization of debt issue costs (including fees associated with the
            Bridge Facility)........................................................         6,277            400
          Depreciation..............................................................        13,484          9,102
          Equity in undistributed earnings of Great Lakes Kraut Company.............        (1,689)          (960)
          Change in assets and liabilities:
               Accounts receivable..................................................       (40,481)       (10,390)
               Inventories..........................................................       (51,538)       (55,865)
               Income taxes payable.................................................        15,221          1,608
               Accounts payable and other accrued expenses..........................       (19,578)         4,043
               Due to Pro-Fac.......................................................        14,980          2,868
               Other assets and liabilities.........................................          (698)       (13,434)
                                                                                       ------------    ------------
Net cash used in operating activities...............................................       (82,793)       (55,405)
                                                                                       ------------    ------------
Cash Flows From Investing Activities:
     Purchase of property, plant and equipment......................................        (8,561)        (6,803)
     Proceeds from disposals........................................................        84,427            362
     Proceeds from investment in CoBank.............................................         1,329            631
     Cash paid for acquisitions.....................................................      (445,918)             0
                                                                                       ------------    ------------
Net cash used in investing activities...............................................      (368,723)        (5,810)
                                                                                       ------------    ------------
Cash Flows From Financing Activities:
     Proceeds from issuance of short-term debt......................................       177,000         58,700
     Payments on short-term debt....................................................       (92,000)             0
     Proceeds from issuance of long-term debt.......................................       677,507          8,700
     Proceeds from Great Lakes Kraut Company........................................             0          3,000
     Payments on long-term debt.....................................................      (278,873)        (5,345)
     Cash paid for debt issuance costs..............................................       (18,824)             0
                                                                                       ------------    ------------
Net cash provided by financing activities...........................................       464,810         65,055
                                                                                       ------------    ------------
Net change in cash and cash equivalents.............................................        13,294          3,840
Cash and cash equivalents at beginning of period....................................         5,046          2,836
                                                                                       ------------    ------------
Cash and cash equivalents at end of period..........................................    $   18,340       $  6,676
                                                                                       ------------    ------------
                                                                                       ------------    ------------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
         UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                                             SIX MONTHS ENDED
                                                                                       ----------------------------
                                                                                       DECEMBER 26,    DECEMBER 27,
                                                                                           1998            1997
                                                                                       ------------    ------------
                                                                                          (DOLLARS IN THOUSANDS)
Supplemental disclosure of cash flow information:
     Acquisition of Dean Foods Vegetable Company:
          Accounts receivable.......................................................    $   24,201
          Inventories...............................................................       190,501
          Prepaid expenses and other current asset..................................         1,948
          Current deferred tax asset................................................         6,300
          Property, plant and equipment.............................................       131,648
          Assets held for sale......................................................            49
          Goodwill and other intangible assets......................................       253,593
          Accounts payable..........................................................       (40,840)
          Accrued employee compensation.............................................        (8,437)
          Other accrued expenses....................................................       (80,153)
          Long-term debt............................................................        (2,752)
          Subordinated promissory note..............................................       (30,000)
          Other assets and liabilities, net.........................................        (2,453)
                                                                                       ------------
                                                                                        $  443,605
                                                                                       ------------
                                                                                       ------------
Acquisition of J.A. Hopay Distributing Co., Inc.:
     Accounts receivable............................................................    $      420
     Inventories....................................................................           153
     Property, plant and equipment..................................................            51
     Goodwill and other intangible assets...........................................         3,303
     Other accrued expenses.........................................................          (251)
     Obligation for covenant not to compete.........................................        (1,363)
                                                                                       ------------
                                                                                        $    2,313
                                                                                       ------------
                                                                                       ------------
Investment in Great Lakes Kraut Company:
     Inventories....................................................................                     $  2,175
     Prepaid expenses and other current assets......................................                          409
     Property, plant and equipment..................................................                        6,966
     Other accrued expenses.........................................................                          (62)
                                                                                                       ------------
                                                                                                         $  9,488
                                                                                                       ------------
                                                                                                       ------------

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                              AGRILINK FOODS, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. Agrilink Foods, Inc. ('Agrilink' or the 'Company') is a wholly owned subsidiary of Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative'). These financial statements should be read in conjunction with the financial statements and accompanying notes contained in the Company's audited financial statements beginning on page F-2.

CONSOLIDATION

     The consolidated financial statements include the Company and its wholly owned subsidiaries after elimination of intercompany transactions and balances. Investments in affiliates owned more than 20 percent but not in excess of 50 percent are recorded under the equity method of accounting.

RECLASSIFICATION

     Certain items for fiscal 1998 have been reclassified to conform with the current presentation.

ADOPTION OF SFAS NO. 130

     Effective June 28, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, 'Reporting Comprehensive Income.' Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. Under SFAS No. 130, the term 'comprehensive income' is used to describe the total of net earnings plus other comprehensive income which for the Company includes foreign currency translation adjustments and minimum pension liability adjustments. The adoption of SFAS No. 130 did not have a material effect on the Company's results of operations or financial position.

ADOPTION OF SFAS NO. 131

     Effective June 28, 1998 the Company adopted SFAS No. 131, 'Disclosures about Segments of an Enterprise and Related Information.' SFAS No. 131 supersedes SFAS No. 14, 'Financial Reporting for Segments of a Business Enterprise,' replacing the 'industry segment' approach with the 'management' approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company does not engage in interest rate speculation. Derivative financial instruments are utilized to hedge interest rate risks and are not held for trading purposes.

     The Company enters into interest rate swap agreements to limit exposure to interest rate movements. Net payments or receipts are accrued into prepaid expenses and other current assets and/or other accrued expenses and are recorded as adjustments to interest expense. Interest rate instruments are entered into for periods no greater than the life of the underlying transaction being hedged. Management anticipates that all interest rate derivatives will be held to maturity.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Any gains or losses on prematurely terminated interest rate derivatives will be recognized over the remaining life, if any, of the underlying transaction as an adjustment to interest expense.

NOTE 2. ACQUISITIONS

ACQUISITION OF DEAN FOODS VEGETABLE COMPANY

     On September 24, 1998, Agrilink acquired the Dean Foods Vegetable Company ('DFVC'), the frozen and canned vegetable business of Dean Foods Company ('Dean Foods'), by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV (the 'Acquisition'). In connection with the Acquisition, Agrilink sold its aseptic business to Dean Foods. Agrilink paid $360 million in cash, net of the sale of the Aseptic Business, and issued to Dean Foods a $30 million unsecured subordinated promissory note due November 22, 2008 (the 'Subordinated Promissory Note'), as consideration for the Acquisition. The Company has the right, exercisable until July 15, 1999, to require Dean Foods, jointly with the Company, to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. In order to exercise that election, the Company will pay $13.2 million to Dean Foods. The Company intends to exercise that election.

     After the Acquisition, DFVC was merged into the Company, and Dean Foods Vegetable Company became a business unit of the Company known as Agrilink Foods Vegetable Company ('AFVC'). DFVC has been one of the leading processors of vegetables in the United States, selling its products under brand names such as Birds Eye, Freshlike and Veg-All, and private labels. The Company believes that the Acquisition strengthens its competitive position by: (i) enhancing its brand recognition and market position, (ii) providing opportunities for cost savings and operating efficiencies and (iii) increasing its product and geographic diversification.

     The Acquisition was accounted for under the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying financial statements. Accordingly, the purchase accounting adjustments made in the accompanying financial statements are preliminary. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be adjusted through goodwill.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations of the Company and the acquired Dean Foods Vegetable Company as if the acquisition had occurred at the beginning of the 1998 fiscal year.

                                                                         SIX MONTHS ENDED
                                                                   ----------------------------
                                                                   DECEMBER 26,    DECEMBER 27,
                                                                       1998            1997
                                                                   ------------    ------------
Net sales.......................................................      $656.3          $622.2
Income (loss) before extraordinary items........................      $ 24.8          $ (1.7)
Net income (loss)...............................................      $  8.4          $ (1.7)

     These unaudited pro forma results have been prepared for comparative purposes only and include adjustments for additional depreciation expense and amortization and interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect at the beginning of the 1998 fiscal year, or of the future operations of the consolidated entities.

     Concurrently with the Acquisition, Agrilink refinanced its existing indebtedness (the 'Refinancing'), including its 12.25 percent Senior Subordinated Notes due 2005 (the 'Old Notes') and its then existing bank debt. On August 24, 1998, Agrilink commenced a tender offer (the

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

'Tender Offer') for all the Old Notes and consent solicitation to certain amendments under the indenture governing the Old Notes to eliminate substantially all the restrictive covenants and certain events of default therein. Substantially all of the $160 million aggregate principal amount of the Old Notes were tendered and purchased by Agrilink for aggregate consideration of approximately $184 million, including accrued interest of $2.9 million. Agrilink also terminated its then existing bank facility (including seasonal borrowings) and repaid the $176.5 million, excluding interest owed and breakage fees outstanding thereunder.

     In order to consummate the Acquisition and the Refinancing and to pay the related fees and expenses, Agrilink: (i) entered into a new credit facility (the 'New Credit Facility') providing for $455 million of term loan borrowings (the 'Term Loan Facility') and up to $200 million of revolving credit borrowings (the 'Revolving Credit Facility'), (ii) entered into and drew upon a $200 million bridge loan facility (the 'Bridge Facility') and (iii) issued the $30 million Subordinated Promissory Note to Dean Foods. The Bridge Facility was repaid during November of 1998 principally with the proceeds from a new Senior Subordinated Note Offering (see NOTE 4 -- 'Debt -- 11 7/8 Percent Senior Subordinated Notes due 2008'). Debt issue costs of $5.5 million associated with the Bridge Facility were expensed during the quarter ended December 26, 1998.

J.A. HOPAY DISTRIBUTING CO, INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. ('Hopay') of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin, one of the Company's business units within its Snack Foods Group. The acquisition was accounted for as a purchase. The purchase price (net of liabilities assumed) was approximately $2.3 million. Intangibles of approximately $3.3 million were recorded in conjunction with this transaction and are being amortized over 5 to 30 years.

     The effects of the Hopay acquisition are not material and, accordingly, have been excluded from the above pro forma presentation.

NOTE 3. AGREEMENTS WITH PRO-FAC

     The Company's contractual relationship with Pro-Fac is defined in the Pro-Fac Marketing and Facilitation Agreement ('Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement.

     Under the Agreement, the Company is required to have on its board of directors some persons who are neither members of nor affiliated with Pro-Fac ('Disinterested Directors'). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the Agreement, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings (before dividing with Pro-Fac) of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by up to 90 percent of such losses, but in no case by more than 50 percent of all pretax losses (before dividing with Pro-Fac) of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

provision of a long term, stable crop supply, favorable payment terms for crops, and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. Under the Agreement, Pro-Fac is required to reinvest at least 70 percent of the additional patronage income in Agrilink.

     Amounts received by Pro-Fac from Agrilink for the six months ended December 26, 1998 and December 27, 1997 include: commercial market value of crops delivered, $63.0 and $57.1 million, respectively; and additional proceeds from profit/(loss) sharing provisions, $8.0 million and $9.7 million, respectively.

     In the first quarter of fiscal 1999, the Company reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of such receivable to a non-interest bearing long-term obligation due from Pro-Fac having a 10-year maturity.

NOTE 4. DEBT

NEW CREDIT FACILITY

     In connection with the Acquisition, the Company entered into the New Credit Facility with Harris Bank as Administrative Agent and Bank of Montreal as Syndication Agent, and the lenders thereunder. The Credit Facility consists of the $200 million Revolving Credit Facility and the $455 million Term Loan Facility. The Term Loan Facility is comprised of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years.

     The New Credit Facility bears interest, at the Company's option, at the Administrative Agent's alternate base rate or the London Interbank Offered Rate ('LIBOR') plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.00 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 2.75 percent for loans under the Term B Facility and (z) 3.00 percent for loans under the Term C Facility and (ii) in the case of LIBOR loans, (x) 2.75 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 3.75 percent for loans under the Term B Facility and (z) 4.00 percent for loans under the Term C Facility. The Administrative Agent's 'alternate base rate' is defined as the greater of: (i) the prime commercial rate as announced by the Administrative Agent or (ii) the Federal Funds rate plus 0.50 percent. In addition, the Company will pay a commitment fee calculated at a rate of 0.50 percent per annum on the daily average unused commitment under the Revolving Credit Facility.

     Beginning with the reporting period ending March 31, 1999, the applicable margins for the New Credit Facility will be subject to possible reductions based on the ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization ('EBITDA') (each as defined in the New Credit Facility).

     Upon consummation of the Acquisition, the Company drew $455 million under the Term Loan Facility, consisting of $100 million, $175 million and $180 million of loans under the Term A Facility, Term B Facility and Term C Facility, respectively. Additionally, the Company drew $93 million under the Revolving Credit Facility for seasonal working capital needs and $14.3 million under the Revolving Credit Facility was issued for letters of credit. During December 1998, the Company's primary lender exercised its right under the New Credit Facility to transfer $50 million from the Term A Facility to the Term B and Term C Facilities in increments of $25 million.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Term Loan Facility will be subject to the following amortization schedule.

FISCAL YEAR                           TERM LOAN A    TERM LOAN B    TERM LOAN C    TOTAL
-----------                           -----------    -----------    -----------    ------
                                                     (DOLLARS IN MILLIONS)
    1999      .....................      $ 0.0         $   0.2        $   0.2      $  0.4
    2000      .....................        7.5             0.4            0.4         8.3
    2001      .....................       10.0             0.4            0.4        10.8
    2002      .....................       10.0             0.4            0.4        10.8
    2003      .....................       10.0             0.4            0.4        10.8
    2004      .....................       12.5             0.4            0.4        13.3
    2005      .....................        0.0           197.8            0.4       198.2
    2006      .....................        0.0             0.0          202.4       202.4
                                      -----------    -----------    -----------    ------
                                         $50.0         $ 200.0        $ 205.0      $455.0
                                      -----------    -----------    -----------    ------
                                      -----------    -----------    -----------    ------

     The Term Loan Facility is subject to mandatory prepayment under various scenarios as defined in the New Credit Facility.

     The Company's obligations under the New Credit Facility are secured by a first-priority lien on: (i) substantially all existing or after-acquired assets, tangible or intangible, (ii) the capital stock of certain of Pro-Fac's current and future subsidiaries, and (iii) all of the Company's rights under the agreement to acquire DFVC (principally indemnification rights) and the Pro-Fac Marketing and Facilitation Agreement. The Company's obligations under the New Credit Facility are guaranteed by Pro-Fac and certain of the Company's current and future, if any, subsidiaries.

     The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens, (ii) limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments and (iii) limitations on dividend and other distributions. The New Credit Facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of consolidated EBITDA, a minimum consolidated interest coverage ratio, a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a minimum level of consolidated net worth. Pro-Fac and the Company are in compliance with all covenants, restrictions and requirements under the terms of the New Credit Facility.

INTEREST RATE PROTECTION AGREEMENTS

     The Company has entered into a three-year interest rate swap agreement with the Bank of Montreal in the notional amount of $150 million. The swap agreement provides for an interest rate of 4.96 percent over the term of the swap payable by the Company in exchange for payments at the published three-month LIBOR. In addition, the Company entered into a separate interest rate swap agreement with the Bank of Montreal in the notional amount of $100 million for an initial period of three years, which may be extended, at the Company's option, for an additional two-year period. This swap agreement provides for an interest rate of
5.32 percent over the term of the swap, payable by the Company in exchange for payments at the published three-month LIBOR. The Company entered into these agreements in order to manage its interest rate risk by exchanging its floating rate interest payments for fixed rate interest payments.

11 7/8 PERCENT SENIOR SUBORDINATED NOTES (DUE 2008)

     To extinguish the Subordinated Bridge Facility, the Company issued Senior Subordinated Notes (the 'New Notes') for $200 million aggregate principal amount due November 1, 2008. Interest on the New Notes accrues at the rate of 11 7/8 percent per annum and is payable semiannually in arrears on May 1 and November 1.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The New Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the New Credit Facility). The New Notes are guaranteed by Pro-Fac and certain of the Company's current and future, if any, subsidiaries.

     The New Notes contain customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens; (ii) limitations on consolidations, mergers, sales of assets, transactions with affiliates; and
(iii) limitations on dividends and other distributions. The Company is in compliance with all covenants, restrictions, and requirements under the New Notes.

SUBORDINATED BRIDGE FACILITY

     To complete the Acquisition, the Company entered into a Subordinated Bridge Facility (the 'Bridge Facility'). During November 1998, the net proceeds from the sale of the New Notes, together with borrowings under the Revolving Credit Facility, were used to repay all the indebtedness outstanding ($200 million plus accrued interest) under the Bridge Facility.

     The outstanding indebtedness under the Bridge Facility accrued interest at an approximate rate per annum of 10 1/2 percent. Debt issuance costs associated with the Bridge Facility of $5.5 million were fully amortized during the quarter ended December 26, 1998.

SUBORDINATED PROMISSORY NOTE

     As partial consideration for the Acquisition, the Company issued to Dean Foods the Subordinated Promissory Note for $30 million aggregate principal amount due November 22, 2008. Interest on the Subordinated Promissory Note is payable quarterly in arrears commencing December 31, 1998, at a rate per annum of 5 percent until November 22, 2003, and at a rate of 10 percent thereafter. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by the Company of additional subordinated promissory notes identical to the Subordinated Promissory Note. In December 1998, the Company satisfied this requirement through the issuance of an additional promissory note for $0.4 million. Interest accruing after November 22, 2003 is payable in cash. The Subordinated Promissory Note may be prepaid at the Company's option without premium or penalty.

     The Subordinated Promissory Note is expressly subordinate to the New Notes and the New Credit Facility and contains no financial covenants. The Subordinated Promissory Note is guaranteed by Pro-Fac.

12 1/4 PERCENT SENIOR SUBORDINATED NOTES (DUE 2005)

     In conjunction with the Acquisition, the Company repurchased $159,985,000 principal amount of its Old Notes, of which $160 million aggregate principal amount was previously outstanding. The Company paid a total of approximately $184 million to repurchase the Old Notes, including interest accrued thereon of $2.9 million. Holders who tendered consented to certain amendments to the indenture relating to the Old Notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in such indenture. The Company may repurchase the remaining Old Notes in the future in open market transactions, privately negotiated purchases or otherwise.

NOTE 5. OTHER MATTERS

ERIN'S GOURMET POPCORN

     On January 5, 1999, the Company announced that it acquired the assets of Erin's Gourmet Popcorn, a Seattle-based, ready-to-eat popcorn manufacturer. The business was merged into

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Agrilink's Auburn, Washington snack company, Tim's Cascade Chips. The acquisition was accounted for as a purchase. The purchase price was approximately $0.6 million.

AGRIPAC, INC.

     On December 15, the Company and Pro-Fac announced that Pro-Fac has entered into a letter of intent for Pro-Fac to acquire the frozen vegetable business of Agripac, Inc. ('Agripac'), an Oregon cooperative. Agripac, which processes frozen and canned vegetables in the Northwest, reported approximately $180 million in aggregate sales for fiscal 1998 (including both frozen and canned vegetables). Agripac operates eight plant facilities located in the states of Oregon and Washington and employs approximately 600 people. It currently sources from approximately 190 growers in the Northwest.

     PF Acquisition II, Inc. ('PF Acquisition') was formed in January 1999 under the corporation laws of New York State. It is a wholly owned subsidiary of Pro-Fac. The PF Acquisition was formed to acquire substantially all of the assets of Agripac related to its frozen vegetable (and not canned) processing business for a purchase price of approximately $90 million. In connection with, and as a condition to consummation of, the Acquisition, PF Acquisition must enter into a sufficient number of crop delivery contracts with Agripac growers acceptable to PF Acquisition. On January 4, 1999, Agripac filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon. On January 22, 1999, Agripac, as debtor-in possession, filed a motion with the Bankruptcy Court for authority to sell substantially all of its assets relating to its frozen food packaging business to PF Acquisition. Neither the Company nor Pro-Fac will loan or otherwise contribute any funds to PF Acquisition, or guarantee or otherwise secure with the Company's or Pro-Fac's assets the indebtedness of PF Acquisition, in connection with the acquisition. It is anticipated that the Company will enter into an administrative services agreement with PF Acquisition to provide it with certain administrative support in exchange for a management fee.

     The closing of the acquisition is subject to numerous conditions, including the Bankruptcy Court's approval of the proposed sale to PF Acquisition, Agripac's existing lenders providing sufficient financing for the acquisition and for working capital, finalization of agreements, board approval, regulatory approval, and due diligence.

J.M. SMUCKER COMPANY TO PURCHASE ADAMS BRAND PEANUT BUTTER BUSINESS

     On January 29, 1999, the Company announced that the Adams brand peanut butter business was sold to the J.M. Smucker Company.

FORMATION OF NEW SAUERKRAUT COMPANY

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin, contributed all their sauerkraut production related assets to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company, with ownership split equally between the two companies. The joint venture is accounted for using the equity method of accounting.

ARLINGTON CANNED VEGETABLE FACILITY FIRE

     In January 1999, a plant operated by the Company's AFVC business unit, located in Arlington, Minnesota, was damaged by fire. All material costs associated with the repairs and business interruption are anticipated to be covered under the Company's insurance policies.

ALTON WAREHOUSE

     In January 1999, a warehouse owned by the Company's CBF business unit, located in Alton, New York, was damaged when excessive snowfall caused the roof to collapse. All material costs associated with the repairs are anticipated to be covered under the Company's insurance policies.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


NOTE 6. SUBSIDIARY GUARANTORS



     Kennedy Endeavors, Incorporated and Linden Oaks Corporation, wholly-owned subsidiaries of the Company, have jointly and severally, fully and unconditionally guaranteed, on a senior subordinated basis, the obligations of the Company with respect to the Company's 11 7/8% Senior Subordinated Notes due 2008 (the 'Notes') and the New Credit Facility. The covenants in the Notes and the New Credit Facility do not restrict the ability of the Subsidiary Guarantors to make cash distributions to the Company.



     Separate financial statements and other disclosures concerning the Subsidiary Guarantors are not presented because management has determined that such financial statements and other disclosures are not material. Accordingly, set forth below is certain summarized financial information derived from unaudited historical financial information for the Subsidiary Guarantors, on a combined basis.



                                        FISCAL YEAR ENDED                 THREE MONTHS ENDED               SIX MONTHS ENDED
                                 --------------------------------    ----------------------------    ----------------------------
                                 JUNE 27,    JUNE 28,    JUNE 29,    DECEMBER 26,    DECEMBER 27,    DECEMBER 26,    DECEMBER 27,
                                   1998        1997        1996          1998            1997            1998            1997
                                 --------    --------    --------    ------------    ------------    ------------    ------------
                                                                      (DOLLARS IN THOUSANDS)
SUMMARIZED STATEMENT OF OPERATIONS:
    Net sales.................   $12,086     $10,542     $ 7,933        $2,997          $2,773          $6,328          $5,867
    Gross profit..............     5,123       4,554       3,563         1,396           1,190           2,957           2,579
    Income from continuing
      operations..............     1,002         910         534           271             210             643             550
    Net income................     1,002         910         534           271             210             643             550

SUMMARIZED BALANCE SHEET:
    Current assets............   $ 2,033     $ 1,635                    $1,875          $1,768
    Noncurrent assets.........     7,129       7,815                     7,038           7,332
    Current liabilities.......     1,267       1,629                       820             778



     On March 2, 1999 the Company transferred trademarks valued at $222.6 million to Linden Oaks Corporation. By consolidating the trademarks into a separate subsidiary, Agrilink will be able to monitor more closely and efficiently the benefits associated with its trademarks. The royalty fees that are earned by Linden Oaks Corporation in connection with the trademarks are insignificant with respect to the Company's Consolidated Statement of Operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of DEAN FOODS COMPANY

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of Dean Foods Vegetable Company and subsidiaries ('DFVC'), a division of Dean Foods Company ('DFC'), at May 31, 1998, May 25, 1997 and May 26, 1996, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois

August 31, 1998

                          DEAN FOODS VEGETABLE COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                           YEAR ENDED
                                                                                --------------------------------
                                                                                MAY 31,     MAY 25,     MAY 26,
                                                                                  1998        1997        1996
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)

Net sales (Note 2)...........................................................   $541,243    $549,286    $569,836
Operating costs and expenses:
     Cost of products sold (Note 2)..........................................    397,577     406,703     450,599
     Selling, general and administrative expenses (Note 3)...................    106,256     108,809     114,606
     Special charge (Note 13)................................................      --          9,644      37,346
     Interest expense -- related parties (Note 3)............................      9,170      10,270      12,010
     Other, net..............................................................     (1,193)       (648)       (560)
                                                                                --------    --------    --------
                                                                                 511,810     534,778     614,001
                                                                                --------    --------    --------
Net income (loss) before income taxes........................................     29,433      14,508     (44,165)
Provision (benefit) for income taxes (Notes 2 and 7).........................     11,773       5,803     (17,224)
                                                                                --------    --------    --------
Net income (loss)............................................................   $ 17,660    $  8,705    $(26,941)
                                                                                --------    --------    --------
                                                                                --------    --------    --------

          See accompanying notes to consolidated financial statements.

                          DEAN FOODS VEGETABLE COMPANY
                          CONSOLIDATED BALANCE SHEETS

                                                                                MAY 31,     MAY 25,     MAY 26,
                                                                                  1998        1997        1996
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)

                                   ASSETS
Current assets:
     Cash (Note 2)...........................................................   $    301    $    235    $    227
     Accounts receivable, less allowance for doubtful accounts of $500, $500
       and $510, respectively (Notes 2 and 3)................................     32,451      35,315      36,758
     Inventories (Notes 2 and 4).............................................    125,717     143,561     158,390
     Deferred tax assets (Notes 2 and 7).....................................     12,868      15,450      18,697
     Prepaid Slotting (Note 2)...............................................      5,092       3,677       3,576
     Other...................................................................      3,837       4,648       6,791
                                                                                --------    --------    --------
          Total current assets...............................................    180,266     202,886     224,439
                                                                                --------    --------    --------
Property, plant and equipment, net (Notes 2 and 5)...........................    133,276     145,374     150,595
Other assets:
     Goodwill, net of amortization of $2,570, $1,978 and $1,397, respectively
       (Note 2)..............................................................     20,673      21,265      21,846
     Other intangible assets, net of amortization of $2,965, $2,293 and
       $1,634, respectively (Note 2).........................................     23,130      23,802      24,462
     Other...................................................................      2,400       2,844       3,971
                                                                                --------    --------    --------
          Total assets.......................................................   $359,745    $396,171    $425,313
                                                                                --------    --------    --------
                                                                                --------    --------    --------

                           LIABILITIES AND EQUITY
Current liabilities:
     Accounts payable........................................................   $ 22,422    $ 28,432    $ 26,237
     Accounts payable to related parties (Note 3)............................     23,943      11,220      15,521
     Accrued liabilities (Notes 8 and 13)....................................     32,244      31,869      35,408
     Current portion of note payable to related parties (Note 3).............      5,370       5,056       8,633
     Current portion of long-term debt (Note 9)..............................        503         712         692
                                                                                --------    --------    --------
          Total current liabilities..........................................     84,482      77,289      86,491
                                                                                --------    --------    --------
Long-term liabilities:
     Long-term debt (Note 9).................................................      2,450       2,995       3,669
     Note payable to related parties (Note 3)................................      4,208       8,501      12,505
     Deferred income taxes (Notes 2 and 7)...................................     19,151      19,152      17,329
     Other...................................................................      3,257       2,824       2,664
                                                                                --------    --------    --------
          Total long-term liabilities........................................     29,066      33,472      36,167
                                                                                --------    --------    --------
Commitments and contingencies (Note 15)......................................      --          --          --
                                                                                --------    --------    --------
Equity:
     Investments by and advances from DFC (Note 3)...........................    246,197     285,410     302,655
                                                                                --------    --------    --------
          Total equity.......................................................    246,197     285,410     302,655
                                                                                --------    --------    --------
          Total liabilities and equity.......................................   $359,745    $396,171    $425,313
                                                                                --------    --------    --------
                                                                                --------    --------    --------

          See accompanying notes to consolidated financial statements.

                          DEAN FOODS VEGETABLE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            YEAR ENDED
                                                                                 --------------------------------
                                                                                 MAY 31,     MAY 25,     MAY 26,
                                                                                   1998        1997        1996
                                                                                 --------    --------    --------
                                                                                      (DOLLARS IN THOUSANDS)

Cash flows from operations:
     Net income (loss)........................................................   $ 17,660    $  8,705    $(26,941)
     Adjustments to reconcile net income (loss) to net cash provided from operations:
          Depreciation and amortization.......................................     19,167      20,658      23,494
          Deferred income taxes...............................................      2,581       5,070     (13,211)
          Other current assets................................................     10,485       8,195       4,981
          Other long-term assets..............................................        444       1,127        (666)
          Special charge......................................................      --          9,644      37,346
          Other...............................................................      7,765       3,622      (6,287)
          Change in working capital items:
               Decrease in accounts receivable................................      2,864       1,443       6,807
               (Increase) decrease in inventories.............................     17,844      14,829      12,534
               Increase in other current assets...............................    (11,089)     (6,153)     (9,830)
               Increase (decrease) in accounts payable and other accrued
                 expense......................................................      4,745     (17,890)     (2,647)
                                                                                 --------    --------    --------
          Net cash provided from operations...................................     72,466      49,250      25,580
                                                                                 --------    --------    --------
Cash flows from investing activities:
     Capital expenditures.....................................................    (11,253)    (15,373)    (15,585)
     Proceeds from dispositions of property, plant and equipment..............        459         316         763
     Acquisitions, net of cash received.......................................      --          --        (21,748)
                                                                                 --------    --------    --------
          Net cash used in investing activities...............................    (10,794)    (15,057)    (36,570)
                                                                                 --------    --------    --------
Cash flows from financing activities:
     Repayments of long-term debt.............................................       (754)       (654)       (636)
     Net repayments of notes payable to related parties.......................     (3,979)     (7,581)    (17,614)
     Increase (decrease) in advances from DFC (Note 3)........................    (56,873)    (25,950)     29,429
                                                                                 --------    --------    --------
          Net cash provided from (used in) financing activities...............    (61,606)    (34,185)     11,179
                                                                                 --------    --------    --------
Net increase in cash..........................................................         66           8         189
Cash, beginning of year.......................................................        235         227          38
                                                                                 --------    --------    --------
Cash, end of year.............................................................   $    301    $    235    $    227
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------

          See accompanying notes to consolidated financial statements.

                          DEAN FOODS VEGETABLE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

     Dean Foods Vegetable Company and its subsidiaries ('DFVC') is a division of Dean Foods Company ('DFC') and is principally engaged in the processing, distribution and sales of frozen and canned vegetables in the United States. As part of a reorganization of DFC in fiscal 1994, the vegetable businesses within DFC were combined with the Birds Eye Frozen Vegetable business to form DFVC. The Birds Eye Frozen Vegetable business was acquired from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., on December 27, 1993.

     The accompanying consolidated financial statements reflect the 'carve-out' financial position, results of operations and cash flows of DFVC and its majority owned subsidiaries for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial information included herein does not necessarily reflect what the consolidated financial position and results of operations of DFVC would have been had it operated as a stand alone entity during the periods covered, and may not be indicative of future operations or financial position.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DFVC's fiscal year ends on the last Sunday in May. There were 53 weeks in the fiscal year ended May 1998, whereas there were 52 weeks in fiscal 1997 and 1996.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND TEMPORARY CASH INVESTMENTS

     DFVC considers temporary cash investments with an original maturity of three months or less to be cash equivalents.

RECEIVABLES

     Accounts receivable are presented net of certain promotional and marketing allowances.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for finished frozen and canned products and by the first-in, first-out (FIFO) method for all other inventories. The FIFO method would approximate the actual cost. Market for raw materials is based on replacement costs and for other inventory classifications on net realizable value.

PREPAID SLOTTING

     Slotting allowances are capitalized and amortized over twelve months.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Major renewals and betterments are capitalized while repairs and maintenance which do not improve or extend useful life are expensed currently. Upon sale, retirement, abandonment or other disposition of property, the cost and

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     For financial statement purposes, depreciation is calculated by the straight-line method over the following useful lives: buildings and improvements, 10 to 40 years; machinery and equipment, 3 to 12 years; transportation equipment, 4 years. For income tax purposes, depreciation is calculated using accelerated methods for certain assets.

     Certain land, buildings, and machinery and equipment having a net carrying value of $6,796 were mortgaged or otherwise encumbered against related debt of $503 at May 31, 1998.

GOODWILL AND INTANGIBLE ASSETS

     Excess of cost over fair market value of net identifiable assets of acquired companies and other intangible assets are amortized on a straight-line basis over estimated useful lives not exceeding forty years.

LONG-LIVED ASSETS

     DFVC continually reviews intangible assets and property plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of the undiscounted future cash flows or, in the case of goodwill, undiscounted operating earnings, over the remaining life of the asset is compared to the carrying amount to determine whether an impairment exists. DFVC believes that no indicators of impairment of long-lived assets existed at May 31, 1998.

INCOME TAXES

     DFVC is included in the consolidated U.S. federal and state income tax returns of DFC. The provision for income taxes has been determined as if DFVC had filed separate tax returns under its existing structure for the periods presented. Accordingly, the effective tax rate of DFVC in future years could vary from its historical effective rates depending on DFVC's future legal structure and tax elections. All income taxes are settled with DFC on a current basis through the 'Investments by and advances from DFC' account.

     Provision has been made for income taxes in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'

REVENUE RECOGNITION

     Revenues are recognized when products are shipped.

COST OF PRODUCTS SOLD

     Cost of products sold includes raw materials, labor and overhead.

ADVERTISING EXPENSES

     DFVC expenses all costs associated with advertising as incurred or when the advertising takes place. Advertising expense was $13,918, $14,252 and $15,344 for the years ended 1998, 1997 and 1996, respectively.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of DFVC's financial instruments, which primarily include cash, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

CONCENTRATIONS OF CREDIT RISK

     Financing instruments, which potentially subject DFVC to significant concentrations of credit risk, consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. DFVC had gross sales in excess of 10% to one customer in 1998 amounting to approximately $55,700.

NOTE 3. RELATED PARTY TRANSACTIONS

     DFC provides DFVC certain purchasing, credit, legal, accounting, treasury and tax services. An allocation of the estimated costs, which in the opinion of DFC management approximates actual costs, of these services is charged directly to DFVC each month by DFC corporate using varying historical allocation bases. The allocation process is consistent with the methodology used by DFC corporate to allocate costs of similar services provided to its other business units. In the opinion of management, these allocated costs are reasonable; however, the terms of these transactions may differ from those that would result from transactions among unrelated parties. The allocated costs of these services, which aggregated $2,808, $2,648 and $2,743 for the fiscal years ended May 1998, 1997 and 1996, respectively, were reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.

     DFC maintains a transportation and distribution division that is used by DFVC and other of DFC's divisions. DFVC is charged for shipments at estimated standard carrier rates which may differ from prices that would result from transactions among unrelated parties. The allocated costs for these services, which aggregated $11,330, $8,950 and $9,307 for the fiscal years ended May 1998, 1997 and 1996, respectively, were reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.

     DFVC incurs an annual charge for interest expense from DFC based on a formula which takes into consideration its percentage of certain assets and liabilities in relation to the total for DFC of these assets and liabilities (net invested capital). Management believes that the basis used for allocating corporate interest is reasonable; however, the terms of these transactions may differ from those that would result from transactions among unrelated parties. Interest expense is reflected as a separate component in the accompanying consolidated statements of income.

     DFC maintains a centralized cash management system and substantially all cash receipts and disbursements are recorded at the corporate level. DFVC is charged or credited for the net of cash receipts and disbursements each month.

     DFVC and DFC's other divisions engage in transactions with certain of the same customers. In certain instances, due to the resulting collections from these customers, related party receivables and payables arise. Related party payables also arise from DFVC's relationship with DFC's transportation and distribution division. Also, DFVC has related party notes payable to DFC. All of these relationships are reflected in the accompanying consolidated balance sheet.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

     The aforementioned related party activity is primarily settled through the Investments by and advancements from DFC account. The following table sets forth the net activity in the Investments by and advances from DFC account for the fiscal years ended May 1998, 1997 and 1996:

                                                                        1998        1997        1996
                                                                      --------    --------    --------

Balance, beginning of year.........................................   $285,410    $302,655    $300,167
Net income (loss)..................................................     17,660       8,705     (26,941)
(Charges) advances from DFC, net...................................    (56,873)    (25,950)     29,429
                                                                      --------    --------    --------
Balance, end of year...............................................   $246,197    $285,410    $302,655
                                                                      --------    --------    --------
                                                                      --------    --------    --------

NOTE 4. INVENTORIES

     Inventories at May 31, 1998, May 25, 1997 and May 26, 1996 consisted of the following:

                                                                        1998        1997        1996
                                                                      --------    --------    --------

Raw materials......................................................   $ 15,126    $ 16,167    $ 18,960
Work-in-process....................................................     31,518      43,520      50,986
Finished goods.....................................................     84,474      92,011      92,913
                                                                      --------    --------    --------
FIFO Inventory.....................................................    131,118     151,698     162,859
LIFO Reserve.......................................................     (5,401)     (8,137)     (4,469)
                                                                      --------    --------    --------
LIFO Inventory.....................................................   $125,717    $143,561    $158,390
                                                                      --------    --------    --------
                                                                      --------    --------    --------

     During fiscal 1998 and 1997, LIFO inventory quantities were reduced resulting in a partial liquidation of the LIFO basis, the effect of which was not significant.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at May 31, 1998, May 25, 1997 and May 26, 1996 consisted of the following:

                                                                        1998        1997        1996
                                                                      --------    --------    --------

Land...............................................................   $  8,114    $  8,574    $  8,444
Buildings and improvements.........................................     69,324      68,028      64,259
Machinery and equipment............................................    182,821     192,423     184,332
Transportation equipment...........................................      1,782       1,980       1,988
Construction in progress...........................................   5,416...    11,047..      10,589
                                                                      --------    --------    --------
                                                                       267,457     282,052     269,612
Less: Accumulated depreciation.....................................   (134,181)   (136,678)   (119,017)
                                                                      --------    --------    --------
                                                                      $133,276    $145,374    $150,595
                                                                      --------    --------    --------
                                                                      --------    --------    --------

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 6. OPERATING LEASES

     DFVC leases manufacturing, warehouse and office facilities and certain equipment. Future minimum lease payments required under leases having initial or remaining noncancelable leases terms in excess of one year are set forth below. Sublease rental income is not significant.

                                                                                      OPERATING
                                                                                       LEASES
                                                                                      ---------
1999...............................................................................    $   948
2000...............................................................................        908
2001...............................................................................        829
2002...............................................................................        124
2003...............................................................................         45
Thereafter.........................................................................         52
                                                                                      ---------
Total minimum rentals..............................................................    $ 2,906
                                                                                      ---------
                                                                                      ---------

     Rental expense under all operating leases for the years ended 1998, 1997 and 1996 was $3,499, $3,602 and $4,263, respectively.

NOTE 7. INCOME TAXES

     The provision (benefit) for income taxes for the fiscal years ended May 1998, 1997 and 1996 was as follows:

                                                                           1998       1997       1996
                                                                          -------    ------    --------
Current tax expense (benefit):
     Federal...........................................................   $ 7,583    $  605    $ (3,311)
     State.............................................................     1,609       128        (702)
                                                                          -------    ------    --------
                                                                            9,192       733      (4,013)
                                                                          -------    ------    --------
Deferred tax expense (benefit):
     Federal...........................................................     2,129     4,183     (10,899)
     State.............................................................       452       887      (2,312)
                                                                          -------    ------    --------
                                                                            2,581     5,070     (13,211)
                                                                          -------    ------    --------
Provision (benefit) for income taxes...................................   $11,773    $5,803    $(17,224)
                                                                          -------    ------    --------
                                                                          -------    ------    --------

     The effective tax rate differs from the prevailing statutory federal rate for the fiscal years ended May 1998, 1997 and 1996 as follows:

                                                                                 1998    1997     1996
                                                                                 ----    ----    ------
Statutory federal tax rate....................................................   35.0%   35.0%    (35.0)%
State, net of federal benefit.................................................    4.6     4.6     (4.4)
Other, net....................................................................    0.4     0.4       0.4
                                                                                 ----    ----    ------
Effective tax rate............................................................   40.0%   40.0%     39.0%
                                                                                 ----    ----    ------
                                                                                 ----    ----    ------

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                         1998        1997        1996
                                                                       --------    --------    --------

     The components of the deferred income tax assets and liabilities at May 31, 1998, May 25, 1997 and May 26, 1996 were as follows:

                                                                            1998       1997       1996
                                                                            ----       ----       ----
Deferred tax assets (net):
     Accounts receivable............................................   $   (478)   $    108    $  1,395
     Inventory......................................................      3,698       4,215       4,611
     Employee benefits..............................................      1,871       2,344       3,743
     Vacation pay...................................................        658         538       1,095
     Marketing accruals.............................................      6,604       4,542       4,220
     Future benefit of special charge...............................       (525)      1,009       3,576
     Other..........................................................      1,040       2,694          57
                                                                       --------    --------    --------
Total deferred tax assets (net).....................................   $ 12,868    $ 15,450    $ 18,697
                                                                       --------    --------    --------
                                                                       --------    --------    --------
Deferred tax liabilities (net):
     Fixed assets...................................................   $(13,115)   $(15,138)   $(14,560)
     Deferred compensation..........................................        302         362         913
     Intangibles....................................................     (6,299)     (5,662)     (5,251)
     Future benefit of special charge...............................       (361)        960       1,216
     Other..........................................................        322         326         353
                                                                       --------    --------    --------
Total deferred tax liabilities (net)................................   $(19,151)   $(19,152)   $(17,329)
                                                                       --------    --------    --------
                                                                       --------    --------    --------

NOTE 8. ACCRUED LIABILITIES

     The components of accrued liabilities at May 31, 1998, May 25, 1997 and May 26, 1996 were as follows:

                                                                           1998       1997       1996
                                                                          -------    -------    -------
Special charge (Note 13)...............................................   $ 4,597    $ 5,793    $10,357
Accrued payroll and employee benefits..................................     8,176      7,942      7,619
Accrued bonuses........................................................     2,508      3,529      2,049
Workers' compensation liability........................................     3,929      4,159      4,494
Accrued coupons and marketing..........................................     5,676      5,780      4,918
Other..................................................................     7,358      4,666      5,971
                                                                          -------    -------    -------
                                                                          $32,244    $31,869    $35,408
                                                                          -------    -------    -------
                                                                          -------    -------    -------

NOTE 9. DEBT

     The long-term obligations outstanding at May 31, 1998, May 25, 1997 and
May 26, 1996 primarily relate to a $2,450 floating interest rate industrial revenue bond which matures on February 1, 2000. The average borrowing rates during fiscal 1998, 1997 and 1996 were 3.76%, 3.52% and 3.73%, respectively. The obligation is guaranteed by DFC.

     DFVC also has a note payable which matures in various installments through December 1, 1998 and bears interest at 9.00%. The long-term portion of the notes payable was $473 and $983 at May 25, 1997 and May 26, 1996, respectively.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 10. PENSION LIABILITIES

     DFVC's salaried employees are included in DFC-sponsored defined benefit plans which cover substantially all of the salaried employees of the divisions of DFC. DFVC's hourly employees are included in DFC-sponsored defined benefit or multi-employer union plans. Net periodic pension expense is based upon determinations made by independent actuaries. The funded status of the plans relative to DFVC's participation is not separately determined and accordingly, no pension obligation other than current expense allocations are included in the accompanying financial statements.

     The DFC-sponsored plans covering defined benefit plans are based on employees' years of service and compensation during employment with DFVC. The majority of pension benefits are based upon the participant's highest average 'total compensation' paid during any sixty consecutive months out of the last 180 months of service accumulated for each year of service. DFVC through DFC makes contributions to the defined benefit plans at least equal to the minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets are primarily invested in bonds, stocks and real estate. DFVC's pension cost for these defined benefit plans was $3,218, $1,397 and $1,905 for the fiscal years ended May 1998, 1997 and 1996, respectively.

     The DFC-sponsored multi-employer plans principally cover production workers. DFVC's pension expense under these plans was $868, $951 and $1,162 for the fiscal years ended May 1998, 1997 and 1996, respectively.

NOTE 11. PROFIT SHARING PLAN

     DFC maintains noncontributory profit sharing plans for certain of DFVC's employees. DFVC contributions under these plans are made at the discretion of DFC's Board of Directors. Expense for these plans was $1,405, $1,317 and $1,295 in 1998, 1997 and 1996, respectively. In addition, certain DFVC employees participate in DFC employee stock option plans.

NOTE 12. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     DFC sponsors healthcare and life insurance benefit plans for certain of DFVC's retired employees and eligible dependents. Employees are eligible for such benefits subject to minimum age and service requirements. Eligible employees that retire before the normal retirement age, along with their dependants, are entitled to benefits on a shared contribution basis. Substantially all benefits terminate at age sixty-five. DFC maintains the right to modify or eliminate these benefits.

     The net postretirement benefit expense for active employees is based on an actuarial valuation. For purposes of these financial statements, the net postretirement benefit expense for retired employees of DFVC participating in the DFC-sponsored plans was computed based on the active employees at DFVC. Management believes that this method of allocation is reasonable.

     The net postretirement benefit expense for 1998, 1997 and 1996 was not significant.

     The accumulated postretirement benefit obligation for active employees of DFVC included in DFC-sponsored plans was approximately $665, $655 and $565 at May 31, 1998, May 25, 1997 and May 26, 1996, respectively. The accumulated benefit obligation for retirees of DFVC included in DFC-sponsored plans was approximately $1,400, $1,250 and $1,000 at May 31, 1998, May 25, 1997 and May
26, 1996, respectively. The accumulated postretirement benefit obligation was determined by an actuarial valuation which used a discount rate of 7.25% in 1998 and 8.00% in 1997 and 1996, respectively, and an assumed compensation increase of 5.00% for each year. The health care cost trend rates were assumed to be 7.00% in 1998, gradually declining to 5.00% over four years

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

and remaining at that level thereafter. In 1997, the cost trend rates were assumed to be 7.50%, gradually declining to 5.00% over five years. In 1996, the cost trend rates were assumed to be 8.00%, gradually declining to 5.00% over six years. A one percentage point increase in the assumed health care cost trend rates would not significantly impact the accumulated postretirement benefit obligation or the net periodic benefit expense in any of the three years ended May 31, 1998. The short-term and long-term portions of the postretirement benefit obligation as of May 31, 1998, May 25, 1997 and May 26, 1996 were reflected in the accompanying consolidated balance sheets.

NOTE 13. SPECIAL CHARGE

     In May 1996, DFVC adopted a plan to reduce costs, rationalize production capacity and provide for projected severance costs which reduced fiscal 1996 income before taxes by $37,346. The implementation of the plan included the elimination of more than 200 manufacturing and administrative positions, closure of five manufacturing facilities and the disposition of certain assets held by two other facilities. In fiscal 1997, DFVC recorded an additional charge of $9,644 to provide for employee and asset relocation costs associated with plant consolidation.

     As of May 1998, DVFC had disposed of or closed five manufacturing facilities and eliminated 413 positions. The remaining reserves are anticipated to be used for continuing severance benefits and certain exit costs related to a facility in the process of being closed.

     The following table sets forth the activity for the special charge reserve for 1998, 1997 and 1996 and the reserve balances at May 31, 1998, May 25, 1997 and May 26, 1996 which are included in accrued liabilities in the accompanying balance sheets.

                                                                                                  EMPLOYEE
                                                                       PLANT          ASSET       RELATED
                                                                   CLOSURE COSTS    WRITE-OFFS     COSTS       TOTAL
                                                                   -------------    ----------    --------    --------

1996 charge.....................................................     $   5,677       $  29,450    $ 2,219     $ 37,346
Cash payments...................................................          (753)         --            (51)        (804)
Non-cash charges................................................       --              (26,185)     --         (26,185)
                                                                   -------------    ----------    --------    --------
Balance at May 26, 1996.........................................         4,924           3,265      2,168       10,357
Provision.......................................................         8,935          --            709        9,644
Cash payments...................................................        (9,733)         --          --          (9,733)
Non-cash charges................................................            42          (3,253)    (1,264)      (4,475)
                                                                   -------------    ----------    --------    --------
Balance at May 25, 1997.........................................         4,168              12      1,613        5,793
Cash payments...................................................       (10,021)         --         (1,060)     (11,081)
Non-cash charges................................................       --               (5,782)     --          (5,782)
Net transfers (to) from DFC.....................................         8,353           5,770      1,544       15,667
                                                                   -------------    ----------    --------    --------
Balance at May 31, 1998.........................................     $   2,500       $  --        $ 2,097     $  4,597
                                                                   -------------    ----------    --------    --------
                                                                   -------------    ----------    --------    --------

NOTE 14. BUSINESS ACQUISITIONS

     In August 1995, DFVC purchased substantially all of the assets of a frozen vegetable processor and distributor with annual sales of approximately $40.0 million. The acquisition was accounted for by the purchase method and the purchase price of $21.7 million was allocated primarily to inventory and fixed assets. The results of operations of the acquisition have been included in the consolidated financial statements of DFVC from the acquisition date. On a pro forma basis, the results of operations (unaudited) of the company acquired would not have had a material effect on DFVC's net income in fiscal 1996.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 15. COMMITMENTS AND CONTINGENCIES

     DFVC is involved in litigation and in administrative proceedings and investigations in various jurisdictions relating to certain civil, environmental, product liability and employment matters. It is DFVC's policy to accrue for legal and environmental matters when it is probable that a liability has been incurred and an amount is reasonably estimable. DFVC believes that recorded reserves are sufficient to provide for exposures meeting this definition.

     An action has been brought against DFVC for damages and lost profits related to an alleged breach of contract. The plaintiff filed a suit claiming that DFVC had entered into an outputs or requirements contract subject to the Uniform Commercial Code related to the hauling of vegetable 'by-product' from the Hartford, Michigan processing plant of DFVC and that the closure of the Hartford, Michigan facility was not in good faith. DFVC terminated its relationship with the plaintiff upon the closure of the Hartford facility as part of the rationalization of production capacity discussed in Note 13. In August 1998, a final judgment against DFVC was rendered in favor of the plaintiff in the amount of $2.5 million. At May 31, 1998, management believes that DFVC had adequate reserves allocated to this contingency in the special charge reserve discussed in Note 13.

NOTE 16. SUBSEQUENT EVENT

     On July 25, 1998, Agrilink Foods, Inc. ('Agrilink'), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., acquired from DFC substantially all of the net operating assets of DFVC for cash of approximately $400.0 million and Agrilink's aseptic food business. Agrilink's aseptic food business has annual sales of approximately $100.0 million. Upon completion of this transaction, DFC will no longer actively sell products in the frozen and canned vegetables markets.

                          DEAN FOODS VEGETABLE COMPANY
             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         FOR THE THREE MONTHS ENDED AUGUST 30, 1998 AND AUGUST 24, 1997

                                                                                               THREE MONTHS ENDED
                                                                                            ------------------------
                                                                                            AUGUST 30,    AUGUST 24,
                                                                                               1998          1997
                                                                                            ----------    ----------
                                                                                                 (IN THOUSANDS)
Net sales................................................................................    $106,440      $109,575
Costs of products sold...................................................................      81,199        89,166
Selling, general and administrative expenses.............................................      26,126        23,476
Interest expense.........................................................................       2,002         2,077
Other income.............................................................................         180           201
                                                                                            ----------    ----------
Loss before income taxes.................................................................      (2,707)       (4,943)
Income tax benefit.......................................................................      (1,083)       (1,977)
                                                                                            ----------    ----------
Net loss.................................................................................    $ (1,624)     $ (2,966)
                                                                                            ----------    ----------
                                                                                            ----------    ----------

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                      AUGUST 30, 1998 AND AUGUST 24, 1997

                                                                                            AUGUST 30,    AUGUST 24,
                                                                                               1998          1997
                                                                                            ----------    ----------
                                                                                                 (IN THOUSANDS)
                                         ASSETS
Current assets:
     Cash................................................................................    $    575      $    385
     Accounts receivable, less allowance for doubtful accounts of $500 in 1998 and
      1997...............................................................................      28,317        25,273
     Inventories.........................................................................     166,009       154,762
     Other current assets................................................................      21,862        27,853
                                                                                            ----------    ----------
          Total Current Assets...........................................................     216,763       208,273
                                                                                            ----------    ----------
Properties:
     Property, plant and equipment, net..................................................     131,855       138,769
Other assets.............................................................................      45,521        47,306
                                                                                            ----------    ----------
          Total Assets...................................................................    $394,139      $394,348
                                                                                            ----------    ----------
                                                                                            ----------    ----------
                                 LIABILITIES AND EQUITY
Current liabilities:
     Accounts payable and accrued liabilities............................................    $ 83,224      $ 73,366
     Accounts payable to related parties.................................................      27,008        11,965
     Current portion of note payable to related parties..................................       5,438         5,143
     Current portion of long-term debt...................................................         344           731
                                                                                            ----------    ----------
          Total Current Liabilities......................................................     116,014        91,205
                                                                                            ----------    ----------
Long-term liabilities
     Long-term debt......................................................................       2,449         2,794
     Note payable to related parties.....................................................       3,087         7,455
     Deferred income taxes...............................................................      22,386        22,476
                                                                                            ----------    ----------
          Total Long-Term Liabilities....................................................      27,922        32,725
                                                                                            ----------    ----------
Equity -- Investments by and advances from DFC...........................................     250,203       270,418
                                                                                            ----------    ----------
          Total Liabilities and Equity...................................................    $394,139      $394,348
                                                                                            ----------    ----------
                                                                                            ----------    ----------

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE THREE MONTHS ENDED AUGUST 30, 1998 AND AUGUST 24, 1997

                                                                                               THREE MONTHS ENDED
                                                                                            ------------------------
                                                                                            AUGUST 30,    AUGUST 24,
                                                                                               1998          1997
                                                                                            ----------    ----------
                                                                                                 (IN THOUSANDS)
Net cash (used by)/provided from operations..............................................    $   (956)     $ 17,673
                                                                                            ----------    ----------
Cash flows from investing activities:
     Capital expenditures................................................................      (3,187)       (4,356)
                                                                                            ----------    ----------
Net cash used in investing activities....................................................      (3,187)       (4,356)
                                                                                            ----------    ----------
Cash flows from financing activities:
     Repayment of long-term debt.........................................................        (159)         (182)
     Net repayments of notes payable to related parties..................................      (1,054)         (959)
     Increase (decrease) in advances from DFC............................................       5,630       (12,026)
                                                                                            ----------    ----------
Net cash provided by (used for) financing activities.....................................       4,417       (13,167)
                                                                                            ----------    ----------
Increase in cash.........................................................................         274           150
Cash -- beginning of period..............................................................         301           235
                                                                                            ----------    ----------
Cash -- end of period....................................................................    $    575      $    385
                                                                                            ----------    ----------
                                                                                            ----------    ----------

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

     Dean Foods Vegetable Company and its subsidiaries ('DFVC') is a division of Dean Foods Company ('DFC') and is principally engaged in the processing, distribution and sales of frozen and canned vegetables in the United States. As part of a reorganization of DFC in fiscal 1994, the vegetable businesses within DFC were combined with the Birds Eye Frozen Vegetable business to form DFVC. The Birds Eye Frozen Vegetable business was acquired from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., on December 27, 1993.

     The accompanying unaudited condensed consolidated financial statements reflect the 'carve-out' financial position, results of operations and cash flows of DFVC and its majority owned subsidiaries for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial information included herein does not necessarily reflect what the consolidated financial position and results of operations of DFVC would have been had it operated as a stand alone entity during the periods covered, and may not be indicative of future operations or financial position.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. UNAUDITED QUARTERLY INFORMATION

     In the opinion of DFC, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included herein. Certain information and footnote disclosures normally included in the financial statements have been omitted. These unaudited condensed consolidated financial statements should be read in conjunction with DFC's Consolidated Financial Statements for the year ended May 31, 1998.

NOTE 3. INVENTORIES

     The following is an unaudited tabulation of inventories by class at August 30, 1998 and August 24, 1997.

                                                                                  AUGUST 30,    AUGUST 24,
                                                                                     1998          1997
                                                                                  ----------    ----------
                                                                                       (IN THOUSANDS)
Raw materials and supplies.....................................................    $ 12,989      $ 14,207
Materials in process...........................................................      49,017        50,329
Finished goods.................................................................     108,937        97,613
                                                                                  ----------    ----------
                                                                                    170,943       162,149

Less: Excess of current cost over stated value of last-in, first-out
  inventories..................................................................       4,934         7,387
                                                                                  ----------    ----------
     Total inventories.........................................................    $166,009      $154,762
                                                                                  ----------    ----------
                                                                                  ----------    ----------

NOTE 4. SALE OF DFVC

     On September 24, 1998, Agrilink Foods, Inc. ('Agrilink'), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., acquired from DFC substantially all of the net operating assets of DFVC for consideration of approximately $360.0 million in cash, net of the sale to DFC of Agrilink's aseptic business and the issuance to DFC by Agrilink of a $30.0 million subordinated promissory note due November 22, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of PRO-FAC COOPERATIVE, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and net proceeds, of cash flows and statements of changes in shareholders' and members' capitalization and redeemable stock present fairly, in all material respects, the financial position of Pro-Fac Cooperative, Inc. and its subsidiary at June 27, 1998 and June 28, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 27, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Cooperative's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the consolidated financial statements, the Cooperative changed its method of accounting for spare parts in 1997.

PRICEWATERHOUSECOOPERS LLP
Rochester, New York
July 31, 1998

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
             CONSOLIDATED STATEMENT OF OPERATIONS AND NET PROCEEDS

                                                                                     FISCAL YEARS ENDED
                                                                             -----------------------------------
                                                                             JUNE 27,     JUNE 28,     JUNE 29,
                                                                               1998         1997         1996
                                                                             ---------    ---------    ---------
                                                                                   (DOLLARS IN THOUSANDS)
Net sales.................................................................   $ 719,665    $ 730,823    $ 739,094
Cost of sales.............................................................    (524,082)    (539,081)    (562,926)
                                                                             ---------    ---------    ---------
Gross profit..............................................................     195,583      191,742      176,168
Selling, administrative, and general expenses.............................    (141,739)    (145,214)    (151,671)
Income from Great Lakes Kraut Company.....................................       1,893            0            0
Gain on sale of Finger Lakes Packaging....................................           0        3,565            0
Restructuring charge......................................................           0            0       (5,871)
Interest income...........................................................           0            0          770
                                                                             ---------    ---------    ---------
Operating income..........................................................      55,737       50,093       19,396
Interest expense..........................................................     (30,767)     (36,473)     (41,998)
                                                                             ---------    ---------    ---------
Pretax income/(loss) before dividends and allocation of net proceeds......      24,970       13,620      (22,602)
Tax (provision)/benefit...................................................      (7,840)      (5,529)      13,071
                                                                             ---------    ---------    ---------
Income/(loss) before cumulative effect of an accounting change, dividends,
  and allocation of net proceeds..........................................      17,130        8,091       (9,531)
Cumulative effect of an accounting change.................................           0        4,606            0
                                                                             ---------    ---------    ---------
               Net income/(loss)..........................................   $  17,130    $  12,697    $  (9,531)
                                                                             ---------    ---------    ---------
                                                                             ---------    ---------    ---------
Allocation of net proceeds:
     Net income/(loss)....................................................   $  17,130    $  12,697    $  (9,531)
     Dividends on common and preferred stock..............................      (6,328)      (5,503)      (8,993)
                                                                             ---------    ---------    ---------
     Net proceeds/(deficit)...............................................      10,802        7,194      (18,524)
     Allocation (to)/from earned surplus..................................      (4,662)      (3,661)      18,524
                                                                             ---------    ---------    ---------
               Net proceeds available to members..........................   $   6,140    $   3,533    $       0
                                                                             ---------    ---------    ---------
                                                                             ---------    ---------    ---------
Allocation of net proceeds available to members:
     Payable to members currently (25% of qualified proceeds available to
       members in fiscal 1998 and 1997, respectively).....................   $   1,535    $     883    $       0
     Allocated to members but retained by the Cooperative:
          Qualified retains...............................................       4,605        2,650            0
                                                                             ---------    ---------    ---------
               Net proceeds available to members..........................   $   6,140    $   3,533    $       0
                                                                             ---------    ---------    ---------
                                                                             ---------    ---------    ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                           JUNE 27,    JUNE 28,
                                                             1998        1997
                                                           --------    --------
                                                               (DOLLARS IN
                                                                THOUSANDS)
                        ASSETS
Current assets:
    Cash and cash equivalents..........................    $  5,049    $  2,838
    Accounts receivable, trade, less allowances for bad
     debts of $774 and $970, respectively..............      55,046      48,661
    Accounts receivable, other.........................       3,575       2,795
    Current deferred tax assets........................       4,849      12,312
    Inventories
        Finished goods.................................     111,153      87,904
        Raw Materials and supplies.....................      30,433      27,001
                                                           --------    --------
            Total inventories..........................     141,586     114,905
                                                           --------    --------
    Current investment in Bank.........................       1,994         946
    Prepaid manufacturing expense......................       8,404       8,265
    Prepaid expenses and other current assets..........      12,989       6,323
                                                           --------    --------
            Total current assets.......................     233,492     197,045
Investment in Bank.....................................      22,377      24,321
Investment in Great Lakes Kraut Company................       6,584           0
Property, plant, and equipment, net....................     194,615     217,923
Assets held for sale at net realizable value...........       2,662       3,259
Goodwill and other intangible assets, less accumulated
  amortization of $13,634 and $10,053, respectively....      94,744      96,429
Other assets...........................................      12,234       7,700
                                                           --------    --------
            Total assets...............................    $566,708    $546,677
                                                           --------    --------
                                                           --------    --------

      LIABILITIES AND SHAREHOLDERS' AND MEMBERS'
                     CAPITALIZATION
Current liabilities:
    Current portion of obligations under capital
     leases............................................    $    256    $    558
    Current portion of long-term debt..................       8,071       8,075
    Accounts payable...................................      70,158      49,256
    Income taxes payable...............................       4,046       5,672
    Accrued interest...................................       8,559       8,663
    Accrued employee compensation......................       8,598      11,063
    Other accrued expenses.............................      19,065      21,956
    Dividends payable..................................           0          61
    Amounts due members................................      20,636      15,791
                                                           --------    --------
            Total current liabilities..................     139,389     121,095
Obligations under capital leases.......................         503         817
Long-term debt.........................................      69,937      69,829
Senior subordinated notes..............................     160,000     160,000
Deferred income tax liabilities........................      32,457      39,591
Other non-current liabilities..........................      23,053      22,682
                                                           --------    --------
            Total liabilities..........................     425,339     414,014
                                                           --------    --------
Commitments and contingencies
Class B Cumulative Redeemable Preferred Stock,
  liquidation preference $10 per share, authorized
  500,000 shares; issued and outstanding 27,043 and
  31,435, respectively.................................         270         315
Common stock, par value $5, authorized -- 5,000,000
  shares

                                 JUNE 27,     JUNE 28,
                                   1998         1997
                                 ---------    ---------
    Shares issued.............   1,825,863    1,788,815
    Shares subscribed.........     160,629       54,557
                                 ---------    ---------
            Total subscribed
              and issued......   1,986,492    1,843,372
    Less subscriptions
      receivable in
      installments............    (160,629)     (54,557)
                                 ---------    ---------
            Total issued and
              outstanding.....   1,825,863    1,788,815       9,129       8,944
                                 ---------    ---------
                                 ---------    ---------
Shareholders' and members'
  capitalization:
    Retained earnings allocated to members.............      29,765      31,920
    Non-qualified allocation to members................       2,660       2,960
    Minimum pension liability adjustment...............        (608)          0
    Non-cumulative Preferred Stock, par value $25,
     authorized -- 5,000,000 shares; issued and
     outstanding -- 45,001 and 53,797, respectively....       1,125       1,345
    Class A Cumulative Preferred Stock, liquidation
     preference $25 per share; authorized 49,500,000
     shares; issued and outstanding 3,503,199 and
     3,215,709, respectively...........................      87,580      80,393
    Earned surplus.....................................      11,448       6,786
                                                           --------    --------
            Total shareholders' and members'
             capitalization............................     131,970     123,404
                                                           --------    --------
            Total liabilities and capitalization.......    $566,708    $546,677
                                                           --------    --------
                                                           --------    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                       FISCAL YEARS ENDED
                                                                                 -------------------------------
                                                                                 JUNE 27,   JUNE 28,    JUNE 29,
                                                                                   1998       1997        1996
                                                                                 --------   ---------   --------
                                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income/(loss).........................................................  $ 17,130   $  12,697   $ (9,531)
     Amount payable to members currently.......................................    (1,535)       (883)         0
     Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
          Restructuring and net (gain)/loss from disposals.....................         0      (3,565)     5,871
          Cumulative effect of an accounting change............................         0      (4,606)         0
          Amortization of goodwill and other intangibles.......................     3,581       4,092      3,422
          Amortization of debt issue costs.....................................       800         800        800
          Depreciation.........................................................    18,009      22,680     26,081
          Provision/(benefit) for deferred taxes...............................       752       4,557     (8,212)
          Provision for losses on accounts receivable..........................         0         445        528
          Equity in undistributed earnings of the Bank.........................      (715)     (1,143)    (1,532)
          Change in assets and liabilities:
               Accounts receivable.............................................    (6,762)     (3,983)    13,482
               Inventories.....................................................   (25,654)     (1,636)    33,347
               Income taxes payable............................................    (1,626)      2,272     12,395
               Accounts payable and accrued expenses...........................    15,613        (922)   (15,027)
               Amounts due to members..........................................     4,845       7,033     (5,935)
               Other assets and liabilities....................................   (11,360)        530     (1,385)
                                                                                 --------   ---------   --------
Net cash provided by operating activities......................................    13,078      38,368     54,304
                                                                                 --------   ---------   --------
Cash flows from investing activities:
     Purchase of property, plant, and equipment................................   (14,056)    (13,691)   (19,453)
     Proceeds from disposals...................................................    12,794      68,716      4,408
     Proceeds from sales of idle facilities....................................         0       4,465        597
     Proceeds from investment in Bank..........................................     1,611         315          0
     Cash paid for acquisition.................................................    (7,423)          0     (5,785)
                                                                                 --------   ---------   --------
Net cash (used in)/provided by investing activities............................    (7,074)     59,805    (20,233)
                                                                                 --------   ---------   --------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt..................................    11,180           0      5,400
     Payments on long-term debt................................................    (8,076)    (97,854)   (25,056)
     Payments on capital leases................................................      (616)       (503)      (825)
     Issuance of stock, net of repurchases.....................................       140        (260)       124
     Cash paid in lieu of fractional shares....................................        (9)          0         (6)
     Cash portion of non-qualified conversion..................................       (84)        (88)      (122)
     Cash dividends paid.......................................................    (6,328)     (5,503)    (8,865)
                                                                                 --------   ---------   --------
Net cash used in financing activities..........................................    (3,793)   (104,208)   (29,350)
                                                                                 --------   ---------   --------
Net change in cash and cash equivalents........................................     2,211      (6,035)     4,721
Cash and cash equivalents at beginning of period...............................     2,838       8,873      4,152
                                                                                 --------   ---------   --------
Cash and cash equivalents at end of period.....................................  $  5,049   $   2,838   $  8,873
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
Supplemental disclosure of cash flow information:
     Cash paid during the year for:
          Interest (net of amount capitalized).................................  $ 30,319   $  36,907   $ 41,508
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Income taxes, net....................................................  $  8,714   $  (1,300)  $ (9,206)
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------

                                                  (table continued on next page)

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                                       FISCAL YEARS ENDED
                                                                                 -------------------------------
                                                                                 JUNE 27,   JUNE 28,    JUNE 29,
                                                                                   1998       1997        1996
                                                                                 --------   ---------   --------
                                                                                     (DOLLARS IN THOUSANDS)
          Acquisition of DelAgra:
               Accounts receivable.............................................  $    403   $       0   $      0
               Inventories.....................................................     3,212           0          0
               Prepaid expenses and other current assets.......................        81           0          0
               Property, plant, and equipment..................................     1,842           0          0
               Goodwill........................................................     1,508           0          0
               Other accrued expenses..........................................      (433)          0          0
                                                                                 --------   ---------   --------
                                                                                 $  6,613   $       0   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Acquisition of C&O Distributing Company:
               Property, plant, and equipment..................................  $     54   $       0   $      0
               Goodwill........................................................       756           0          0
                                                                                 --------   ---------   --------
                                                                                 $    810   $       0   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Investment in Great Lakes Kraut Company:
               Inventories.....................................................  $  2,175   $       0   $      0
               Prepaid expenses and other current assets.......................       409           0          0
               Property, plant and equipment...................................     6,966           0          0
               Other accrued expenses..........................................       (62)          0          0
                                                                                 --------   ---------   --------
                                                                                 $  9,488   $       0   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Acquisition of Packer Foods and Matthews Candy Co.:
               Accounts receivable.............................................  $      0   $       0   $  1,282
               Inventories.....................................................         0           0      3,902
               Prepaid expenses and other current assets.......................         0           0        270
               Property, plant and equipment...................................         0           0      6,044
               Goodwill........................................................         0           0        493
               Deferred tax asset..............................................         0           0        264
               Accounts payable................................................         0           0     (4,954)
               Other accrued expenses..........................................         0           0       (418)
               Other non-current liabilities...................................         0           0     (1,098)
                                                                                 --------   ---------   --------
               Cash paid for acquisition.......................................  $      0   $       0   $  5,785
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
Supplemental schedule of non-cash investing and financing activities:
     Conversion of retains to preferred stock..................................  $  6,967   $   3,275   $  2,379
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
     Net proceeds allocated to members but retained by the Cooperative.........  $  4,605   $   2,650   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
     Capital lease obligations incurred........................................  $      0   $     206   $    113
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
     Notes from Nalley Canada Ltd. forgiven in acquisition.....................  $      0   $   4,986   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------

  The accompanying notes are an integral part of these consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
               CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS'
                AND MEMBERS' CAPITALIZATION AND REDEEMABLE STOCK

                                                                                       FISCAL YEARS ENDED
                                                                                --------------------------------
                                                                                JUNE 27,    JUNE 28,    JUNE 29,
                                                                                  1998        1997        1996
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)
Retained earnings allocated to members:
Qualified retains:
     Balance at beginning of period..........................................   $ 31,920    $ 32,318    $ 34,250
     Net proceeds allocated to members.......................................      4,605       2,650           0
     Converted to preferred stock............................................     (6,751)     (3,048)     (1,926)
     Cash paid in lieu of fractional shares..................................         (9)          0          (6)
                                                                                --------    --------    --------
     Balance at end of period................................................     29,765      31,920      32,318
                                                                                --------    --------    --------
Non-qualified retains:
     Balance at beginning of period..........................................      2,960       3,275       3,851
     Distribution of 1992, 1991, and 1990 non-qualified retains:
          Cash paid..........................................................        (84)        (88)       (122)
          Converted to preferred stock.......................................       (216)       (227)       (454)
                                                                                --------    --------    --------
     Balance at end of period................................................      2,660       2,960       3,275
                                                                                --------    --------    --------
Total retains allocated to members at end of period..........................     32,425      34,880      35,593
                                                                                --------    --------    --------
Non-cumulative preferred stock:
     Balance at beginning of period..........................................      1,345       2,645      76,083
     Conversion to cumulative preferred stock................................       (220)     (1,300)    (73,438)
                                                                                --------    --------    --------
     Balance at end of period................................................      1,125       1,345       2,645
                                                                                --------    --------    --------
Cumulative preferred stock:
     Balance at beginning of period..........................................     80,393      75,818           0
     Converted from non-cumulative preferred stock...........................        220       1,300      73,438
     Converted from non-qualified retains....................................        216         227         454
     Converted from qualified retains........................................      6,751       3,048       1,926
                                                                                --------    --------    --------
     Balance at end of period................................................     87,580      80,393      75,818
                                                                                --------    --------    --------
Earned surplus (unallocated and apportioned):
     Balance at beginning of period..........................................      6,786       3,125      21,649
     Allocation to/(from) earned surplus.....................................      4,662       3,661     (18,524)
     Minimum pension liability adjustment....................................       (608)          0           0
                                                                                --------    --------    --------
     Balance at end of period................................................     10,840       6,786       3,125
                                                                                --------    --------    --------
Total shareholders' and members' capitalization..............................   $131,970    $123,404    $117,181
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Redeemable stock:
Class B cumulative preferred stock:
     Balance at beginning of period..........................................   $    315    $    334    $      0
     Issued/(repurchased), net...............................................        (45)        (19)        334
                                                                                --------    --------    --------
     Balance at end of period................................................   $    270    $    315    $    334
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Common stock:
     Balance at beginning of period..........................................   $  8,944    $  9,185    $  9,395
     (Repurchased)/issued, net...............................................        185        (241)       (210)
                                                                                --------    --------    --------
     Balance at end of period................................................   $  9,129    $  8,944    $  9,185
                                                                                --------    --------    --------
                                                                                --------    --------    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative') is an agricultural cooperative which processes and markets crops grown by its members through its wholly-owned subsidiary Agrilink Foods, Inc. ('Agrilink' or the 'Company').

     Agrilink is a producer and marketer of processed food products, including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter, and snack foods. The vegetable and fruit product lines account for approximately 49 percent of sales. The Company's products are primarily distributed in the United States.

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FISCAL YEAR

     The fiscal year of Pro-Fac ends on the last Saturday in June. Fiscal 1998 and 1997 each comprised 52 weeks and fiscal 1996 comprised 53 weeks.

CONSOLIDATION

     The consolidated financial statements include the Cooperative and its wholly-owned subsidiary, Agrilink, after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the Equity Method of accounting.

CHANGE IN ACCOUNTING PRINCIPLE

     Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change (net of income taxes of $1.1 million) was $4.6 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on the Cooperative's historical financial statements.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short-term investments with maturities of three months or less. There were no such short-term investments at June 27, 1998 or June 28, 1997.

INVENTORIES

     Inventories are stated at the lower of cost or market on the first-in, first-out ('FIFO') method. Reserves recorded at June 27, 1998 and June 28, 1997 were $391,000 and $362,000, respectively.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INVESTMENT IN COBANK ('THE BANK')

     The Company's investment in the Bank is required as a condition of borrowing. These securities are not physically issued by the Bank, but the Company is notified as to their monetary value. The investment is carried at cost plus the Company's share of the undistributed earnings of the Bank (that portion of patronage refunds not distributed currently in cash).

     Earnings on the Cooperative's investment in the Bank in fiscal years 1998, 1997, and 1996 amounted to $1,023,000, $1,633,000, and $2,188,000, respectively.

MANUFACTURING OVERHEAD

     Allocation of manufacturing overhead to finished goods produced is on the basis of a production period; thus at the end of each period, manufacturing costs incurred by seasonal plants, subsequent to the end of previous pack operations, are deferred and included in the accompanying balance sheet under the caption ' Prepaid manufacturing expense.' Such costs are applied to finished goods during the next production period and recognized as an element of costs of goods sold.

PROPERTY, PLANT AND EQUIPMENT AND RELATED LEASE ARRANGEMENTS

     Property, plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method, half-year convention, over 4 to 40 years.

     Assets held for sale are separately classified on the balance sheet. The recorded value represents an estimate of net realizable value.

     Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incidental to ownership. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features.

OTHER ASSETS

     Other assets are primarily comprised of debt issuance costs. The debt issuance costs are amortized over the term of the debt. Amortization expense incurred in fiscal 1998, 1997, and 1996 was $800,000.

INCOME TAXES

     Income taxes are provided on non-patronage income for financial reporting purposes. Deferred income taxes resulting from temporary differences between financial reporting and tax reporting as well as from the issuance of non-qualified retains are appropriately classified in the balance sheet.

PENSION

     The Company and its subsidiaries have several pension plans and participate in various union pension plans which on a combined basis cover substantially all employees. Charges to income with respect to plans sponsored by the Company and its subsidiaries are based upon actuarially determined costs. Pension liabilities are funded by periodic payments to the various pension plan trusts.

GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangible assets include the cost in excess of the fair value of net tangible assets acquired in purchase transactions and acquired non-competition agreements and

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

trademarks. Goodwill and other intangible assets, stated net of accumulated amortization, are amortized on a straight-line basis over 5 to 35 years. The Company periodically assesses whether there has been a permanent impairment in the value of goodwill. This is accomplished by determining whether the estimated, undiscounted future cash flows from operating activities exceed the carrying value of goodwill as of the assessment date. Should aggregate future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the discounted future cash flows and the carrying value of goodwill.

COMMODITIES OPTIONS CONTRACTS

     In connection with the purchase of certain commodities for anticipated manufacturing requirements, the Company occasionally enters into options contracts as deemed appropriate to reduce the effect of price fluctuations. These options contracts are accounted for as hedges and, accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost. These activities are not significant to the Company's operations as a whole.

CASUALTY INSURANCE

     The Company is insured for workers compensation and automobile liability through a primarily self-insured program. The Company accrues for the estimated losses from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from unreported incidents is based on an analysis of historical claims data. The accrual for casualty insurance at June 27, 1998 and June 28, 1997 was $3.3 million and $2.9 million, respectively.

EARNINGS PER SHARE DATA OMITTED

     Earnings per share amounts are not presented as earnings are not distributed to members in proportion to their common stock holdings. Earnings (representing those earnings derived from patronage-sourced business) are distributed to members in proportion to the dollar value of deliveries under Pro-Fac contracts rather than based on the number of shares of common stock held.

ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to current operations are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recorded when remedial activities are probable, and the cost can be reasonably estimated.

ADVERTISING

     Production costs of commercials and programming are charged to operations in the year first aired. The cost of other advertising promotion and marketing programs are charged in the year incurred. Advertising expense incurred in fiscal 1998, 1997, and 1996 amounted to $9,878,000, $8,736,000, and $9,831,000, respectively.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Cooperative in estimating the fair value disclosures for financial instruments:

Cash, Accounts Receivable, Accounts Payable, and Other Accrued Expenses

     The carrying amount approximates fair value because of the short maturity of these instruments.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Long-Term Investments

     The carrying value of the investment in the Bank was $24.4 million at June 27, 1998. As there is no market price for this investment, a reasonable estimate of fair value is not possible.

Long-Term Debt

     The fair value of the long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities.

NOTE 2. AGREEMENTS WITH AGRILINK

     Effective November 3, 1994, Pro-Fac acquired Agrilink.

     In connection with the acquisition, Pro-Fac sold $160.0 million of 12.25 percent Senior Subordinated Notes (the 'Notes') due 2005 and entered into a credit agreement (the 'Credit Agreement') with the Bank, which provided for a term loan, a term loan facility, a seasonal loan facility, and a letter-of-credit facility. All obligations under the Notes and the Credit Agreement have been guaranteed by Pro-Fac.

     The contractual relationship between Pro-Fac and the Company is defined in the Pro-Fac Marketing and Facilitation Agreement (the 'Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement.

     Under the Agreement, Agrilink is required to have on its Board of Directors some persons who are neither members of nor affiliated with Pro-Fac ('Disinterested Directors'), the number of Disinterested Directors must at least equal the number of Directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors of Agrilink. In addition, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac up to 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings (before dividing with Pro-Fac) of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by up to 90 percent of such losses, but in no case by more than 50 percent of all pretax losses (before dividing with Pro-Fac) of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long-term, stable crop supply, favorable payment terms for crops and the sharing of risks in losses of certain operations of the business. For fiscal years ended 1998, 1997, and 1996, such additional patronage income/(loss) amounted to $12.5 million, $10.3 million, and $(9.0) million, respectively. Under the Indentures related to the Notes, Pro-Fac is required to reinvest at least 70 percent of the additional patronage income in Agrilink.

     The capital contribution of Pro-Fac to the Company at acquisition primarily included the cancellation of indebtedness and capital lease obligations. Subsequent to the acquisition date, Pro-Fac invested an additional $29.9 million in the Company (including reinvested Additional Patronage Income).

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. ACQUISITIONS, DISPOSALS, AND RESTRUCTURING

FISCAL 1998

Nutrition Medical

     Effective May 1, 1998, the Company acquired the private label adult nutrition formula business from Nutrition Medical, Inc. Nutrition Medical will be paid royalty payments for two years.

Michigan Distribution Center

     Effective March 31, 1998, the Company entered into a multiyear logistics agreement under which GATX Logistics will provide freight management, packaging and labeling services, and distribution support to and from production facilities owned by the Company in and around Coloma, Michigan. The agreement included the sale of the Company's labeling equipment and distribution center. The Company received proceeds of $12.6 million for the equipment and facility which were applied to outstanding bank loans. No significant gain or loss occurred as a result of this transaction.

DelAgra Corp.

     Effective March 30, 1998, the Company acquired the majority of assets and the business of DelAgra Corp. of Bridgeville, Delaware. DelAgra Corp. is a producer of private label frozen vegetables. The acquisition was accounted for as a purchase. The purchase price was approximately $6.9 million. Goodwill of approximately $0.6 million and $0.9 million for a covenant not to compete were received in conjunction with this transaction. These amounts are being amortized over 30 and 5 years, respectively.

C&O Distributing Company

     Effective March 9, 1998, the Company acquired the majority of assets and the business of C&O Distributing Company of Canton, Ohio. C&O distributes snack products for Snyder of Berlin, one of the Company's businesses included within its snack foods unit. The acquisition was accounted for as a purchase. The purchase price was approximately $0.8 million. Intangibles of approximately $0.8 million were recorded in conjunction with this transaction and are being amortized over 30 years.

Formation of New Sauerkraut Company

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin contributed all their assets involved in sauerkraut production to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company with ownership and earnings divided equally between the two companies. The joint venture is accounted for using the Equity Method of accounting. Summarized financial information of Great Lakes Kraut Company is as follows:

                        CONDENSED STATEMENT OF EARNINGS

                                                                   1998
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
Net sales..............................................          $ 27,620
Gross profit...........................................          $  7,439
Operating income.......................................          $  4,411
Net income.............................................          $  3,786

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                            CONDENSED BALANCE SHEET

                                                                   1998
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
Current assets.........................................          $ 10,648
Noncurrent assets......................................          $ 18,884
Current liabilities....................................          $  6,463
Noncurrent liabilities.................................          $  6,261

FISCAL 1997

Georgia Frozen Distribution Center

     On June 27, 1997, Americold acquired the Company's frozen foods distribution center in Montezuma, Georgia. In addition, the two companies entered into a long-term logistics agreement under which Americold will manage its facility and all frozen food transportation operations of Agrilink in Georgia and New York. The Company received proceeds of approximately $9.1 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Information Services Reorganization

     On June 19, 1997, Systems & Computer Technology Corporation ('SCT') and the Company announced they signed a major outsourcing services and software agreement effective June 30, 1997. The ten-year agreement, valued at approximately $50 million, is for SCT's OnSite outsourcing services and ADAGE ERP software and implementation services.

Sale of New York Canned Vegetable Businesses

     On May 6, 1997, Seneca Foods Corporation ('Seneca') acquired the Agrilink Leicester, New York production facility and the LeRoy, New York distribution center, as well as the Blue Boy brand.

     Seneca and the Company have also forged a long-term strategic alliance to combine their agricultural departments into one organization to be managed by Agrilink. The objective is to maximize sourcing efficiencies of New York State vegetable requirements for both companies. This agreement initially has a minimum ten-year term.

     The Company received proceeds of approximately $29.4 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Brooks Foods

     On April 30, 1997, Hoopeston Foods acquired certain assets from the Brooks Foods operating facility. The purchase price of approximately $2.1 million was paid with $400,000 in cash and a $1.7 million ten-year note. The proceeds were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction. In addition, the two companies entered into a copack and warehouse agreement under which Hoopeston will produce, package, and warehouse certain products.

Nalley Canada Ltd.

     On June 26, 1995, Agrilink sold Nalley Canada Ltd., located in Vancouver, British Columbia, to a management group. The operations were sold for approximately $8.0 million. Approximately, $4.0 million was received in cash. The remainder of the proceeds were received through a series of long-term notes with maturities between 1998 and 2005. The notes beared interest at a rate of 12 1/4 percent.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In April 1997, the Company acquired certain businesses from Nalley Canada Ltd. The acquired operations include a $12.0 million consumer products business, which markets throughout the western Provinces of Canada. The purchase price of approximately $5.0 million was paid through the forgiveness of various long-term receivables (including interest earned) issued to the Company in connection with its sale of the stock of Nalley Canada Ltd. in 1995.

Finger Lakes Packaging

     On October 9, 1996, the Company completed the sale of Finger Lakes Packaging, Inc. ('Finger Lakes Packaging'), a subsidiary of the Company to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this transaction. The Company received proceeds of approximately $30.0 million. Proceeds from this sale were applied to outstanding Bank loans. The transaction also included a long-term supply agreement between Silgan and Agrilink.

FISCAL 1996

Packer Foods

     On July 21, 1995, the Company acquired Packer Foods, a privately owned, Michigan-based food processor. The total cost of acquisition was approximately $5.4 million in notes plus interest at 10 percent to be paid until the notes mature in the year 2000. The transaction was accounted for as a purchase. For the year ended December 31, 1994, Packer had net sales of $13.0 million, operating income of $300,000, and income before extraordinary items of $100,000. Packer Foods has been merged into the Company's CBF operations.

Matthews Candy Co.

     In the fourth quarter of fiscal 1996, the Company acquired Matthews Candy Co., a privately owned Washington-based snack food distributor. The total cost of the acquisition was approximately $0.4 million and was paid in cash. Matthews Candy Co. has been merged into the Tim's Cascade Chips operation of the Company's Snack Foods Group.

Fiscal 1996 Restructuring Charge

     During the fourth quarter of fiscal 1996, the Company began implementation of a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity, and streamline operations. Efforts focused on the consolidation of operations and the elimination of approximately 900 positions. The total fiscal 1996 restructuring charge amounted to $5.9 million. This amount included a fourth-quarter charge of approximately $4.0 million which was primarily comprised of employee termination benefits, and approximately $1.9 million for strategic consulting incurred throughout the year. Reductions in personnel included both operational and administrative positions.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4. PROPERTY, PLANT AND EQUIPMENT AND RELATED OBLIGATIONS

     The following is a summary of property, plant and equipment and related obligations at June 27, 1998 and June 28, 1997:

                                                         JUNE 27, 1998                     JUNE 28, 1997
                                                 ------------------------------    ------------------------------
                                                  OWNED      LEASED                 OWNED      LEASED
                                                  ASSETS     ASSETS     TOTAL       ASSETS     ASSETS     TOTAL
                                                 --------    ------    --------    --------    ------    --------
                                                                      (DOLLARS IN THOUSANDS)
Land............................................ $  5,772    $   0     $  5,772    $  5,755    $    0    $  5,755
Land improvements...............................    3,949        0        3,949       2,117         0       2,117
Buildings.......................................   71,342      395       71,737      80,739       645      81,384
Machinery and equipment.........................  163,177      990      164,167     167,155     2,397     169,552
Construction in progress........................   14,421        0       14,421      13,053         0      13,053
                                                 --------    ------    --------    --------    ------    --------
                                                  258,661    1,385      260,046     268,819     3,042     271,861
Less accumulated depreciation...................  (64,678)    (753)     (65,431)    (52,194)   (1,744)    (53,938)
                                                 --------    ------    --------    --------    ------    --------
Net............................................. $193,983    $ 632     $194,615    $216,625    $1,298    $217,923
                                                 --------    ------    --------    --------    ------    --------
                                                 --------    ------    --------    --------    ------    --------
Obligations under capital leases(1).............             $ 759                             $1,375
Less current portion............................              (256)                              (558)
                                                             ------                            ------
Long-term portion...............................             $ 503                             $  817
                                                             ------                            ------
                                                             ------                            ------

------------

(1) Represents the present value of net minimum lease payments calculated at the Company's incremental borrowing rate at the inception of the leases, which ranged from 6.3 to 9.8 percent.

     Interest capitalized in conjunction with construction amounted to approximately $248,000 and $342,000 in fiscal 1998 and 1997, respectively.

     The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments related to capitalized leases, both as of June 27, 1998.

                                                                                                           TOTAL
                           FISCAL YEAR ENDING LAST                               CAPITAL    OPERATING      FUTURE
                               SATURDAY IN JUNE                                  LEASES      LEASES      COMMITMENT
------------------------------------------------------------------------------   -------    ---------    ----------
                                                                                       (DOLLARS IN THOUSANDS)
        1999..................................................................   $   356     $ 5,418      $  5,774
        2000..................................................................       224       3,582         3,806
        2001..................................................................       145       1,977         2,122
        2002..................................................................        78       1,012         1,090
        2003..................................................................        56         204           260
Later years...................................................................       144          40           184
                                                                                 -------    ---------    ----------
Net minimum lease payments....................................................     1,003     $12,233      $ 13,236
                                                                                            ---------    ----------
                                                                                            ---------    ----------
Less amount representing interest.............................................      (244)
                                                                                 -------
Present value of minimum lease payments.......................................   $   759
                                                                                 -------
                                                                                 -------

     Total rent expense related to operating leases (including lease arrangements of less than one year which are not included in the previous table) amounted to $12,250,000, $11,204,000, and $10,927,000 for fiscal years 1998,
1997, and 1996, respectively.

NOTE 5. DEBT

BANK FACILITY

     The Bank Facility includes Term Loan, Seasonal, and Letter of Credit facilities. The outstanding borrowings under the Term Loan were $72.4 million at June 27, 1998. The Seasonal

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Facility provides seasonal financing of up to $82.0 million. The Letter of Credit Facility provides $18.0 million.

Terms

     The Bank has extended to a portion of the Term Loan Facility for a limited period of time certain fixed rates that were in effect with respect to indebtedness repaid to the Bank on November 3, 1994. The weighted-average rate of interest applicable to the Term Loan was 7.4 percent per annum for fiscal 1998.

     Borrowings under the Seasonal Facility are payable at the expiration of that portion of the facility, which is December 1998; except that for 15 consecutive calendar days during each year, the borrowings under the Seasonal Facility must be zero.

Guarantees and Security

     All obligations under the Bank Facility are guaranteed by Pro-Fac and certain subsidiaries of Agrilink (the 'Subsidiary Guarantors'). The Company's obligations under the Bank Facility and Pro-Fac's and the Subsidiary Guarantors' obligations under their respective guaranties are secured by all of the assets of the Company and each guarantor, respectively.

Certain Covenants

     The Pro-Fac Bank Guarantee requires Pro-Fac, on a consolidated basis, to maintain specified levels with regard to working capital, tangible net worth, fixed charges, the incurrence of additional debt, and limitations on dividends, investments, acquisitions, and asset sales. The Company is in compliance with all covenants, restrictions and requirements under the terms of the borrowing agreement.

Commitment Fees

     The Bank assesses commitment fees of 0.35 percent on the seasonal line and
0.25 percent on the unused portion of the Term Loan.

Seasonal and Letter of Credit Facilities

     Short-term borrowings for the three years ended June 27, 1998 were as follows:

                                                                          FISCAL 1998      FISCAL 1997      FISCAL 1996
                                                                          -----------      -----------      -----------
                                                                                     (DOLLARS IN THOUSANDS)

Balance at end of period...............................................     $     0          $     0          $     0
Rate at fiscal year end................................................         0.0%             0.0%             0.0%
Maximum outstanding during the period..................................     $66,000          $65,000          $94,000
Average amount outstanding during the period...........................     $51,300          $34,300          $53,700
Weighted average interest rate during the period.......................         7.0%             7.3%             7.4%

     The Letter of Credit Facility provides for the issuance of letters of credit through December 1998. Management anticipates timely renewals of both the Seasonal and the Letter of Credit facilities.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Fair Value

     Based on an estimated borrowing rate at fiscal year-end 1998 of 7.2 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $72.5 million at June 27, 1998.

     Based on an estimated borrowing rate at fiscal year end 1997 of 8.7 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $71.8 million at June 28, 1997.

THE SENIOR SUBORDINATED NOTES ('NOTES')

     The Notes are limited in aggregate principal amount to $160.0 million and will mature on February 1, 2005. Interest on the Notes accrues at the rate of
12.25 percent per annum and is payable semi-annually in arrears on February 1 and August 1.

Guarantees and Security

     The Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the Credit Agreement).

Certain Covenants

     The Notes also limit the amount and timing of dividends and other payments ('Restricted Payments') from the Company to Pro-Fac or to holders of other Agrilink debt or equity. No dividends or other Restricted Payments may be made if there is an existing event of default under the Notes or if Agrilink's Fixed Charge Coverage Ratio (as defined in the Indenture, a ratio of cash flow to interest) for the preceding four quarters is not at least 1.75 to 1.00. The amount of all dividends and other Restricted Payments subsequent to the date of the Indenture is subject to an overall limit that is based on the Company's net income and the amount of additional equity invested in the Company.

Fair Value

     Based on an estimated borrowing rate at 1998 fiscal year-end of 11.2 percent for borrowings with similar terms and maturities, the fair value of the Notes was $171.4 million at June 27, 1998.

     Based on an estimated borrowing rate at 1997 fiscal year end of 11.1 percent for borrowings with similar terms and maturities, the fair value of the Notes was $174.7 million at June 28, 1997.

OTHER DEBT

     Other debt of $5.6 million carries rates up to 10.0 percent at June 27, 1998.

MATURITIES

     Total long-term debt maturities during each of the next five fiscal years are as follows: 1999, $8.1 million; 2000, $10.6 million; 2001, $18.6 million; 2002, $13.1 million; and 2003, $13.1 million. Provisions of the Term Loan require annual payments in the years through 2000 on October 1 of each year in an amount equal to the 'annual cash sweep' (equivalent to approximately 80 percent of net income adjusted for certain cash and non-cash items) for the preceding fiscal year. As of June 27, 1998, the Company had satisfied its obligation under this provision. Provisions of the

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Term Loan also require that cash proceeds from the sale of businesses be applied to the Term Loan.

NOTE 6. TAXES ON INCOME

     Taxes on income before cumulative effect of an accounting change include the following:

                                                           FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                           -----------    -----------    -----------
                                                                    (DOLLARS IN THOUSANDS)
Federal --
     Current............................................     $ 6,214        $   658       $  (4,884)
     Deferred...........................................       1,201          4,409          (7,349)
                                                           -----------    -----------    -----------
                                                               7,415          5,067         (12,233)
State and foreign --
     Current............................................         874            314              25
     Deferred...........................................        (449)           148            (863)
                                                           -----------    -----------    -----------
                                                                 425            462            (838)
                                                           -----------    -----------    -----------
                                                             $ 7,840        $ 5,529       $ (13,071)
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

     A reconciliation of the consolidated effective tax rate to the amount computed by applying the federal income tax rate to income before taxes and cumulative effect of an accounting change, is as follows:

                                                                          JUNE 27,    JUNE 28,    JUNE 29,
                                                                            1998        1997        1996
                                                                          --------    --------    --------
                                                                               (DOLLARS IN THOUSANDS)

Income tax provision/(benefit) at 35% in 1998,
  34% in 1997 and 1996.................................................    $8,740      $4,631     $ (7,697)
State income taxes, net of federal income tax effect...................       571         484         (834)
Allocation to members..................................................    (2,149)       (230)           0
Goodwill amortization..................................................       961       1,041          784
Dividend received deduction............................................      (305)       (472)        (521)
Other (net)............................................................        22          75          (95)
                                                                          --------    --------    --------
Subtotal...............................................................     7,840       5,529       (8,363)
Tax benefits resulting from prior years' exempt status.................         0           0       (4,708)
                                                                          --------    --------    --------
     Total.............................................................    $7,840      $5,529     $(13,071)
                                                                          --------    --------    --------
                                                                          --------    --------    --------
Effective Tax Rate.....................................................      31.4%       40.6%       (57.7)%
                                                                          --------    --------    --------
                                                                          --------    --------    --------

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The consolidated deferred tax (liabilities)/assets consist of the following at June 27, 1998 and June 28, 1997:

                                                                          FISCAL      FISCAL
                                                                           1998        1997
                                                                         --------    --------
Liabilities:
     Depreciation.....................................................   $(44,611)   $(49,357)
     Non-compete agreements...........................................       (333)       (462)
     Other receivables................................................         (4)       (538)
     Prepaid manufacturing............................................     (3,270)     (3,215)
     Accounts receivable..............................................       (197)          0
     Other............................................................          0        (215)
                                                                         --------    --------
                                                                          (48,415)    (53,787)
                                                                         --------    --------
Assets:
     Non-qualified retains............................................        904       1,006
     Inventory........................................................      2,089       2,322
     Accounts receivable..............................................          0         377
     Capital and operating loss carryforwards.........................      6,573      10,159
     Accrued employee benefits........................................      3,594       3,431
     Insurance accruals...............................................      1,987       2,058
     Pension/OPEB accruals............................................      6,928       7,128
     Restructuring reserves...........................................        321       1,332
     Promotional Reserves.............................................      1,648       1,592
     Other............................................................      2,313       3,315
                                                                         --------    --------
                                                                           26,357      32,720
                                                                         --------    --------
     Net deferred liabilities.........................................    (22,058)    (21,067)
     Valuation allowance..............................................     (5,550)     (6,212)
                                                                         --------    --------
                                                                         $(27,608)   $(27,279)
                                                                         --------    --------
                                                                         --------    --------

     During fiscal year 1998, the Company utilized $9.2 million of net operating loss carryforwards ($3.2 million of tax). Additionally, approximately $11.0 million of net operating loss carryforwards ($3.9 million of tax) were transferred from Pro-Fac. The benefits for these net operating losses had been recorded in previous years.

     During fiscal year 1997, however, the Company disposed of its Finger Lakes Packaging subsidiary, its New York canned vegetable operation, and a distribution center in Georgia. During fiscal year 1998, a distribution center in Michigan was also disposed of. As a result of these disposals, the Company utilized $26.8 million of its capital loss carryforward. As the related valuation allowance was established in conjunction with the acquisition of the Company by Pro-Fac, the recognition of this capital loss carryforward reduced goodwill. During fiscal year 1996, the Company sold the stock of its wholly-owned subsidiary Curtice Burns Meat Snacks, Inc. Substantially all of the assets of this subsidiary were previously sold. This sale and other sales resulted in a capital loss of $40.4 million ($15.7 million of tax). As of the date of sale, a full valuation allowance had been recorded against the capital loss carryforward as it was more likely than not that a tax benefit would not be realized. As of June 27, 1998, the Company has $13.6 million of a capital loss carryforward available. The capital loss carryforward expires in 2001, and any future recognition of this capital loss carryforward will also reduce goodwill.

     In January 1995, the Boards of Directors of Agrilink and Pro-Fac approved appropriate amendments to the Bylaws of the Agrilink to allow the Company to qualify as a cooperative under Subchapter T of the Internal Revenue Code. In August 1995, Agrilink and Pro-Fac received

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

a favorable ruling from the Internal Revenue Service approving the change in tax treatment effective for fiscal 1996. This ruling also confirmed that the change in Agrilink tax status would have no affect on Pro-Fac's ongoing treatment as a cooperative under Subchapter T of the Internal Revenue Code of 1986.

     In August of 1993, the Internal Revenue Service issued a determination letter which concluded that the Cooperative was exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperative from Tax.' Unlike a nonexempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. The exempt status was retroactive to fiscal year 1986. In conjunction with this ruling, the Cooperative had filed for tax refunds for fiscal years 1986 to 1992 in the amount of approximately $8.8 million and interest payments of approximately $5.2 million. Accordingly, a refund amount of $10.1 million for tax and interest have been reflected in the financial statements of the Cooperative as of June 24, 1995. In addition, refund amounts of $3.9 million for tax and interest have been reflected in the financial statement of the Cooperative as of June 29, 1996. These refunds and interest for the fiscal years 1986 to 1991 were received in March of 1996. The refund and interest for fiscal year 1992 was received in June of 1997.

     As a result of the acquisition of Agrilink Foods, the Cooperative's tax exempt status has ceased.

NOTE 7. PENSIONS, PROFIT SHARING, AND OTHER EMPLOYEE BENEFITS

PENSIONS

     The Company has primarily noncontributory defined benefit plans covering most employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets consist principally of common stocks, corporate bonds and US government obligations.

     The Company also participates in several union sponsored pension plans. It is not possible to determine the Company's relative share of the accumulated benefit obligations or net assets for these plans.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pension cost for fiscal years ended 1998, 1997, and 1996 includes the following components:

                                                                                           PENSION BENEFITS
                                                                               -----------------------------------------
                                                                                 FISCAL         FISCAL         FISCAL
                                                                                  1998           1997           1996
                                                                               -----------    -----------    -----------
                                                                                        (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period..............................    $  86,775      $  87,674      $  80,752
     Service cost...........................................................        2,796          2,915          3,162
     Interest cost..........................................................        6,776          6,637          6,703
     Plan participants' contributions.......................................          168            279            213
     Amendments.............................................................           74              0           (265)
     Actuarial loss/(gain)..................................................       14,193         (2,171)         2,786
     Benefits paid..........................................................       (8,295)        (8,559)        (5,677)
                                                                               -----------    -----------    -----------
          Benefit obligation at end of period...............................      102,487         86,775         87,674
                                                                               -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period............................       88,979         89,716         74,897
     Actual return on Plan assets...........................................       25,129          4,884         19,430
     Employer contribution..................................................          257          2,659            853
     Plan participants' contributions.......................................          168            279            213
     Benefits paid..........................................................       (8,295)        (8,559)        (5,677)
                                                                               -----------    -----------    -----------
          Fair value of assets at end of period.............................      106,238         88,979         89,716
                                                                               -----------    -----------    -----------
Plan funded status..........................................................        3,751          2,204          2,042
     Unrecognized prior service cost........................................         (147)          (243)          (265)
     Unrecognized net transition asset or obligation........................            0              0              0
     Unrecognized actuarial gain............................................      (17,057)       (15,421)       (18,115)
     Union plans............................................................         (106)          (122)          (293)
                                                                               -----------    -----------    -----------
          (Accrued benefit liability) prior to additional minimum
            liability.......................................................      (13,559)       (13,582)       (16,631)
Amounts recognized in the statement of financial position
  consist of:
     Prepaid benefit cost (accrued benefit liability).......................      (14,167)       (13,997)       (16,835)
     Accumulated other comprehensive income.................................          608            415            204
                                                                               -----------    -----------    -----------
          Net amount recognized.............................................    $ (13,559)     $ (13,582)     $ (16,631)
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate..........................................................          7.0%           8.0%          7.75%
     Expected return on plan assets.........................................         10.0%          10.0%          10.0%
     Rate of compensation increase..........................................          4.5%           4.5%           4.5%
Components of net periodic benefit cost:
     Service cost...........................................................    $   2,796      $   2,915      $   3,162
     Interest cost..........................................................        6,776          6,637          6,703
     Expected return on plan assets.........................................       (8,708)        (8,947)        (7,307)
     Amortization of prior service cost.....................................          (22)           (22)             0
     Amortization of (gain)/loss............................................         (593)          (802)           (64)
     Union costs............................................................           88             70            205
                                                                               -----------    -----------    -----------
     Net periodic benefit cost..............................................    $     337      $    (149)     $   2,699
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the two non-qualified retirement plans with accumulated benefit obligations in excess of plan assets were:


                                             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN       EXCESS BENEFIT RETIREMENT PLAN
                                             ---------------------------------------   ---------------------------------------
                                               FISCAL        FISCAL        FISCAL        FISCAL        FISCAL        FISCAL
                                                1998          1997          1996          1998          1997          1996
                                             -----------   -----------   -----------   -----------   -----------   -----------
Projected benefit obligation...............    $ 1,939       $ 1,843       $ 1,913        $ 850         $ 652         $ 453
Accumulated benefit obligation.............      1,939         1,843         1,913          651           575           315
Plan assets................................          0             0             0            0             0             0

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Generally, other than pensions, the Company does not pay retirees' benefit costs. Isolated exceptions exist, which have evolved from union negotiations, early retirement incentives and existing retiree commitments from acquired companies.

     The Company has not prefunded any of its retiree medical or life insurance liabilities. Consequently there are no plan assets held in a trust, and there is no expected long-term rate of return assumption for purposes of determining the annual expense.

     The plan's funded status was as follows:

                                                                                            OTHER BENEFITS
                                                                               -----------------------------------------
                                                                                 FISCAL         FISCAL         FISCAL
                                                                                  1998           1997           1996
                                                                               -----------    -----------    -----------
                                                                                        (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period..............................     $ 2,604        $ 2,695        $ 2,743
     Service cost...........................................................           6              8             23
     Interest cost..........................................................         198            199            222
     Actuarial loss/(gain)..................................................         322             49           (168)
     Benefits paid..........................................................        (372)          (347)          (125)
                                                                               -----------    -----------    -----------
          Benefit obligation at end of period...............................       2,758          2,604          2,695
                                                                               -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period............................           0              0              0
     Employer contribution..................................................         372            347            125
     Benefits paid..........................................................        (372)          (347)          (125)
                                                                               -----------    -----------    -----------
          Fair value of assets at end of period.............................           0              0              0
                                                                               -----------    -----------    -----------
Plan funded status..........................................................      (2,758)        (2,604)        (2,695)
     Unrecognized actuarial gain............................................         (46)          (378)          (443)
                                                                               -----------    -----------    -----------
          Accrued benefit liability prior to additional minimum liability...      (2,804)        (2,982)        (3,138)
Amounts recognized in the statement of financial position
  consist of:
     Accrued benefit liability..............................................      (2,804)        (2,982)        (3,138)
                                                                               -----------    -----------    -----------
          Net amount recognized.............................................     $(2,804)       $(2,982)       $(3,138)
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate..........................................................         7.0%           8.0%          7.75%
     Expected return on plan assets.........................................         N/A            N/A            N/A
     Rate of compensation increase..........................................         N/A            N/A            N/A

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                            OTHER BENEFITS
                                                                               -----------------------------------------
                                                                                 FISCAL         FISCAL         FISCAL
                                                                                  1998           1997           1996
                                                                               -----------    -----------    -----------
                                                                                        (DOLLARS IN THOUSANDS)
Components of net periodic benefit cost:
     Service cost...........................................................      $   6          $   8          $  23
     Interest cost..........................................................        198            199            222
     Amortization of (gain)/loss............................................        (10)           (15)             0
                                                                               -----------    -----------    -----------
     Net periodic benefit cost..............................................      $ 194          $ 192          $ 245
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------

     For measurement purposes, a 9.5 percent rate of increase in the per capita cost covered health care benefits was assumed for fiscal 1998. The rate was assumed to decrease gradually to 5.0 percent for 2007 and remain at that level thereafter.

     The Company sponsors benefit plans that provide postretirement medical and life insurance benefits for certain current and former employees. For the most part, current employees are not eligible for the postretirement medical coverage. As such, the assumed health care trend rates have an insignificant effect on the amounts reported for the postretirement benefits plan. One-percentage point change in the assumed health care trend rates would have the following effect:

                                                        1-PERCENTAGE      1-PERCENTAGE
                                                       POINT INCREASE    POINT DECREASE
                                                       --------------    --------------

Effect on total of service and interest cost
  components........................................      $  7,361         $   (7,435)
Effect on postretirement benefit obligation.........      $113,206         $ (108,742)

PROFIT SHARING/401(k)

     Under the prior Deferred Profit Sharing Plan and the Non-Qualified Profit Sharing Plan, the Company allocated to all salaried exempt employees a percentage of its earnings in excess of 5.0 percent of the combined long-term debt and equity (as defined) of Pro-Fac and the Company.

     Under the Retirement Savings and Incentive Plan ('RSIP' or the 'Plan'), the Company makes an incentive contribution to the Plan if certain pre-established earnings goals are achieved. The maximum incentive contribution is 3 percent of base salary earned during the fiscal year. In addition, the Company contributes 401(k) matching contributions to the Plan for the benefit of employees who elect to defer a portion of their salary into the plan. During fiscal 1998, 1997 and 1996 the Company allocated $475,000, $500,000 and $400,000, respectively, in the form of matching contributions and $400,000, $400,000 and $211,000, respectively, in the form of incentive contributions for the benefit of its employees.

LONG-TERM INCENTIVE PLAN

     On June 24, 1996, the Company introduced a long-term incentive program, the Agrilink Foods Equity Value Plan, which provides performance units to a select group of management. The future value of the performance units is determined by the Company's performance on earnings and debt repayment. The performance units vest 25 percent each year after the first anniversary of the grant, becoming
100 percent vested on the fourth anniversary of grant. One-third of the appreciated value of units in excess of the initial grant price is paid as cash compensation over the subsequent three years. The final value of the performance units is determined on the fourth anniversary of grant. The total units granted were 278,357 at $21.88 per unit in June 1998, 176,278 at $25.04 per unit, and
7,996 at $13.38 per unit in June 1997, and 248,511 at $13.38 per unit in

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

June 1996. Units forfeited during the year included 27,251 at $13.38 and 19,978 at $25.04. During fiscal 1997, approximately $1.5 million was allocated to this plan.

     The value of the grants from the Agrilink Foods Equity Value Plan will be based on the Company's future earnings and debt repayment.

EMPLOYEE STOCK PURCHASE PLAN

     During fiscal 1996 the Company introduced an Employee Stock Purchase Plan which affords employees the opportunity to purchase semi-annually, in cash or via payroll deduction, shares of Class B Cumulative Pro-Fac Preferred Stock to a maximum value of 5 percent of salary. The purchase price of such shares is par value, $10 per share. During fiscal 1998, 1997, and 1996, 27,043, 31,435 and
33,364 shares, respectively, were held by employees, and 580 shares were subscribed to as of June 27, 1998.

NOTE 8. COMMON STOCK AND CAPITALIZATION

COMMON STOCK

     The common stock purchased by members is related to the crop delivery of each member. Regardless of the number of shares held, each member has one vote. As of June 27, 1998, there were 634 holders of the common stock. Common stock may be transferred to another grower only with approval of the Pro-Fac Board of Directors. If a member ceases to be a producer of agricultural products which he markets through the Cooperative, then he must sell his common stock to another grower acceptable to the Cooperative. If no such grower is available to purchase the stock, then the member must provide one year's advance written notice of his intent to withdraw, after which the Cooperative must purchase his common stock at par value. There is no established public trading market for the common stock of the Cooperative.

     In fiscal 1998 and fiscal 1996, dividends on common stock were paid at a rate of 5.0 percent. No dividends on common stock were paid in fiscal 1997.

     At June 27, 1998 and June 28, 1997, there were outstanding subscriptions, at par value, for 160,629 and 54,557 shares of common stock, respectively. These shares are issued as subscription payments are received.

PREFERRED STOCK

     Except for the Class B Cumulative Preferred Stock all preferred stock originated from the conversion at par value of retains. This stock is non-voting, except that the holders of preferred and common stock would be entitled to vote as separate classes on certain matters which would affect or subordinate the rights of the class.

     At the Cooperative's annual meeting in January 1995, shareholders approved an amendment to the certificate of incorporation to authorize the creation of five additional classes of preferred stock.

     On August 23, 1995, the Cooperative commenced an offer to exchange one share of its Class A Cumulative Preferred Stock (liquidation preference $25 per share) for each of its existing Non-cumulative Preferred Stock (liquidation preference $25 per share). Pro-Fac's Class A Cumulative Preferred Stock is listed under the symbol PFACP on the National Market System of the National Association of Securities Dealers Automated Quotation System ('Nasdaq'). As of June 27, 1998, the number of Class A Cumulative Preferred Stock record holders was 1,841.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Subsequent to June 27, 1998, the Cooperative declared a cash dividend of $1.50 per share on the Non-cumulative Preferred Stock and $.43 per share on the cumulative preferred stock. These dividends amounted to $1.6 million.

     In June 1995, the Board approved, pursuant to its authority under the Charter Amendment the creation of a new series of preferred stock, to be designated the 'Class B, Series 1, 10 percent cumulative preferred stock' (the 'Class B Stock'). These shares will be issued to employees of Agrilink pursuant to an Employee Stock Purchase Plan. At least once a year Pro-Fac plans to offer to repurchase at least 5 percent of the outstanding shares of Class B Stock.

     The dividend rates for the preferred stock are as follows:

Non-cumulative preferred......................  $1.50 per share paid annually at the discretion of the Board.
Class A Cumulative Preferred..................  $1.72 per share annually, paid in four quarterly installments of $.43 per share.
Class B Cumulative Preferred..................  $1.00 per share paid annually.

     Because dividends on the Non-cumulative Preferred Stock are payable annually and dividends on the Cumulative Preferred Stock are paid quarterly, the exchange of Non-cumulative Preferred Stock for Cumulative Preferred Stock on October 10, 1995 resulted in the payment of 1 3/4 years of dividends to the holders of exchanged shares in fiscal 1996.

RETAINED EARNINGS ALLOCATED TO MEMBERS ('RETAINS')

     Retains arise from patronage income and are allocated to the accounts of members within 8.5 months of the end of each fiscal year.

Qualified Retains

     Qualified retains are freely transferable and normally mature into preferred stock in December of the fifth year after allocation. Qualified retains are taxable income to the member in the year the allocation is made.

Non-Qualified Retains

     Non-qualified retains may not be sold or purchased. The present intention of the Board of Directors is that the non-qualified retains allocation be redeemed in five years through partial payment in cash and issuance of preferred stock. The non-qualified retains will not be taxable to the member until the year of redemption. Non-qualified retains may be subject to later adjustment if such is deemed necessary by the Board of Directors because of events which may occur after the retains were allocated.

     Beginning with the retains issued in 1995, the maturity of all future retains will result in the issuance of Class A Cumulative Preferred Stock.

EARNED SURPLUS (UNALLOCATED AND APPORTIONED)

     Earned surplus consists of accumulated income after distribution of earnings allocated to members, dividends and after state and federal income taxes. Earned surplus is reinvested in the business in the same fashion as retains.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9. SUBSEQUENT EVENTS AND OTHER MATTERS

DEAN FOODS VEGETABLE COMPANY

     On July 27, 1998, the Company announced that it had reached a definitive agreement with Dean Foods Company ('Dean') of Franklin Park, Illinois, to acquire Dean's vegetable operations which include the nationally known Birds Eye brand and Dean's Freshlike and VegAll brands. The Dean Foods Vegetable Company ('DFVC') reported net sales of $620.2 million (on a basis consistent with that report by Agrilink) and operating earnings of $38.7 million. DFVC employs approximately 2,000 full-time employees in 13 plants, located in California, Minnesota, New York, Texas, and Wisconsin. The acquisition is expected to close in September 1998 and will be accounted for as a purchase.

SEYFERT FOODS, INC.

     On May 6, 1998, the Company and Heath Investment Capital, Inc., announced that they were unable to reach a definitive agreement regarding the Company's effort to acquire the assets of Seyfert Foods, Inc. of Ft. Wayne, Indiana.

J.A. HOPAY DISTRIBUTING CO., INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin. The acquisition was accounted for as a purchase. The purchase price was approximately $3.1 million.

LEGAL MATTERS

     The Company is party to various litigation and claims arising in the ordinary course of business. Management and legal counsel for the Company are of the opinion that none of these legal actions will have a material effect on the financial position of the Company.

COMMITMENTS

     The Company's Curtice Burns Foods business unit has guaranteed an approximate $1.4 million loan for the City of Montezuma to renovate a sewage treatment plant operated in Montezuma on behalf of the City.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
        UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS AND NET PROCEEDS

                                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                        ----------------------------    ----------------------------
                                                        DECEMBER 26,    DECEMBER 27,    DECEMBER 26,    DECEMBER 27,
                                                            1998            1997            1998            1997
                                                        ------------    ------------    ------------    ------------
                                                                           (DOLLARS IN THOUSANDS)
Net sales............................................    $  376,703      $  202,672      $  559,282      $  379,069
Cost of sales........................................      (254,563)       (140,092)       (390,445)       (270,840)
                                                        ------------    ------------    ------------    ------------
Gross profit.........................................       122,140          62,580         168,837         108,229
Selling, administrative, and general expense.........       (92,118)        (41,462)       (127,001)        (74,220)
Gain on sale of aseptic operations...................             0               0          64,202               0
Income from Great Lakes Kraut Company................         1,053             960           1,689             960
                                                        ------------    ------------    ------------    ------------
Operating income.....................................        31,075          22,078         107,727          34,969
Interest expense.....................................       (18,613)         (7,971)        (26,949)        (15,741)
Amortization of debt issue costs associated with the
  Bridge Facility....................................        (5,500)              0          (5,500)              0
                                                        ------------    ------------    ------------    ------------
Income before taxes, dividends, allocation of net
  proceeds, and extraordinary item...................         6,962          14,107          75,278          19,228
Tax provision........................................        (1,893)         (3,681)        (26,900)         (5,503)
                                                        ------------    ------------    ------------    ------------
Income before dividends, allocation of net proceeds,
  and extraordinary item.............................         5,069          10,426          48,378          13,725
Extraordinary item relating to the early
  extinguishment of debt (net of income taxes).......             0               0         (18,024)              0
                                                        ------------    ------------    ------------    ------------
Net income...........................................    $    5,069      $   10,426      $   30,354      $   13,725
                                                        ------------    ------------    ------------    ------------
                                                        ------------    ------------    ------------    ------------
Allocation of net proceeds:
     Net income......................................    $    5,069      $   10,426      $   30,354      $   13,725
     Dividends on common and preferred stock.........        (1,524)         (1,403)         (3,502)         (3,253)
                                                        ------------    ------------    ------------    ------------
     Net proceeds....................................         3,545           9,023          26,852          10,472
     Allocation to earned surplus....................        (1,083)         (3,373)        (22,385)         (4,161)
                                                        ------------    ------------    ------------    ------------
     Net proceeds available to members...............    $    2,462      $    5,650      $    4,467      $    6,311
                                                        ------------    ------------    ------------    ------------
                                                        ------------    ------------    ------------    ------------
Net proceeds available to members:
     Estimated cash payment..........................    $      616      $    1,413      $    1,117      $    1,578
     Qualified retains...............................         1,846           4,237           3,350           4,733
                                                        ------------    ------------    ------------    ------------
     Net proceeds available to members...............    $    2,462      $    5,650      $    4,467      $    6,311
                                                        ------------    ------------    ------------    ------------
                                                        ------------    ------------    ------------    ------------

  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                                      DECEMBER 26,      JUNE 27,     DECEMBER 27,
                                                                                          1998            1998           1997
                                                                                      -------------    ----------    -------------
                                                                                                 (DOLLARS IN THOUSANDS)
                                      ASSETS
Current assets:
     Cash and cash equivalents....................................................     $    18,434     $    5,049     $     6,678
     Accounts receivable trade, net...............................................         103,991         55,046          59,209
     Accounts receivable, other...................................................          19,732          3,575           2,637
     Current deferred tax assets..................................................          13,336          4,849          12,312
     Inventories --
          Finished goods..........................................................         323,984        111,153         138,318
          Raw materials and supplies..............................................          49,678         30,433          30,277
                                                                                      -------------    ----------    -------------
               Total inventories..................................................         373,662        141,586         168,595
                                                                                      -------------    ----------    -------------
     Current investment in CoBank.................................................             665          1,994             316
     Prepaid manufacturing expense................................................             292          8,404             283
     Prepaid expenses and other current assets....................................          19,122         12,989          12,519
                                                                                      -------------    ----------    -------------
               Total current assets...............................................         549,234        233,492         262,549
Investment in CoBank..............................................................          22,377         22,377          24,320
Investment in Great Lakes Kraut Company...........................................           8,274          6,584           7,545
Property, plant and equipment, net................................................         312,344        194,615         208,102
Assets held for sale at net realizable value......................................             920          2,662           3,453
Goodwill and other intangible assets, net.........................................         346,267         94,744          94,551
Other assets......................................................................          23,659         12,234          13,928
                                                                                      -------------    ----------    -------------
               Total assets.......................................................     $ 1,263,075     $  566,708     $   614,448
                                                                                      -------------    ----------    -------------
                                                                                      -------------    ----------    -------------

            LIABILITIES AND SHAREHOLDERS' AND MEMBERS' CAPITALIZATION
Current liabilities:
     Notes payable................................................................     $    85,000     $        0     $    58,700
     Current portion of obligations under capital leases..........................             256            256             558
     Current portion of long-term debt............................................           5,100          8,071           8,071
     Accounts payable.............................................................         102,508         70,158          42,589
     Income taxes payable.........................................................           8,911          4,046           7,287
     Accrued interest.............................................................           4,074          8,559           8,717
     Accrued employee compensation................................................          12,703          8,598           9,265
     Other accrued expenses.......................................................          90,479         19,013          26,269
     Dividends payable............................................................              17             52              20
     Amount due members...........................................................          31,550         20,636          22,345
                                                                                      -------------    ----------    -------------
               Total current liabilities..........................................         340,598        139,389         183,821
Obligations under capital leases..................................................             503            503             817
Long-term debt....................................................................         457,200         69,937          66,188
Senior subordinated notes.........................................................         200,015        160,000         160,000
Subordinated promissory note......................................................          30,407              0               0
Deferred income tax liabilities...................................................          34,644         32,457          39,591
Other non-current liabilities.....................................................          32,443         23,053          22,661
                                                                                      -------------    ----------    -------------
               Total liabilities..................................................       1,095,810        425,339         473,078
                                                                                      -------------    ----------    -------------
                                                                                                    (table continued on next page)

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
              UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)

(table continued from previous page)

                                                                                      DECEMBER 26,      JUNE 27,     DECEMBER 27,
                                                                                          1998            1998           1997
                                                                                      -------------    ----------    -------------
                                                                                                 (DOLLARS IN THOUSANDS)
Commitments and contingencies
Class B cumulative redeemable preferred stock; liquidation preference $10 per share, authorized -- 500,000 shares; issued and outstanding 28,634, 27,043, and
  33,053 shares, respectively.....................................................             286            270             331

                                      DECEMBER 26,      JUNE 27,     DECEMBER 27,
                                          1998            1998           1997
                                      -------------    ----------    -------------

Common stock, par value $5,
  authorized -- 5,000,000 shares
Shares issued......................      1,853,481      1,825,863       1,749,647
Shares subscribed..................        858,955        160,629          44,741
                                      -------------    ----------    -------------
               Total subscribed and
                 issued............      2,712,436      1,986,492       1,794,388
Less subscriptions receivable in
  installments.....................       (858,955)      (160,629)        (44,741)
                                      -------------    ----------    -------------
               Total issued and
                 outstanding.......      1,853,481      1,825,863       1,749,647            9,267          9,129           8,748
                                      -------------    ----------    -------------
                                      -------------    ----------    -------------

Shareholders' and members' capitalization:
     Retained earnings allocated to members.......................................          33,122         29,765          36,646
     Non-qualified allocation to members..........................................           2,660          2,660           2,960
     Accumulated other comprehensive income:
          Minimum pension liability adjustment....................................            (608)          (608)              0
     Non-cumulative preferred stock, par value $25; authorized -- 5,000,000 shares; issued and outstanding -- 45,001, 45,001, and 53,797,
       respectively...............................................................           1,125          1,125           1,345
     Class A cumulative preferred stock, liquidation preference $25 per share;
       authorized -- 49,500,000 shares; issued and outstanding 3,503,199,
       3,503,199, and 3,215,709 shares, respectively..............................          87,580         87,580          80,393
     Earned surplus...............................................................          33,833         11,448          10,947
                                                                                      -------------    ----------    -------------
               Total shareholders' and members' capitalization....................         157,712        131,970         132,291
                                                                                      -------------    ----------    -------------
               Total liabilities and capitalization...............................     $ 1,263,075     $  566,708     $   614,448
                                                                                      -------------    ----------    -------------
                                                                                      -------------    ----------    -------------

  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                             SIX MONTHS ENDED
                                                                                       ----------------------------
                                                                                       DECEMBER 26,    DECEMBER 27,
                                                                                           1998            1997
                                                                                       ------------    ------------
                                                                                          (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income.....................................................................    $   30,354       $ 13,725
     Amounts payable to members.....................................................        (1,117)        (1,578)
     Adjustments to reconcile net income to net cash used in operating activities:
          Gain on the sale of the aseptic operations................................       (64,202)             0
          Extraordinary item relating to the early extinguishment of debt...........        18,024              0
          Loss on disposal of assets................................................           353              0
          Amortization of goodwill and other intangibles............................         5,136          1,956
          Amortization of debt issue costs (including fees associated with the
            Bridge Facility)........................................................         6,277            400
          Depreciation..............................................................        13,484          9,102
          Equity in undistributed earnings of Great Lakes Kraut Company.............        (1,689)          (960)
          Change in assets and liabilities:
               Accounts receivable..................................................       (40,481)       (10,390)
               Inventories..........................................................       (51,538)       (55,865)
               Accounts payable and other accrued expenses..........................       (19,504)         3,905
               Amounts due to members...............................................        10,914          6,554
               Income taxes payable.................................................        15,328          1,615
               Other assets and liabilities.........................................          (693)       (13,456)
                                                                                       ------------    ------------
Net cash used in operating activities...............................................       (79,354)       (44,992)
                                                                                       ------------    ------------
Cash flows from investing activities:
     Purchase of property, plant and equipment......................................        (8,561)        (6,803)
     Proceeds from disposals........................................................        84,427            362
     Proceeds from investment in CoBank.............................................         1,329            631
     Cash paid for acquisitions.....................................................      (445,918)             0
                                                                                       ------------    ------------
Net cash used in investing activities...............................................      (368,723)        (5,810)
                                                                                       ------------    ------------
Cash flows from financing activities:
     Proceeds from issuance of short-term debt......................................       177,000         58,700
     Payments on short-term debt....................................................       (92,000)             0
     Proceeds from issuance of long-term debt.......................................       677,507          1,700
     Proceeds from Great Lakes Kraut Company........................................             0          3,000
     Payments on long-term debt.....................................................      (278,873)        (5,345)
     Cash paid for debt issuance costs..............................................       (18,824)             0
     Issuances/(repurchases) of common stock........................................           154           (180)
     Cash dividends paid............................................................        (3,502)        (3,233)
                                                                                       ------------    ------------
Net cash provided by financing activities...........................................       461,462         54,642
                                                                                       ------------    ------------
Net change in cash and cash equivalents.............................................        13,385          3,840
Cash and cash equivalents at beginning of period....................................         5,049          2,838
                                                                                       ------------    ------------
Cash and cash equivalents at end of period..........................................    $   18,434       $  6,678
                                                                                       ------------    ------------
                                                                                       ------------    ------------

                                                  (table continued on next page)

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
         UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                                             SIX MONTHS ENDED
                                                                                       ----------------------------
                                                                                       DECEMBER 26,    DECEMBER 27,
                                                                                           1998            1997
                                                                                       ------------    ------------
                                                                                          (DOLLARS IN THOUSANDS)
Supplemental disclosure of cash flow information:
     Acquisition of Dean Foods Vegetable Company
          Accounts receivable.......................................................    $   24,201
          Inventories...............................................................       190,501
          Prepaid expenses and other current assets.................................         1,948
          Current deferred tax asset................................................         6,300
          Property, plant and equipment.............................................       131,648
          Assets held for sale......................................................            49
          Goodwill and other intangible assets......................................       253,593
          Accounts payable..........................................................       (40,840)
          Accrued employee compensation.............................................        (8,437)
          Other accrued expenses....................................................       (80,153)
          Long-term debt............................................................        (2,752)
          Subordinated promissory note..............................................       (30,000)
          Other assets and liabilities, net.........................................        (2,453)
                                                                                       ------------
                                                                                        $  443,605
                                                                                       ------------
                                                                                       ------------
     Acquisition of J.A. Hopay Distributing Co., Inc.
          Accounts receivable.......................................................    $      420
          Inventories...............................................................           153
          Property, plant and equipment.............................................            51
          Goodwill and other intangible assets......................................         3,303
          Other accrued expenses....................................................          (251)
          Obligation for covenant not to compete....................................        (1,363)
                                                                                       ------------
                                                                                        $    2,313
                                                                                       ------------
                                                                                       ------------
     Investment in Great Lakes Kraut Company
          Inventories...............................................................                     $  2,175
          Prepaid expenses and other current assets.................................                          409
          Property, plant and equipment.............................................                        6,966
          Other accrued expenses....................................................                          (62)
                                                                                                       ------------
                                                                                                         $  9,488
                                                                                                       ------------
                                                                                                       ------------

  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES


     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The following summarizes the significant accounting policies applied in the preparation of the accompanying financial statements. These financial statements should be read in conjunction with the financial statements and accompanying notes for the fiscal year ended June 27, 1998 beginning on page F-52.


CONSOLIDATION

     The consolidated financial statements include the Cooperative and its wholly-owned subsidiary, Agrilink Foods, Inc. ('Agrilink' or 'the Company') after elimination of intercompany transactions and balances. Investments in affiliates owned more than 20 percent but not in excess of 50 percent are recorded under the equity method of accounting.

RECLASSIFICATION

     Certain items for fiscal 1998 have been reclassified to conform with the current presentation.

ADOPTION OF SFAS NO. 130

     Effective June 28, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, 'Reporting Comprehensive Income.' Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. Under SFAS No. 130, the term 'comprehensive income' is used to describe the total of net earnings plus other comprehensive income which for the Company includes foreign currency translation adjustments and minimum pension liability adjustments. The adoption of SFAS No. 130 did not have a material effect on the Company's results of operations or financial position.

ADOPTION OF SFAS NO. 131

     Effective June 28, 1998 the Company adopted SFAS No. 131, 'Disclosures about Segments of an Enterprise and Related Information.' SFAS No. 131 supersedes SFAS No. 14, 'Financial Reporting for Segments of a Business Enterprise,' replacing the 'industry segment' approach with the 'management' approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company does not engage in interest rate speculation. Derivative financial instruments are utilized to hedge interest rate risks and are not held for trading purposes.

     The Company enters into interest rate swap agreements to limit exposure to interest rate movements. Net payments or receipts are accrued into prepaid expenses and other current assets and/or other accrued expenses and are recorded as adjustments to interest expense. Interest rate instruments are entered into for periods no greater than the life of the underlying transaction being hedged. Management anticipates that all interest rate derivatives will be held to maturity.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Any gains or losses on prematurely terminated interest rate derivatives will be recognized over the remaining life, if any, of the underlying transaction as an adjustment to interest expense.

NOTE 2. ACQUISITIONS

ACQUISITION OF DEAN FOODS VEGETABLE COMPANY

     On September 24, 1998, Agrilink acquired the Dean Foods Vegetable Company ('DFVC'), the frozen and canned vegetable business of Dean Foods Company ('Dean Foods'), by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV (the 'Acquisition'). In connection with the Acquisition, Agrilink sold its aseptic business to Dean Foods. Agrilink paid $360 million in cash, net of the sale of the Aseptic Business, and issued to Dean Foods a $30 million unsecured subordinated promissory note due November 22, 2008 (the 'Subordinated Promissory Note'), as consideration for the Acquisition. The Company has the right, exercisable until July 15, 1999, to require Dean Foods, jointly with the Company, to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. In order to exercise that election, the Company will pay $13.2 million to Dean Foods. The Company intends to exercise that election.

     After the Acquisition, DFVC was merged into the Company, and Dean Foods Vegetable Company became a business unit of the Company known as Agrilink Foods Vegetable Company ('AFVC'). DFVC has been one of the leading processors of vegetables in the United States, selling its products under brand names such as Birds Eye, Freshlike and Veg-All, and private labels. The Company believes that the Acquisition strengthens its competitive position by: (i) enhancing its brand recognition and market position, (ii) providing opportunities for cost savings and operating efficiencies and (iii) increasing its product and geographic diversification.

     The Acquisition was accounted for under the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying financial statements. Accordingly, the purchase accounting adjustments made in the accompanying financial statements are preliminary. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be adjusted through goodwill.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations of the Cooperative and the acquired Dean Foods Vegetable Company as if the acquisition had occurred at the beginning of the 1998 fiscal year.

                                                                              SIX MONTHS ENDED
                                                                   --------------------------------------
                                                                   DECEMBER 26, 1998    DECEMBER 27, 1997
                                                                   -----------------    -----------------
Net sales.......................................................        $ 656.3              $ 622.2
Income before extraordinary items...............................        $  33.2              $   (.5)
Net income......................................................        $  15.2              $   (.5)

     These unaudited pro forma results have been prepared for comparative purposes only and include adjustments for additional depreciation expense and amortization and interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect at the beginning of the 1998 fiscal year, or of the future operations of the consolidated entities.

     Concurrently with the Acquisition, Agrilink refinanced its existing indebtedness (the 'Refinancing'), including its 12.25 percent Senior Subordinated Notes due 2005 (the 'Old Notes')

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and its then existing bank debt. On August 24, 1998, Agrilink commenced a tender offer (the 'Tender Offer') for all the Old Notes and consent solicitation to certain amendments under the indenture governing the Old Notes to eliminate substantially all the restrictive covenants and certain events of default therein. Substantially all of the $160 million aggregate principal amount of the Old Notes were tendered and purchased by Agrilink for aggregate consideration of approximately $184 million, including accrued interest of $2.9 million. Agrilink also terminated its then existing bank facility (including seasonal borrowings) and repaid the $176.5 million, excluding interest owed and breakage fees outstanding thereunder.

     In order to consummate the Acquisition and the Refinancing and to pay the related fees and expenses, Agrilink: (i) entered into a new credit facility (the 'New Credit Facility') providing for $455 million of term loan borrowings (the 'Term Loan Facility') and up to $200 million of revolving credit borrowings (the 'Revolving Credit Facility'), (ii) entered into and drew upon a $200 million bridge loan facility (the 'Bridge Facility') and (iii) issued the $30 million Subordinated Promissory Note to Dean Foods. The Bridge Facility was repaid during November of 1998 principally with the proceeds from a new Senior Subordinated Note Offering (see NOTE 4 'Debt -- 11 7/8 Percent Senior Subordinated Notes due 2008'). Debt issue costs of $5.5 million associated with the Bridge Facility were expensed during the quarter ended December 26, 1998.

J.A. HOPAY DISTRIBUTING CO, INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. ('Hopay') of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin, one of the Company's business units within its Snack Foods Group. The acquisition was accounted for as a purchase. The purchase price (net of liabilities assumed) was approximately $2.3 million. Intangibles of approximately $3.3 million were recorded in conjunction with this transaction and are being amortized over 5 to 30 years.

     The effects of the Hopay acquisition are not material and, accordingly, have been excluded from the above pro forma presentation.

NOTE 3. AGREEMENTS WITH AGRILINK

     The contractual relationship between Agrilink and Pro-Fac is defined in the Pro-Fac Marketing and Facilitation Agreement ('Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement.

     Under the Agreement, the Company is required to have on its board of directors some persons who are neither members of nor affiliated with Pro-Fac ('Disinterested Directors'). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the Agreement, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, up to 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings (before dividing with Pro-Fac) of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by up to 90 percent of such losses, but in no case by

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

more than 50 percent of all pretax losses (before dividing with Pro-Fac) of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long term, stable crop supply, favorable payment terms for crops and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. Under the Agreement, Pro-Fac is required to reinvest at least 70 percent of the additional patronage income in Agrilink.

NOTE 4. DEBT

NEW CREDIT FACILITY

     In connection with the Acquisition, the Company entered into the New Credit Facility with Harris Bank as Administrative Agent and Bank of Montreal as Syndication Agent, and the lenders thereunder. The Credit Facility consists of the $200 million Revolving Credit Facility and the $455 million Term Loan Facility. The Term Loan Facility is comprised of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years.

     The New Credit Facility bears interest, at the Company's option, at the Administrative Agent's alternate base rate or the London Interbank Offered Rate ('LIBOR') plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.00 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 2.75 percent for loans under the Term B Facility and (z) 3.00 percent for loans under the Term C Facility and (ii) in the case of LIBOR loans, (x) 2.75 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 3.75 percent for loans under the Term B Facility and (z) 4.00 percent for loans under the Term C Facility. The Administrative Agent's 'alternate base rate' is defined as the greater of: (i) the prime commercial rate as announced by the Administrative Agent or (ii) the Federal Funds rate plus 0.50 percent. In addition, the Company will pay a commitment fee calculated at a rate of 0.50 percent per annum on the daily average unused commitment under the Revolving Credit Facility.

     Beginning with the reporting period ending March 31, 1999, the applicable margins for the New Credit Facility will be subject to possible reductions based on the ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization ('EBITDA') (each as defined in the New Credit Facility).

     Upon consummation of the Acquisition, the Company drew $455 million under the Term Loan Facility, consisting of $100 million, $175 million and $180 million of loans under the Term A Facility, Term B Facility and Term C Facility, respectively. Additionally, the Company drew $93 million under the Revolving Credit Facility for seasonal working capital needs and $14.3 million under the Revolving Credit Facility was issued for letters of credit. During December 1998, the Company's primary lender exercised its right under the New Credit Facility to transfer $50 million from the Term A Facility to the Term B and Term C Facilities in increments of $25 million.

     The Term Loan Facility will be subject to the following amortization schedule.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

             FISCAL YEAR                 TERM LOAN A    TERM LOAN B    TERM LOAN C    TOTAL
--------------------------------------   -----------    -----------    -----------    ------
                                                        (DOLLARS IN MILLIONS)
1999..................................      $ 0.0         $   0.2        $   0.2      $  0.4
2000..................................        7.5             0.4            0.4         8.3
2001..................................       10.0             0.4            0.4        10.8
2002..................................       10.0             0.4            0.4        10.8
2003..................................       10.0             0.4            0.4        10.8
2004..................................       12.5             0.4            0.4        13.3
2005..................................        0.0           197.8            0.4       198.2
2006..................................        0.0             0.0          202.4       202.4
                                         -----------    -----------    -----------    ------
                                            $50.0         $ 200.0        $ 205.0      $455.0
                                         -----------    -----------    -----------    ------
                                         -----------    -----------    -----------    ------

     The Term Loan Facility is subject to mandatory prepayment under various scenarios as defined in the New Credit Facility.

     The Company's obligations under the New Credit Facility are secured by a first-priority lien on: (i) substantially all existing or after-acquired assets, tangible or intangible, (ii) the capital stock of certain of Pro-Fac's current and future subsidiaries, and (iii) all of the Company's rights under the agreement to acquire DFVC (principally indemnification rights) and the Pro-Fac Marketing and Facilitation Agreement. The Company's obligations under the New Credit Facility are guaranteed by Pro-Fac and certain of the Company's current and future, if any, subsidiaries.

     The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens, (ii) limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments and (iii) limitations on dividend and other distributions. The New Credit Facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of consolidated EBITDA, a minimum consolidated interest coverage ratio, a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a minimum level of consolidated net worth. Pro-Fac and the Company are in compliance with all covenants, restrictions and requirements under the terms of the New Credit Facility.

INTEREST RATE PROTECTION AGREEMENTS

     The Company has entered into a three-year interest rate swap agreement with the Bank of Montreal in the notional amount of $150 million. The swap agreement provides for an interest rate of 4.96 percent over the term of the swap payable by the Company in exchange for payments at the published three-month LIBOR. In addition, the Company entered into a separate interest rate swap agreement with the Bank of Montreal in the notional amount of $100 million for an initial period of three years, which may be extended, at the Company's option, for an additional two-year period. This swap agreement provides for an interest rate of
5.32 percent over the term of the swap, payable by the Company in exchange for payments at the published three-month LIBOR. The Company entered into these agreements in order to manage its interest rate risk by exchanging its floating rate interest payments for fixed rate interest payments.

11 7/8 PERCENT SENIOR SUBORDINATED NOTES (DUE 2008)

     To extinguish the Subordinated Bridge Facility, the Company issued Senior Subordinated Notes ('New Notes') for $200 million aggregate principal amount due November 1, 2008. Interest on the New Notes accrues at the rate of 11 7/8 percent per annum and is payable semiannually in arrears on May 1 and November 1.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The New Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the New Credit Facility). The New Notes are guaranteed by Pro-Fac and certain of the Company's current and future, if any, subsidiaries.

     The New Notes contain customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens; (ii) limitations on consolidations, mergers, sales of assets, transactions with affiliates; and
(iii) limitations on dividends and other distributions. The Company is in compliance with all covenants, restrictions, and requirements under the New Notes.

SUBORDINATED BRIDGE FACILITY

     To complete the Acquisition, the Company entered into a Subordinated Bridge Facility (the 'Bridge Facility'). During November 1998, the net proceeds from the sale of the New Notes, together with borrowings under the Revolving Credit Facility, were used to repay all the indebtedness outstanding ($200 million plus accrued interest) under the Bridge Facility. The outstanding indebtedness under the Bridge Facility accrued interest at an approximate rate per annum of 10 1/2 percent. Debt issuance costs associated with the Bridge Facility of $5.5 million were fully amortized during the quarter.

SUBORDINATED PROMISSORY NOTE

     As partial consideration for the Acquisition, the Company issued to Dean Foods the Subordinated Promissory Note for $30 million aggregate principal amount due November 22, 2008. Interest on the Subordinated Promissory Note is payable quarterly in arrears commencing December 31, 1998, at a rate per annum of 5 percent until November 22, 2003, and at a rate of 10 percent thereafter. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by the Company of additional subordinated promissory notes identical to the Subordinated Promissory Note. In December 1998, the Company satisfied this requirement through the issuance of an additional promissory note for $0.4 million. Interest accruing after November 22, 2003 is payable in cash. The Subordinated Promissory Note may be prepaid at the Company's option without premium or penalty.

     The Subordinated Promissory Note is expressly subordinate to the New Notes and the New Credit Facility and contains no financial covenants. The Subordinated Promissory Note is guaranteed by Pro-Fac.

12 1/4 PERCENT SENIOR SUBORDINATED NOTES (DUE 2005)

     In conjunction with the Acquisition, the Company repurchased $159,985,000 principal amount of its Old Notes, of which $160 million aggregate principal amount was previously outstanding. The Company paid a total of approximately $184 million to repurchase the Old Notes, including interest accrued thereon of $2.9 million. Holders who tendered consented to certain amendments to the indenture relating to the Old Notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in such indenture. The Company may repurchase the remaining Old Notes in the future in open market transactions, privately negotiated purchases or otherwise.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5. OTHER MATTERS

ERIN'S GOURMET POPCORN

     On January 5, 1999, the Company announced that it acquired the assets of Erin's Gourmet Popcorn, a Seattle-based, ready-to-eat popcorn manufacturer. The business was merged into Agrilink's Auburn, Washington snack company, Tim's Cascade Chips. The acquisition was accounted for as a purchase. The purchase price was approximately $0.6 million.

AGRIPAC, INC.

     On December 15, the Company and Pro-Fac announced that Pro-Fac has entered into a letter of intent for Pro-Fac to acquire the frozen vegetable business of Agripac, Inc. ('Agripac'), an Oregon cooperative. Agripac, which processes frozen and canned vegetables in the Northwest, reported approximately $180 million in aggregate sales for fiscal 1998 (including both frozen and canned vegetables). Agripac operates eight plant facilities located in the states of Oregon and Washington and employs approximately 600 people. It currently sources from approximately 190 growers in the Northwest.

     PF Acquisition II, Inc. ('PF Acquisition') was formed in January 1999 under the corporation laws of New York State. It is a wholly owned subsidiary of Pro-Fac. The PF Acquisition was formed to acquire substantially all of the assets of Agripac related to its frozen vegetable (and not canned) processing business for a purchase price of approximately $90 million. In connection with, and as a condition to consummation of, the acquisition, PF Acquisition must enter into a sufficient number of crop delivery contracts with Agripac growers acceptable to PF Acquisition. On January 4, 1999, Agripac filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon. On January 22, 1999, Agripac, as debtor-in possession, filed a motion with the Bankruptcy Court for authority to sell substantially all of its assets relating to its frozen food packaging business to PF Acquisition. Neither the Company nor Pro-Fac will loan or otherwise contribute any funds to PF Acquisition, or guarantee or otherwise secure with the Company's or Pro-Fac's assets the indebtedness of PF Acquisition, in connection with the acquisition. It is anticipated that the Company will enter into an administrative services agreement with PF Acquisition to provide it with certain administrative support in exchange for a management fee.

     The closing of the acquisition is subject to numerous conditions, including the Bankruptcy Court's approval of the proposed sale to PF Acquisition, Agripac's existing lenders providing sufficient financing for the acquisition and for working capital, finalization of agreements, board approval, regulatory approval, and due diligence.

J.M. SMUCKER COMPANY TO PURCHASE ADAMS BRAND PEANUT BUTTER BUSINESS

     On January 29, 1999, the Company announced that the Adams brand peanut butter business was sold to the J.M. Smucker Company.

FORMATION OF NEW SAUERKRAUT COMPANY

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin, contributed all their sauerkraut production related assets to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company, with ownership split equally between the two companies. The joint venture is accounted for using the equity method of accounting.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

ARLINGTON CANNED VEGETABLE FACILITY FIRE

     In January 1999, a plant operated by the Company's AFVC business unit, located in Arlington, Minnesota, was damaged by fire. All material costs associated with the repairs and business interruption are anticipated to be covered under the Company's insurance policies.

ALTON WAREHOUSE

     In January 1999, a warehouse owned by the Company's CBF business unit, located in Alton, New York, was damaged when excessive snowfall caused the roof to collapse. All material costs associated with the repairs are anticipated to be covered under the Company's insurance policies.

DIVIDENDS

     Subsequent to quarter end, the Cooperative declared a cash dividend of $.43 per share on the Class A Cumulative Preferred Stock. These dividends approximate $1.5 million and were paid on January 29, 1999.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The purpose of this discussion is to outline the significant reasons for changes in the Consolidated Statement of Operations and Net Proceeds from fiscal 1996 through fiscal 1998. This discussion is taken from the Annual Report on Form 10-K/A-1 for the year ended June 27, 1998 and the Quarterly Report on Form 10-Q for the quarter ended December 26, 1998 of Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative') and, to the extent the information in the main part of the prospectus is more recent than information in this discussion, the information in this discussion is superseded by such more recent information.

     Pro-Fac processes and markets crops grown by its members through its wholly-owned subsidiary, Agrilink Foods, Inc. ('Agrilink' or the 'Company').


     Prior to the acquisition of DFVC, Agrilink had three primary business units: Curtice Burns Foods ('CBF'), Nalley Fine Foods, and its Snack Foods Group. Each business unit offers different products. The majority of each business unit's net sales are within the United States. In addition, all of the operating facilities of those business units are within the United States. A fourth business unit, AFVC, which has a processing facility located in Mexico, was added in connection with the acquisition of DFVC. Effective July 1, 1999 The Company plans to consolidate CBF, AFVC and Nalley into one unit, Agrilink Foods. In conjunction with the consolidation, the Company will report its financial results by product line, rather than business unit.



     The CBF business unit produces products in several food categories, including fruit fillings and toppings; aseptically-produced products (prior to Agrilink's sale of the aseptic business to Dean Foods in connection with the acquisition of DFVC); canned and frozen fruits and vegetables and popcorn. The Nalley business unit produces canned meat products (such as chilies and stews), pickles, salad dressings, salsa and syrup. The Company's snack foods business unit consists of the Snyder of Berlin, Husman Snack Foods and Tim's Cascade Potato Chip businesses. This business unit produces and markets potato chips and other salty-snack items. As part of the acquisition, Agrilink sold the aseptic business to Dean Foods. In January 1999, the Company announced that it had sold its peanut butter business; the sale of the peanut butter business did not constitute a significant transaction.


     The following tables illustrate the Cooperative's results of operations by business unit for the fiscal years ended June 29, 1996, June 28, 1997 and June 27, 1998 and the three- and six-month periods ended December 27, 1997 and December 26, 1998, and the Cooperative's total assets by business at June 28, 1997, June 27, 1998, December 27, 1997 and December 26, 1998. In fiscal 1996, the Company sold its Nalley Canada Ltd. subsidiary and Nalley's United States Chips and Snacks business. In fiscal 1997, the Company sold its Finger Lakes Packaging Company, Inc. ('Finger Lakes Packaging') subsidiary and a portion of its canned vegetable business.

NET SALES


     The amounts shown in 'businesses sold' include the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold in fiscal 1997, Nalley Canada Ltd. and Nalley's United States Chips and Snacks business. See
Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac. For the three- and six-month periods ended December 27, 1997 and December 26, 1998, 'businesses sold' also includes the net sales of the aseptic and peanut butter businesses. See Notes 2 and 5 to the 'Unaudited Consolidated Financial Statements' of Pro-Fac.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)


                                   FISCAL YEAR ENDED                      THREE MONTHS ENDED               SIX MONTHS ENDED
                     ---------------------------------------------   -----------------------------   -----------------------------
                       JUNE 29,        JUNE 28,        JUNE 27,      DECEMBER 27,    DECEMBER 26,    DECEMBER 27,    DECEMBER 26,
                         1996            1997            1998            1997            1998            1997            1998
                     -------------   -------------   -------------   -------------   -------------   -------------   -------------
                             % OF            % OF            % OF            % OF            % OF            % OF            % OF
                       $     TOTAL     $     TOTAL     $     TOTAL     $     TOTAL     $     TOTAL     $     TOTAL     $     TOTAL
                     -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
                                                                 (DOLLARS IN MILLIONS)
CBF................. 431.2    58.4   440.2    60.2   469.0    65.2   114.6    56.5   115.4    30.6   202.3    53.4   212.1    37.9
AFVC................  --      --      --      --      --      --      --      --     198.3    52.7    --      --     198.3    35.4
Nalley Fine Foods... 189.2    25.6   182.4    25.0   182.1    25.3    41.9    20.7    40.8    10.8    84.8    22.4    79.8    14.3
Snack Foods Group...  63.7     8.6    67.3     9.2    68.6     9.5    17.2     8.4    18.6     4.9    34.5     9.1    36.7     6.6
                     -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
    Subtotal ongoing
      operations.... 684.1    92.6   689.9    94.4   719.7   100.0   173.7    85.6   373.1    99.0   321.6    84.9   526.9    94.2
Businesses sold.....  55.0     7.4    40.9     5.6     0.0     0.0    29.0    14.4     3.6     1.0    57.5    15.1    32.4     5.8
                     -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
    Total........... 739.1   100.0   730.8   100.0   719.7   100.0   202.7   100.0   376.7   100.0   379.1   100.0   559.3   100.0
                     -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
                     -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----


OPERATING INCOME


     This table excludes the cumulative effect of an accounting change that occurred in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Pro-Fac. For the three- and six-month periods ended December 26, 1998, the table also excludes the gain on the sale of the aseptic business.



     In fiscal 1996, amounts shown in 'businesses sold and other nonrecurring' include restructuring initiatives and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, the amounts shown include the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac. For the three- and six-month periods ended December 27, 1997 and December 26, 1998, the amounts shown represent the operating earnings of the aseptic and peanut butter businesses. See Notes 2 and 5 to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac.



                                             FISCAL YEAR ENDED              THREE MONTHS ENDED             SIX MONTHS ENDED
                                       ------------------------------   ---------------------------   ---------------------------
                                       JUNE 29,   JUNE 28,   JUNE 27,   DECEMBER 27,   DECEMBER 26,   DECEMBER 27,   DECEMBER 26,
                                         1996       1997       1998         1997           1998           1997           1998
                                       --------   --------   --------   ------------   ------------   ------------   ------------
                                                                         (DOLLARS IN MILLIONS)
CBF.................................    $ 26.5     $ 40.5     $ 47.1       $ 16.1         $ 11.5         $ 22.2         $ 17.6
AFVC................................     --         --         --          --               15.5         --               15.5
Nalley Fine Foods...................      (2.9)      10.8       10.4          3.6            3.2            6.9            4.9
Snack Foods Group...................       4.1        5.9        6.9          1.9            2.0            4.0            4.3
Corporate overhead..................      (1.6)     (10.3)      (8.7)        (3.7)          (1.2)          (5.6)          (2.6)
                                       --------   --------   --------       -----          -----          -----          -----
    Subtotal ongoing operations.....      26.1       46.9       55.7         17.9           31.0           27.5           39.7
Businesses sold and other non-
  recurring.........................      (6.7)       3.2        0.0          4.2            0.1            7.5            3.8
                                       --------   --------   --------       -----          -----          -----          -----
    Total(1)........................    $ 19.4     $ 50.1     $ 55.7       $ 22.1         $ 31.1         $ 35.0         $ 43.5
                                       --------   --------   --------       -----          -----          -----          -----
                                       --------   --------   --------       -----          -----          -----          -----


------------





(1) Operating income less interest expense and the amortization of debt issue costs associated with the bridge facility (of $24.1 million for the three months ended December 26, 1998, $8.0 million for the three months ended December 27, 1997, $32.4 million for the six months ended December 26, 1998 and $15.7 million for the six months ended December 27, 1997) results in income before taxes, dividends, allocation of net proceeds and extraordinary item. Interest expense allocated to business units is not considered a critical component by management when evaluating success.



EBITDA



     EBITDA is defined as the sum of pretax income (loss) of Pro-Fac, (before the cumulative effect of an accounting change and extraordinary item, dividends and allocation of net proceeds), and interest expense, depreciation and amortization of goodwill and other intangibles. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because the Cooperative believes EBITDA is a financial

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)


indicator of a company's ability to service debt. EBITDA as calculated by the Cooperative may not be comparable to calculations as presented by other companies.



     This table excludes the cumulative effect of an accounting change that occurred in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Pro-Fac. For the three- and six-month periods ended December 26, 1998, this table also excludes the gain on the sale of the aseptic business. In fiscal 1996, amounts shown in 'businesses sold and other nonrecurring' include restructurings and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, these amounts include the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac. For the three- and six-month periods ended December 27, 1997 and December 26, 1998, these amounts represent the operating earnings of the aseptic and peanut butter businesses. See Notes 2 and 5 to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac.



                                             FISCAL YEAR ENDED              THREE MONTHS ENDED             SIX MONTHS ENDED
                                       ------------------------------   ---------------------------   ---------------------------
                                       JUNE 29,   JUNE 28,   JUNE 27,   DECEMBER 27,   DECEMBER 26,   DECEMBER 27,   DECEMBER 26,
                                         1996       1997       1998         1997           1998           1997           1998
                                       --------   --------   --------   ------------   ------------   ------------   ------------
                                                                         (DOLLARS IN MILLIONS)
CBF.................................    $ 44.4     $ 57.1     $ 61.0       $ 19.4         $ 14.7         $ 28.9         $ 23.4
AFVC................................     --         --         --          --               23.7         --               23.7
Nalley Fine Foods...................       2.3       16.2       16.0          4.9            4.3            9.5            7.4
Snack Foods Group...................       6.0        7.6        8.8          2.3            2.5            4.9            5.3
Corporate...........................      (1.7)      (9.9)      (8.5)        (3.7)          (1.2)          (5.6)          (2.4)
                                       --------   --------   --------       -----          -----          -----          -----
    Subtotal ongoing operations.....      51.0       71.0       77.3         22.9           44.0           37.7           57.4
Businesses sold and other non-
  recurring.........................      (2.1)       5.9        0.0          4.6            0.3            8.3            4.7
                                       --------   --------   --------       -----          -----          -----          -----
    Total...........................    $ 48.9     $ 76.9     $ 77.3       $ 27.5         $ 44.3         $ 46.0         $ 62.1
                                       --------   --------   --------       -----          -----          -----          -----
                                       --------   --------   --------       -----          -----          -----          -----





TOTAL ASSETS


     The amounts shown in 'businesses sold' include the assets of the aseptic and peanut butter businesses. See Notes 2 and 5 to the 'Unaudited Consolidated Financial Statements' of Pro-Fac included elsewhere herein.



                                                   FISCAL YEAR ENDED                      SIX MONTHS ENDED
                                            --------------------------------    ------------------------------------
                                               JUNE 28,          JUNE 27,        DECEMBER 27,        DECEMBER 26,
                                                 1997              1998              1997                1998
                                            --------------    --------------    ---------------    -----------------
                                                     % OF              % OF               % OF                 % OF
                                              $      TOTAL      $      TOTAL      $       TOTAL       $        TOTAL
                                            -----    -----    -----    -----    ------    -----    --------    -----
                                                                     (DOLLARS IN MILLIONS)
CBF......................................   329.0     60.2    362.2     63.9     356.6     58.1       390.6     31.0
AFVC.....................................    --       --       --       --         0.0      0.0       621.7     49.2
Nalley Fine Foods........................   144.4     26.4    137.4     24.3     141.0     22.9       137.2     10.9
Snack Foods Group........................    26.7      4.9     28.0      4.9      26.9      4.4        32.2      2.5
Corporate................................    46.6      8.5     39.1      6.9      50.8      8.2        69.0      5.4
                                            -----    -----    -----    -----    ------    -----    --------    -----
     Subtotal ongoing operations.........   546.7    100.0    566.7    100.0     575.3     93.6     1,250.7     99.0
Businesses sold..........................    --       --       --       --        39.1      6.4        12.4      1.0
                                            -----    -----    -----    -----    ------    -----    --------    -----
     Total...............................   546.7    100.0    566.7    100.0     614.4    100.0     1,263.1    100.0
                                            -----    -----    -----    -----    ------    -----    --------    -----
                                            -----    -----    -----    -----    ------    -----    --------    -----

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

CHANGES FROM SECOND QUARTER FISCAL 1998 TO SECOND QUARTER FISCAL 1999


     Net income for the second quarter of fiscal 1999 of $5.1 million represented a $5.3 million decrease as compared to the second quarter of fiscal 1998 net income of $10.4 million. Net income for the second quarter of fiscal 1999 was significantly affected by the increase in interest expense associated with the acquisition of DFVC and the amortization of debt issue costs associated with the bridge facility. Accordingly, management believes an evaluation of EBITDA is appropriate as it allows the operations of the business to be reviewed in a more consistent manner. Excluding the operating results from businesses sold, EBITDA for the continuing business increased $21.1 million, or 92.1%, to $44.0 million in the second quarter of the current fiscal year from $22.9 million in the second quarter of the prior fiscal year. This increase primarily results from the inclusion of the AFVC business unit in the fiscal 1999 year-to-date results. The acquisition of DFVC was completed on September 24, 1998. EBITDA of AFVC of approximately $23.7 million was offset by a minor decrease of approximately $2.6 million at the Company's preexisting operations. The decline at CBF of $4.7 million was primarily attributable to a decrease in volume within the fruit category of approximately $3.9 million, and a $0.4 million decrease within the vegetable category attributable to product mix. The decline of EBITDA at Nalley of $0.6 million was primarily attributable to product mix. The EBITDA within the Snack Foods Group increased $0.2 million due to increases in net sales. The decline in corporate overhead results primarily from a reduction in incentive costs.



     Net sales. Total net sales for the quarter increased $174 million, or 85.8%, to $376.7 million in the second quarter of fiscal 1999 from $202.7 million in the second quarter of fiscal 1998. Excluding businesses sold, net sales increased by $199.4 million to $373.1 million in the second quarter of fiscal 1999 from $173.7 million in the second quarter of fiscal 1998. The increase in net sales from ongoing operations came primarily from the addition of the AFVC business unit which reported net sales of $198.3 million. Net sales for the remaining business units were relatively consistent with that of the prior fiscal year. The Company did, however, experience reductions within the fruit category at CBF which were offset by increases within the vegetable category.



     Gross profit. Gross profit of $122.1 million in the quarter ended December 26, 1998 increased approximately $59.5 million, or 95.0%, from $62.6 million in the quarter ended December 27, 1997. Excluding the effect of businesses sold, gross profit increased $65.1 million or 115.6 percent. Gross profit at AFVC was approximately $67.6 million for the second quarter of fiscal 1999. Gross profit for the remaining businesses declined $2.5 million primarily attributable to changes in product mix and product costs.



     Selling, administrative and general expenses. The selling, administrative and general expenses have increased $50.7 million as compared with the second quarter of the prior fiscal year. The inclusion of AFVC accounted for $52.2 million of that increase. This amount was offset by a reduction in incentive costs recorded within the quarter.



     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between the Company and Flanagan Brothers, Inc. See Note 5, 'Other Matters -- Formation of New Sauerkraut Company' to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac.



     Interest expense. Interest expense increased $10.6 million to $18.6 million in the second quarter of fiscal 1999 from $8.0 million in the second quarter of fiscal 1998. This increase is associated with debt from the acquisition of DFVC and higher levels of seasonal borrowings at the existing operations due to an earlier intake of crops and, therefore, a resultant increase in inventory.



     Amortization of debt issue costs associated with the bridge facility. In order to consummate the acquisition of DFVC, the Company entered into a $200 million bridge loan facility. The bridge

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)


facility was repaid with the proceeds from the initial notes offering. See Note 4, 'Debt -- 11 7/8 Percent Senior Subordinated Notes (due 2008)' to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac. Debt issuance costs associated with the bridge facility were $5.5 million and were fully amortized during the quarter.



     Provision for taxes. The provision for taxes decreased $1.8 million to $1.9 million in the second quarter of fiscal 1999 from $3.7 million in the second quarter of fiscal 1998. Of this decrease, $2.1 million is attributable to the benefit recorded in conjunction with the amortization of debt issue costs associated with the bridge facility. The remaining variance results from the change in earnings before tax. The Cooperative's effective tax rate is affected by the net proceeds distributed to members and the non-deductibility of certain amounts of goodwill.


CHANGES FROM FIRST SIX MONTHS FISCAL 1998 TO FIRST SIX MONTHS FISCAL 1999


     Net income for the first six months of fiscal 1999 of $30.4 million represented a $16.7 million increase over the first six months of fiscal 1998 net income of $13.7 million. Net income for the first half of fiscal 1999 was affected by the gain on the sale of the aseptic business, the increase in interest expense associated with the acquisition of DFVC, the amortization of debt issue costs associated with the bridge facility, and the extraordinary item relating to the early extinguishment of debt. Accordingly, management believes an evaluation of EBITDA is appropriate as it allows the operations of the business to be reviewed in a consistent manner. Total EBITDA for the first six months of fiscal 1999, excluding the extraordinary charge relating to the early extinguishment of debt, was $62.1 million as compared to $46.0 million in the first six months of fiscal 1998. Excluding the operating results from businesses sold and the gain from businesses sold, EBITDA for the continuing business increased $19.7 million, or 52.3%, to $57.4 million in the first six months of the current fiscal year from $37.7 million in the first six months of the prior fiscal year. This increase primarily results from the inclusion of the AFVC business unit in fiscal 1999. EBITDA of AFVC of approximately $23.7 million was offset by a decrease within the Company's preexisting operations of approximately $4.0 million. A decline at CBF of $5.5 million was primarily due to reductions within the fruit category as a result of changes in product mix of approximately $5.7 million. The decline at Nalley of $2.1 million was due primarily to the recognition of a favorably settled outstanding tax claim with the state of Washington for $1.4 million in the first six months of the prior fiscal year and a reduction in the dressing and canned product lines due to competitive pressures. The EBITDA within the Snack Foods Group increased $0.4 million due to increases in net sales. The decline in corporate overhead results primarily from a reduction in incentive costs.


     Net sales. Total net sales for the first six months increased $180.2 million, or 47.5%, to $559.3 million in the first six months of fiscal 1999 from $379.1 million in the first six months of fiscal 1998. Excluding businesses sold, net sales increased by $205.3 million, or 63.8%, to $526.9 million in the first six months of fiscal 1999 from $321.6 million in the first six months of fiscal 1998.

     The increase in net sales came primarily from the addition of the AFVC business unit which reported net sales of $198.3 million.


     The Company's preexisting operations accounted for an increase of $7.0 million. Net sales for CBF increased $9.8 million. This increase was attributable to improvements in volume primarily within vegetables of approximately $17.4 million, offset by a decrease within the fruit category due to changes in product mix of approximately $6.1 million. Net sales for the remaining categories at CBF were relatively consistent with that of the first six months of the prior fiscal year.


     Net sales for Nalley decreased $5.0 million as compared with the first six months of the prior fiscal year as gains in the pickle category were offset by reductions in the dressing and canned

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

product lines. Within the pickle category, net sales for the first six months of fiscal 1999 increased $1.4 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $4.4 million decrease in net sales for dressings and a $2.0 million decrease in the canned category.

     Net sales for the Snack Foods Group increased by $2.2 million, or 6.4%, to $36.7 million in the first six months of fiscal 1999 as a result of new business.


     Gross profit. Gross profit of $168.8 million in the first six months ended December 26, 1998 increased approximately $60.6 million, or 56.0%, from $108.2 million in the first six months ended December 27, 1997. Excluding the effect of businesses sold, gross profit increased $65.7 million or 68.2%.


     Gross profit at AFVC was approximately $67.6 million for the six months ended December 27, 1998.

     The decrease in gross profit at the CBF business unit, excluding the aseptic business, was $1.4 million primarily attributable to changes in product mix and product costs. Overall, gross profit at Nalley, excluding the peanut butter business, decreased $1.9 million due primarily to the reductions in net sales outlined above. Increases in net sales within the Snack Foods Group resulted in margin improvements of $1.4 million.


     Selling, administrative and general expenses. Selling, administrative and general expenses have increased $52.8 million as compared with the first six months of the prior fiscal year. The inclusion of AFVC accounted for $52.2 million of that increase.



     Gain on sale of aseptic business. In conjunction with the acquisition of DFVC, the Company sold its aseptic business to Dean Foods. A gain of approximately $64.2 million was recognized on this disposal reflecting a preliminary value for this business of approximately $83.0 million based upon an appraised value range given to the Company by an independent appraiser. This amount was used to offset borrowings necessary to complete the acquisition of DFVC.



     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between the Company and Flanagan Brothers, Inc. See Note 5, 'Other Matters -- Formation of New Sauerkraut Company' to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac.



     Interest expense. Interest expense increased $11.2 million to $26.9 million in the first six months of fiscal 1999 from $15.7 million in the first six months of fiscal 1998. This increase is associated with debt from the acquisition of DFVC and higher levels of seasonal borrowings at the existing operations due to an earlier intake of crops, and, therefore the resultant increase in inventory.



     Amortization of debt issue costs associated with the bridge facility. In order to consummate the acquisition of DFVC, the Company entered into a $200 million bridge loan facility. The bridge facility was repaid with the proceeds from the initial notes offering. See Note 4, 'Debt -- 11 7/8 Percent Senior Subordinated Notes due 2008' to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac. Debt issuance costs associated with the bridge facility were $5.5 million and were fully amortized during the second quarter.


     Provision for taxes. The provision for taxes increased $21.4 million to $26.9 million in the first six months of fiscal 1999 from $5.5 million in the first six months of fiscal 1998. Of this net increase, $25.0 million is attributable to the provision associated with the gain on the sale of the aseptic business. This amount was offset by a $2.1 million benefit associated with the amortization of debt issue costs associated with the bridge facility. The remaining variance results from the

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

change in earnings before tax. The Cooperative's effective tax rate is impacted by the net proceeds distributed to members and the non-deductibility of certain amounts of goodwill.


     Extraordinary item relating to the early extinguishment of debt. Concurrently with the acquisition of DFVC, the Company refinanced its existing indebtedness, including its old notes and its then-existing bank debt. Premiums and breakage fees associated with early redemptions and other fees incurred amounted to $18.0 million, net of applicable income taxes of $10.4 million.


CHANGES FROM FISCAL 1997 TO FISCAL 1998


     Net income for fiscal 1998 of $17.1 million represented a $4.4 million, or 34.6%, increase over the prior year's net income of $12.7 million. Total EBITDA before cumulative effect of an accounting change was $77.3 million as compared to $76.9 million in the prior year. Excluding the effect of businesses sold and other non-recurring activities, EBITDA increased $6.3 million, or 8.9%, to $77.3 million, while operating income increased $8.8 million, or 18.8%, to $55.7 million from the prior year's $46.9 million. These improvements reflected the benefits from numerous initiatives including:



      increase in volume and new customers in many of Agrilink's product lines;



      the continuing benefits from structural changes made within the organization including the consolidation of operations and facilities; and



      a decrease in interest expense due to initiatives undertaken in the prior year to reduce debt and focus on strategic product lines.


     Net sales. Total net sales for the year decreased $11.1 million, or 1.5%, to $719.7 million in fiscal year 1998 from $730.8 million in the prior year. Excluding the net sales of businesses sold by the Company, net sales increased by $29.8 million, or 4.3%, to $719.7 million in fiscal year 1998 from $689.9 million in the prior year.


     The increase in net sales for ongoing operations came primarily from the CBF business unit, which accounted for an increase of $28.8 million. Prior year net sales include $13.8 million in sauerkraut sales, which are now accounted for by the joint venture between Agrilink and Flanagan Brothers, Inc. that was created in fiscal 1998. See Note 3, 'Acquisitions, Disposals and
Restructuring -- Formation of New Sauerkraut Company' to the financial statements of Pro-Fac. Excluding the effect of sauerkraut sales from the prior year, net sales from the CBF business unit increased $42.6 million, or 10.0%, from the prior year. These increases resulted from changes in volume, product mix, new customers and improvements in pricing. The increase was attributable to increases in net sales from the vegetable category of $20.2 million, the fruit category of $3.0 million and the aseptic business of $24.4 million. In connection with the acquisition of DFVC, the Company sold its aseptic business to Dean Foods.



     Net sales for Nalley remained relatively flat with the prior year as gains in the pickle and canned categories were offset by reductions in dressings and peanut butter. In January 1999, the Company announced it had sold its peanut butter business. Within the pickle category, net sales for fiscal 1998 increased $3.0 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $3.0 million decrease in net sales for dressings. In addition, peanut butter experienced a $0.6 million decrease in net sales.


     Net sales for the Snack Foods Group increased by $1.3 million, or 1.9%, to $68.6 million in fiscal 1998 as a result of new business in the Northwest and product line extensions, including kettle chips within Snyder of Berlin.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)


     Gross profit. Gross profit of $195.6 million in fiscal 1998 increased $3.9 million, or 2.0%, from $191.7 million in fiscal 1997. Excluding the effect of businesses sold in fiscal 1997, gross profit increased $8.1 million. As a percentage of sales, gross profit increased from 26.2% to 27.2%. This increase is attributable to improved margins in many of Agrilink's product lines.



     The increase in gross profit at the CBF business unit was $5.0 million. The fruit category showed improvements of $5.5 million resulting from changes in pricing and product mix. The vegetable category showed a decline of $0.9 million. However, excluding the effect of the canned vegetable business sold in 1997, the gross profit within the vegetable category improved $1.5 million. This increase is lower than the increase in net sales described above primarily due to weakened pricing within the industry. As highlighted under ' -- Liquidity and Capital Resources -- Short- and Long-Term Trends,' the vegetable portion of Agrilink's business can be affected by the national market. During the third and fourth quarters of fiscal 1998, pricing was negatively affected by an oversupply situation.



     Overall, gross profit at Nalley decreased $0.5 million. While production and purchasing efficiencies yielded benefits, these benefits were offset by volume declines within the dressing category due to competitive pressures.


     Increases in net sales within the Snack Foods Group resulted in margin improvements of $0.7 million.

     Selling, administrative and general expenses. Selling, administrative and general expenses decreased $3.5 million as compared with the prior year. As a percentage of net sales, selling, administrative and general expenses declined from 19.9% to 19.7%. This decrease is primarily due to:


       reductions in selling expenses of $1.4 million;



      reductions in incentive costs of $1.2 million; and



      the effect of a favorably settled outstanding tax claim with the state of Washington for $1.4 million.


     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 3 'Other
Matters -- Formation of New Sauerkraut Company' to the consolidated financial statements of Pro-Fac included elsewhere herein.

     Interest expense. Interest expense decreased $5.7 million, or 15.6%, to $30.8 million in fiscal 1998 from $36.5 million in fiscal 1997. This improvement is primarily the result of management's focus on debt reduction during fiscal year 1997. Specific actions taken by management included the sale of Finger Lakes Packaging, the sale of the canned vegetable business and the sale of the Georgia distribution center. The reduction in debt accounted for $4.2 million of the reduction in interest expense while changes in rate accounted for the remaining $1.5 million reduction.


     Provision for taxes. The provision for taxes increased $2.3 million, or 41.8%, to $7.8 million in fiscal 1998 from $5.5 million in fiscal 1997. This increase was a result of an $11.4 million increase in earnings before tax. The Pro-Fac effective tax rate in fiscal 1998 was 31.4% which is affected by the net proceeds distributed to members and the non-deductibility of goodwill. A further discussion of tax matters is included at Note 6 to the 'Notes to Consolidated Financial Statements' of Pro-Fac.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

CHANGES FROM FISCAL 1996 TO FISCAL 1997

     Net income for fiscal 1997 of $12.7 million represented a $22.2 million increase over the prior year's loss of $9.5 million. Total EBITDA before cumulative effect of an accounting change was $76.9 million for the year ended June 28, 1997 as compared to $48.9 million in the prior year. EBITDA for ongoing business reached $71.0 million as compared to the prior year's $51.0 million. This significant improvement reflected the benefits from numerous initiatives including:


      A reduction in debt by $97.9 million which included the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold, the Georgia Distribution facility and idle manufacturing facilities, and efforts to improve cash flow through better management of working capital requirements. See Notes 3 and 5 to the 'Notes to Consolidated Financial Statements' of Pro-Fac.



      The implementation of structural changes within the organization, including the consolidation of the operations of Brooks Foods and Southern Frozen Foods into CBF.



      The consolidation of support services such as human resources and agricultural services.


The reduction in interest expense as a result of the debt reduction initiatives improved net income by $5.5 million and consolidation efforts accounted for approximately $2.0 million of the $6.5 million reduction in selling, administrative, and general expenses.

     Structural changes within the business units included a review of the Nalley operations and the consolidation of several other operations. EBITDA for the Nalley business unit was $16.2 million for the year ended June 28, 1997 as compared to $2.3 million in the prior year. These results were driven by organizational changes and the absence of the significant start-up costs for the new salad dressing line which were incurred throughout fiscal 1996.

     Net sales. Total net sales decreased by $8.3 million, or 1.1%, to $730.8 million in fiscal 1997 from $739.1 million in fiscal 1996. Excluding businesses sold, net sales increased $5.8 million, or 0.8%, to $689.9 million in fiscal 1997 from $684.1 million in fiscal 1996.

     Net sales from ongoing operations at CBF increased $9.0 million, or 2.1%, to $440.2 million in fiscal 1997 from $431.2 million in fiscal 1996. This increase was due to improvements in pricing and increased sales from new customers.


     Net sales from ongoing operations at Nalley decreased by $6.8 million, or 3.6%, to $182.4 million in fiscal 1997 from $189.2 million in fiscal 1996. While the canned category showed increases of $1.5 million, these gains were offset by reductions in all other categories of $8.3 million. Such reductions resulted from competitive pressures on volume and price.


     Net sales at the Snack Foods Group increased $3.6 million, or 5.7%, to $67.3 million in fiscal 1997 from $63.7 million in fiscal 1996. Of this increase, $0.9 million was attributable to the acquisition of Matthews Candy Company during the fourth quarter of fiscal 1996. The $2.7 million increase from the existing remaining business was due to the addition of new customers and product line extensions. Management believes the acquisition of Matthews broadened its line of products and, therefore, enhanced its earnings capability. However, due to the competitive nature of the snack food industry, management is unable to assess whether such increases within the Snack Foods Group will continue to be realized.

     Gross profit. Gross profit of $191.7 million in fiscal 1997 increased $15.5 million, or 8.8%, from $176.2 million in fiscal 1996. As a percentage of sales, gross profit increased from 23.8% to 26.2%. This increase was attributable to improved margins in all of the business units.

     The increase in gross profit was benefited by improved/increased pricing at the CBF business unit. As highlighted under ' -- Liquidity and Capital
Resources -- Short- and Long-Term Trends,'

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)


the vegetable and fruit portions of Agrilink's business can be positively or negatively affected by the national crop yields. The status of the national supply situation controls pricing. During fiscal 1997, crop yields of commodities in markets in which Agrilink operates were below that of the prior year and, therefore, pricing levels within the commodities markets in which Agrilink competes were increased. The increase in pricing favorably affected gross profit by $9.5 million.


     Gross profit increased at Nalley by $4.0 million in 1997. This improvement was primarily attributable to operating improvements, primarily the elimination of start-up costs on the new salad dressing line introduced in 1996, reductions in manufacturing variances and reductions in promotional expenses.

     Increased sales from the Snack Foods Group also improved profitability. The increase in sales within the Snack Foods Group contributed an increase to gross profit of $1.5 million.


     Selling, administrative and general expenses. Selling, administrative and general expenses decreased $6.5 million as compared with the prior year. As a percentage sales, selling, administrative, and general expenses decreased from 20.5% to 19.9%. This decrease is net of the inclusion of expenses of approximately $5.6 million relating to Agrilink's incentive program. Payments under the incentive programs in fiscal 1997 are attributable to the significantly improved earnings. The net decrease is attributable to a $5.8 million decrease in selling of $1.7 million, advertising of $1.0 million, and trade promotions expenses of $3.1 million resulting from decreased spending at Nalley. Reductions in other administrative expenses accounted for $10.5 million and were primarily attributable to benefits from the restructuring initiative that began late in fiscal 1996. These initiatives included the consolidation of the administrative functions at CBF and the sale of Finger Lakes Packaging. In addition, in fiscal 1996, selling, administrative, and general expenses were offset by a $4.4 million income adjustment related to a reduction in the amount of CMV paid to the Cooperative members.


     Gain on sale of Finger Lakes Packaging. On October 9, 1996, Agrilink completed the sale of Finger Lakes Packaging to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this disposal. Agrilink received proceeds of approximately $30.0 million which were applied to reduce bank debt. The transaction also included a long-term supply agreement.

     Interest expense. Interest expense decreased $5.5 million, or 13.1%, to $36.5 million in fiscal 1997 from $42.0 million in fiscal 1996. This improvement resulted from both the inventory reduction and cash-flow-management programs initiated in fiscal 1996. In addition, debt was reduced by the proceeds from the sale of Finger Lakes Packaging, the canned vegetable business, and idle facilities.


     Provision for taxes. The provision for taxes increased $18.6 million to $5.5 million in fiscal 1997 from a $13.1 million benefit in fiscal 1996. The Cooperative's effective tax rate in fiscal 1997 was 40.6% which was affected by the net proceeds distributed to members and the non-deductibility of goodwill. The Cooperative's tax benefit in fiscal 1996 was favorably impacted by tax benefits resulting from the prior year's exempt status. A further discussion of tax matters is included at Note 6 to the 'Notes to the Consolidated Financial Statements' of Pro-Fac.


     Cumulative effect of a change in accounting. Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change, net of income taxes of $1.1 million, was $4.6 million. Pro forma amounts for the cumulative effect of the accounting change on prior

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on the Company's historic financial statements.

LIQUIDITY AND CAPITAL RESOURCES


     The following discussion highlights the major variances in the 'Unaudited Consolidated Statement of Changes in Cash Flows', for Pro-Fac's first six months of fiscal 1999 compared to its first six months of fiscal 1998 and in the 'Consolidated Statement of Changes in Cash Flows' included in the consolidated financial statements of Pro-Fac, for fiscal 1998 compared to fiscal 1997.


     Net cash used in operating activities in the first six months of fiscal 1999 increased $34.4 million over the first six months of the prior fiscal year. This increase primarily results from a variance within accounts receivable and accounts payable due to the timing of liquidation of outstanding balances. Such variances have been impacted by the inclusion of operating activities of AFVC. In addition, the variance within income taxes payable was impacted by the provision recorded on the gain from the sale of the aseptic business.


     Net cash used in investing activities increased significantly due to the acquisition of DFVC offset by the subsequent sale of the aseptic business and the disposal of an idle facility held for sale. The purchase of property, plant and equipment increased $1.8 million to $8.6 million for the six months ended December 26, 1998 from $6.8 million for the six months ended December 27, 1997 and was for general operating purposes.



     Net cash provided by financing activities also increased significantly due to the acquisition and the activities completed concurrent with the acquisition of DFVC to refinance existing indebtedness. See further discussion at 'Liquidity and Capital Resources' below and at Note 4, 'Debt' to the 'Notes to Unaudited Consolidated Financial Statements' of Pro-Fac.



     In addition, seasonal borrowings increased during the first six months of fiscal 1999 due to both the earlier intake of crops and the resultant increase in inventory levels and the operating activities associated with the acquisition of DFVC.


     Net cash provided by operating activities decreased in fiscal 1998 primarily due to an increase in inventory of approximately $25.7 million. This increase is primarily due to:


      an increase of $8.0 million in inventory to support additional business regarding the Sam's national club stores as described below;



      an increase of $4.0 million of inventory associated with the acquisition of DelAgra; and



      change in growing areas/timing of crop intake and early harvesting of crops resulting from the 1998 growing season (approximately $11.0 million).



     During October of 1997, the Company became the sole supplier of frozen vegetables for the Sam's national club stores. The executed contract extends for a two-year period and required an $11.0 million prepayment for volume discounts. Due to the time frame required for the incumbent supplier to exit these operations and for the Company to implement full distribution, this contract did not significantly affect fiscal 1998 earnings. However, the Company anticipates this arrangement will have a favorable effect on fiscal 1999 earnings, although there can be no assurance it will do so.


     An offsetting increase in cash provided by operating activities resulted from the changes in accounts payable and accrued expenses due to the timing of liquidation.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

     Net cash provided by investing activities decreased significantly in fiscal 1998, primarily due to the sales in fiscal 1997 of Finger Lakes Packaging, a portion of the canned vegetable business, the Georgia distribution center, and several idle facilities. In fiscal 1998 the only significant disposal consisted of the sale of the distribution center in Coloma, Michigan. All proceeds from asset sales were applied to repay bank debt in accordance with the terms of the old credit facility. In addition, in fiscal 1998, acquisitions accounted for the use of $7.4 million of investing cash flow. These proceeds were utilized to purchase DelAgra Corporation of Bridgeville, Delaware and C&O Distributing Company of Canton, Ohio. The purchase of property, plant, and equipment increased by $0.4 million, or 2.9%, to $14.1 million in fiscal 1998 from $13.7 million in fiscal 1997 and was for general operating purposes.

     Financing activities used $3.8 million of cash in fiscal 1998 compared to using $104.2 million in cash for fiscal 1997. Cash used in fiscal 1997 included $97.9 million of debt repayment which resulted from the cash provided by the sale of certain assets during the year.

     Borrowings. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- New Credit Facility' in the main part of this prospectus.

     Capital expenditures. The Company anticipates that capital expenditures for fiscal years 1999 and 2000, including capital expenditures relating to DFVC, will be approximately $25.0 million per annum.


     Based on the current level of operations, the Company believes that it will be able to meet the debt service requirements on its indebtedness, including the Notes, and meet its working capital needs and fund its capital expenditures and other operating expenses out of cash flow from operations and available borrowings under the revolving credit facility. However, the Company's business may not generate cash flow at levels sufficient to meet these requirements. In addition under the new credit facility, the Company has scheduled principal amortization payments of the term loans of $198.2 million in fiscal 2005 and $202.4 million in fiscal 2006. See 'Description of Certain Indebtedness -- New Credit Facility.' The Company may be unable to repay the principal amounts under the new credit facility due in fiscal 2005 and fiscal 2006 unless it is able to refinance that indebtedness. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements Could Adversely Affect Our Operating Flexibility and Place Us at a Competitive Disadvantage.' in the main part of this Prospectus.



     Short- and long-term trends. Throughout fiscal 1998 and 1997 Agrilink has focused on Agrilink's core businesses and growth opportunities. A complete description of the acquisition and disposal activities completed is outlined at
Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac.



     As a result of the financings entered into in connection with the Acquisition, the Company is highly leveraged. The Company will therefore be heavily focused on managing its operations with a view toward making timely payments of scheduled debt repayments. Such leverage and demands on the Company could have significant adverse effects. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements Could Adversely Affect Our Operating Flexibility and Place Us at a Competitive Disadvantage.' in the main part of this Prospectus.


     The vegetable and fruit portions of the business, which includes CBF and AFVC, can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation. This results in depressed selling prices and reduced profitability on the inventory produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This typically results in higher selling prices and increased profitability. While the

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)


national supply situation controls the pricing, the supply can differ regionally because of variations in weather. The crop and yields resulting from the 1997 growing season has resulted in an increased supply throughout the industry. Accordingly, pricing and sales volume have been negatively affected in the third and fourth quarters of fiscal 1998.



     In the first quarter of fiscal 1998, the Company reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of that receivable to a non-interest bearing long-term obligation due from Pro-Fac having a 10-year maturity.



     Additional payment to Dean Foods. The Company expects to pay an additional $13.2 million to Dean Foods in connection with the anticipated election by Agrilink to treat the acquisition of DFVC as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code and to fund such payment by borrowing that amount under the Revolving Credit Facility. The Company anticipates that such election would allow the Company to reduce its future tax liability through increased depreciation and amortization deductions resulting from the stepped up basis for the assets acquired from Dean Foods and deductibility of goodwill.


     DFVC. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- DFVC' in the main part of this prospectus.

     New credit facility. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- New Credit Facility' in the main part of this prospectus.

     Interest rate protection agreements. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rate Protection Agreements' in the main part of this prospectus.

     Supplemental information on inflation. The changes in costs and prices within the Company's business due to inflation were not significantly different from inflation in the United States economy as a whole. Levels of capital investment, pricing and inventory investment were not materially affected by the moderate inflation.

OTHER MATTERS

     See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Other Matters' in the main part of this prospectus.

     Favorable tax ruling and developments. In August of 1993, the Internal Revenue Service issued a determination letter which concluded that the Cooperative was exempt from federal income tax to the extent provided by
Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperative from Tax.' Unlike a nonexempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. The exempt status was retroactive to fiscal year 1986. In conjunction with this ruling, the Cooperative filed for tax refunds for fiscal years 1986 to 1992 in the amount of approximately $8.8 million and interest payments of approximately $5.2 million. A refund amount of $10.1 million for tax and interest was reflected in the financial statements of the Cooperative as of June 24, 1995. In addition, a refund amount of $3.9 million for tax and interest have been reflected in the financial statements of the Cooperative as of June 29, 1996. The refund and interest for the fiscal years 1986 to 1991 was received in March of 1996. The refund and interest for fiscal year 1992 was received in June of 1997.

     As a result of the acquisition of the Company in 1994, the Cooperative's exempt status has ceased.

                       SELECTED HISTORICAL AND UNAUDITED
                            PRO FORMA FINANCIAL DATA


     The following financial data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' for Pro-Fac, the historical consolidated financial statements of Pro-Fac and DFVC and the related notes and the Unaudited Pro Forma Financial Data of Pro-Fac and the related notes.



     The selected historical consolidated financial data for each fiscal year was derived from Pro-Fac's audited consolidated financial statements and reflect the operations and financial position of Pro-Fac at the dates and for the periods indicated. The financial data for the six month periods was derived from Pro-Fac's financial statements, which are unaudited but which, in the opinion of management, include all adjustments necessary for a fair presentation of the results of operations and financial position of Pro-Fac at the dates and for the periods indicated. The selected unaudited pro forma financial data was derived from Pro-Fac's audited consolidated financial statements for the year ended and as of June 27, 1998, Pro-Fac's unaudited consolidated financial statements for the six months ended and as of December 26, 1998, DFVC's audited consolidated financial statements for the year ended and as of May 31, 1998 and DFVC's unaudited consolidated financial statements for the quarter ended and as of August 30, 1998. No adjustment was made to conform DFVC's last Sunday of May fiscal year end to Pro-Fac's last Saturday of June fiscal year end, or our and DFVC's differing fiscal quarter ends.



     The summary selected unaudited pro forma financial data give effect to the Transactions and the initial notes offering and the application of the net proceeds therefrom as described under 'The Transactions' and 'Use of Proceeds,' as if they had occurred at the dates referenced under 'Unaudited Pro Forma Financial Data of Pro-Fac and Consolidated Subsidiary.' The pro forma financial data reflect the assumption that Agrilink will elect to treat the acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. The summary selected unaudited pro forma financial data do not purport to represent what Pro-Fac's results of operations or financial position actually would have been if those transactions had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period.



     EBITDA is defined as the sum of pre-tax income (loss) of Pro-Fac (before the cumulative effect of an accounting change, extraordinary item, dividends and allocation of net proceeds), and interest expense, amortization of debt issue costs associated with the bridge facility, depreciation and amortization of goodwill and other intangibles. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because Pro-Fac believes EBITDA is a financial indicator of a company's ability to service debt. EBITDA as calculated by Pro-Fac may not be comparable to calculations as presented by other companies. EBITDA margin is defined as EBITDA divided by net assets.


                                             FISCAL YEAR ENDED                                    SIX MONTHS ENDED
                      ---------------------------------------------------------------   ------------------------------------
                                                                     JUNE 27, 1998                       DECEMBER 26, 1998
                      JUNE 25,   JUNE 24,   JUNE 29,   JUNE 28,   -------------------   DECEMBER 27,   ---------------------
                      1994(1)    1995(2)      1996       1997     ACTUAL    PRO FORMA       1997        ACTUAL    PRO FORMA
                      --------   --------   --------   --------   -------   ---------   ------------   --------   ----------
                                                              (DOLLARS IN MILLIONS)
STATEMENT OF
  OPERATIONS DATA:
Net sales...........   $ 58.2    $ 522.4    $ 739.1    $ 730.8    $ 719.7   $1,242.0       $379.1      $  559.3    $  656.3
Cost of sales.......    (58.2)    (384.8)    (562.9)    (539.1)    (524.1)    (865.4 )     (270.8)       (390.4)     (455.7)
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
  Gross profit......      0.0      137.6      176.2      191.7      195.6      376.6        108.3         168.9       200.6
Selling,
  administrative and
  general...........      1.1      (99.3)    (151.7)    (145.2)    (141.8)    (288.4 )      (74.3)       (127.0)     (157.3)
Income from Great
  Lakes Kraut
  Company...........    --         --         --         --           1.9        1.9          1.0           1.7         1.7
Gain on sale of
  Finger Lakes
  Packaging.........    --         --         --           3.6      --         --          --             --         --
Gain on sale of the
  Aseptic
  Business..........    --         --         --         --         --         --          --              64.2      --
Restructuring(3)....    --         --          (5.9)     --         --         --          --             --
Additional costs
  incurred as a
  result of fire....    --          (2.3)     --         --         --         --          --             --         --
Interest income.....    --           4.4        0.8      --         --         --          --             --         --

                                                  (table continued on next page)

(table continued from previous page)


                                             FISCAL YEAR ENDED                                    SIX MONTHS ENDED
                      ---------------------------------------------------------------   ------------------------------------
                                                                     JUNE 27, 1998                       DECEMBER 26, 1998
                      JUNE 25,   JUNE 24,   JUNE 29,   JUNE 28,   -------------------   DECEMBER 27,   ---------------------
                      1994(1)    1995(2)      1996       1997     ACTUAL    PRO FORMA       1997        ACTUAL    PRO FORMA
                      --------   --------   --------   --------   -------   ---------   ------------   --------   ----------
                                                              (DOLLARS IN MILLIONS)
Income from Agrilink
  prior to
  acquisition.......     34.2       11.2      --         --         --         --          --             --         --
Amortization of
  unallocated excess
  of purchase cost
  over net assets
  acquired..........    --         --         --         --         --         (10.4)      --             --           (2.4)
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
  Operating
    income..........   $ 35.3    $  51.6    $  19.4    $  50.1    $  55.7   $   79.7       $ 35.0      $  107.8    $   42.6
Total interest
  expense...........    (11.6)     (29.1)     (42.0)     (36.5)     (30.8)     (73.0)       (15.8)        (26.9)      (37.8)
Amortization of debt
  issue costs
  associated with
  the Bridge
  Facility..........    --         --         --         --         --         --          --              (5.5)     --
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
  Pre-tax income
    (loss) before
    dividends,
    allocation of
    net proceeds,
    and cumulative
    effect of an
    accounting
    change and
    extraordinary
    item............   $ 23.7    $  22.5    $ (22.6)   $  13.6    $  24.9   $    6.7       $ 19.2      $   75.4    $    4.8
Tax (provision)
  benefit...........      0.8        7.1       13.1       (5.5)      (7.8)      (4.1)        (5.5)        (27.0)       (2.2)
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
Income (loss) before
  cumulative effect
  of an accounting
  change and
  extraordinary
  item..............     24.5       29.6       (9.5)       8.1       17.1        2.6         13.7          48.4         2.6
Extraordinary item
  relating to the
  early
  extinguishment of
  debt (net of
  income taxes).....    --         --         --         --         --         --          --             (18.0)     --
Cumulative effect of
  an accounting
  change(4).........    --         --         --           4.6      --         --          --             --         --
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
      Net income
        (loss)......   $ 24.5    $  29.6    $  (9.5)   $  12.7    $  17.1   $    2.6       $ 13.7      $   30.4    $    2.6
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
                      --------   --------   --------   --------   -------   ---------      ------      --------   ----------
SELECTED FINANCIAL
  DATA:
EBITDA(5)...........   $ 37.0    $  68.1    $  48.9    $  76.9    $  77.3   $  131.0       $ 46.0      $   62.1    $   68.5
EBITDA margin.......     63.6%      13.0%       6.6%      10.5%      10.7%      10.5%        12.1%         11.1%       10.4%
Depreciation and
  amortization......   $  1.7    $  16.5    $  29.5    $  26.8    $  21.6   $   51.3       $ 11.0      $   18.6    $   25.9
Capital
  expenditures......   $ 10.0    $  28.7    $  19.5    $  13.7    $  14.1   $   25.3       $  6.8      $    8.6    $   11.8
Ratio of earnings to
  fixed charges and
  preferred
  dividends
  (coverage
  deficiency)(6)....     2.20x      1.49x   $ (37.0)      1.09x      1.37x  $   (3.0)        1.69x         1.36x       1.00x
BALANCE SHEET DATA:
Working capital.....   $  2.1    $ 138.9    $ 103.4    $  76.0    $  94.1                  $ 78.7      $  208.6
Total assets........   $296.1    $ 689.7    $ 637.3    $ 546.7    $ 566.7                  $614.4      $1,263.1
Total debt..........   $152.6    $ 357.6    $ 337.4    $ 239.3    $ 238.8                  $294.3      $  778.5
Total shareholders'
  and members'
capitalization(7)...   $123.8    $ 145.2    $ 126.7    $ 132.7    $ 141.4                  $141.4      $  167.3


------------

(1) Represents financial information prior to the acquisition of the Company, Inc. Depreciation and amortization and capital expenditures were recognized by Pro-Fac through the provisions of the earnings split.

(2) Includes the results of the Company subsequent to the acquisition in November 1994.

(3) During fiscal 1996, the Company initiated a company-wide restructuring program. The restructuring charge amounted to $5.9 million (before taxes). This amount consisted of employee termination benefits of $4.0 million and $1.9 million for strategic consulting expenses.

(4) Represents cumulative effect of an accounting change to include in prepaid expenses and other current assets manufacturing spare parts previously charged directly to expense.



(5) EBITDA (actual and pro forma) at December 26, 1998 excludes the $64.2 million gain on the sale of the aseptic business. Had the gain on the sale of the aseptic business been included, EBITDA (actual) at December 26, 1998 would have been $126.3 million.




(6) For purposes of calculating ratio of earnings to fixed charges and preferred dividends, earnings are determined by adding fixed charges to income (loss) before taxes and before cumulative effect of an accounting change. Fixed charges consist of interest expense and the interest component of rental expense. For fiscal 1996, earnings before fixed charges were insufficient to cover fixed charges and pre-tax basis preferred dividends, and the dollar amount of coverage deficiency, instead of the ratio, is disclosed. The $64.2 million gain on the sale of the aseptic business and the $5.5 million expense for the amortization of debt issue costs associated with the bridge facility have been excluded in calculating the ratio of earnings to fixed charges at December 26, 1998.





(7) For purposes of this calculation, equity includes common stock and redeemable preferred stock.

               UNAUDITED PRO FORMA FINANCIAL DATA OF PRO-FAC AND
                            CONSOLIDATED SUBSIDIARY


     The following unaudited pro forma condensed consolidated financial data of Pro-Fac and its consolidated subsidiary is derived from the historical consolidated financial statements of Pro-Fac and DFVC, adjusted to give effect to the Transactions and the initial notes offering and the application of the net proceeds therefrom. The Pro-Fac pro forma financial data reflect the assumption that Agrilink will elect to treat the acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. The Unaudited Pro Forma Consolidated Statements of Operations of Pro-Fac give effect to the Transactions and the initial notes offering and the application of the net proceeds therefrom as if they had occurred as of June 29, 1997. No adjustment was made to the Pro-Fac pro forma financial data to conform DFVC's last Sunday of May fiscal year end to Pro-Fac's last Saturday of June fiscal year end. The Pro-Fac pro forma financial data do not claim to represent what Pro-Fac's results of operations would actually have been had the Transactions and the initial notes offering in fact occurred on such dates or what Pro-Fac's results of operations will be for any future period. The Pro-Fac pro forma financial data do not give effect to any transactions other than the Transactions and the initial notes offering and the application of the net proceeds therefrom as discussed in the notes to the Pro-Fac pro forma financial data set forth below.



     The acquisition of DFVC will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. Information regarding the fair values of assets being acquired is not currently available. Accordingly, no allocation of the excess of purchase cost over net assets acquired has been made for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying Pro-Fac pro forma financial data. Therefore, the purchase accounting adjustments made in connection with the Pro-Fac pro forma financial data are preliminary and have been made solely for purposes of developing the Pro-Fac pro forma financial data. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. Pro-Fac expects that significant goodwill will be recorded as a result of the acquisition of DFVC.


     Likewise, the preliminary value recorded for the aseptic business disposal, and the resulting gain and other effects on the Pro-Fac pro forma financial data, are based on an appraised value range given to Agrilink by an independent appraiser. If the value ascribed to the aseptic business is determined to be different than that recorded in the Pro-Fac pro forma financial data for any reason, the change in such value would have a corresponding effect on the Pro-Fac pro forma financial data.


     The pro forma adjustments are based on available information and upon assumptions that management of Pro-Fac believes are reasonable under the circumstances. The aseptic business disposal adjustments reflect the sale of the aseptic business to Dean Foods. In conjunction with that transaction, it is anticipated the Company will recognize a gain. That gain has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations as the gain is considered nonrecurring. The Pro-Fac Pro Forma Financial Data and accompanying notes should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' relating to Pro-Fac, the historical consolidated financial statements of Pro-Fac and DFVC, including the related notes, and other financial information pertaining to Pro-Fac and Agrilink incorporated by reference in this prospectus.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 27, 1998


                                                                                                           PRO FORMA
                                                                                            ---------------------------------------
                                                                                              ASEPTIC      TRANSACTIONS
                                                                                             BUSINESS          AND
                                                              PRO-FAC           DFVC         DISPOSAL       OFFERING
                                                            (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    ADJUSTMENTS       TOTAL
                                                            ------------    ------------    -----------    -----------      -------
                                                                                     (DOLLARS IN MILLIONS)
Net sales................................................      $719.7          $541.2          ($97.9)        $79.0 (a)    $1,242.0
Cost of sales............................................      (524.1)         (397.6)          81.3          (25.0)(b)      (865.4)
                                                            ------------    ------------    -----------    -----------     --------
     Gross profit........................................       195.6           143.6          (16.6)          54.0           376.6
Selling, administrative and general......................      (141.9)         (104.9)           0.1          (41.7)(c)      (288.4)
Income from Great Lakes Kraut Company....................         1.9                                                           1.9
Amortization of unallocated excess of purchase cost
  over -- net assets acquired............................      --              --              --             (10.4)(d)       (10.4)
                                                            ------------    ------------    -----------    -----------     --------
     Operating income before extraordinary items.........        55.6            38.7          (16.5)           1.9            79.7
Interest expense.........................................       (30.7)           (9.2)           1.4          (34.5)(e)       (73.0)
                                                            ------------    ------------    -----------    -----------     --------
     Pretax income before extraordinary items and
       dividends and allocation of net proceeds..........        24.9            29.5          (15.1)         (32.6)            6.7
(Provision) benefit for taxes............................        (7.8)          (11.8)           3.4           12.1(f)         (4.1)
                                                            ------------    ------------    -----------    -----------     --------
     Income (loss) before extraordinary items............      $ 17.1          $ 17.7         $(11.7)        $(20.5)       $    2.6
                                                            ------------    ------------    -----------    -----------     --------
                                                            ------------    ------------    -----------    -----------     --------

------------

(a) Represents a reclassification of promotional expenses of DFVC to conform presentation to that of the Company. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (c) below.



(b) To reflect the net of (dollars in millions):



     Cost savings anticipated under existing contracts with the suppliers of product
     packaging.........................................................................      $  2.5
     Reclassification of warehousing expenses of DFVC to conform presentation to that of
     Agrilink. Such amount is equal to the adjustment of selling, administrative and
     general expenses in pro forma adjustment (c) below................................       (27.5)
                                                                                             ------
                                                                                             $(25.0)
                                                                                             ------
                                                                                             ------

     (c) To reflect the net of (dollars in millions):



     Reclassification of promotional expenses of DFVC to conform presentation to that of the Company. Such amount is equal to the adjustment to the net sales in pro forma
     adjustment (a) above..............................................................      $(79.0)
     Reclassification of warehousing expenses to conform presentation to that of the
     Company. Such amount is equal to the adjustment to the net sales in pro forma
     adjustment (b) above..............................................................        27.5
     To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the Company and
     DFVC personnel contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be executed within one
     year from the consummation date of the acquisition................................         9.8
                                                                                             ------
                                                                                             $(41.7)
                                                                                             ------
                                                                                             ------



     (d) To reflect $10.4 million of additional goodwill amortization relating to the acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by the Company subsequent to the acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.



     (e) To reflect the net adjustment to interest expense as follows (dollars in millions):


     Notes at an interest rate of 11.875%.................................................   $ 23.8
     Borrowings under the new credit facility (at the rates applicable upon syndication
     thereof).............................................................................     40.1
     Subordinated Promissory Note at an interest rate of 5.0% (noncash)................         1.5
     Amortization of debt issuance costs..................................................      3.2
     Less historical interest expense net adjustment......................................    (33.3)
     Less amortization of debt issuance costs related to debt repaid......................     (0.8)
                                                                                             ------
                                                                                             $ 34.5
                                                                                             ------
                                                                                             ------

     The elimination of debt issuance costs and premiums to be paid to extinguish existing debt will be recognized as an extraordinary item ($18.0 million net of a $10.5 million tax benefit) in Pro-Fac's statement of operations for the first fiscal quarter of 1999. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

     Fees associated with obtaining commitments for the bridge facility have not been reflected in the unaudited Pro Forma Consolidated Statement of Operations as they are considered nonrecurring. Such fees, which will be reflected in Pro-Fac's 1999 second fiscal quarter, are estimated to be approximately $5.6 million before taxes.


     (f) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                              UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 26, 1998


                                                                                                            PRO FORMA
                                                                                             --------------------------------------
                                                                                               ASEPTIC      TRANSACTIONS
                                                                                              BUSINESS          AND
                                                               PRO-FAC           DFVC         DISPOSAL       OFFERING
                                                             (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    ADJUSTMENTS     TOTAL
                                                             ------------    ------------    -----------    -----------    ------
                                                                                      (DOLLARS IN MILLIONS)
Net sales.................................................     $  559.3         $106.4         $ (24.9)       $  15.5 (a)   $ 656.3
Cost of sales.............................................       (390.4)         (81.2)           20.8           (4.9)(b)    (455.7)
                                                             ------------    ------------    -----------    -----------     -------
     Gross profit.........................................        168.9           25.2            (4.1)          10.6         200.6
Selling, administrative and general.......................       (127.0)         (25.9)         --               (4.4)(c)    (157.3)
Income from Great Lakes Kraut Company.....................          1.7         --              --             --               1.7
Gain on the sale of the Aseptic Business..................         64.2         --              --              (64.2)(d)      --
Amortization of unallocated excess of purchase cost over
  net assets acquired.....................................       --             --              --               (2.4)(e)      (2.4)
                                                             ------------    ------------    -----------    -----------     -------
     Operating income before extraordinary items..........        107.8           (0.7)           (4.1)         (60.4)         42.6
Interest expense..........................................        (26.9)          (2.0)            0.4           (9.3)(f)     (37.8)
Amortization of debt issue costs associated with the
  Bridge Facility.........................................         (5.5)        --              --               (5.5)(g)      --
                                                             ------------    ------------    -----------    -----------     -------
     Pre-tax income before extraordinary items and
       dividends and allocation of net proceeds...........         75.4           (2.7)           (3.7)         (64.2)          4.8
(Provision) benefit for taxes.............................        (27.0)           1.1             0.8           23.6(d)(h)    (2.2)
                                                             ------------    ------------    -----------    -----------     -------
     Income (loss) before extraordinary items.............     $   48.4         $ (1.6)        $  (2.9)       $ (40.6)      $   2.6
                                                             ------------    ------------    -----------    -----------     -------
                                                             ------------    ------------    -----------    -----------     -------



------------



     (a) Represents a reclassification of promotional expenses of DFVC to conform presentation to that of the Company. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (c) below.



     (b) To reflect the net of (dollars in millions):



     Cost savings anticipated under existing contracts with the suppliers of product
     packaging...........................................................................      $ 1.2
     Reclassification of warehousing expenses of DFVC to conform presentation to that of the
     Company. Such amount is equal to the adjustment of selling, administrative and general
     expenses in pro forma adjustment (c) below..........................................       (6.1)
                                                                                               -----
                                                                                               $(4.9)
                                                                                               -----
                                                                                               -----

     (c) To reflect the net of (dollars in millions):



     Reclassification of promotional expenses of DFVC to conform presentation to that of the Company. Such amount is equal to the adjustment to the net sales in pro forma
     adjustment (a) above...............................................................      $(15.5)
     Reclassification of warehousing expenses to conform presentation to that of the
     Company. Such amount is equal to the adjustment to the net sales in pro forma
     adjustment (b) above...............................................................         6.1
     To reflect the anticipated cost reductions achievable under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the
     Company and DFVC personnel contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be executed
     within one year from the consummation date of the acquisition......................         5.0
                                                                                              ------
                                                                                              $ (4.4)
                                                                                              ------
                                                                                              ------



     (d) To eliminate the gain recognized on the sale of the aseptic business to Dean Foods (net of income taxes of $25.0 million). Such income has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations, as the gain is considered nonrecurring.



     (e) To reflect $2.4 million of additional goodwill amortization relating to the acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by the Company subsequent to the acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.



     (f) To reflect the net adjustment to interest expense as follows (dollars in millions):


     Notes at an interest rate of 11.875%...................................................   $ 5.9
     Borrowings under the new credit facility (at the rates applicable upon syndication
     thereof)...............................................................................    10.3
     Subordinated Promissory Note at an interest rate of 5.0% (non-cash)....................     0.4
     Amortization of debt issuance costs....................................................     0.8
     Less historical interest expense net adjustment........................................    (7.9)
     Less amortization of debt issuance costs related to debt repaid........................    (0.2)
                                                                                               -----
                                                                                               $ 9.3
                                                                                               -----
                                                                                               -----

     The elimination of debt issuance costs and premiums to be paid to extinguish existing debt have been recognized as an extraordinary item in the Statement of Operations for the first fiscal quarter of 1999. See 'Unaudited Consolidated Statement of Operations' of Pro-Fac included elsewhere herein. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.


     (g) To eliminate fees associated with obtaining the bridge facility. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations as the expense is considered nonrecurring.



     (h) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

==================================            ==================================
     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF US OR THE GUARANTORS SINCE SUCH DATE.

                                 -------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Summary.........................................................................................      3
Risk Factors...............................................................................................     10
Where You Can Find More Information........................................................................     16
Forward-Looking Information................................................................................     17
Agrilink and Pro-Fac.......................................................................................     18
The Transactions...........................................................................................     18
Use of Proceeds............................................................................................     20
Capitalization.............................................................................................     20
The Exchange Offer.........................................................................................     21
Unaudited Pro Forma Financial Data of Agrilink.............................................................     30
Selected Historical and Unaudited Pro Forma Consolidated Financial Data of Agrilink and DFVC...............     35
Management's Discussion and Analysis of Financial Condition and Results of Operations......................     39
Business...................................................................................................     56
Description of Certain Indebtedness........................................................................     58
Description of Notes.......................................................................................     61
Certain U.S. Federal Income Tax Considerations.............................................................     95
Plan of Distribution.......................................................................................     96
Legal Matters..............................................................................................     97
Experts....................................................................................................     97
Index to Consolidated Financial Statements and Other Information...........................................    F-1

                            ------------------------
     UNTIL              , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE
EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS, INCLUDING SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR INITIAL NOTES HELD FOR THEIR OWN ACCOUNT (SEE 'PLAN OF DISTRIBUTION') AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                  $200,000,000


                              AGRILINK FOODS, INC.


                           -------------------------
                                   PROSPECTUS
                           -------------------------


                             OFFER TO EXCHANGE ITS
                       11 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2008

==================================            ==================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Agrilink Foods, Inc.

     Agrilink Foods, Inc. is a New York corporation. Pursuant to Section 722 of the New York Business Corporation Law (the 'New York Corporation Law'), Article V of the By-laws of the Company provides that the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal thereon to the full extent permitted by the New York Corporation Law. Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the registrant in advance of the final disposition of such action or proceeding to the extent, if any, authorized by the Board in accordance with the provisions of the New York Corporation Law, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the by-laws or to repay such amount to the extent the expenses so advanced by the Company or allowed by a court exceed the indemnification to which he is entitled. The Company shall provide such other indemnification to the directors and officers of the Company as may, from time to time, be provided pursuant to resolutions duly adopted by the Board of Directors of the Company.

     Section 726 of the New York Corporation Law allows the Company to purchase and maintain insurance to indemnify (i) the Company for any obligation which it incurs as a result of the indemnification of directors and officers, (ii) directors and officers in instances in which they may be indemnified by the Company, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the Company provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co-insurance. Notwithstanding the foregoing, no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer (i) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (ii) in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

     Pursuant to Section 402(b) of the New York Corporation Law, paragraph 10 of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Corporation Law.

     The foregoing statements are subject to the detailed provisions of Sections 721 through 726 of the New York Business Corporation Law, Agrilink's By-laws and its Certificate of Incorporation, as applicable.

Pro-Fac Cooperative

     Pro-Fac is a New York cooperative corporation. Sections 721 through 726 of the New York Business Corporation Law permit the registrant to indemnify its officers and directors against liabilities. Under Section 722 of the New York Business Corporation Law, the registrant may indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the registrant or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the registrant against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal thereon, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, under certain circumstances, not opposed to, the best interests of the registrant.

     Section 726 of the New York Business Corporation Law allows the registrant to purchase and maintain insurance to indemnify (i) the registrant for any obligation which it incurs as a result of the indemnification of directors and officers, (ii) directors and officers in instances in which they may be indemnified by the registrant, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the registrant provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co-insurance. Notwithstanding the foregoing, no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer (i) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (ii) in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

     The foregoing statements are subject to the detailed provisions of Sections 721 through 726 of the New York Business Corporation Law, Pro-Fac's By-laws and its Certificate of Incorporation, as applicable.

Kennedy Endeavors, Incorporated

     Kennedy Endeavors is a Washington corporation. Section 23B.08.510 of the Washington Business Corporation Act permits a Washington corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the individual acted in good faith; and (ii) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and in all other cases, that the individual's conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under this section (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     Kennedy Endeavors' By-laws permit indemnification to the full extent permitted by the Washington Business Corporation Act of any person who is or was a director or officer of Kennedy Endeavors who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Kennedy Endeavors or was serving at the request of Kennedy Endeavors as a director, officer or employee of any other corporation.

     Section 23B.08.580 of the Washington Business Corporation Act permits a Washington corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 23B.08.510 or 23B.08.520 of the Washington Business Corporation Act.

     The foregoing statements are subject to the detailed provisions of Sections 23B.08.500 through 23B.08.590 of the Washington Business Corporation Act, Kennedy Endeavors' By-laws and its Certificate of Incorporation, as applicable.

Linden Oaks Corporation

     Linden Oaks is a Delaware corporation. Section 145 of the Delaware General Corporation law (the 'DGCL') provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Linden Oaks Corporation's By-laws permit indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Linden Oaks Corporation who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Linden Oaks Corporation or was serving at the request of Linden Oaks Corporation as a director, officer or employee of any other enterprise.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Linden Oaks Corporation, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section FIFTH of Linden Oaks Corporation's Certificate of Incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful dividends, stock purchases and redemptions); or (iv) for any transaction from which the director derived an improper personal benefit. Section SIXTH provides that each director, officer, employee and agent of the corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL.

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Linden Oaks Corporation's By-laws and its Certificate of Incorporation, as applicable.

Liability Insurance

     Pro-Fac maintains a directors and officers liability insurance and corporation reimbursement policy, in such amount as it deems reasonable, against certain liabilities that may be asserted against, or incurred by, the directors and officers of each registrant in their capacities as directors or officers of such registrant, including liabilities under Federal and state securities laws. Such policy is due for renewal on October 15, 1999.

ITEM 21. EXHIBITS.

(a)   Exhibits:

  4.1  -- Indenture, dated as of November 18, 1998, between Agrilink Foods, Inc., the Guarantors named therein and
          IBJ Schroder Bank & Trust Company, Inc., as trustee.*
  4.2  -- Form of 11 7/8% Senior Subordinated Notes due 2008 (included as Exhibit B to Exhibit 4.1).*
  4.3  -- Registration Rights Agreement, dated as of November 18, 1998, among Agrilink Foods, Inc., Pro-Fac
          Cooperative, Inc., Warburg Dillon Read LLC and Nesbitt Burns Securities Inc.*

  5.1  -- Opinion of Howard, Smith & Levin LLP.*
 12.1  -- Statement regarding the computation of the ratio of earnings to fixed charges and preferred dividends of
          Pro-Fac Cooperative, Inc.*
 12.2  -- Statement regarding the computation of the ratio of earnings to fixed charges of Agrilink Foods, Inc.*
 23.1  -- Consent of PricewaterhouseCoopers LLP regarding Agrilink Foods, Inc.'D'
 23.2  -- Consent of PricewaterhouseCoopers LLP regarding Pro-Fac Cooperative, Inc.'D'
 23.3  -- Consent of PricewaterhouseCoopers LLP regarding Dean Foods Vegetable Company.'D'.
 23.4  -- Consent of counsel (included in Exhibit 5.1).*
 24.1  -- Powers of Attorney of Agrilink Foods, Inc., Pro-Fac Cooperative, Inc., Kennedy Endeavors, Incorporated and
          Linden Oaks Corporation (included in the signature pages hereto).*
 25.1  -- Statement of Eligibility and Qualification on Form T-1 of IBJ Schroder Bank & Trust Company.*
 99.1  -- Form of Letter of Transmittal.*
 99.2  -- Form of Notice of Guaranteed Delivery.*
 99.3  -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
 99.4  -- Form of Letter to Clients.*
 99.5  -- Form of Exchange Agency Agreement.*

------------
*  Previously filed.

'D'  Filed herewith.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 10, 1999.


                                          AGRILINK FOODS, INC.

                                          By: EARL L. POWERS
                                              .................................
                                              NAME: EARL L. POWERS
                                              TITLE: VICE PRESIDENT, FINANCE AND
                                              CHIEF FINANCIAL OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       President and Chief Executive Officer            March 10, 1999
 .........................................
            (DENNIS M. MULLEN)

            /s/ EARL L. POWERS              Vice President, Finance and                      March 10, 1999
 .........................................    Chief Financial Officer (Principal
             (EARL L. POWERS)                 Financial Officer and Principal Accounting
                                              Officer)

                    *                       Director and Chairman of the Board               March 10, 1999
 .........................................
          (ROBERT V. CALL, JR.)

                    *                       Director                                         March 10, 1999
 .........................................
              (BRUCE R. FOX)

                    *                       Director                                         March 10, 1999
 .........................................
      (CORNELIUS D. HARRINGTON, JR.)

                    *                       Director                                         March 10, 1999
 .........................................
           (STEVEN D. KOINZAN)

                    *                       Director                                         March 10, 1999
 .........................................
            (WALTER F. PAYNE)

                                            Director                                         March 10, 1999
 .........................................
             (FRANK M. STOTZ)

 *By:        EARL L. POWERS
     .....................................
            (EARL L. POWERS)
            ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 10, 1999.


                                          PRO-FAC COOPERATIVE, INC.

                                          By: /s/ EARL L. POWERS
                                              .................................
                                              NAME: EARL L. POWERS
                                              TITLE: VICE PRESIDENT, FINANCE AND
                                              ASSISTANT TREASURER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       President and Director                           March 10, 1999
 .........................................
              (BRUCE R. FOX)

                    *                       Treasurer and Director                           March 10, 1999
 .........................................
           (STEVEN D. KOINZAN)

            /s/ EARL L. POWERS              Vice President, Finance and                      March 10, 1999
 .........................................    Assistant Treasurer
             (EARL L. POWERS)

                    *                       Director                                         March 10, 1999
 .........................................
           (DALE W. BURMEISTER)

                    *                       Director                                         March 10, 1999
 .........................................
          (ROBERT V. CALL, JR.)

                    *                       Director                                         March 10, 1999
 .........................................
             (GLEN LEE CHASE)

                    *                       Secretary and Director                           March 10, 1999
 .........................................
             (TOM R. CRONER)

                    *                       Director                                         March 10, 1999
 .........................................
          (KENNETH M. DAHLSTEDT)

                    *                       Director                                         March 10, 1999
 .........................................
           (ROBERT A. DEBADTS)

                    *                       Director                                         March 10, 1999
 .........................................
          (KENNETH A. MATTINGLY)

                    *                       Director                                         March 10, 1999
 .........................................
           (ALLAN W. OVERHISER)

                    *                       Director                                         March 10, 1999
 .........................................
              (PAUL E. ROE)

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       Director                                         March 10, 1999
 .........................................
              (DARELL SARFF)

*By:          EARL L. POWERS                                                                 March 10, 1999
    ......................................
             (EARL L. POWERS)
             ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 10, 1999.


                                          KENNEDY ENDEAVORS, INCORPORATED

                                          By: /s/ EARL L. POWERS
                                              .................................
                                              NAME: EARL L. POWERS
                                              TITLE: VICE PRESIDENT, FINANCE AND
                                              SECRETARY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       President                                        March 10, 1999
 .........................................
              (TIM KENNEDY)

            /s/ EARL L. POWERS              Director, Vice President, Finance and            March 10, 1999
 .........................................    Secretary
             (EARL L. POWERS)

                    *                       Director                                         March 10, 1999
 .........................................
          (ROBERT V. CALL, JR.)

                    *                       Director                                         March 10, 1999
 .........................................
            (DENNIS M. MULLEN)

*By:          EARL L. POWERS                                                                 March 10, 1999
    ......................................
             (EARL L. POWERS)
             ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 10, 1999.


                                          LINDEN OAKS CORPORATION

                                          By: /s/ TIMOTHY J. BENJAMIN
                                              .................................
                                              NAME: TIMOTHY J. BENJAMIN
                                              TITLE: PRESIDENT

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ TIMOTHY J. BENJAMIN            President and Director                           March 10, 1999
 .........................................
          (TIMOTHY J. BENJAMIN)

                    *                       Treasurer                                        March 10, 1999
 .........................................
            (LINDA K. NELSON)

                    *                       Director                                         March 10, 1999
 .........................................
            (ROBERT CAMPBELL)

            /s/ EARL L. POWERS              Director                                         March 10, 1999
 .........................................
             (EARL L. POWERS)

 *By:         EARL L. POWERS                                                                 March 10, 1999
    ......................................
             (EARL L. POWERS)
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                         DESCRIPTION OF EXHIBIT                                           PAGE
-----                                          ----------------------                                           ----
  4.1  -- Indenture, dated as of November 18, 1998, between Agrilink Foods, Inc., the Guarantors named therein and IBJ Schroder Bank & Trust Company, Inc., as trustee.*
  4.2  -- Form of 11 7/8% Senior Subordinated Notes due 2008 (included as Exhibit B to Exhibit 4.1).*
  4.3  -- Registration Rights Agreement, dated as of November 18, 1998, among Agrilink Foods, Inc., Pro-Fac
          Cooperative, Inc., Warburg Dillon Read LLC and Nesbitt Burns Securities Inc.*
  5.1  -- Opinion of Howard, Smith & Levin LLP.*
 12.1  -- Statement regarding the computation of the ratio of earnings to fixed charges and preferred dividends of Pro-Fac Cooperative, Inc.*
 12.2  -- Statement regarding the computation of the ratio of earnings to fixed charges of Agrilink Foods,
          Inc.*
 23.1  -- Consent of PricewaterhouseCoopers LLP regarding Agrilink Foods, Inc.'D'
 23.2  -- Consent of PricewaterhouseCoopers LLP regarding Pro-Fac Cooperative, Inc.'D'
 23.3  -- Consent of PricewaterhouseCoopers LLP regarding Dean Foods Vegetable Company.'D'
 23.4  -- Consent of counsel (included in Exhibit 5.1).*
 24.1  -- Powers of Attorney of Agrilink Foods, Inc., Pro-Fac Cooperative, Inc., Kennedy Endeavors,
          Incorporated and Linden Oaks Corporation (included in the signature pages hereto).*
 25.1  -- Statement of Eligibility and Qualification on Form T-1 of IBJ Schroder Bank & Trust Company.*
 99.1  -- Form of Letter of Transmittal.*
 99.2  -- Form of Notice of Guaranteed Delivery.*
 99.3  -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
 99.4  -- Form of Letter to Clients.*
 99.5  -- Form of Exchange Agency Agreement.*

------------

*  Previously filed.



'D'  Filed herewith.



                              STATEMENT OF DIFFERENCES
                              ------------------------

The dagger symbol shall be expressed as ................................... 'D'